Exhibit 4.1



                          $450,000,000


              DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                    Dated as of June 2, 2000

                              Among

                   SPECIALITY RETAILERS, INC.,

               a Debtor and Debtor in Possession,

                          as Borrower,

                       STAGE STORES, INC.

                      as Parent Guarantor,

          THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                   SWING LINE BANK NAMED HEREIN

  as Initial Lenders, Initial Issuing Bank and Swing Line Bank,

                       CITICORP USA, INC.

                      as Collateral Agent,

                       CITICORP USA, INC.

                    as Administrative Agent,












                        Table of Contents

                                                             Page

                            ARTICLE 1
                DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01                               Certain Defined Terms 2
SECTION 1.02Computation of Time Periods; Other Definitional Provisions     28
SECTION 1.03                                    Accounting Terms 28
SECTION 1.04                      Currency Equivalents Generally 28

                            ARTICLE 2
   AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01              The Advances and the Letters of Credit 28
SECTION 2.02                                 Making the Advances 30
SECTION 2.03Issuance of and Drawings and Reimbursement Under Letters
            of Credit                                         32
SECTION 2.04                               Repayment of Advances 33
SECTION 2.05         Termination or Reduction of the Commitments 34
SECTION 2.06                                         Prepayments 35
SECTION 2.07                                            Interest 36
SECTION 2.08                                                Fees 37
SECTION 2.09                              Conversion of Advances 38
SECTION 2.10                                Increased Costs, Etc 38
SECTION 2.11                           Payments and Computations 39
SECTION 2.12                                               Taxes 42
SECTION 2.13                            Sharing of Payments, Etc 43
SECTION 2.14                                     Use of Proceeds 44
SECTION 2.15                                  Defaulting Lenders 44
SECTION 2.16                                    Evidence of Debt 46

                            ARTICLE 3
                      CONDITIONS OF LENDING
               AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01 Conditions Precedent to Initial Extension of Credit 47
SECTION 3.02Conditions Precedent to Each Borrowing, Issuance and
            Increase of Available Amount                      52
SECTION 3.03Conditions Precedent to Each Working Capital Borrowing,
            Issuance and Increase of Available Amount         53
SECTION 3.04                   Determinations Under Section 3.01 53

                            ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01Representations and Warranties of the Borrower and the
            Parent Guarantor                                  53


                            ARTICLE 5
                   COVENANTS OF THE BORROWERS
                    AND THE PARENT GUARANTOR

SECTION 5.01                               Affirmative Covenants 58
SECTION 5.02                                  Negative Covenants 63
SECTION 5.03                              Reporting Requirements 69
SECTION 5.04                                 Financial Covenants 73

                            ARTICLE 6
                        EVENTS OF DEFAULT

SECTION 6.01                                   Events of Default 73
SECTION 6.02Actions in Respect of the Letters of Credit upon Default  77

                            ARTICLE 7
                         PARENT GUARANTY

SECTION 7.01                                            Guaranty 78
SECTION 7.02                                   Guaranty Absolute 78
SECTION 7.03                                              Waiver 79
SECTION 7.04               Payments Free and Clear of Taxes, Etc 80
SECTION 7.05                    Continuing Guaranty; Assignments 81
SECTION 7.06                                         Subrogation 81
SECTION 7.07                                       Subordination 81

                            ARTICLE 8
                           THE AGENTS

SECTION 8.01                            Authorization and Action 82
SECTION 8.02                               Agents' Reliance, Etc 82
SECTION 8.03                             Citibank and Affiliates 83
SECTION 8.04                        Lender Party Credit Decision 83
SECTION 8.05                                     Indemnification 83
SECTION 8.06                                    Successor Agents 84
SECTION 8.07                                        Other Agents 85

                            ARTICLE 9
                          MISCELLANEOUS

SECTION 9.01                                     Amendments, Etc 85
SECTION 9.02                                        Notices, Etc 86
SECTION 9.03                                 No Waiver; Remedies 86
SECTION 9.04                                  Costs and Expenses 86
SECTION 9.05                                    Right of Set-off 88
SECTION 9.06                                      Binding Effect 88
SECTION 9.07                      Assignments and Participations 88
SECTION 9.08                           Execution in Counterparts 91
SECTION 9.09                    No Liability of the Issuing Bank 92
SECTION 9.10                               Release of Collateral 92
SECTION 9.11                                   Jurisdiction, Etc 92
SECTION 9.12                                       Governing Law 92
SECTION 9.13                                Waiver of Jury Trial 93

SCHEDULES

Schedule I          -    Commitments and Applicable Lending
Offices
Schedule II         -    Borrower's Account
Schedule III             Eligible Real Property
Schedule IV         -    GOB Stores
Schedule 3.01(a)(vii)    -    Jurisdiction of Activity as Foreign
Corporation
Schedule 4.01(b)    -    Subsidiaries
Schedule 4.01(d)    -    Authorizations, Approvals, Actions,
Notices and Filings
Schedule 4.01(f)    -    Disclosed Litigation
Schedule 4.01(q)    -    Open Years
Schedule 4.01(s)    -    Existing Debt
Schedule 4.01(t)    -    Surviving Debt
Schedule 4.01(u)    -    Owned Real Property
Schedule 4.01(v)    -    Leased Real Property
Schedule 4.01(w)    -    Investments
Schedule 4.01(x)    -    Intellectual Property
Schedule 5.02(a)    -    Liens

EXHIBITS

Exhibit A-1    -    Form of Working Capital Note
Exhibit A-2    -    Form of Term Note
Exhibit B -    Form of Notice of Borrowing
Exhibit C -    Form of Assignment and Acceptance
Exhibit D -    Form of Security Agreement
Exhibit E -    Form of Subsidiary Guaranty
Exhibit F -    Intentionally Omitted
Exhibit G-1    -    Form of Interim Order
Exhibit G-2    -    Form of Final Order
Exhibit H-1    -    Form of Opinion of Counsel to the Loan
Parties
Exhibit H-2    -    Form of Opinion of Local Counsels to the Loan
Parties
Exhibit H-3    -    Form of Opinion of Special Bankruptcy Counsel
to the Loan Parties
Exhibit I -    Form of Borrowing Base Certificate














                        CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of June 2, 2000 among SPECIALTY RETAILERS, INC., a Texas corporation (the "Borrower"), STAGE STORES, INC., a Delaware corporation (the "Parent Guarantor"), each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (11 U.S.C. 101 et seq.; the "Bankruptcy Code"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank" and, together with the Initial Lenders, the "Initial Lender Parties") and the Swing Line Bank (as hereinafter defined), CITICORP USA, INC. ("Citicorp"), as Collateral Agent (together with any successor Collateral Agent appointed pursuant to Article VIII, the "Collateral Agent"), and CITICORP, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Collateral Agent, the "Agents") for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

          (1) On June 1, 2000 (the "Filing Date"), the Borrower and the Parent Guarantor filed petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the
Southern District of Texas (the "Bankruptcy Court").

          (2) The Borrower and the Parent Guarantor have continued to operate their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          (3) The Borrower and the Parent Guarantor have an immediate need for funds to continue to operate their businesses.

          (4) The Borrower has requested that the Initial Lenders lend to the Borrower up to $450,000,000 pursuant to Sections 105(a), 362, 364(c)(1), (2), (3) and 364(d) of the
Bankruptcy Code in order to (i) refinance the Receivables Purchase Program (as hereinafter defined) and the Pre-Petition 2000 Credit Agreement (as hereinafter defined), (ii) provide working capital for the Borrower and (iii) for other general corporate purposes.

          (5) The Parent Guarantor and the Subsidiary Guarantors (as hereinafter defined) have agreed to guarantee the due and punctual payment and performance by the Borrower of the Obligations (as hereinafter defined) to the Administrative Agent, the Collateral Agent and the Lenders pursuant to the Subsidiary Guaranty (as hereinafter defined).

          (6) The Parent Guarantor, the Borrower and the Subsidiary Guarantors have agreed to secure the Obligations with, inter alia, first priority liens on and security interests in (subject to Permitted Liens (as hereinafter defined)) all property and interests, real and personal, tangible and intangible, of the Parent Guarantor, the Borrower and the Subsidiary Guarantors, whether now owned or hereinafter acquired, all on the terms and conditions set forth in the Loan Documents (as hereinafter defined), in accordance with Sections 105(a), 362, 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code.

          (7) The Lenders have indicated their willingness to lend such amounts pursuant to Sections 105(a), 362, 364(c)(1),
(2), (3) and 364(d) of the Bankruptcy Code on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:



                            ARTICLE 1

                DEFINITIONS AND ACCOUNTING TERMS



          SECTION 1.01   Certain Defined Terms

          . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citicorp Industrial Credit at its office at 399 Park Avenue, New York, New York 10043, Account No. 38858061, ABA 021000089, Attention: Elizabeth Zecha, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

          "Advance" means a Term Advance, a Working Capital
     Advance, a Swing Line Advance or a Letter of Credit Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5 % or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" has the meaning specified in the recital of parties to this Agreement.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Letter of Credit Fee" means a percentage per annum determined by reference to the Excess Availability as set forth below:

               Excess          Applicable Letter of
            Availability            Credit Fee

         Level I
         Less than $50                 3.25%
         million


         Level II
         $50 million or
         greater, but                  3.00%
         less than $85
         million


         Level III
         $85 million or
         greater, but                  2.75%
         less than $125
         million


         Level IV
         $125 million or               2.50%
         greater


     The Applicable Letter of Credit Fee shall be determined by reference to the Excess Availability in effect from time to time; provided, however, that (A) no change in the Applicable Letter of Credit Fee shall be effective until three Business Days after the date on which the Administrative Agent receives a Borrowing Base Certificate required to be delivered pursuant to Section 5.03(p), and in the case of an increase to a higher Level, a certificate of the principal financial officer of the Parent Guarantor stating that the Excess Availability has been maintained at the same Level for each of the immediately preceding sixty days, and (B) the Applicable Letter of Credit Fee shall be at Level I for so long as the Parent Guarantor has not delivered to the Administrative Agent (i) a Borrowing Base Certificate as required under Section 5.03(p), and (ii) the financial information required to be delivered pursuant to
     Section 5.03(b) or (c) as required thereunder, as the case may be, including such information for the Fiscal Year ending January 31, 2000 and Fiscal Quarter ending April 30, 2000.

          "Applicable Margin" means a percentage per annum determined by reference to the Excess Availability as set forth below:

           Excess           Base Rate      Eurodollar Rate
        Availability        Advances          Advances

     Level I
     Less than $50            2.00%             3.25%
     million


     Level II
     $50 million or
     greater, but             1.75%             3.00%
     less than $85
     million


     Level III
     $85 million or
     greater, but             1.50%             2.75%
     less than $125
     million


     Level IV
     $125 million or          1.25%             2.50%
     greater


     The Applicable Margin for each Advance shall be determined by reference to the Excess Availability in effect from time to time; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives a Borrowing Base Certificate required to be delivered pursuant to Section 5.03(p), and in the case of an increase to a higher level, a certificate of the principal financial officer of the Parent Guarantor stating that the Excess Availability has been maintained at same Level for each of the immediately preceding sixty days, and (B) the Applicable Margin shall be at Level I for so long as the Parent Guarantor has not delivered to the Administrative Agent (i) a Borrowing Base Certificate as required under
     Section 5.03(p), and (ii) the financial information required to be delivered pursuant to Section 5.03(b) or (c) as required thereunder, as the case may be, including such information for the Fiscal Year ending January 31, 2000 and Fiscal Quarter ending April 30, 2000.

          "Applicable Percentage" means a percentage per annum determined by reference to the Excess Availability as set forth below:

                Excess       Applicable Percentage
             Availability

           Level I
           Less than $50            0.500%
           million


           Level II
           $50 million or
           greater, but             0.500%
           less than $85
           million


           Level III
           $85 million or
           greater, but             0.375%
           less than $125
           million


           Level IV
           $125 million or          0.375%
           greater


     The Applicable Percentage shall be determined by reference to the Excess Availability in effect from time to time; provided, however, that (A) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives a Borrowing Base Certificate required to be delivered pursuant to Section 5.03(p), and in the case of an increase to a higher level, a certificate of the principal financial officer of the Parent Guarantor stating that the Excess Availability has been maintained at same Level for each of the immediately preceding sixty days, and (B) the Applicable Percentage shall be at Level I for so long as the Parent Guarantor has not delivered to the Administrative Agent (i) a Borrowing Base Certificate as required under Section 5.03(p), and (ii) the financial information required to be delivered pursuant to Section 5.03(b) or (c) as required thereunder, as the case may be, including such information for the Fiscal Year ending January 31, 2000 and Fiscal Quarter ending April 30, 2000.

          "Appropriate Lender" means, at any time, with respect to (a) the Term or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time,
     (b) the Letter of Credit Facility, (i) the Issuing Bank and
     (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger and Book Manager" means Salomon Smith Barney
     Inc.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bankruptcy Code" has the meaning specified in the Preliminary Statements.

          "Bankruptcy Court" has the meaning specified in the Preliminary Statements.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1% to the next higher 1/16 of 1%) of (i) one half of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including
          (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment payable by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c)  one half of 1% per annum above the Federal Funds
          Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrower's Account" means the account of the Borrower maintained by the Borrower with Citibank at its office at 399 Park Avenue, New York, New York 10043, with the account number so designated on Schedule II, or such other account as the Borrower shall specify in writing to the Administrative Agent.

          "Borrower's Professionals" means all Persons retained or engaged by any Loan Party as professional persons within the meaning of Section 327 of the Bankruptcy Code.

          "Borrowing" means a Term Borrowing, a Working Capital
     Borrowing or a Swing Line Borrowing.

          "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit I hereto, duly certified by the principal financial officer of the Parent Guarantor.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Carryover Amount" has the meaning specified in Section
     5.02(p).

          "Carve-Out" means an amount not exceeding in the aggregate $3,000,000 which amount may be used by the Borrower after the occurrence and during the continuance of a Default or an Event of Default, notwithstanding the Collateral Agent's security interests for the benefit of the Secured Parties in the Collateral and the Agents' rights hereunder, to pay fees or expenses incurred by the Borrower constituting (i) allowances of compensation for services rendered or reimbursement or expenses awarded by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code or otherwise, to Borrower's Professionals,
     (ii) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court under Section 105(a), 330 or 331 of the Bankruptcy Code, to accountants, attorneys and other professionals retained in the Cases by any unsecured creditors' committee appointed in accordance with Section 1102 of the Bankruptcy Code or any examiner appointed in accordance with Section 1104 of the Bankruptcy Code other than an examiner of the type referred to in Section 6.01(t) hereof, (iii) fees required to be paid to the Office of the United States Trustee under Section 1930(a), Title 28, United States Code, and (iv) the actual, necessary expenses, other than compensation, and reimbursement pursuant to Section 503(b)(4) of the Bankruptcy Code, incurred by a member of a committee appointed under Section 1102 of the Bankruptcy Code, if such expenses are incurred in the performance of the duties of such committee and are allowed by the Bankruptcy Court; provided, however, that such dollar limitation on fees and disbursements shall not apply to any retainer fees paid to the Borrower's Professionals prior to the Filing Date (the "Retainers") and shall not be reduced by the amount of any compensation and reimbursement of expenses allowed and paid prior to the occurrence of the Default or Event of Default in respect of which the Carve-Out is invoked or any fees, expenses, indemnities or other amounts paid to the Agents, the Lenders and their attorneys and agents under this Agreement or otherwise.

          "Cases" means the cases of the Parent Guarantor and the Borrower pursuant to Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

          "Cash Concentration Account" has the meaning specified in the Security Agreement.

          "Cash Equivalents" means any of the following, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System that, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or (d) Investments, classified in accordance with GAAP as Current Assets of the Parent Guarantor or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

          "CERCLA" means the Comprehensive Environmental
     Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental
     Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Certificate Purchase Agreements" means the (i) Class A-1 Certificate Purchase Agreement dated as of November 9,
     1999 among SRI Receivables Purchase Co., Inc., the Borrower, Credit Suisse First Boston and the Class A-1 Purchasers named therein, (ii) Class A-2 Certificate Purchase Agreement dated as of November 9, 1999 among SRI Receivables Purchase Co., Inc., the Borrower, Credit Suisse First Boston and the Class A-2 Purchasers named therein, (iii) Class B
     Certificate Purchase Agreement dated as of November 9, 1999 among SRI Receivables Purchase Co., Inc., the Borrower, Credit Suisse First Boston and the Class B Purchasers named therein, and (iv) Class C and Class D Certificate Purchase Agreement dated as of November 9, 1999 among SRI Receivables Purchase Co., Inc., the Borrower and Credit Suisse First Boston.

          "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent Guarantor; or
     (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, Continuing Directors shall cease to constitute a majority of the board of directors of the Parent Guarantor or (c) any Person or two or more Persons acting in concert other shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor; or (d) the Parent shall cease to own 100% of the Equity Interests in the Borrower.

          "Citibank" means Citibank, N.A.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Account" has the meaning specified in the Security Agreement.

          "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

          "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the collateral documents, instruments, and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Commitment" means a Term Commitment, a Working Capital
     Commitment or a Letter of Credit Commitment.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Continuing Directors" means at any date a member of the Parent Guarantor's board of directors who was either a member of such board on the Effective Date or was nominated to such board by at least two-thirds of the Continuing Directors then in office.

          "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

          "Credit Card Issuer" means (i) Granite National Bank,
     N.A. and (ii) any bank or other Person which issues credit cards and extends credit to cardholders in connection with the Credit Card Program.

          "Credit Card Program" means a private credit card program or other credit card program created and operated or maintained by the Credit Card Subsidiaries pursuant to (a) the Receivables Transfer Agreement, or (b) any other similar agreement or arrangement with terms and conditions reasonably satisfactory to the Administrative Agent.

          "Credit Card Subsidiaries" means (a) Granite National Bank, N.A. and (b) any direct or indirect Subsidiary of the Parent Guarantor, and any wholly-owned Subsidiaries of such Subsidiary, existing from time to time that are created in connection with a Credit Card Program, as long as (i) such Subsidiaries engage in no business or transactions other than (x) the issuance (or providing for the issuance) of credit cards, extension of credit to cardholders pursuant thereto, and other transactions arising from or related thereto (including the sale or transfer of Accounts or credit card receivables pursuant to the Receivables Purchase Program) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with the Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower (other than Credit Card Subsidiaries); provided that the Parent Guarantor may enter into customary commitment and underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law or regulatory indemnifications.

          "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or purchase, redeem, retire, defease or otherwise make any payment in respect any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to
     Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
     Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to
     Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 8.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
     Section 6.01(i).

          "Disclosed Litigation" has the meaning specified in
     Section 3.01(g).

          "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss),
     (b) interest expense, (c) income tax expense,
     (d) depreciation expense, (e) amortization expense, (f) non-recurring, transactional or unusual losses deducted in calculating net income less non-recurring, transactional or unusual gains added in calculating net income, (g) any non-cash expenses, non-cash losses or other non-cash charges resulting from the writedown in the valuation of any assets in each case of the Parent Guarantor and its Subsidiaries, determined in accordance with GAAP for such period, (h) professional fees incurred in connection with the Cases.

          "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

          "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate or an Approved Fund of a Lender;
     (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $2,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the OECD; (vii) a finance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having a combined capital and surplus of at least $250,000,000 and
     (viii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Parent Guarantor, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Parent Guarantor, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Eligible Cash" means only such cash or Cash
     Equivalents of the Borrower as is on deposit in the Cash
     Concentration Account

          "Eligible Collateral" means, collectively, Eligible
     Inventory, Eligible Receivables,  Eligible Real Property and
     Eligible Cash.

          "Eligible Inventory" means only such Inventory of the Loan Parties as the Administrative Agent, in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices, shall from time to time elect to consider Eligible Inventory for purposes of this Agreement. The value of such Inventory shall be determined by the Administrative Agent in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices and taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP determined using first-in first-out (FIFO method) and its liquidation value. The following classes of Inventory shall not be Eligible Inventory:

               (a)  Inventory that is obsolete, unusable or
          otherwise unavailable for sale;

               (b)  Inventory with respect to which the
          representations and warranties set forth in the Collateral Documents applicable to Inventory are not true and correct;

               (c)  Inventory consisting of promotional,
          marketing, packaging or shipping materials and supplies;

               (d) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

               (e) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any Loan Party has received notice of a dispute in respect of any such agreement except to the extent such dispute is being contested in good faith and by proper proceedings;

               (f) Inventory located outside the United States and Canada other than In Transit Inventory;

               (g) Inventory that is not in the possession of or under the sole control of the Loan Parties other than In Transit Inventory; and

               (h) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens.

          "Eligible Real Property" means certain real property identified on Schedule III hereto.

          "Eligible Receivables" means only such Receivables of the Loan Parties (other than the Non-Filing Subsidiaries) as the Administrative Agent, in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices and taking into consideration, among other factors, their book value determined in accordance with GAAP. Not withstanding the foregoing, none of the following classes of Receivables shall be Eligible Receivables:

               (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Loan Parties;

               (b) Receivables on terms other than those normal or customary in the business of the Loan Parties;

               (c) Receivables owing from any Person that is an Affiliate of any Loan Party or any of its Subsidiaries;

               (d) Receivables for which a payment has not been made for three consecutive 30-day billing cycles;

               (e)  Receivables owing from any Person that
          (i) has disputed liability for such Receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against any Loan Party or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise;

               (f) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(i);

               (g) Receivables (i) owing from any Person that is also a supplier to or creditor of any Loan Party or
          (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Loan Party to discounts on future purchase therefrom;

               (h) Receivables arising out of sales to account debtors outside the United States or Canada unless such Receivables are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Collateral Agent or the Administrative Agent;

               (i)  Receivables arising out of sales on a
          bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or, set-off or charge-back;

               (j) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof unless the applicable Loan Party shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor;

               (k) Receivables the full and timely payment of which the Administrative Agent in its sole discretion, exercised in a commercially reasonable manner in accordance with customary business practices, believes to be doubtful; and

               (l) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations and as to which no other Liens exists, other than Permitted Liens.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to
     Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
     Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
     Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal
     Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on
     Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in
     Section 6.01.

          "Excess Availability" means the difference between (A) the sum of the Loan Values of the Eligible Collateral minus the Reserve Amount and (B) the aggregate principal amount of the Term Advances plus the Working Capital Advances plus Swing Line Advances plus Letter of Credit Advances outstanding plus the aggregate Available Amount of all Letters of Credit outstanding.

          "Existing Debt" has the meaning specified in
     Section 4.01(s) hereof.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

          "Facility" means the Term Facility, a Working Capital
     Facility, the Swing Line Facility or the Letter of Credit
     Facility.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the fee letter dated as of June 2, 2000 between the Parent Guarantor and the Administrative
     Agent, as amended.

          "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on January 31 in any calendar year.

          "Filing Date" has the meaning specified in the Preliminary Statements.

          "Final Order" has the meaning specified in Section
3.02(b).

          "First Day Orders" means those orders presented to the Bankruptcy Court in the Cases for consideration on the first day of the Cases, regardless of whether such orders are entered on the first day of the Cases or shortly thereafter.

          "GAAP" has the meaning specified in Section 1.03.

          "GOB Stores" means the Borrower's stores which are in the process of being liquidated and closed and set forth on
     Schedule IV.

          "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

          "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

          "Guaranties" means the Parent Guaranty and the Subsidiary Guaranty.

          "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

          "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "In Transit Inventory" means inventory that is (i) fully paid and subject only to a Lien in favor of the Collateral Agent (other than Permitted Liens), (ii) in transit to properties owned or leased by the Borrower in the United States, and (iii) the Collateral Agent or its agent or bailee shall be named as consignee of the applicable bill of lading or other document of title.

          "Indemnified Party" has the meaning specified in
     Section 9.04(b).

          "Information Memorandum" means the information memorandum used by the Arranger and Book Manager in connection with the syndication of the Commitments.

          "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

          "Initial Issuing Bank", "Initial Lender Parties" and
     "Initial Lenders" each has the meaning specified in the recital of parties to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Insurance and Indemnity Agreement" means the Insurance and Indemnity Agreement dated as of December 9, 1999 among SRI Receivables Purchase Co., Inc., the Borrower, Bankers Trust (Delaware), as trustee, and R.V.I. Guaranty Co., Ltd., as insurer.

          "Intellectual Property Security Agreement" has the meaning specified in the Security Agreement.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one or two weeks (as permitted pursuant to the proviso in Section 2.02(c)), one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Interim Order" has the meaning specified in Section
3.01(a)(i).

          "Inventory" means all Inventory referred to in
     Section 1(b) of the Security Agreement.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C Collateral Account" has the meaning specified in the Security Agreement.

          "L/C Related Documents" has the meaning specified in
     Section 2.04(e)(ii).

          "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

          "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to
     Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to
     Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to
     Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letters of Credit" has the meaning specified in
     Section 2.01(e).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (i) this Agreement, (ii) the
     Notes, (iii) the Guaranties, (iv) the Collateral Documents,
     (v) the Fee Letter, and (vi) each Letter of Credit
     Agreement, in each case as amended.

          "Loan Parties" means the Borrower and the Guarantors.

          "Loan Value" means, with respect to any Eligible Collateral, an amount equal to (a) with respect to Eligible Receivables, up to 80% of the value of Eligible Receivables;
     (b) with respect to Eligible Inventory, up to 70% of the value of Eligible Inventory, (c) with respect to Eligible Real Property, the lesser of up to 25% of the Orderly Liquidation Value of Eligible Real Property and $45,000,000, and (d) with respect to Eligible Cash, up to 97% of the value of Eligible Cash, or, in each case, such lower percentage of the value of any item of Eligible Collateral determined by the Administrative Agent in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practice.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan
     Party or any of its Subsidiaries.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

          "Mortgages" has the meaning specified in
     Section 5.01(r).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication)
     (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

          "Non-Filing Subsidiaries" means Granite National Bank,
     N.A., and SRI Receivables Purchase Co., Inc.

          "Nonratable Assignment" means an assignment by a Lender Party pursuant to Section 9.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not varying, percentage of all of the rights and obligations of such Lender Party under and in respect of all of the Facilities (other than the Letter of Credit Facility and the Swing Line Facility).

          "Note" means a Term Note or a Working Capital Note.

          "Notice of Borrowing" has the meaning specified in
     Section 2.02(a).

          "Notice of Issuance" has the meaning specified in
     Section 2.03(a).

          "Notice of Renewal" has the meaning specified in
     Section 2.01(d).

          "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

          "Notice of Termination" has the meaning specified in
     Section 2.01(d).

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(i). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and Development.

          "Off Balance Sheet Obligation" means with respect to any Person, any obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Open Year" has the meaning specified in
     Section 4.01(q)(ii).

          "Orderly Liquidation Value" means the orderly liquidation value of specified real estate assets as set forth in a recent appraisal report in form, scope and substance satisfactory to the Administrative Agent.

          "Other Taxes" has the meaning specified in
     Section 2.12(b).

          "Parent Guarantor" has the meaning specified in the recital of parties to this Agreement.

          "Parent Guaranty" means the guaranty of the Parent
     Guarantor set forth in Article VII of this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation
     (or any successor).

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b);
     (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple
     Employer Plan.

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Pre-Petition Agent" means Credit Suisse First Boston in it capacity as administrative agent and collateral agent for the Pre-Petition Lenders under the Pre-Petition 1997
     Credit Agreement.

          "Pre-Petition Lenders" means the banks, financial institutions and other institutional lenders under the Pre-
     Petition 1997 Credit Agreement.

          "Pre-Petition 1997 Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 17, 1997, among the Borrower, the Parent Guarantor, the Pre-Petition Lenders and Credit Suisse First Boston, as administrative agent, collateral agent, swingline bank, and L/C bank, as amended and restated by (i) the Amendment Agreement dated as of June 26, 1997, by and among the parties thereto, (ii) the Second Amendment Agreement dated as of October 1, 1997, by and among the parties thereto, (iii) the Third Amendment Agreement dated as of October 7, 1998, by and among the parties thereto, (iv) the Fourth Amendment Agreement dated as of January 27, 1999, by and among the parties thereto,(v) the Fifth Amendment Agreement dated as of February 3, 2000, by and among the parties thereto, and (vi) the Sixth Amendment Agreement dated as of February 18, 2000, by and among the parties thereto, as may from time to time be amended, supplemented or otherwise modified as permitted in, and in accordance with, the terms of this Agreement.

          "Pre-Petition 2000 Credit Agreement" means the $35 Million Credit Agreement dated as of March 6, 2000 among the Borrower, the Parent Guarantor, the banks named therein and Credit Suisse First Boston, as administrative agent and collateral agent, as the same has been amended, supplemented or otherwise modified.

          "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

          "Receivables" means all Receivables referred to in
     Section 1(c) of the Security Agreement.

          "Receivables Program" means the receivables securitization program conducted by the Borrower, the Receivables Subsidiary and any other special purpose receivables Subsidiary that may be formed or become a Subsidiary in the future pursuant to the Receivables Program
     Documents as in effect from time to time in accordance with the terms hereof.

          "Receivables Program Documents" means (i) the Receivables Transfer Agreement, (ii) the Receivables Purchase Agreement, (iii) the Receivables Pooling and Servicing Agreement, (iv) the Supplements, (v) the Insurance and Indemnity Agreement, (vi) the Certificate Purchase Agreements, and (vii) all other documentation, agreements and instruments entered into in connection therewith or pursuant to any other receivables financing program created in the future, as the same may hereafter be amended, modified, supplemented or refinanced from time to time in accordance with the provisions hereof and thereof.

          "Receivables Pooling and Servicing Agreement" means the Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 among SRI Receivables Purchase Co., Inc., the Borrower, and Bankers Trust (Delaware), as Trustee, as amended by the Amendment and Consent dated as of December 9, 1999.

          "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of May 30, 1996 between the Borrower and SRI Receivables Purchase Co., Inc., as amended by (i) the First Amendment dated as of August 1, 1998, among the parties thereto, and (ii) the Second Amendment dated as of November 9, 1999 among the parties thereto.

          "Receivables Subsidiary" means the collective reference to (i) SRI Receivables Purchase Company, Inc., a Delaware corporation, (ii) any other Subsidiary established by the Parent or the Borrower in connection with the Receivables Program and whose sole business is to implement and carry out such Receivables Program and (iii) any Credit Card Subsidiary.

          "Receivables Transfer Agreement" means the Receivables Transfer Agreement dated as of August 1, 1998 between Granite National Bank, N.A. and the Borrower, as amended by the First Amendment dated as of November 9, 1999, among the parties thereto.

          "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Related Documents" means any intercompany notes issued pursuant to Section 5.02(b)(ii), the Tax Agreement, and the Pre-Petition 1997 Credit Agreement.

          "Reorganization Plan" means a plan of reorganization in any of the Cases.

          "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of
     (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time,
     (c) the aggregate unused Commitments under the Term Facility at such time and (d) the aggregate Unused Working Capital Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

          "Reserve Amount" means such aggregate reserve amounts that the Administrative Agent determines in its sole discretion exercised in a commercially reasonable manner in accordance with customary business practices taking into consideration the Eligible Collateral.

          "Responsible Officer" means any officer of any Loan
     Party or any of its Subsidiaries.

          "Register" has the meaning specified in
     Section 8.07(d).

          "Regulation U" means Regulation U of the Board of
     Governors of the Federal Reserve System, as in effect from time to time.

          "Secured Obligations" has the meaning specified in
     Section 2 of the Security Agreement.

          "Secured Parties" means the Agents and the Lender
     Parties.

          "Security Agreement" has the meaning specified in
     Section 3.01(a)(ii).

          "Senior Notes" shall mean the 8 and one half percent Notes due 2005 issued by the Borrower pursuant to the Senior Note Indenture.

          "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and the Purchase Agreement dated June 11, 1997, among the Parent Guarantor, the Borrower, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., and Donaldson, Lufkin & Jenrette Securities Corporation.

          "Senior Note Indenture" shall mean the Indenture dated as of June 17, 1997 between the Borrower and the Senior Note
     Trustee pursuant to which the Borrower issued the Senior
     Notes.

          "Senior Note Trustee" shall mean State Street Bank and
     Trust Company, in its capacity as trustee under the Senior
     Note Indenture.

          "Senior Subordinated Notes" shall mean the 9% Notes due
     2007 issued by the Borrower pursuant to the Senior
     Subordinated Note Indenture.

          "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Purchase Agreement, dated June 11, 1997, among the Parent Guarantor, the Borrower, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., and Donaldson, Lufkin & Jenrette Securities Corporation.

          "Senior Subordinated Note Indenture" shall mean the
     Indenture dated as of June 17, 1997 between the Borrower and the Senior Subordinated Note Trustee pursuant to which the Borrower issued the Senior Subordinated Notes.

          "Senior Subordinated Note Trustee" shall mean State
     Street Bank and Trust Company in its capacity as trustee under the Senior Subordinated Note Indenture.

          "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "Subordinated Debt" means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" means all Subsidiaries of the Parent Guarantor (other than the Non-Filing Subsidiaries) and each other Subsidiary of any of them that shall be required to execute and deliver a guaranty pursuant to
     Section 5.01(j) or Section 5.01(k).

          "Subsidiary Guaranty" means a guaranty in substantially the form of Exhibit E, together with each other guaranty delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          "Super-Priority Claim" means a claim against the Borrower or any other Loan Party in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in
     Section 503(b) or 507(b) of the Bankruptcy Code.

          "Supplements" means the (i) Series 1999-1 Supplement dated as of November 9, 1999 among SRI Receivables Purchase Co., Inc., the Borrower and Bankers Trust (Delaware, as trustee, as amended by the Amendment dated as of December 9, 1999, and (ii) Issuance Supplement I dated as of November 9, 1999 among the SRI Receivables Purchase Co., Inc., the Borrower, Bankers Trust (Delaware), as trustee.

          "Surviving Debt" has the meaning specified in
Section 3.01(e).

          "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any
     Working Capital Lender pursuant to Section 2.02(b).

          "Swing Line Bank" means Citibank.

          "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(b) or the Working Capital Lenders pursuant to Section 2.02(b).

          "Swing Line Facility" has the meaning specified in
Section 2.01(b).

          "Tax Agreement" means a tax sharing agreement among the Parent Guarantor, the Borrower and it Subsidiaries, in form and substance satisfactory to the Administrative Agent.

          "Tax Certificate" has the meaning specified in
Section 5.03(k)

          "Taxes" has the meaning specified in Section 2.12(a).

          "Term Advance" has the meaning specified in
     Section 2.01(a).

          "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term
     Lenders.

          "Term Commitment" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
     Section 9.07(d) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to
     Section 2.05.

          "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time and such other term facilities as may be permitted from time to time in accordance with the terms of this Agreement.

          "Term Lender" means any Lender that has a Term
     Commitment.

          "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.

          "Termination Date" means (a) for purposes of the Working Capital Facility, the Swing Line Facility and the Letter of Credit Facility, the earlier of (i) June 2, 2003,
     (ii) the date of termination in whole of the Working Capital Commitments and the Letter of Credit Commitment pursuant to
     Section 2.05 or 6.01, and (iii) the effective date of confirmation of a plan of reorganization of the Cases and
     (b) for purposes of the Term Facility, the earlier of (i) June 2, 2003, (ii) the date of termination in whole of the Term Commitments pursuant to Section 2.05 or 6.01, and (iii) the effective date of confirmation of a plan of reorganization of the Cases.

          "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its respective Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

          "Transaction Documents" means, collectively, the Loan
     Documents and the Related Documents.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of
     (i) the aggregate principal amount of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Lender pursuant to Section 2.03(c) and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(b) and outstanding at such time other than any such Swing Line Advance which, at or prior to such time, has been assigned in part to such Lender pursuant to Section 2.02(b).

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in
     Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in
     Part I of Subtitle E of Title IV of ERISA.

          "Working Capital Advance" has the meaning specified in
     Section 2.01(b).

          "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

          "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment", (b) if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to
     Section 2.05.

          "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working
     Capital Commitments at such time.

          "Working Capital Lender" means any Lender that has a Working Capital Commitment.

          "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness to such Lender resulting from the Working Capital Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

          SECTION 1.02   Computation of Time Periods; Other Definitional
Provisions

          . In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          SECTION 1.03   Accounting Terms

          . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(g) ("GAAP").

          SECTION 1.04   Currency Equivalents Generally

          . Any amount specified in this Agreement (other than in Articles II, VIII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.



          ARTICLE 2
   AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

          SECTION 2.01   The Advances and the Letters of Credit

          . (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term Commitment at such time; provided, however, if the Term Facility is reduced as provided in Section 2.05(b)(v) and later increased as provided therein, another advance in the amount of such increased amount shall be made after the entry of the Final Order. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (b) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

          (c) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date of entry of the Interim Order until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $15,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $250,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to
Section 2.06(a) and reborrow under this Section 2.01(c).

          (d) Letters of Credit. The Issuing Bank, on the terms and conditions hereinafter set forth, agrees to issue (or cause its Affiliate that is a commercial bank to issue on its behalf), letters of credit (the "Letters of Credit") in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit at any time not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and
(y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 90 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to
Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

          SECTION 2.02   Making the Advances

          . (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 2:00 P.M.
(New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Working Capital Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

          (c) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date hereof to the date of entry of the Final Order (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrower and the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings; provided, however, the Borrower may elect Eurodollar Rate Advances for the period from the Initial Extension of Credit through the date of the entry of the Final Order if the duration of the Interest Period for such Eurodollar Rate Advance is one or two weeks provided that the last day of any Interest Period shall not be on any date subsequent to the date of the entry of the Final Order.

          (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit

          . (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M.
(New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in
Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous month, drawings during such month under all Letters of Credit and the aggregate Available Amount of all Letters of Credit outstanding during such month, and (B) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Working Capital Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 12:30 P.M.
(New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04   Repayment of Advances

          . (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in
Section 2.06) on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

          (b) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

          (c) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

          (d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

               (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire against the Issuing Bank, the beneficiaries of such Letter of Credit or any other Person as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                    (A)  any lack of validity or enforceability
          of any Loan Document, any Letter of Credit Agreement, any Letter of Credit, the Interim Order or the Final Order or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                    (B)  any change in the time, manner or place
          of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                    (C)  the existence of any claim, set-off,
          defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                    (D)  any statement or any other document
          presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (E)  payment by the Issuing Bank under a
          Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                    (F)  any exchange, release or non-perfection
          of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                    (G)  any other circumstance or happening
          whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor.

          SECTION 2.05   Termination or Reduction of the Commitments

          . (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility. The Borrower may not cancel or reduce the Term Commitments at any time except for any cancellation or reduction made solely by virtue of application of Net Cash Proceeds pursuant to Section 2.06(b)(i).

          (b) Mandatory. (i) On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding.

               (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

               (iii)     The Swing Line Facility shall be
permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

               (iv) The Working Capital Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to 2.06(b)(i) (other than in the case of a mandatory prepayment of Net Cash Proceeds in connection with a GOB Store or Extraordinary Receipts arising from insurance proceeds) in an amount equal to such prepayment of the Working Capital Advances, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

               (v) After giving effect to the maximum amount of the Term Facility, the Working Capital Facility shall be reduced to an amount equal to the lesser of (i) $235,000,000 and (ii) after giving effect to the maximum amount of the Term Facility, the maximum amount permitted to be made available to the Borrower under the Interim Order until entry of the Final Order whereupon the Working Capital Facility shall be increased to the full amount thereof approved therein (such reduction and increase to be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to the Working Capital Facility); provided however if the maximum amount permitted to made available to the Borrower under the Interim Order until entry of the Final Order is equal to or less than $150,000,000 then the Term Facility shall be reduced to such maximum permitted amount until entry of the Final Order whereupon the Term Facility shall be increased to the full amount thereof approved therein (such reduction and increase to be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to the Term Facility)

          SECTION 2.06   Prepayments

          . (a) Optional. Notwithstanding the automatic prepayment of the outstanding Advances on a daily basis from amounts on deposit in the Cash Concentration Account, the Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment shall be applied ratably first to the Working Capital Facility as set forth in clause (iv) below and second to the Term Facility.

          (b) Mandatory. (i) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets permitted under clause (i) of Section 5.02(e)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt permitted to be incurred or issued pursuant to Section 5.02(b)) and (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to the Working Capital Facility as set forth in clause (iv) below and second to the Term Facility.

               (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Term Advances comprising part of the same Borrowings, and Working Capital Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Collateral Account equal to the amount by which
(A) the sum of the aggregate principal amount of (w) the Term Advances, (x) the Working Capital Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of (w) the Term Facility, (x) the Working Capital Facility and (y) the Loan Value of Eligible Collateral on such Business Day minus the Reserve Amount. Each such prepayment shall be applied ratably first to the Working Capital Facility as set forth in clause (iv) below and second to the Term Facility.

               (iii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Collateral Account to equal to 105% of the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

               (iv) Prepayments of the Working Capital Facility made pursuant to clause (i) and (ii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and third applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

               (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made under this
Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

          SECTION 2.07   Interest

          . (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, as is in effect from time to time, payable in arrears monthly on the first day of each month commencing July 1, 2000 and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, as is in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

          SECTION 2.08   Fees

          . (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Working Capital Lenders a commitment fee, from the date hereof in the case of each Initial Working Capital Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Working Capital Lender in the case of each other Working Capital Lender until the Termination Date, payable in arrears on the date of the initial Extension of Credit and, thereafter monthly on the first day of each month, commencing July 1, 2000, and on the Termination Date, at the rate equal to the Applicable Percentage from time to time on the daily Unused Working Capital Commitment of such Lender plus its Pro Rata Share of the daily outstanding Swing Line Advances during such quarter other than any such Swing Line Advances which have been assigned in part to such Lender pursuant to Section 2.03(c); provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (b) Letter of Credit Fees, Etc. (i) The Borrower agrees to pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears monthly on the first day of each month, commencing July 1, 2000, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of Letters of Credit outstanding from time to time at the rate equal to the Applicable Letter of Credit Fee from time to time; provided, however, upon the occurrence and during the continuance of any Default under Section 6.01(a) or an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that such commission shall increase by a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such commission pursuant to this clause (i), payable on demand.

               (ii) The Borrower shall pay to the Issuing Bank, for its own account a fronting fee, payable in arrears monthly on the first day of each month, commencing July 1, 2000, and on the Termination Date, on the average daily aggregate Available Amount during such quarter of Letters of Credit outstanding from time to time at the rate of 0.375% per annum.

          (c) Agents' Fees. The Borrower agrees to pay to each Agent for its own account such fees as may from time to time be agreed in writing between the Parent Guarantor and such Agent.

          SECTION 2.09   Conversion of Advances

          . (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

               (iii) Prior to the entry of the Final Order or upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.10   Increased Costs, Etc

          . (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower agrees from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), to pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower agrees to pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon
(i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent,
(i) each Eurodollar Rate Advance under each Facility which such Lender has a Commitment will automatically, on the last day of the then existing Interest Period therefor or, if required by applicable law, immediately, Convert into a Base Rate Advance and
(ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          SECTION 2.11   Payments and Computations

          . (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any and all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

          (c) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (f)  Whenever any payment received by the
Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

               (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

               (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank and the Swing Line Bank (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank and the Swing Line Bank on such date;

               (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 8.04 hereof, Section 12of the Subsidiary Guaranty, Section 24 of the Security Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

               (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 hereof and Section 5 of the Subsidiary Guaranty on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

               (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section
          2.08(a) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

               (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

               (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

               (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

               (ix) ninth, to the payment of all other
          Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's Pro Rata Share of the sum of (a) the aggregate principal amount of all Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party, and, in the case of the Term Facility, for application to such principal repayment installments thereof, as the Administrative Agent shall direct.

          SECTION 2.12   Taxes

          . (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with
Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this
Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by the Borrower hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determine that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          SECTION 2.13   Sharing of Payments, Etc

          . If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to
(ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.14   Use of Proceeds

          . The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to
(i) repay the Receivables Program and the Pre-Petition 2000 Credit Agreement, (ii) provide working capital for the Borrower and its Subsidiaries, (iii) to make the payment permitted by the proviso in Section 5.02(j), and (iv) to make other expenditures as may be authorized and approved by an order to the Bankruptcy Court as reasonable, necessary costs and expenses of preserving or disposing of the properties and interests in property of the Borrower and its Subsidiaries (other than Non-Filing Subsidiaries) including, without limitation, the fees and expenses of Borrower's Professionals but not in excess of the Carve-Out; provided further that no amounts shall be paid pursuant to this Section 2.14(iii) for fees and disbursements incurred by the Borrower in connection with any proceeding (other than an investigation) commenced, including, without limitation, any motion or other pleading filed to contest (a) the validity, binding effect or enforceability of the Loan Documents, (b) any other rights or interest of the Agent or the Lender Parties under the Loan Documents, or (c) any payment of fees and disbursements incurred by professionals retained or engaged by the Pre-Petition Agent or any Pre-Petition Lenders in excess of $1,000,000 in the aggregate.

          SECTION 2.15   Defaulting Lenders

          . (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and
(iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

               (i)  first, to the Agents for any Defaulted
          Amounts then owing to them, in their capacities as such, ratably in accordance with such respective
          Defaulted Amounts then owing to the Agents;

               (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

               (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and
(iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "Escrow Bank") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such amounts then due and payable to the Agents;

               (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to the Issuing Bank and the Swing Line Bank;

               (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

               (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender to the Borrower pursuant to a Commitment of such Defaulting
          Lender.

          In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.16   Evidence of Debt

          . (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Working Capital Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                            ARTICLE 3

                    CONDITIONS OF LENDING AND
                 ISSUANCES OF LETTERS OF CREDIT

          SECTION 3.01   Conditions Precedent to Initial Extension of
Credit

          . The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i)  A certified copy of an order of the
          Bankruptcy Court in substantially the form of Exhibit G (including the Intercreditor Arrangement annexed as an exhibit thereto) (the "Interim Order") and the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified or amended and there shall be no stay of the performance of any obligation of the Borrower or any of the Loan Parties. The parties hereto acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or any other Loan Document or the Interim Order permitted by Section 9.01 which amendment of modification shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 9.01.

               (ii) The Notes payable to the order of the Lenders to the extent requested in accordance with Section
          2.16.

               (iii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                    (A)  certificates representing the Pledged
               Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                    (B)  acknowledgment copies of proper
               financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C)  completed requests for information,
               dated on or before the date of the Initial
               Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D)  the Intellectual Property Security
               Agreement duly executed by each Loan Party,

                    (E)  evidence of the completion of all other
               recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

                    (F)  evidence of the insurance required by
               the terms of the Security Agreement,

                    (G)  copies of the Assigned Agreements
               referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan
               Parties,

                    (H)  evidence that all other action that the
               Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

               (iv) A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to
          Section 5.01(j), in each case as amended, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

               (v) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate or other action and governmental and other third party approvals and consents, if any, with respect to the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party.

               (vi) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in its office and (B) that
          (1) such amendments are the only amendments to such Loan Party's charter on file in its office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

               (vii) A copy of a certificate of the Secretary of State of each of the States listed on Schedule 3.01(a)(vii), dated reasonably near the date of the Initial Extension of Credit, with respect to each Loan Party as listed on Schedule 3.01(a)(vii), stating that such Loan Party is duly qualified and in good standing as a foreign corporation and has filed all annual reports required to be filed to the date of such certificate.

               (viii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
          Section 3.01(a)(vi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (x)  Certified copies of each of the Related
          Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

               (xi) Such financial, business and other
          information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, unaudited annual financial statements dated January 31, 2000, interim monthly financial statements through the end of April 30, 2000, pro forma financial statements as to the Parent Guarantor and forecasts prepared by management of the Parent Guarantor, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis following the day of the Initial Extension of Credit through the end of Fiscal Year 2000 and on an annual basis for each year thereafter until the Termination Date.

               (xii)     A letter, in form and substance
          satisfactory to the Administrative Agent, from the Parent Guarantor to PricewaterhouseCoopers LLC, its independent certified public accountants, advising such accountants that the Agents and the Lender Parties have been authorized to exercise all rights of the Parent Guarantor to request such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Parent Guarantor and its Subsidiaries and requesting such accountants to comply with any reasonable request of any Agent or any Lender Party for such information.

               (xiii)    Evidence of insurance naming the
          Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

               (xiv) Certified copies of each employment agreement and other compensation arrangement in excess of $100,000 with each executive officer of any Loan Party or any of its Subsidiaries (the "Employment Agreements").

               (xv) A Notice of Borrowing or Notice of Issuance, as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit which shall reflect an Excess Availability in an amount not less than $45,000,000.

               (xvi)     A favorable opinion of McKinney &
          Stringer, counsel for the Loan Parties, in substantially the form of Exhibit H-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xvii) A favorable opinion of Wright, Lindsey & Jennings, LLP and McGlinchey & Stafford, a Professional Limited Liability Corporation, local counsels for the Loan Parties, each in substantially the form of Exhibit H-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xviii)   A favorable opinion of Jenkens &
          Gilchrist, special bankruptcy counsel for the Loan
          Parties, in substantially the form of Exhibit H-3 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

          (b) All proceedings taken in connection with the execution of this Agreement, the making of the Advances, the issuance of any Letter of Credit, and the execution and delivery of all other Loan Documents and all documents and papers relating thereto shall be satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received copies of such documents and papers as the Administrative Agent or its counsel may reasonably request in connection therewith, in all form and substance satisfactory to the Administrative Agent and its counsel.

          (c) The First Day Orders shall be reasonably satisfactory in form and substance to the Administrative Agent, including, without limitation, (i) an order providing for the continuation of the pre-Filing Date cash management system of the Borrower and the Guarantors with Citibank, N.A., as modified in accordance with the terms of this Agreement, (ii) an order terminating the Receivables Program and authorizing the transfer of ownership of the Receivables under the Receivables Program to the Borrower free and clear of any and all Liens, (iii) an order authorizing the purchase and sale of Receivables pursuant to the Credit Card Program, and (iv) an order transferring any Lien granted in connection with the Pre-Petition 2000 Credit Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

          (d) The Lender Parties shall be satisfied with the legal structure and capitalization of each Loan Party and each of its Subsidiaries the capital stock of which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of capital stock or other equity interest of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (e) The Lender Parties shall be satisfied that all Existing Debt, other than the Debt identified on Schedule 4.01(t) hereto (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated and that all such Surviving Debt shall be on terms and conditions reasonably satisfactory to the Lender Parties.

          (f) Before giving effect to the transactions contemplated by the Transaction Documents and except as disclosed in the Parent Guarantor's annual report on Form 10-K for the Fiscal Year ended January 31, 2000 or otherwise disclosed to the Lender Parties in writing prior to the date hereof, there shall have occurred no Material Adverse Change since February 1, 2000 (other than the commencement of the Cases).

          (g) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority, that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on
Schedule 4.01(f) hereto (the "Disclosed Litigation") and the commencement of the Cases or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (h) All Governmental Authorizations and third party consents and approvals necessary in connection with the transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them other than the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable.

          (i) The Lender Parties shall have completed a due diligence investigation of the Loan Parties and their Subsidiaries in scope (including, without limitation, a field examination and third party appraisal of inventory), and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Parent Guarantor and its Subsidiaries as they shall have requested.

          (j) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all reasonable accrued expenses of the Agents (including the reasonable accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

          (k) The Lender Parties shall be satisfied with the Parent Guarantor's and the Borrower's management.

          (l) No objection shall have been filed to the entry of the Interim Order by the Pre-Petition Agent or any Pre-Petition
Lender.

          (m)  All obligations under the Pre-Petition 2000
Agreement and the Receivables Program shall, in each case, be repaid and satisfied in full by the initial Borrowing hereunder.

          SECTION 3.02 Conditions Precedent to Each Borrowing, Issuance and Increase of Available Amount

          . The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to
Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance), renew a Letter of Credit, the right of the Borrower to request a Swing Line Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing, issuance, renewal or increase (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance, Notice of Renewal, or request for increase in Available Amount and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, issuance, renewal or increase such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, issuance, renewal or increase and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance, renewal or increase, in which case as of such specific date;

               (ii) no Default has occurred and is continuing, or would result from such Borrowing, issuance, renewal or increase or from the application of the proceeds therefrom; and

               (iii) for each Term Advance, Working Capital Advance or Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit,
          (A) the sum of the Loan Values of the Eligible Collateral minus the Reserve Amount exceeds (B) the aggregate principal amount of the Term Advances plus Working Capital Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance, issuance, renewal or increase, respectively;

          (b) the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified or amended and there shall be no stay of the performance of any obligation of the Borrower or any of the Loan Parties, provided that if at the time of any Borrowing or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Advances then outstanding plus the aggregate Available Amount under all Letters of Credit (assuming compliance with all conditions to drawing), would exceed such amount authorized by the Bankruptcy Court in the Interim Order (collectively, the "Additional Credit"), the Administrative Agent and each of the Lender Parties shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit G-2 (the "Final Order") and at the time of the extension of the Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, reversed, modified, amended and there shall be no stay of the performance of any obligation of the Borrower or any of the Loan Parties (the parties hereto acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or any other Loan Document or the Interim Order permitted by Section 9.01 which amendment or modification shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 9.01); and

          (c) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

          SECTION 3.03 Conditions Precedent to each Working Capital Borrowing, Issuance and Increase of Available Amount,

          . The obligations of each Working Capital Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to
Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance), renew a Letter of Credit, the right of the Borrower to request a Swing Line Borrowing shall be subject to the further condition precedent that on the date of such Borrowing, issuance, renewal or increase there shall be no unused Term Commitments.

          SECTION 3.04   Determinations Under Section 3.01

          . For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                            ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES



          SECTION 4.01 Representations and Warranties of the Borrower and the Parent Guarantor

          . The Borrower and the Parent Guarantor represents and warrants as follows:

          (a)  Each Loan Party and each of its Subsidiaries
(i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign corporation, foreign limited liability company or foreign limited partnership, as the case may be, and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of each Loan Party's Subsidiaries have been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and Liens permitted under Section 5.01(a).

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Transaction Documents, are within such Loan Party's powers, have been duly authorized by all necessary corporate or other action and are authorized by the Interim Order or the Final Order, as applicable, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties entered into after the Filing Date, or
(iv) except for the Liens created under the Loan Documents, the Interim Order, and the Final Order, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
(iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (x) the entry by the Bankruptcy Court of the Interim Order or the Final Order, as applicable, and (y) the authorizations, approvals, actions, notices and filings listed on
Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

          (e)  This Agreement has been, and each other
Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms and the Interim Order or the Final Order as applicable.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents other than the Interim Order and the Final Order, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) The Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as at January 31, 2000, and the related Consolidated statements of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, prepared by management of the Parent Guarantor, and the Consolidated and Consolidating balance sheets of the Parent Guarantor and its Subsidiaries as at April 30, 2000, and the related Consolidated and Consolidating statements of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the three months then ended, duly certified by the principal financial officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at April 30, 2000, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated and Consolidating financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated and Consolidating results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and, except as disclosed to the Lender Parties in writing prior to the date hereof, since February 1, 2000, there has been no Material Adverse Change (other than the commencement of the Cases).

          (h)  Intentionally Omitted.

          (i) The Consolidated and Consolidating forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor's best estimate of its future financial performance.

          (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party (whether or not in writing) in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading as of the date such information was furnished and on the date of the Initial Extension of Credit.

          (k) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" or a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

          (n) Each of the Interim Order and the Final Order, as applicable, creates in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and each of the Interim Order and the Final Order, as applicable, constitutes the creation of a fully perfected first priority lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in each case prior and superior in right to any Person, except as otherwise provided in the Interim Order and the Final Order, as applicable. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents, the Interim Order and the Final Order.

          (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

               (ii) Neither any Loan Party nor any ERISA
Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

               (iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (iv) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (p) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or
(B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) To the best of the Borrower's knowledge, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and to the best of the Borrower's knowledge, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in violation of Environmental Laws except, in each case, where non-compliance with the foregoing is not reasonably likely to have a Material Adverse Effect.

               (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials in violation of Environmental Laws at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (q) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except (i) to the extent prohibited by the Bankruptcy Code in connection with the Cases or (ii) where being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

               (ii) Set forth on Schedule 4.01(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

               (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $500,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

               (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $250,000. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt separately identified by category (e.g. trade payables, payroll, Debt for Borrowed Money and other) incurred prior to the Filing Date. There are no material liabilities or obligations for Debt other than (i) the liabilities and obligations listed on Schedule 4.01(t) or (ii) the Obligations.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding or, in the case of a revolving credit facility, the aggregate amount of the commitments thereunder, the maturity date thereof and the amortization schedule therefor.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments (other than Receivables arising from the Credit Card Program) held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (y) The Parent Guarantor has, independently and without reliance upon the Administrative Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Parent Guaranty and each other Loan Document to which it is or is to be a party, and the Parent Guarantor has established adequate means of obtaining from each Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such Loan Party.

                            ARTICLE 5

       COVENANTS OF THE BORROWER AND THE PARENT GUARANTOR



          SECTION 5.01   Affirmative Covenants

          . So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower and the Parent Guarantor will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except, in each case, where the non-compliance with the foregoing is not reasonably likely to have a Material Adverse Effect; provided, however, each Loan Party shall comply in all respects with (i) the Bankruptcy Code,
(ii) the Federal Rules of Bankruptcy Procedure and (iii) the local rules and orders of the Bankruptcy Court.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent to the extent permitted or required under the Bankruptcy Code and by the Bankruptcy Court, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove, mitigate and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except if the failure to remove or clean up such Hazardous Materials is not reasonably likely to have a Material Adverse Effect; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Guarantor or such Subsidiary operates.

          (e) Preservation of Legal Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither the Parent Guarantor nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent Guarantor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent Guarantor, such Subsidiary or the Lender Parties.

          (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Parent Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that all transactions with Non-Filing subsidiaries are prohibited other than the transactions expressly permitted in Section 5.02(y).

          (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then, in each case at the Borrower's expense:

               (i)  in connection with the formation or
          acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 10 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii)     within 15 days after such request,
          formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 30 days after such request, formation or acquisition, take, and cause each such Subsidiary and each direct or indirect parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by
          it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this
          Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its reasonable discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms and as to such other matters as the Collateral Agent may reasonably request,

               (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its reasonable discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

               (vii)     upon the occurrence and during the
          continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

               (viii)    at any time and from time to time,
          promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

          (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

               (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, the Interim Order and the Final Order, as applicable (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document except as expressly otherwise permitted under the Bankruptcy Code.

          (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent Guarantor or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled except as expressly permitted under Section 365 of the Bankruptcy Code and consented to by the Administrative Agent in writing prior to such action being taken (such consent not to be unreasonably withheld), notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

          (n) Cash Concentration Account; L/C Collateral Account. Maintain, and cause each of its Subsidiaries to maintain, a main cash concentration account with Citibank and lockbox accounts into which all proceeds of Collateral are paid with one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

          (o) Priority. Acknowledge pursuant to Section 364(c)(1) of the Bankruptcy Code, the obligations of the Loan Parties hereunder and under the other Loan Documents constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code subject only to the Carve-Out.

          (p) Validity of Loan Documents. Use its best efforts to object to any application made on behalf of any Loan Party or by any Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto.

          (q) Use of Cash Collateral. Use any cash collateral permitted to be used by the Borrower or Parent Guarantor pursuant to the Interim Order and the Final Order solely in accordance with Section 2.14.

          (r)  Conditions Subsequent.

               (i) Within 30 days after the Initial Extension of Credit, evidence that counterparts of the deeds of trust, trust deeds and mortgages covering the properties listed on
     Schedule 4.01(u) and Schedule III (together with the Assignment of Leases and Rents referred to therein) (the "Mortgages") have been duly recorded in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid.

               (ii) Within 10 Business Days after the Initial Extension of Credit, evidence that the Pledged Account Letters referred to in the Security Agreement have been duly executed by each Pledged Account Bank referred to in the Security Agreement.

               (iii)     Within 30 Business Days after the
     Initial Extension of Credit, evidence that not less than 75% of the Additional Pledged Account Letters referred to in the Security Agreement have been duly executed by Additional Pledged Account Banks referred to in the Security Agreement and within 60 Business Days after the Initial Extension of Credit, evidence that all of the Additional Pledged Account Letters referred to in the Security Agreement have been duly executed by Additional Pledged Account Banks referred to in the Security Agreement.

               (iv) Within 2 Business Days after the Initial Extension of Credit, evidence that (i) account number 00100006148 maintained by the Borrower at Chase Bank of Texas, N.A. in the name of "Specialty Retailers, Inc. fbo Credit Suisse First Boston, as Collateral Agent" and all related subaccounts and (ii) account number 603987 maintained by the Borrower at Chase Bank of Texas, N.A., have each been closed and all funds held therein have been transferred to the Cash Concentration Account.

          SECTION 5.02   Negative Covenants

          . So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither the Borrower nor the Parent Guarantor will, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent Guarantor or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income (or apply to the Bankruptcy Court for authority to do so), except:

               (i) Liens created under the Loan Documents and contemplated by the Interim Order and the Final Order;

               (ii) Permitted Liens;

               (iii)     Liens existing on the Filing Date and
          described on Schedule 5.02(a) hereto;

               (iv) Liens arising in connection with (1)
          Capitalized Leases and (2) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any assets subject to such Capitalized Leases or property other than the property or equipment being acquired and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii)(B) at any time outstanding; and

               (v)  Liens securing Debt permitted under Section
          5.02(b)(ii)(E).

               (vi) Liens arising in connection with any judgment or order for the payment of money in an amount not to exceed $5,000,000 rendered against any Loan Party, provided that enforcement proceedings shall not have been commenced by any creditor upon such judgment or order and provided further that there shall not have occurred a period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i)  in the case of any Subsidiary of the
          Borrower, Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower, provided that, in each case, such Debt (x) shall constitute Pledged Debt,
          (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

               (ii) in the case of the Loan Parties;

                    (A)  Debt under the Loan Documents;

                    (B)  Capitalized Leases and Debt secured by
               Liens permitted by Section 5.02(a)(iv)(2) not to exceed in the aggregate $6,000,000 at any time outstanding;

                    (C)  the Surviving Debt;

                    (D)  indorsement of negotiable instruments
               for deposit or collection or similar transactions in the ordinary course of business;

                    (E)  Debt under the Pre-Petition 1997 Credit
               Agreement;

                    (F)  Debt under Senior Notes and the Senior
               Subordinated Notes;

                    (G)  Debt extending the maturity of, or
               refunding or refinancing, in whole or in part, Debt described in clauses (B), (C), (E), and (F) above, provided that (1) the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, (2) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced and the interest rate applicable to such extending refunding or refinancing Debt does not exceed the then applicable market interest rate, and (3) in the case of any Surviving Debt, the principal amount of such Surviving Debt shall not be increased above the principal amount, and interest accrued to the date of refinancing, thereof outstanding immediately prior to such extension, refunding or refinancing;

                    (H)  Unsecured Debt in an aggregate
               outstanding principal amount not to exceed at any time $2,500,000;

                    (I)  Debt incurred in connection with the
               Credit Card Program; and

                    (J)  Subordinated Debt not to exceed in the
               aggregate $50,000,000.

          (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so (or apply to the Bankruptcy Court for authority to do so except in connection with the Reorganization
Plan), except that any Subsidiary (other than a Non-Filing Subsidiary unless with the prior written consent of the Administrative Agent) of the Borrower may merge into or consolidate with any other Subsidiary (other than a Non-Filing Subsidiary unless with the prior written consent of the Administrative Agent) of the Borrower or with the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower; provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occured and be continuing and, in the case of any such merger to which any Borrower is a party, such Borrower is the surviving corporation.

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) other than:

               (i) Inventory to be sold in the ordinary course of its business;

               (ii) uneconomical, obsolete or worn out furniture, fixtures, leasehold improvements and equipment in the ordinary course and consistent with past business practice;

               (iii) sales in connection with store closings (including GOB Stores) so long as such sales are in each case at fair market value and on commercially reasonable terms provided that (i) if such sales are individually in excess of $250,000 or in the aggregate in excess of $5,000,000 but less than $25,000,000 in the aggregate (excluding GOB Stores), consented to by the Administrative Agent, which consent shall not be unreasonably withheld; and (ii) if such sales are in the aggregate together with all prior sales in excess of $25,000,000, consented to by the Administrative Agent in its sole discretion.

               (iv) sales from a Credit Card Issuer to the Borrower of Receivables pursuant to the Credit Card
          Program.

provided that in the case of clause (ii) and (iii) above, the Borrower shall, on the date of receipt of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in accordance with, Section 2.06(b)(ii).

          (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except,

               (i) Investments by the Parent Guarantor and its Subsidiaries in their Subsidiaries outstanding on the date hereof;

               (ii) loans and advances to employees in the ordinary course of the business of the Parent Guarantor and its Subsidiaries (other than Non-Filing
          Subsidiaries) as presently conducted in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

               (iii)     Investments existing on the date hereof
          and described on Schedule 4.01(w) hereto;

               (iv) Investments by Granite National Bank, N.A.
          pursuant to the rules and regulations of the Office of the Comptroller of the Currency;

               (v) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii);

               (vi) Receivables of the Parent or its Subsidiaries in the ordinary course of the business of the Parent or such Subsidiary pursuant to the Credit Card Program;
          and

               (vii)     Investments by the Parent Guarantor and
          its Subsidiaries in Cash Equivalents in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Parent Guarantor or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan), except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

               (i)  any Subsidiary of any Borrower may (A)
          declare and pay cash dividends to such Borrower and (B) declare and pay cash dividends to any other Loan Party
          (other than a Non-Filing Subsidiary) of which it is a Subsidiary,

               (ii) the Borrower may pay cash dividends or otherwise transfer funds to the Parent Guarantor for operating expenses incurred in the normal course of business by the Parent Guarantor or paid by the Parent Guarantor on behalf of the Borrower. Such expenses include all payroll and benefits costs for all Subsidiaries of the Parent Guarantor, telephone, travel, rent and other occupancy costs, professional expenses, including consulting, audit, accounting and legal expenses, corporate insurance expenses, data processing costs and other operating expenses,

          (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any material respect unless such change would not have a Material Adverse Effect or does not adversely affect the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document.

          (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in
(i) accounting policies or reporting practices, except as required by generally accepted accounting principles or
(ii) Fiscal Year.

          (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement (ii) payments required or permitted to be made pursuant the Interim Order or the Final Order for adequate protection payments, (iii) refinancings of Debt to the extent permitted by 5.02(b)(ii)(G), and (iv) payments of all pre-petition claims authorized by the First Day Orders at any time after such First Day Orders are entered by the Bankruptcy Court; provided however, that the Borrower shall only make payment in respect of Debt incurred in connection with the Pre-Petition 1997 Credit Agreement in an aggregate amount not to exceed $12,000,000 and on January 31, 2001 (the "Payment Date"), provided that (1) no complaint arising under Chapter 5 of the Bankruptcy Code has been filed within the applicable period for commencing such actions set forth in the Interim Order or the Final Order (subject to extension by consent of the parties), or if such a complaint has been filed, such complaint has been dismissed by a final order with prejudice, (2) the Parent Guarantor shall have maintained at all times EBITDA of the Parent Guarantor and its Subsidiaries of not less than $31,000,000 for the eight month period ended January 31, 2001, and (3) Excess Availability shall be not less than $92,000,000 at all times for each of the 30 days immediately preceding the Payment Date.

          (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document (other than pursuant to Section 365 of the Bankruptcy
Code) or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or otherwise amend any provision or term of any or permit any of its Subsidiaries to do any of the foregoing;

          (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except
(i) in favor of the Secured Parties or (ii) in connection with
(A) any Surviving Debt, (B) any purchase money Debt permitted by
Section 5.02(b)(iii)(H) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, and (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

          (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          (o) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (p) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent Guarantor and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:


                     Period                Amount

                Fiscal Year 2000        $20,000,000
                Fiscal Year 2001        $29,000,000
                Fiscal Year 2002        $35,000,000

provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the Parent Guarantor and its Subsidiaries during such Fiscal Year (the amount of such excess being the "Excess Amount"), the Parent Guarantor and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such immediately preceding Fiscal Year.

          (q) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new
Subsidiary.

          (r) Limitation on Payment Restrictions. Enter into or suffer to exist, or permit any Subsidiary to enter into or suffer to exist, any agreement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its capital stock or make loans or advances to, or otherwise transfer assets to or invest in, the Parent Guarantor or any Subsidiary of the Parent Guarantor (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

          (s) Interim Order and Final Order. Make or permit to be made any changes, amendment or modifications, or any application or motion for any change, amendment or modification to the Interim Order or the Final Order. The parties acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or the other Loan Documents or the Interim Order or the Final Order permitted by Section 9.01 which order shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 9.01.

          (t) Application to the Bankruptcy Court. Apply to the Bankruptcy Court for the authority to take any action that is prohibited by the terms of this Agreement and the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement and the other Loan Documents.

          (u) Chapter 11 Claims. Incur, create, assume, suffer to exist or permit or make any application or motion for any other Super-Priority Claim or Lien which is pari passu with or senior to the claims of the Administrative Agent and the Lenders granted pursuant to this Agreement, the Interim Order or the Final Order, other than as expressly contemplated and permitted by the Interim Order or the Final Order.

          (v) Reclamation Claims; Bankruptcy Code Section 546(g)* Agreements. (a) Make any payments or transfer any property on account of claims asserted by vendors of any Loan Party for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(c) of the Bankruptcy Code, and (b) enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of inventory to any vendor pursuant to Section 546(g)* of the Bankruptcy Code, other than , in each instance, as expressly contemplated and permitted by the Interim Order or the Final Order.

          (w) Lines of Business. Engage to any substantial extent in any line or lines of business activity other than businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related thereto or permit SRI Receivables Purchase Co., Inc. to engage in any business whatsoever.

          (x) Employment Agreements. Amend, modify or change in any manner any term or condition, or make any application or motion to do so, of any Employment Agreement or give any consent, waiver or approval thereunder to increase the compensation payable thereunder other than increases that are in the ordinary course and consistent with past business practices.

          (y) Non-Filing Subsidiaries. Will not and will not permit any of its Subsidiaries to directly or indirectly (i) purchase, lease, transfer, sell or exchange any of its property or assets of any kind or the rendering of services to any Non-Filing Subsidiary, (ii) pay any amounts owing to any Non-Filing Subsidiary and all such payments owing are hereby subordinate to the payment in full of all Obligations hereunder,
(iii) make or permit to exist any loans or advances to Non-Filing Subsidiaries, or (iv) apply to the Bankruptcy Court for authority to do any of the foregoing; provided, however, the Borrower shall be permitted to continue to conduct business with a Credit Card Issuer pursuant to the Credit Card Program consistent with past practice.

          SECTION 5.03   Reporting Requirements

          . So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will furnish to the Agents and the Lender Parties:

          (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the principal financial officer of the Parent Guarantor setting forth details of such Default and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year commencing with Fiscal Year ending January 31, 2000, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of PricewaterhouseCoopers LLC or other independent public accountants of recognized standing acceptable to the Administrative Agent, together with Consolidating balance sheets of the Parent Guarantor and the Borrower as of the end of such Fiscal Year and Consolidating statements of income and cash flows of the Parent Guarantor and the Borrower for such Fiscal Year, all in reasonable detail and duly certified by the principal financial officer of the Parent Guarantor as having been prepared in accordance with GAAP and (iv) a certificate of the principal financial officer of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

          (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year commencing with the first Fiscal Quarter ending April 15, 2000, Consolidated and Consolidating balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the principal financial officer of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such month and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated and Consolidating statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and duly certified by the principal financial officer or controller of the Parent Guarantor.

          (e) Annual Forecasts. As soon as available and in any event no later than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

          (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (h) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

          (i) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

          (j) Revenue Agent Reports. Within 15 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Parent Guarantor is a member aggregating $1,000,000 or more.

          (k) Tax Certificates. Promptly, and in any event within 15 days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the principal financial officer or controller of the Parent Guarantor, stating that the Parent Guarantor has paid to the Internal Revenue Service or other taxing authority the full amount that the Parent Guarantor is required to pay in respect of Federal income tax for such year.

          (l)  ERISA.  (i)  ERISA Events and ERISA Reports.
(A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the principal financial officer of the Parent Guarantor describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

               (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan,
          (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

               (iv) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (m) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

          (n) Real Property. As soon as available and in any event within 60 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(u) and 4.01(v) hereto, including an identification of all real and leased property disposed of by the Parent Guarantor or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

          (o) Insurance. As soon as available and in any event within 60 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

          (p) Borrowing Base Certificate. As soon as available and in any event within no later than the close of business on Wednesday of each week, a Borrowing Base Certificate, as at the end of the immediately preceding Saturday of such week, certified by the principal financial officer, executive vice president, controller, treasurer or assistant treasurer of the Parent Guarantor.

          (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

          SECTION 5.04   Financial Covenants

          . So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will maintain at all times EBITDA of the Parent Guarantor and its Subsidiaries not less than the amount set forth below for each period set forth below:


                       Period                  Amount

           Fiscal Quarter ended October 31,  $4,000,000
        2000]
           Two Fiscal Quarters ended January $12,000,000
        31, 2001
           Three Fiscal Quarters ended April $18,000,000
        30, 2001
           Four Fiscal Quarters ended July   $28,000,000
        31, 2001
           Four Fiscal Quarters ended        $33,000,000
        October 31, 2001
           Four Fiscal Quarter ended January $48,000,000
        31, 2002
           Four Fiscal Quarters ended April  $51,000,000
        30, 2002
           Four Fiscal Quarters ended July   $54,000,000
        31, 2002
           Four Fiscal Quarters ended        $57,000,000
        October 31, 2002
           Four Fiscal Quarters ended        $65,000,000
        January 31, 2003
           Four Fiscal Quarters ended April  $68,000,000
        30, 2003


                            ARTICLE 6

                        EVENTS OF DEFAULT



          SECTION 6.01   Events of Default

          . If any of the following events ("Events of Default") shall occur and be continuing:

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) when the same shall become due and payable; or

          (b)  any representation or warranty made by any Loan
Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Parent Guarantor or the Borrower shall fail to perform or observe any term, covenant or agreement contained in
Section 2.14, 5.01(e), (f), (i), (j), (o) or (p), 5.02, 5.03 or
5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Parent Guarantor by any Agent or any Lender Party; or

          (e) the Cases shall be dismissed, suspended or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee shall be appointed in the Cases; or an application shall be filed by any Loan Party for the approval of, or there shall arise any other claim having priority senior to or pari passu with the claims of the Administrative Agent and the Lenders under the Loan Documents or any other claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code (other than the Carve-Out); or

          (f) the Bankruptcy Court shall enter an order (i) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest in any assets in excess of $10,000 individually or in the aggregate in excess of $100,000 for any and all such holders other than as expressly recognized by the Interim Order or the Final Order or (ii) approving any settlement or other stipulation with any creditor of any Loan Party other than the Administrative Agent and the Lenders or otherwise providing for payments as adequate protection or otherwise to such creditor individually or in the aggregate in excess of $100,000 for any and all such creditors other than as expressly recognized by the Interim Order or the Final Order; or

          (g) any Loan Party shall make any payment (as adequate protection or otherwise) on account of any claim arising or deemed to have arisen prior to the Filing Date other than a payment or payments which would not constitute a default under section 6.01(f)(ii) except as expressly contemplated by the Interim Order or the Final Order; or

          (h) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt arising on or after the Filing Date that is outstanding in a principal amount of at least $1,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (i) any Non-Filing Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Non-Filing Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Non-Filing Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

          (j) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of (i) $2,500,000 and, with respect to Loan Parties that are not Non-Filing Subsidiaries, $2,500,000 as an administrative expense of the kind specified in Section 503(b) of the Bankruptcy Code, shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
(ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect ; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(j) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

          (k) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (l) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (m) any Collateral Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (n)  a Change of Control shall occur; or

(o)  there shall occur any Material Adverse Change; or
          (p) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $2,500,000; or

          (q) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,500,000 or requires payments exceeding $1,000,000 per annum; or

          (r) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,500,000; or

          (s) The Bankruptcy Court shall enter an order amending, supplementing, vacating or otherwise modifying the Interim Order, Final Order or any order granting adequate protection to the Pre-Petition Lenders (the parties acknowledging that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement permitted by Section 9.01, which order shall be acceptable to the Required Lenders); or

          (t) The Bankruptcy Court shall enter an order appointing an examiner with powers beyond the duty to investigate and report as set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code, in the Cases; or

          (u)  Any Loan Party shall bring a motion in the Cases:
(i) to obtain working capital financing from any Person other than Lenders under Section 364(d) of the Bankruptcy Code; or (ii) to obtain financing from any Person other than the Lenders under
Section 364(c) of the Bankruptcy Code (other than with respect to a financing used, in whole or part, to repay in full the Obligations); or (iii) to grant any Lien other than those permitted under Section 5.02(a) upon or affecting any Collateral; or (iv) to use cash Collateral of the Administrative Agent or Lenders under Section 363(c) of the Bankruptcy Code without the prior written consent of the Lenders or Required Lenders (as provided in Section 9.01 except to pay the Carve-Out); or (v) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code; or (vi) to effect any other action or actions adverse to the Administrative Agent or Lenders or their rights and remedies hereunder or their interest in the Collateral that would, individually or in the aggregate, have a Material Adverse Effect; or

          (v) The Bankruptcy Court shall enter an order granting relief pursuant to Section 362(d) of the Bankruptcy Code other than as permitted under Section 6.01(f)(i); or

          (w) The entry of the Final Order shall not have occurred within 45 days after the Filing Date; or

          (x) Any challenge by any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

          (y) The determination of the Borrower, whether by vote of the Borrower's board of directors or otherwise, to suspend the operation of the Borrower's business in the ordinary course, liquidate all or substantially all of the Borrower's assets, or employ an agent or other third party to conduct any so-called "Going-Out-of Business" sales (other than as permitted pursuant to Section 5.02(e)(iii)), or the filing of a motion or other application in the Cases, seeking authority to do any of the foregoing; or

          (z)  Any objection shall have been filed by the Pre-
Petition Agent or any Pre-Petition Lender to the entry of the Final Order; or

          (aa) Granite National Bank, N.A. shall fail to sell Receivables to the Borrower in the ordinary course and consistent with past practice under the Receivables Transfer Agreement or amend, modify or waive in any way manner any term or provision thereof without the consent of the Administrative Agent, which shall not be unreasonably withheld.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors' appointed to the Cases and to the United States Trustee), declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to
Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party that is a Non-Filing Subsidiary under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to
Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          Upon the occurrence and during the continuance of an Event of Default, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated and the Administrative Agent, on behalf of the Lenders, shall, upon 5 days prior written notice to the Borrower and any creditors' committee appointed in the Cases pursuant to Section 1102 of the Bankruptcy Code, be immediately permitted to, among other things, pursue any and all of its remedies against any Loan Party or the Collateral and seek payment in respect of all Obligations.

          SECTION 6.02   Actions in Respect of the Letters of Credit upon
Default

          . If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.

                            ARTICLE 7

                         PARENT GUARANTY



          SECTION 7.01   Guaranty

          . (a) The Parent Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each Loan Party now or hereafter existing under the Loan Documents, (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lender Parties in enforcing any rights under this Guaranty or any other Loan Documents. Without limiting the generality of the foregoing, the Parent Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by each Loan Party to the Administrative Agent or any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

          (b) The Parent Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender Party under this Guaranty or any other guaranty, the Parent Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent or any Lender Parties under or in respect of the Loan Documents.

          SECTION 7.02   Guaranty Absolute

          . The Parent Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Administrative Agents or the Lenders with respect thereto. The Obligations of the Parent Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Parent Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Parent Guarantor hereby irrevocably waives any defenses it may now or hereinafter have in any way relating to, any or all of the following:

          (a)  any lack of validity or enforceability of any Loan
Document, the Interim Order, the Final Order or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, the Parent Guarantor or any of their Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower, the Parent Guarantor or any of their Subsidiaries;

          (e) any change, restructuring or termination of the corporate or other legal structure or existence of the Borrower, the Parent Guarantor or any of their Subsidiaries;

          (f) any failure of the Administrative Agent or any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party now or hereafter known to the Administrative Agent or any Lender Party (the Parent Guarantor waiving any duty on the part of the Administrative Agent or any Lender Party to disclose such information); or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Parent Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party upon the insolvency, bankruptcy or reorganization of the Borrower, the Parent Guarantor or any of their Subsidiaries or otherwise, all as though such payment had not been made.

          SECTION 7.03   Waiver

          . (a) The Parent Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Parent Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Parent Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent Guarantor or other rights of the Parent Guarantor to proceed against any of the Loan Parties, any other guarantor or any other Person or any Collateral and
(ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Parent Guarantor hereunder.

          (d) The Parent Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon the Parent Guarantor and without affecting the liability of the Parent Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and the Parent Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Lender Parties against the Parent Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) The Parent Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender Party to disclose to the Parent Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or any Lender Party.

          (f) The Parent Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

          SECTION 7.04   Payments Free and Clear of Taxes, Etc

          . (a) Any and all payments made by the Parent Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future Taxes and subject to the limitations set forth herein. If the Parent Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Administrative Agent, (i) the sum payable by the Parent Guarantor by the Parent Guarantor shall be increased as may be necessary so that after the Parent Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this
Section 7.04) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent Guarantor shall make such deductions and (iii) the Parent Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Parent Guarantor agrees to pay any present or future Other Taxes that arise from any payment made under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

          (c) The Parent Guarantor will indemnify each Lender Party and the Agents for the full amount of Taxes or Other Taxes and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7.04, imposed on or paid by such Lender Party or Agent and any liability (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender Party or any Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Parent Guarantor, the Parent Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of the Parent Guarantor through an account or branch outside the United States or by or on behalf of the Parent Guarantor by a payor that is not a United States person, if the Parent Guarantor determines that no Taxes are payable in respect thereof, the Parent Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 5, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Without prejudice to the survival of any other agreement of the Parent Guarantor hereunder, the agreements and obligations of the Parent Guarantor contained in Section 7.01(a) (with respect to enforcement expenses), the last sentence of
Section 7.02 and this Section 7.04 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

          SECTION 7.05   Continuing Guaranty; Assignments

          . This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Parent Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties, the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07. The Parent Guarantor shall not have the right to assignment rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

          SECTION 7.06   Subrogation

          . The Parent Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now or hereafter acquire against the Borrower, any Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Parent Guarantor's Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lender Parties, shall be segregated from other property and funds of the Parent Guarantor and shall forthwith be paid to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) the Parent Guarantor shall make payment to the Administrative Agent or any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have been expired or been terminated, the Administrative Agent and the Lender Parties will, at the Parent Guarantor's request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Parent Guarantor.

          SECTION 7.07   Subordination

          . The Parent Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to the Parent
Guarantor by each Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07:

          (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default, the Parent Guarantor may receive regularly scheduled payments from any Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Administrative Agent otherwise agrees, the Parent Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In these Cases relating to any Loan Party, the Parent Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations before the Parent Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Event of Default, the Parent Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations, together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Parent Guarantor under the other provisions of this Guaranty.

          (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered, in its discretion, (i) in the name of the Parent Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Parent Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations.

                            ARTICLE 8

                           THE AGENTS



          SECTION 8.01   Authorization and Action

          . Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Parent Guarantor or the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02   Agents' Reliance, Etc

          . Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03   Citibank and Affiliates

          . With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citibank in its individual capacities. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank were not an Agent and without any duty to account therefor to the Lender Parties.

          SECTION 8.04   Lender Party Credit Decision

          . Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05   Indemnification

          . (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 8.06   Successor Agents

          . Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this
Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and
(iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

          SECTION 8.07   Other Agents

          . Each Lender Party hereby acknowledges that any other Lender Party designated as any "Agent" on the signature pages hereof has no responsibilities or liability hereunder other than in its capacity as a Lender.

                            ARTICLE 9

                          MISCELLANEOUS



          SECTION 9.01   Amendments, Etc

          . (a) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (A) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit,
Section 3.02, (B) change the number of Lenders or the percentage of (1) the Commitments, (2) the aggregate unpaid principal amount of the Advances or (3) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (C) reduce or limit the obligations of the Parent Guarantor under Section 7.01 or of any Subsidiary Guarantor under
Section 1 of the Subsidiary Guaranty or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (D) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (E) amend
Section 2.13 or this Section 9.01, (F) increase the percentages included in clauses (a), (b), (c) or (d) of the definition of "Loan Value", (G) consent to any amendment or modification of the Interim Order or the Final Order and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, the Term Facility or Working Capital Facility if such Lender is directly affected by such amendment, waiver or consent, (A) increase the Commitments of such Lender, (B) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (C) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (D) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          (b) If, in connection with any proposed amendment or waiver of any of the provisions of this Agreement or any other Loan Document as contemplated by Section 9.01(a) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is not obtained, then the Administrative Agent shall have the right to purchase (and such Lender shall sell) the interest of each such non-consenting Lender, together with accrued and unpaid interest, and assume each such Lender's Commitment.

          SECTION 9.02   Notices, Etc

          . All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Parent Guarantor, the Borrower or any other Loan Party, at the address or the Parent Guarantor at 10201 Main Street, Houston, Texas 77025, Attention: Principal Financial Officer, with a copy to Corporate Counsel; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Michael Schadt; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Michael Schadt; or, as to the Parent Guarantor, the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to
Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          SECTION 9.03   No Waiver; Remedies

          . No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04   Costs and Expenses

          . (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents and the Interim Order and the Final Order, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to any review of pleadings and documents related to the Cases, attendance at meetings related to the Cases, general monitoring of the Cases and any subsequent Chapter 7 case, and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents and the Interim Order and the Final Order, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person whether or not or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 9.05   Right of Set-off

          . Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Parent Guarantor or any Borrower against any and all of the Obligations of the Parent Guarantor or the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Parent Guarantor or the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

          SECTION 9.06   Binding Effect

          . This Agreement shall become effective when it shall have been executed by the Borrower, the Parent Guarantor and each Agent and the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Parent Guarantor, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 9.07   Assignments and Participations

          . (a) Each Lender may and, so long as no Default has occurred and is continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least 10 Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreements, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2, as applicable, hereto.

          (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that
(i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Parent Guarantor or the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that
(i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections
2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

          SECTION 9.08   Execution in Counterparts

          . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

          SECTION 9.09   No Liability of the Issuing Bank

          . The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.10   Release of Collateral

          . Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

          SECTION 9.11   Jurisdiction, Etc

          . (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Bankruptcy Court or of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court or in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in the Bankruptcy Court or in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.12   Governing Law

          . This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

          SECTION 9.13   Waiver of Jury Trial

          . Each of the Parent Guarantor, the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              SPECIALITY RETAILERS, INC.,
                                  as Borrower

                              By: /s/ John Wiesner
                                 Title: Chief Executive Officer


                              STAGE STORES, INC.,
                                  as Parent Guarantor

                              By: /s/ John Wiesner
                                 Title: Chief Executive Officer


                              CITICORP USA, INC.,
                                  as Administrative Agent

                              By: /s/ Claudia Slacik
                                 Title: Managing Director


                              CITICORP USA, INC.,
                                  as Collateral Agent

                              By: /s/ Claudia Slacik
                                 Title: Managing Director

                         Initial Lenders


                              CITIBANK, N.A.

                              By: /s/ Claudia Slacik
                                 Title: Managing Director


                          Initial Issuing Bank


                              CITIBANK, N.A.

                              By: /s/ Claudia Slacik
                                 Title: Managing Director

                           Swing Line Bank


                              CITIBANK, N.A.

                              By: /s/ Claudia Slacik
                                 Title:  Managing Director








                            SCHEDULES

      TO THAT CERTAIN DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                    DATED AS OF JUNE 2, 2000,

                          BY AND AMONG

   SPECIALTY RETAILERS, INC., A TEXAS CORPORATION, AS BORROWER

 STAGE STORES, INC., A DELAWARE CORPORATION, AS PARENT GUARANTOR

           ARTICLE 10     CITIBANK, AS INITIAL LENDER,



               CITIBANK, AS INITIAL ISSUING BANK,

                  CITIBANK, AS SWING LINE BANK,

           CITICORP USA, INC. AS COLLATERAL AGENT AND

                               AND

    ARTICLE 11     CITICORP USA, INC. AS ADMINISTRATIVE AGENT



















  Note:     The information set forth in the following Schedules

  is cumulative in effect such that information set forth on one

  Schedule will be deemed, where appropriate, to have been set forth on each and every of the following Schedules, whether or not specifically set forth therein.  Any capitalized term not otherwise expressly defined in the following Schedules shall have the meaning assigned to such term in that certain Debtor-

  In-Possession Credit Agreement dated as of June 2, 2000, by and among Specialty Retailers, Inc. as Borrower, Stage Stores,

  Inc. as Parent Guarantor, Citibank as Initial Lender, Citibank

  as Initial Issuing Bank, Citibank as Swing Line Bank, and

  Citicorp USA, Inc. as Collateral Agent and Administrative

  Agent (the "Credit Agreement").





                           SCHEDULE I

           COMMITMENTS AND APPLICABLE LENDING OFFICES




              Working              Letter      Domestic       Eurodollar
         Na   Capital     Term       of         Lending         Lending
         me  Commitmen  Commitme   Credit        Office           Office
         of      t         nt     Commitme
         In                          nt
         it
         ia
         l
         Le
         nd
         er
         Ci  $300,000,  $150,000  $40,000,  1 Penn's Way    1 Penn's Way
         ti  000        ,000      000       New Castle, DE  New Castle, DE
         ba                                 19720           19720
         nk                                 Attn: Anne      Attn: Anne
         ,                                  Marie Pavco     Marie Pavco
         N.                                 Tel: (302) 894- Tel: (302) 894-
         A.                                 6010            6010
                                            Fax: (302) 894- Fax: (302) 894-
                                            6120            6120




                           SCHEDULE II


                Borrower's Account with Citibank.


Account Number 30430212 in the name of Specialty Retailers, Inc.

                          SCHEDULE III


                     Eligible Real Property.


                      See Schedule 4.01(u)

                           SCHEDULE IV


                           GOB Stores.


           See Schedule 4.01(u) and Schedule 4.01(v).

                      SCHEDULE 3.01(a)(vii)

States in which each Loan Party is duly qualified and in good standing as a foreign corporation.


Specialty Retailers, Inc.

Alabama         Arizona          Arkansas        Colorado

Florida         Georgia          Illinois        Indiana

Iowa            Kansas           Louisiana       Maryland

Michigan        Minnesota        Mississippi     Missouri

Montana         Nebraska         Nevada          New Mexico

New York        North Dakota     Ohio            Oklahoma

Oregon          Pennsylvania     South Carolina  South Dakota

Texas           Virginia         Washington      West Virginia

          SECTION 11.01Wyoming
Wisconsin




Specialty Retailers, Inc. (NV)

          SECTION 11.02  South Dakota

                        SCHEDULE 4.01(b)

All Subsidiaries of each Loan Party and their respective jurisdictions of organization, number of authorized and outstanding capital stock, percentage of ownership owned by each Loan Party, and number of shares covered by stock options, warrants, rights of conversion and similar rights.


                          Common Stock   Preferred Stock              Shares
                 State                                    Percentag   Subject
   ARTICLE 12      of                                        e of       to
    NAME OF      Organi                                   Ownership   Option,
   SUBSIDIARY    zation                                               Warrant
                                                                        or
                                                                      Similar
                                                                      Rights
                                                      (a)(b)
                         SECTION  SECTIO      AuthoriOutsta
                          12.01   N           zed  nding
                         Authori  12.02
                           zed    Outsta
                                  nding
Specialty        Texas   100,000  5,000     0        0    Stage          0
Retailers, Inc.          ($0.01                           Stores,
                           par                            Inc.
                         value)                           (100%)

Specialty        Nevada   1,000   1,000     0        0    Stage          0
Retailers, Inc.          ($0.01                           Stores,
(NV)                       par                            Inc.
                         value)                           (100%)

SRI Receivables  Delawa   1,000   1,000     0        0    Specialty      0
Purchase Co.,    re      ($0.01                           Retailers
Inc.                       par                            , Inc.
                         value)                           (100%)

Granite National Ohio    100,000  50,000    0        0    Specialty      0
Bank                     ($20.00                          Retailers
                           par                            , Inc.
                         value)                           (NV)
                                                          (100%)


                        SCHEDULE 4.01(d)

List of any Governmental Authorization, notice to or filing with any Governmental Authority or third party which is required for the execution, delivery, performance under or consummation of any transaction or Transaction Documents by any Loan Party, the, grant of any Lien by any Loan Party or the perfection or maintenance of such Lien, or the exercise of any right or remedy by Agent or any Lender Party.


None

                        SCHEDULE 4.01(f)

List of any action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting any Loan Party or Subsidiary, pending or threatened before any Governmental Authority which would be reasonably likely to have a Material Adverse Effect or affect the legality, validity or enforceability of any Transaction Document or consummation of transactions contemplated thereby.


          Although no Loan Party is aware of any action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting any Loan Party or Subsidiary, pending or threatened before any Governmental Authority which would be reasonably likely to have a Material Adverse Effect or affect the legality, validity or enforceability of any Transaction Document or consummation of transactions contemplated thereby, the nature and amount claimed or the allegations at issue in the following lawsuits could have a Material Adverse Effect if one or more of the same were resolved in a manner adverse to a Loan Party:

1. Calah Cutrer, Jennifer Greeson, Delight Vanbrocklin, Kyle Johnson, Lisa Hernandez, Deanna Amaya, Rene Pena and Maria Nelson as Plaintiffs v. Stage Stores, Inc., Specialty Retailers, Inc. and Mary Elizabeth Pena as Defendants filed in the United States District Court for the Southern District of Texas, Houston Division, as Civil Action H-00-0955.

2. Counterclaim filed by Carl E. Tooker against Stage Stores, Inc. in that certain lawsuit styled as Stage Stores, Inc. as Plaintiff v. Carl E. Tooker as defendant, Counter-Plaintiff and Third-Party Plaintiff v. John J. Wiesner, N. Martin Stringer and McKinney & Stringer, P.C. as Third-Party Defendants which was filed in the District Court of Harris County, Texas as Case Number 2000-15666.

3.   Lemelson  Medical,  Education & Research Foundation  Limited
     Partnership  as  Plaintiff v. COMPUSA, Inc.,  Stage  Stores,
     Inc.,  et  al.  as  Defendants filed in  the  United  States
     District Court for the District of Arizona.

4.   Class  action  filed by John C. Weld as Plaintiff  v.  Stage
     Stores, Inc. et al as Defendants which was filed in the United States District Court for the Southern District of
     Texas, Houston Division, as Civil Action H-99-0957.

                        SCHEDULE 4.01(q)

List of each taxable year for any Loan Party or its Subsidiary or Affiliate in which any federal income tax return has not been filed or the expiration of any applicable statute of limitation for assessment or collection has been extended.


Name of Entity                     Taxable Years Ending

Stage   Stores,  Inc.                       01/31/98,   01/31/99,
01/31/00

Specialty  Retailers, Inc.                    01/31/98, 01/31/99,
01/31/00

Specialty   Retailers,  Inc.  (NV)                      01/31/98,
01/31/99, 01/31/00

SRI  Receivables Purchase Co., Inc.           01/31/98, 01/31/99,
01/31/00

Granite National Bank                   01/31/99, 01/31/00

                        SCHEDULE 4.01(s)

     List of Existing Debt as of June 2, 2000, by category.


    ARTICLE 13                          Outstandi
                                            ng     Commitmen   Matur  Amortiz
    ARTICLE 14          Type of Debt    Principal   t Amount    ity    ation
      DEBTOR                              Amount               Date   Schedul
                                                                         e
Specialty            Working    Capital  $200,000,  $200,000.  06/14  Various
Retailers, Inc.      Facilities             000.00      00.00   /02
(guaranteed      by
Stage Stores, Inc.)
Specialty            Revolving Line  of  $29,950,0  $35,000,0  06/14   None
Retailers, Inc.      Credit                  00.00      00.00   /02
(guaranteed      by
Stage Stores, Inc.)
Specialty            8.50%       Senior  $200,000,  $200,000,  2005    None
Retailers, Inc.      Notes                  000.00     000.00
(guaranteed      by
Stage Stores, Inc.)
Specialty            9.00%       Senior  $100,000,  $100,000,  2007    None
Retailers, Inc.      Notes                  000.00     000.00
(guaranteed      by
Stage Stores, Inc.)
Specialty            11.00%  Series   B  $20,000.0  $20,000.0  2003    None
Retailers, Inc.      Notes                       0          0
Bealls Holding       Subordinated        $6,356,00  $6,356,00  2002   3 years
                     Notes                    0.00       0.00
Bealls Holdings      7.00%       Junior  $7,507,00  $7,507,00  2003   Due at
                     Subordinated             0.00       0.00         maturit
                     Debentures                                          y
FB Holdings          7.00%               $2,161,00  $2,161,00  2000   Due at
                     Subordinated             0.00       0.00         maturit
                     Notes                                               y
Bealls Holding       Port        Arthur  $1,434,00  $1,434,00  2007   7 years
                     Industrial               0.00       0.00         remaini
                     Development                                        ng
                     Revenue Bond
Stage Stores, Inc.   Trade Payables          $0.00    N/A      Vario  Various
                                                                us
Specialty            Trade Payables      $32,023,0    N/A      Vario  Various
Retailers, Inc.                              00.00              us
Specialty            Trade Payables          $0.00    N/A      Vario  Various
Retailers,     Inc.                                             us
(NV)
Stage Stores, Inc.   Payroll                 $0.00    N/A      Vario  Various
                                                                us
Specialty            Payroll             $17,769,0    N/A      Vario  Various
Retailers, Inc.                              00.00              us
Specialty            Payroll                 $0.00    N/A      Vario  Various
Retailers,     Inc.                                             us
(NV)
Stage Stores, Inc.   Debt  for Borrowed      $0.00    N/A      Vario  Various
                     Money                                      us
Specialty            Debt  for Borrowed  $574,819,    N/A      Vario  Various
Retailers, Inc.      Money                  000.00              us
Specialty            Debt  for Borrowed      $0.00    N/A      Vario  Various
Retailers,     Inc.  Money                                      us
(NV)
Stage Stores, Inc.   Future Rent             $0.00    N/A      Vario  Various
                                                                us
Specialty            Future Rent         $307,126,    N/A      Vario  Various
Retailers, Inc.                             000.00              us
Specialty            Future Rent             $0.00    N/A      Vario  Various
Retailers,     Inc.                                             us
(NV)
Stage Stores, Inc.   Other                   $0.00    N/A      Vario  Various
                                                                us
Specialty            Other               $50,819,0    N/A      Vario  Various
Retailers, Inc.                              00.00              us
Specialty            Other                   $0.00    N/A      Vario  Various
Retailers,     Inc.                                             us
(NV)

                        SCHEDULE 4.01(t)

               List  of  Surviving Debt with the outstanding
     principal   balance,   aggregate   commitment   amount,
     maturity date and amortization schedule.


          See Schedule 4.01(s); provided that the Revolving Line of Credit in the maximum commitment amount of $35,000,000 with maturity on June 14, 2002, shall not be Surviving Debt.

                                SCHEDULE 4.01(u)

List of real property owned by any Loan Party and its Subsidiaries with the street address, county, state, record owner, and book and estimated fair market value.



   Store #/Facility          Street Address      County     Record Owner


Stage Distribution     506 Beall Blvd.,           Cherok Specialty Retailers
Center                 Jacksonville, TX 75766         ee Inc.
                                                       (f/k/a Beall
                                                       Properties, Inc.)
Stage Credit Facility  1020 Willowcreek Drive,    Cherok Specialty Retailers,
                      Jacksonville, TX 75766         ee Inc.
                                                       (f/k/a Beall
                                                       Properties, Inc.)
Raw Land               Jacksonville, Texas        Cherok Specialty Retailers,
                                                     ee Inc.

#20 - Baytown          San Jacinto Mall, Space    Harris American National
                      4000, Baytown, TX 77521           Insurance Company
                                                       (Sale-Leaseback)
#32 - Killeen          2100 South W.S. Young        Bell American National
                      Drive, Killeen, TX 76543          Insurance Company
                                                       (Sale-Leaseback)
#113 - Las Cruces      700 South Telshor, Las       Dona American National
                      Cruces, NM 88001              Ana Insurance Company
                      (5000 Mesilla Valley              (Sale-Leaseback)
                      Mall)
#7 - Jacksonville      Hwy. 69 South,             Cherok Specialty Retailers,
                      Jacksonville, TX 75766         ee Inc.
                      (Jacksonville Square II)
#500 - Denver          401 16th Street, Denver,   Denver Congress
                      CO 80202                          Developments, Ltd.
                      (Tremont Mall)                    (Ground Lease)
#160 - Lubbock         6002 Slide Rd., Lubbock,   Lubboc Macerich Lubbuck
                      TX 79414                        k Limited Partnership
                      (South Plains Mall)               Ground Lease)
#363 - Lake Charles    4066 Ryan Street, Lake     Calcas Weingarten/Finger
                      Charles, LA, 70601            ieu Venture
                                                       (Ground Lease)
#120 - Port Arthur *   3100 FM 365, #57, Port     Jeffer Central Mal - JV
                      Arthur, Texas 77640           son (Ground Lease)



* This property is subject to an industrial revenue bond and shall not be mortgaged pursuant to Section 5.01(q) or any other provision of the Agreement.


                                SCHEDULE 4.01(v)

List of real property leased by any Loan Party and its Subsidiaries with the street address, county, state, lessor, lessee, expiration date and annual rental cost.


                                              Lease
Stor         Street Address          County  Expirat          Lessor        gibl
e #                                            ion
0001 2317 Hwy 79 South, Henderson    Rusk      31-Dec- Henderson Plaza
    TX 75654                                   02    Shopping Center
0002 1122 N. University Drive,       Nacogdoc  31-Jan- University Mall Realty,
    Nacodoches, TX 75961            hes         09    Ltd
0003 626 South Jefferson, Mt.        Titus     30-Jun- CenterAmerica Capital
    Pleasant TX 75455                          10    Partnership, LP
0004 1711 Loop 281 W-NW, Longview,   Greg      28-Feb- Northwest Village
    TX 75601                                   01    Assoc., Ltd
0005 2328 S. Brahma Parkway,         Kleberg   31-Mar- Alpha Lake, Ltd
    Kingsville, TX 78363                       02
0006 106 Davis Street, Gilmer, TX    Upshur    31-Dec- Elliott Dean
    75644                                      01
0006 106 Davis Street, Gilmer, TX    Upshur    31-Dec- Elliott Dean
A    75644                                      01
0008 3516 Lamar Avenue, Paris, TX    Lamar     31-Jan- John C. Culpepper, Jr.
    75460                                      02
0009 122 Austin Street, Center, TX   Shelby    31-Jan- Polley Development
    75935                                      05    Corp.
0010 Space #1015, Kilgore, TX 75662  Greg      31-Dec- Kilgore Plaza Shopping
                                               00    Center Partnership
0011 4600 S. Medford Drive, Lufkin,  Angelina  31-Dec- Lufkin Mall Management
    TX 75901                                   15    Office
    (#3000 Lufkin Mall)
0012 6834 Wesley, Greenville, TX     Hunt      31-Jan- Crossroads Greenville
    75401                                      03    Properties, Ltd.
                                                    (Crossroads Mall)
0013 1402 Mockingbird Lane, Sulphur  Hopkins   31-Jan- Sulphur Springs Prop
    Spring, TX 75482                           04
0014 1300 Pinecrest Dr. E.,          Harrison  31-Jul- Marshall Mall Investors
    Marshall, TX 75670                         08
    (#150 Marshall Mall)
0015 2000 Crockett, Palestine, TX    Anderson  31-Jan- Biedenharn Realty
    75801                                      09    Company, Inc
0016 730 N. Main, Vidor, TX 77662    Orange    30-Nov- Weingarten Realty
                                               03    Management
0017 111 W. Sabine Street,           Panola    31-Dec- Five Star Realty Inc.
    Carthage, TX 75633                         00
0019 1150 W. Dallas, Conroe, TX      Montgome  31-Jan- Crossroads Shopping
    77301                           ry          10    Center
0020 Space #4000, Baytown, TX 77521  Harris    31-Mar- American National
                                               07    Insurance Company
0021 2900 W. Washington Ave., Box    Erath     31-Jan- Bosque River
    #12, Stephenville, TX76401                 05    Association
0022 707 Villa Maria, Bryan, TX      Brazos    30-Sep- Stalworth Corp.
    77802                                      00
0023 3500 McCann Road, Longview, TX  Greg      31-Jan- Longview Mall Company
    75601                                      04
0024 4800 Texoma Parkway, Sherman,   Grayson   31-Jan- Sherman Mall Associates
    TX 75090                                   02    Ltd.
    (#900 Midway Mall)
0025 6301 NW Loop 410, San Antonio,  Bexar     31-Jan- Ingram Park Mall
    TX 78238                                   05
0026 228 Cove Terrace (Hwy 190),     Coryell   30-Nov- Cove Terrace Associates
    Copperas Cove, TX 76522                    03    I, Ltd
0027 1023 N. Texas Blvd., Weslaco,   Hidalgo   31-Jul- Palm Plaza Shopping
    TX 78596                                   01    Center
0028 2801 Hwy. 180, Mineral Wells,   Palo      31-Jan- Brazos Shopping Center
    TX 76067                        Pinto       05
    (Suite 3.0 and 3.1)
0029 1004 E. Hwy. 83, Roma, TX       Starr     31-Aug- Armando Pena and
    78584                                      04    Clotilde R. Pena
0030 4021 7th St., Bay City, TX      Matagord  31-May- Caltim, LTD., a Texas
    77414                           a           03    Ltd.
0031 231 W. Main, League City, TX    Galvesto  31-May- CenterAmerica Property
    77573                           n           05    Trust, LP
0032 2100 So. W.S. Young Dr.,        Bell      31-Mar- American National
    Killeen, TX 76543                          07    Insurance Company
    (3000 Killeen Mall)
0033 135 S. Central Expressway,      Collin    31-Mar- Westgate Center Ltd.
    McKinney, TX 75069                         02
0034 2939 Thousand Oaks, San         Bexar     31-Jan- CMF Capital Company LLC
    Antonio, TX 78247                          10
0035 2504 N. Laurent, Victoria, TX   Victoria  30-Apr- Center America Property
    77901                                      04    Trust, L. P.
0036 4302 Ayers, Corpus Christi, TX  Nueces    30-Apr- Weingarten Realty
    78415                                      04    Management
0037 726 Wheatland Rd.,              Dallas    31-Jan- Duncanville Cedar
    Duncanville, TX 75116                      05    Square, L.P.
0038 1500 E. Court, Suite 500,       Guadalup  31-Jan- Great Oak LLC/Seguin
    Seguin, TX 78155                e           06    Five Courts
0039 13802 Research, Austin, TX      Williams  31-Dec- Rebota, Inc.
    78750                           on          03
0040 1502 Brazos, Lake Jackson, TX   Brazoria  31-Jan- WXI/Z SW Malls Real
    77566                                      10    Estate LLC
0041 3749 N. 16th St., Orange, TX    Orange    31-Oct- Northway Shopping
    77630                                      04    Center
0042 1111 E. Tyler, Suite 127-B,     Henderso  31-Jan- Property Asset
    Athens, TX 75751                n           11    Management, Inc
0043 Space #138, Silsbee, TX 77656   Hardin    31-Jan- Starns, III
                                               02
0045 2200 Avenue F, Del Rio, TX      Val       31-Mar- CBL & Associates Inc.
    78840                           Verde       04
0046 2415 S. Congress Ave., Austin,  Travis    31-Mar- Easterling Properties
    TX 78723                                   03
0047 300 Early Blvd., Space 11,      Brown     31-Oct- Sequoia Investments II,
    Brownwood, TX 76801                        05    LLC
0047 300 Early Boulevard, Space 11,  Brown     31-Jan- Sequoia Investments II,
S    Early, TX 76802                            04    LLC
0048 1404B W. Moore, Terrell, TX     Kaufman   31-Jan- Terrell Associates, Ltd
    75106                                      05
0049 5431 Interregional Rd.,         Travis    31-Jul- Capital Highway 35, Ltd
    Austin, TX 78723                           03
0050 4104 S. Staples Ave., Corpus    Nueces    31-Mar- Jerry J. Moore
    Christi, TX 78411                          01    Investments
0051 3725 Leopard St., Corpus        Nueces    31-Mar- Michael J. Kuhn,
    Christi, TX 78408                          01    Trustee
0052 1211 N. Commerce, Ardmore, OK   Carter    30-Apr- EBL & S Property
    73401                                      05    Management, Inc.
    (150 Mountain View Mall)
0053 3111 S. 31st St., Temple, TX    Bell      01-Jan- Temple Mall Company
    76502                                      02
    (Temple Mall Shopping Center)
0054 2008 South Expressway,          Cameron   31-Jan- Harlingen Mall Company
    Harlingen, TX 78552                        04
    (Valley Vista Mall)
0055 3500 W. 7th, Corsicana, TX      Navarro   31-Jan- C. P. Mall, Ltd
    75110                                      09
0056 1501 E. Main, Alice, TX 78332   Jim       30-Jun- Alicia Corporation
                                   Wells       02
0057 507 N. Hwy. 77, Waxahachie, TX  Ellis     31-Jul- MaClay Northgate, Ltd
    75165                                      03
0058 Space #1250, 5488 SPID, Corpus  Nueces    30-Sep- Roy M. Smith & W. M.
    Christi, TX 78411                          02    Bevly
0060 1530 Wildcat Dr., Portland, TX  Patricio  01-Mar- EIG Northshore Plaza,
    78374                                      02    LLC
0061 I-10 @ College St., Beaumont,   Jefferso  31-Jan- Gateway Shopping Center
    TX 77701                        n           02
0062 500 N. Jackson Rd., Pharr, TX   Hidalgo   02-Oct- Spigel Properties
    78577                                      02
0063 4101 E. 42nd St., Odessa, TX    Ector     31-Mar- MCM Properties, LTD
    79762                                      10
0064 2711 61st St., Galveston, TX    Galvesto  31-Jan- Weingarten Realty
    77550                           n           06    Investors, Inc.
0065 2620 Avenue H, Rosenberg, TX    Fort      31-Jan- Rosenberg, Ltd
    77471                           Bend        04
0066 3659 Twin City Hwy., Port       Jefferso  30-Nov- Jefferson City Commons
    Arthur, TX 77640                n           03    LLC
0067 200 Springtown Way Suite #309,  Hays      31-Dec- STM Partners, Ltd
    San Marcos, TX 78666                       09
0068 Space #420, Beaumont, TX 77706  Jefferso  31-Oct- Parkdale Mall
                                   n           03    Associates
0069 2003 N. St. Mary, Beeville, TX  Bee       28-Aug- DWH Development Co.
    78102                                      02
0070 1008 E. Hwy. 82, 1008 E. Hwy    Cooke     31-Jul- David Saloman
    82, Gainesville, TX 76240                  04
0071 2310 SW Military Dr., San       Bexar     30-Apr- General Growth
    Antonio, TX 78221                          04    Management, Inc.
0072 1105B Garth Brooks Blvd.,       Canadian  31-Jan- 4810 L.P., an Illinois
    Yukon, OK 73099                            06    Limited Partnership
0073 305 E. University, Edinburg,    Hidalgo   31-Jul- B-Y Edinburg Centers
    TX 78539                                   04    LTD
0074 2525 Anderson Ln., Austin, TX   Travis    31-Dec- Fund A Northcross, Inc.
    78757                                      10
    (100 Northcross Mall)
0075 Space #214, Wichita Falls, TX   Wichita   31-Jan- Sikes Coyote Mall, L.P.
    76308                                      11
0076 2200 S. 10th St., McAllen, TX   Hidalgo   31-Jan- Simon Homart San
    78501                                      02    Antonio Mall
                                                    Partnership
0077 7900 IH 35 N., San Antonio, TX  Bexar     31-Jan- Simon Homart San
    78218                                      01    Antonio Mall
                                                    Partnership
0078 4521 Westgate Blvd., Austin,    Travis    31-Jan- HEB Store Property Co.
    TX 78218                                   13    #1
    (130 Westgate Mall)
0079 1663 W. Henderson, Cleburne,    Johnson   31-Mar- Today Nolan River L.P.
    TX 76031                                   05
    (150 Nolan River Mall)
0080 4100 S. New Braunfels, San      Bexar     31-Jan- GGP Limited
    Antonio, TX 78223                          11    Partnership/McCreless
                                                    Mall
0081 11200 Lakestop Blvd., Cedar     Williams  31-Jan- Lakeline Developers
    Park, TX 78613                  on          11    2324/BEA
0082 501 N. Main, Muskogee, OK       Muskogee  30-Nov- Warmack-Muskogee Ltd
    74401                                      02
0083 622 NW Loop 410, San Antonio,   Bexar     31-Dec- Central Park Joint
    TX 78216                                   02    Venture
0084 5300 N. San Dario Suite 150,    Webb      31-Dec- Mall Del Norte
    Laredo, TX 78041                           02
0085 2407 Ponderosa Dr., Chickasha,  Grady     31-Jan- Chickasha Square
    OK 73018                                   03
0086 520 S. Bryant, Edmond, OK       Oklahoma  13-Sep- Weingarten Nostat, Inc.
    73034                                      03
    (Bryant Square Shopping
    Center)
0088 200 Sydney Baler So.,           Kerr      31-Oct- Alpha Lake, Ltd
    Kerrville, TX 78028                        08
    (NO. 17 River Hills Mall)
0089 121 S. Hwy. 35 Bypass, Port     Calhoun   31-Jan- Westco Property
    Lavaca, TX 77979                           10    Management
0090 Space #6, Texarkana, TX 75503   Bowie     31-Oct- Warmack-Texarkana
                                               08    Partnership
0091 3415 Olton Rd., Plainview, TX   Hale      31-Jan- BLI Plainview, Ltd
    79072                                      06
0093 4001 SW Blvd., San Angelo, TX   Tom       31-Dec- Landau & Heyman
    76901                           Green       09
    (3000 Sunset Mall)
0094 1007 Phillips Rd., Borger, TX   Hutchins  23-Mar- D.J. Investments
    79007                           on          05
0095 1201 N. Hobart Suite 4C,        Gray      31-Jan- D. J. Investments
    Pampa, TX 79065                            01
0096 2360 No. Expressway,            Cameron   31-Jan- Brownsville Sunrise
    Brownsville, TX 78526                      05    Developers, LP
0098 1326 Hwy. 35 No., Rockport, TX  Aranas    31-Jan- Sea/Aire Center/Gordan
    78382                                      11    McNutt
0099 3rd & C Streets, Lawton, OK     Comanche  31-Jan- Central Mall/Lawton
    73501                                      01
    (#149 Central Mall)
0100 6001 W. Waco Dr., Waco, TX      McLennan  31-Jan- Lilac Properties
    76710                                      01    Associates LP
0101 1801 E. FM 700  #150, Big       Howard    28-Feb- Alpha Lake Ltd.
    Spring, TX 79720                           02
    (#150 Big Spring Mall)
0102 2302 W. Pierce St., Carlsbad,   Eddy      31-Mar- Resource Management
    NM 88220                                   06    Inc.
    (#150 Carlsbad Mall)
0103 7800 Halletsville Hwy.,         Victoria  31-Dec- Victoria Mall
    Victoria, TX 77904                         05
    (#175 Victoria Mall)
0104 3199 N. White Sands Blvd.,      Otero     31-Mar- White Sands Mall
    Alamorgordo, NM 88310                      02
0105 2005 N. 14th St. #109, Ponca    Kay       31-Jan- Ponca Plaza, Ltd.
    City, OK 74601                             03
    (Ponca Plaza)
0106 376 Sam Houston Jones Pkwy.,    Calcasie  31-Jan- Park Dell SC #53
    Moss Bluff, LA 79414            u           04
0107 1500 Harvey Rd., Space E,       Brazos    28-Feb- Post Oak Mall
    College Station, TX 77840                  02    Associates
0108 1600 Water St., Space B-6,      Webb      31-Jan- Spigel Properties
    Laredo, TX 78040                           06    Laredo, Inc.
0109 1420 N. Main St., Altus, OK     Jackson   31-Jan- Bunker Hill Co.
    73521                                      05
0110 15032 San Pedro Ave. (Hwy       Bexar     31-Jan- Brookhollow Shopping
    281N), San Antonio, TX 78232               08    Center
0111 4511 N. Midkiff Dr., Midland,   Midland   31-Jan- Simon Homart San
    TX 79705                                   01    Antonio Mall
    (Space E14, Midland Park Mall)                   Partnership
0112 1840 Lee Trevino, Suite 100,    El Paso   21-Apr- G.G.I.A. II Limited
    El Paso, TX 79936                          01
0113 700 S. Telshor, Las Cruces, NM  Dona Ana  31-Mar- American National
    88001                                      07    Insurance Company
    (5000 Mesilla Valley Mall)
0114 1734 Carl Albert Parkway,       Pittsbur  31-Jan- Gene Murphy
    McAlester, OK 74502             g           06
0115 1979 Prospect, Houma, LA 70363  Terribon  28-Feb- Lynn Park S.C. #35
                                   ne          03
0116 1306 W. IH-40 Frontage Rd.,     McKinley  31-Jan- Rio West Mall
    Gallup, NM 87301                           02
0117 6909 N. Loop 1604 E., San       Bexar     31-Jan- Simon Homart San
    Antonio, TX 78247                          06    Antonio Mall
                                                    Partnership
0118 11411 Perrin Beitel, San        Bexar     28-Feb- Soloman Abdo
    Antonio, TX 78217                          02
0119 4601 E. Main St., Space 670,    San Juan  30-Sep- Price Development Co.,
    Farmington, NM 87401                       02    Ltd
0120 3100 FM 365, # 57, Port         Jefferso  15-Aug- Central Mall - JV
    Arthur, TX 77640                n           02
0121 7701 IH-40, #700, Amarillo, TX  Potter    31-Dec- Schroder Amarillo Ltd
    79160                                      02
0122 455 S. Bibb St., #300, Eagle    Maverick  31-Jan- Mall de las Aquilas
    Pass, TX 78852                             07
0123 4101 U.S. Hwy. 77, Corpus       Nueces    31-Mar- Center America Capital
    Christi, TX 78410                          03    Partner
0124 4400 North Freeway, #200,       Harris    31-Jan- Northline Joint Venture
    Houston, TX 77022                          07
0125 1130 S. Wheeler, Jasper, TX     Jasper    31-Jan- Phelan - Phelan
    75951                                      08
0126 4501 N. Main St., Space 11,     Chaves    31-Mar- Phoenix Home Life
    Roswell, NM 88201                          04    Mutual Insurance Co.
0127 7107 Hwy. 71 W., Space #D1,     Travis    31-Jan- Oak Hill Plaza
    Austin, TX 78735                           04
0128 701-801 N. 13th St.,            Cameron   31-Oct- Spigel Properties
    Harlingen, TX 78550                        00
0129 415 South St., Cleveland, MS    Bolivar   31-Jan- Betty Woodward Limited
    38732                                      07    Family Partnership
0130 1208 - S N. I-35, Round Rock,   Williams  31-Jan- Austin Bryant
    TX 78681                        on          05    Properties No. 3 L.P.
0131 105 Loop 150 West, Suite A,     Bastrop   31-Jan- Howard J. Schain
    Bastrop, TX 78602                          08
0132 203 IH 35 West, New Braunfels,  Comal     31-Jan- Pocal - Tex
    TX 78130                                   05    Investments, Inc.
0133 FM 1825 @ Wells Branch Pkwy.,   Travis    31-Jan- H. E. Butt Grocery
    Pflugerville, TX 78660                     13    Company
0134 2713 N. Prince, Clovis, NM      Curry     31-Jan- Price Financing
    88101                                      06    Partnership, L.P.
0135 1934 ESE Loop 323, Tyler, TX    Smith     31-Jan- Pacific Retail Trust
    75701                                      05
0136 626 Palo Pinto St.,             Parker    31-Jan- Richard Ball &
    Weatherford, TX 76067                      07    Associates
0138 2106 S. Market St., Brenham,    Washingt  31-Jan- ANREM Corporation
    TX 77833                        on          05
0141 3804 W. Elm Pl., Broken Arrow,  Tulsa     31-Jan- Rock Cod Broken Arrow
    OK 74011                                   01    Towne Centre, LLC
0142 469 UH-30, Rockwall, TX 75087   Rockwall  31-Jan- Bent Tree Realty Co.
    (Rockwall Village)                         01
0143 1565 W. Main, Lewisville, TX    Denton    31-Jan- CMF Capital Co Inc.
    75067                                      01
0144 Space #2, Huntsville, TX 77340  Walker    31-Jan- TCP Westhill Partners,
                                               07    L. P.
0145 215 B Ellinger Rd., LaGrange,   Fayette   31-Jan- The Sandra Corporation
    TX 78945-3005                              03
0146 1520 Austin Hwy., San Antonio,  Bexar     15-Sep- Northlane, Ltd
    TX 78218                                   00
0148 4125 W. Owen K. Garriott,       Enid      31-Jan- Melvin Simon &
    Enid, OK 73703                             01    Associates
    (Oakwood Mall)
0149 710 Paseo Del Pueblo Sur, #4,   Taos      31-Jan- Cruz Alta Plaza, Ltd
    Taos, New Mexico 87571                     10
0150 301 Mexico St., #D-3,           Cameron   31-Jan- Simon Property Group
    Browsville, TX 78520                       07
0151 901 N. Polk, #301, Desoto, TX   Dallas    31-Jan- East Townsend Square,
    75115                                      02    Inc.
0152 Lonnie Abbev Industrial Blvd.,  Pontotoc  31-Jan- North Hills Center Ltd
    #1140, Ada, OK 74820                       02    Partnership
0153 Space #136, Houston, TX 77087   Harris    31-Jan- Houston Gulfgate
                                               07    Partners, Inc.
0154 1143 E. Esplanade, Cuero, TX    Dewitt    31-Jan- East Bay Partners, Ltd.
    77954                                      07
0155 510 Plaza Ct., Sand Springs,    Tulsa     31-Jan- Bauer & Associates
    OK 74063                                   02
0156 608 E. Broadway, Sweetwater,    Nolan     31-Jan- Warmack & Company
    TX 79556                                   12
0157 2625 Old Denton Rd.,            Dallas I  31-Jan- Furneaux Creek Realty,
    Carrollton, TX 75007                       03    Ltd.
0158 113 N. Greenville, Allen, TX    Collin    31-Jan- Sabre Realty
    75002                                      02    Management, Inc.
0159 550 Wilshire Blvd., Burleson,   Johnson   31-Jan- Burleson Shopping
    TX 76028                                   03    Center, LP
0160 6002 Slide Rd., Lubbock, TX     Lubbock   31-Jan- Macerich Lubbock
    79414                                      07    Limited Partnership
0162 616 Boll Weevil Circle,         Coffee    28-Feb- Aronov Realty Co., Inc
    Enterprise, AL 36330                       03    & Frank Johnston
0164 U. S. Hwy. 72 W., # 613,        Limeston  31-Jan- Ramco Gershenson, Inc.
    Athens, AL 35611                e           09
    (613 Town Center)
0165 1651 Northwest Hwy.,            Tarrant   31-Jan- Northwest Plaza Realty,
    Grapevine, TX 76051                        02    Ltd.
0166 908 N. Austin Ave.,             Williams  28-Feb- Republic Square Joint
    Georgetown, TX 78626            on          06    Venture
0167 3116 N. Main, Taylor, TX 76574  Williams  31-Jan- Routh Development
                                   on          08
0168 601 W. Ford, Decatur, TX 76234  Wise      31-Jan- Donald Turkal Trustee,
                                               08    Village Center Shopping
                                                    Cente
0169 301 E. Highway 243, Canton, TX  Van       29-Aug- Wal-Mart Stores, Inc.
    75103                           Zandt       05
0170 105 S. Texas, Space C,          Hidalgo   31-May- David Cottrell
    Mercedes, TX 78570                         10    Investment, Inc
0172 301 E. Expressway, Space #3,    Hidalgo   02-Oct- Ithaca Investments,
    Mission, TX 78572                          01    Ltd.
0173 1828 North Velasco, Angleton,   Brazoria  30-May- Angleton Four Corners
    TX 77515                                   05    Limited
0174 1000 A Loop 340, Bellmead, TX   McLennan  21-Aug- G - Whis/Bellmead, L.P.
    76705                                      07
0175 2160 N. Main, Belton, TX 76513  Bell      31-Jan- Oak Village Shopping
                                               11    Center
0176 925 E. Highway 377, Granbury,   Hood      31-Jan- Coldwell Banker United
    TX 76048                                   07    Realty Director
0177 2300 W. Morton St., Denison,    Grayson   31-Jan- LaGree-Scott Commercial
    TX 75020                                   08    Real Estate Group
0178 1554 Martin Luther King Blvd.,  Terrebon  31-Jan- Kimco Realty
    Houma, LA 70360                 ne          14    Corporation
0179 759 NE Hwy. 62, Space #95,      Baxter    31-Oct- Fleming Company,  Inc.
    Mountain Home, AR 72653                    08
0180 610 Trinity Dr., Los Alamos,    Los       31-Jan- Developers Diversified
    NM 87544-3261                   Alamos      09
0181 425 St. Louis St., Batesville,  Independ  31-Jan- Independence Center
    AR 72501                        ence        11
0182 124 Hwy. 51 North, Batesville,  Panola    31-Jan- Gateway Mississippi
    MS 38606                                   09    Properties
0183 718 S. Front St., Bellville,    Austin    31-Jan- Brookshire Bros Profit
    TX 77418                                   04    Sharing Plan
0184 1835 W. Frank St., Lufkin, TX   Angelina  31-Jan- Brookshire Brothers LTD
    75901                                      04
0185 405 E. Main St., Madisonville,  Madison   31-Jan- Brookshire Brothers
    TX 77864                                   04    Profit Sharing Plan
0186 1038 E. Main St., Blytheville,  Mississi  31-Mar- Lane Land Company
    AR 72315                        ppi         04
0187 1414 Main St., Suite 8,         Washingt  31-Jan- R. A. D. R. Ltd.
    Chipley, FL 32423               on          10
0188 1056 S. Highway 63, Rolla, MO   Phelts    30-Jun- Wal-Mart Stores East,
    65401                                      09    Inc
0189 1300 W. 6th St., The Dalles,    Wasco     31-Jan- Portland Fixture
    OR 97058                                   05    Company
0190 6721-1 Pines Rd. @ I-20,        Caddo     31-Dec- Wal-Mart Stores East,
    Shreveport, LA 71109                       08    Inc
0201 917 Main, Houston, TX 77002     Harris    31-Jan- Kirby Main, Inc.
    (Downtown)                                 06
0202 3902 Bissonnet, Houston, TX     Harris    30-Nov- Trammell Crow Co
    77005 (Weslayan Plaza East)                07
0204 431 Uvalde Rd., Houston, TX     Harris    30-Nov- KIMCO Realty
    77015 (Woodforest)                         07    Corporation
0205 Beechnut @ Loop 610 So.,        Harris    31-Jan- Ronus Meyerland Plaza,
    Houston, TX 77096 (Meyerland)              02    L.P.
0206 1345 W. 43rd, Houston, TX       Harris    30-Nov- Weingarten Realty
    77018 (Oak Forest)                         02    Management
0208 Space #530, Houston, TX 77075   Harris    31-Dec- San Mall, LLC
    (Alameda Mall)                             09
0209 Space #530, Houston, TX 77018   Harris    31-Dec- San Mall, LLC
    (Northwest Mall)                           09
0211 Space #721, Houston, TX 77024   Harris    14-Jun- Katy-Gessner Associates
    (Memorial City)                            99    Limited Partnership
0212 5407 FM 1960 West, Houston, TX  Harris    31-Aug- Weingarten Realty
    77069 (Championsville)                     03    Management Company
0214 Space #214, Houston, TX 77036   Harris    31-Dec- Sharpstown Center
    (Sharpston Center)                         04
0215 Space #347, Houston, TX 77060   Harris    30-Nov- GPM Houston Properties,
    (Greenspoint Mall)                         08    LTD
0216 915 NASA Rd. 1, Houston, TX     Harris    31-Aug- GEIRP-Houston-Village
    77058                                      02    Real
0217 11251 Fondren, Houston, TX      Harris    30-Sep- P. R. I. Investments
    77035                                      09
0217 11251 Fondren, Houston, TX      Harris    30-Sep- Weingarten Realty
A    77035                                      09    Management
0219 Space #6000, Houston, TX 77521  Harris    31-Jan- San Jacinto Mall
    (San Jacinto Mall)                         02
0220 Space #1338, Houston, TX 77070  Harris    01-Jan- Sarsaparilla Limited
    (Willowbrook Mall)                         02    Partnership
0221 Space #225, Houston, TX 77506   Harris    04-Mar- JMB Pasadena Properties
    (Pasadena Town Square)                     02    Co.
0222 Space #1600, Houston, TX 77082  Harris    31-Jan- West Oaks Mall
    (West Oaks Mall)                           05
0223 1255 West Bay Area Blvd.,       Harris    20-Mar- P. R. I. Investments
    Webster, TX 77598                          04
0224 20131 Hwy 59 North, Humble, TX  Harris    31-Jan- Deerbrook Mall
    77338                                      05
0225 11939 Bissonnet, Houston, TX    Harris    30-Sep- P. R. I. Investments
    77099                                      09
0226 3834 Cartwright Rd., Missouri   Fort      31-Oct- P. R. I. Investments
    City, TX 77459                  Bend        10
0227 23914 U.S. 59 North, Kingwood,  Montgome  30-Sep- P. R. I. Investments
    TX 77339                        ry          11
0228 10000 EF Lowry Expressway,      Galvesto  30-Jun- Mainland Holding Corp.
    #1152, Texas City, TX 77591     n           11
0229 560 El Dorado Blvd., Webster,   Harris    31-Jul- Weingarten Realty
    TX 77598                                   04    Management
0230 3502 Hwy. 6 South, Sugarland,   Fort      31-Jan- Weingarten Realty
    TX 77478                        Bend        01    Management
0231 10831 Jones Rd., Houston, TX    Harris    31-Oct- Weingarten Realty
    77065                                      03    Management
0232 511 S. Mason Rd., #3014, Katy,  Harris    31-Jan- United Investors Realty
    TX 77450                                   06    Trust
0233 27714 FM 149, Tomball, TX       Harris    31-Jan- CenterAmerica Property
    77375                                      01    Trust, LP
0234 6696 Antoine Dr., Houston, TX   Harris    30-Jun- Inwood Shopping Center
    77091                                      00
0235 Space #6540, Houston, TX 77056  Harris    31-Dec- Woodway Village, LP
    (Woodway Village)                          08
0236 1201 The Woodlands Mall,        Montgome  31-Jan- The Woodlands Mall
    #2212, Woodlands, TX 77380      ry          10
0237 1701 Fairway, Alvin, TX 77511   Brazoria  31-Jan- 9SC Associates Ltd
                                               10
0238 Space #144, Beaumont, TX 77706  Jefferso  31-Oct- Parkdale Mall
                                   n           03    Associates
0239 2642 W. MacArthur, Orange, TX   Orange    30-Apr- United Shopping
    77630                                      05    Centers, Inc.
0240 Space #1006, Corpus Christi,    Nueces    31-Jan- Roy M. Smith & W. M.
    TX 78411                                   08    Bevly
0241 3267 E. Broadway, Pearland, TX  Brazoria  31-Jan- Center America Property
    77581                                      10    Trust, L. P.
0242 6863 N. Hwy. 6 @ FM 529,        Harris    31-Jan- Copperwood Shopping
    Houston ,TX 77094                          12    Center, L. P.
0244 2323 N. Main St., Liberty, TX   Liberty   31-Jan- BLI Liberty, Ltd
    77575                                      08
0245 1711 E. Houston St.,            Liberty   31-Jan- The Ben Tobin
    Cleveland, TX 77327                        08    Companies, Ltd
0247 10957 Westheimer, Houston, TX   Harris    31-Jan- Weingarten Realty
    77042                                      13    Investors
0248 5782 Fairmont Parkway,          Paris     31-Jan- Fairway Plaza
    Pasadena, TX                               15    Associates
0260 641 Country Side Dr., Columbia  Whitley   31-Jan- Wilbert and Peggy
    City, IN 46725                             09    Hamstra
0261 2535 Colorado Blvd.,            Lawrence  31-Jan- High Plains Plaza
    Spearfish, SD 57783                        09    Limited Partnership
0262 434 Stage Plaza, Unit S, Mt.    Posey     31-Jan- Winvern, L.L.C.
    Vernon, IN 47620                           09
0263 175 N. Brindlee Mountain        Marshall  31-Jan- Gateway Commercial
    Parkway, Arab, AL 35016                    09    Brokerage, Inc
0264 903 Hwy. 82 East, Indianola,    Sunflowe  31-Jan- Indianola Foods Inc.
    MS 38751                        r           09
0265 200 W. High Ave., Suite D,      Mahaska   31-Jan- Oskaloosa Partners, LP
    Oskalossa, IA 52577                        09
0266 200 W. Greenway, Derby, KS      Sedgwick  31-Jan- McNeil Real Estate Fund
    67037                                      09    XXIV
0267 1947 Valley Pine Circle, #3,    Koochich  31-Jan- International Mall
    International Falls, MN 56649   ing         04
0268 1450 W. Pleasant Run Rd.,       Dallas    31-Jan- Lakewood Village JV
    Suite 160, Lancaster, TX 75146             09
0269 537 N. Madison Dr., Orange, VA  Orange    3-Jan- Orange Village Shopping
    22960                                      09    Center
0270 1564 Simpson Highway 49,        Simpson   31-Jan- E&A Southeast, LP
    Magee, MS 39111                            09
0271 1001 Center Point Dr., Stevens  Portage   31-Jan- Center Point Mall
    Point, WI 54481                            14    Corporation
0272 210 S. Main St., Rushville, IN  Rush      31-Jan- Rushville Plaza
    46173-1635                                 09
0273 Space #206, McCook, NE 69001    Red       31-Jan- Wal-Mart Stores, Inc.
                                   Willow      11
0274 1100A W. Main, Gun Barrell      Kaufman   31-Jan- Wal-Mart Stores, Inc.
    City, TX 75147                             09
0275 1827 Wilson Rd., Space #50,     Newberry  31-Jan- I45 Associates, Ltd.
    New Berry, SC 29108                        09
0276 155 Crown Hill Rd., Excelsior   Clay      31-Jan- Crown Hill Plaza,
    Springs, MO 64024                          09    L.L.C.
0277 2204 Princeton Circle Rd.,      Franklin  31-Aug- Wal-Mart Stores, Inc.
    Ottawa, KS 66067                           08
0278 1030 I Freeport Rd., Defuniak   Walton    31-Jan- Defuniak Square
    Springs, FL 32433                          09    Partners
0279 1310 Woodlawn Rd., Lincoln, IL  Logan     31-Jan- Malan Realty Investors
    62656                                      09
0280 118 E. Polk St., Burnet, TX     Burnet    31-Jan- Limited Partners on the
    78611                                      09    Square Ltd.
0281 6900 FM 1960 East, Humble, TX   Harris    31-Jan- TCP Realty Services,
    77338                                      01    LLC
0282 1412 E. Main St.,               Gillespi  31-Jan- Hill Country Holding
    Fredricksburg, TX 78624         e           09    Company, Inc.
0284 1701 S. Jefferson, Lebanon, MO  Laclede   28-Feb- Wal-Mart Stores East,
    65536                                      06    Inc
0285 2306 E. Jackson Rd., Macomb,    McDonoug  31-Jan- Wal-Mart Stores East,
    IL 61455                        h           11    Inc
0286 736 Winchester Dr. West, West   Clay      31-Jan- West Point Properties,
    Point, MS 39773                            09    Inc
0288 521 S. Mill, Pryor, OK 74361    Mayes     31-Jan- Wal-Mart Stores East,
                                               02    Inc.
0289 311 Hwy. 1 South,               Natchito  03-Feb- Wal-Mart Stores, Inc.
    Natchitoches, LA 71457          ches        06
0290 924 Hwy. 13 South, Columbia,    Marion    31-Jan- Daniel G. Kamin
    MS 39429                                   0
0291 2411 Highway 36, Gatesville,    Coryell   31-Jan- The Sandra Corporation
    TX 76528                                   09
0292 509A Linden Ave., Pocomoke      Worceste  31-Jan- Chesapeake Investment
    City, MD 21851                  r           09    Company
0294 1165 W. Fifth St., Marysville,  Union     31-Aug- Marysville Plaza
    OH 43040                                   03
0295 Northwest Plaza Shopping        Tate      31-Jan- Mark D. Utley
    Center, Senatobia, MS 38668                14
0296 2800 New Pinery Rd., Portage,   Columbia  31-Jan- Pine Tree Portage L. L.
    WI 53901                                   09    C.
0297 4009 7th St., Bay City, TX      Matagord  31-Jan- Caltim, LTD
    77414                           a           09
0298 786 W. Spring, Monroe, GA       Walton    31-Jan- BPT Southeastern
    30656                                      09    Centers II, LTD
0299 1314 E. Florence Blvd., Suite   Pinal     31-Jan- Lawrence & Geyser
    2, Casa Grande, AZ                         10    Development Corp.
0301 3069 E. Main St.,               Pope      31-Jan- DDR DownREIT LLC
    Russellville, AR 72801                     05
0302 2901 Pines Mall Dr., Suite F,   Jefferso  31-Jan- The Pines Mall
    Pine Bluff, AR 71601            n           07
0303 4501 Central Ave., Hot          Garland   29-Jul- Hot Springs Mall
    Springs, AR 71913                          02    Associates
0304 201 Hwy. 65 North, Space #40,   Faulkner  31-Jul- EIC - Arkansas, L. C.
    Conway, AR 72032                           05    C.
0305 103 Poplar St., Searcy, AR      White     31-Jan- Wal-Mart Stores, Inc.
    72143                                      05
0306 1308-D Main St., Crossett, AR   Ashley    30-Jun- Lloyd E. Lindsey and
    71635                                      02    Joe E. Hawkins
0307 1137 W. Washington St., Suite   Ouachita  31-Jan- Camden Center #23
    128, Camden, AR 71701                      03
0308 2013 N. West Ave., Space #735,  Union     28-Feb- Mellor Park Mall
    El Dorado, AR 71730                        09
0309 213 Fredrick St., Magnolia, AR  Columbia  31-Jul- University Plaza #43
    71753                                      05
0310 100 N. Dixieland Rd., Rogers,   Benton    13-Aug- Dixieland Mall, LLC
    AR 72756                                   05
0311 517 N. Hervey, Hope, AR 71801   Hempstea  31-Aug- Hervey Square L.P.
                                   d           03
0313 2501 West Kings Hwy.,           Greene    30-Apr- Wal-Mart Stores East,
    Paragould, AR 72450                        06    Inc.
0314 107 Gregory Place,              Pulaski   31-Jan- Jacksonville Properties
    Jacksonville, AR 72076                     07
0315 324 Park Plaza Dr., New         Union     31-Jan- S & E Farms, Inc.
    Albany, MS 38652                           14
0316 601 L. Hwy. 71 N., Mena, AR     Polk      31-Jan- Rodgers Family Ltd Ptn
    71953                                      03
0317 5252 W. Sunset, Springdale, AR  Washingt  31-Jan- Ozark Factory Outlet
    72764                           on          09    Stores, Inc.
0318 1304 Military Rd., Benton, AR   Saline    31-Jan- B & D Property
    72015                                      08
0320 2104 S. Baltimore St.,          Adair     31-Jan- Raul J. Walters
    Kirksville, MO 63501                       10
0321 3105 W. Broadway, Sedalia, MO   Pettis    31-Mar- Thompson Hills Corp
    65301                                      02
0322 531 W. Jackson, Mexico, MO      Audrain   31-Jan- Westlake Hardware, Inc
    65205                                      08
0323 1740 First St., Kennett, MO     Dunklin   31-Jan- Western Meat Packers,
    63857                                      06    Inc.
0324 1720 Crete, Space D, Moberly,   Randolph  31-Jan- Orscheln Properties
    MO 65270                                   07    Co., LLC
0325 2410 Grand, Carthage, MO 64836  Jasper    31-Jan- Carthage Village
                                               07    Redevelopment, L.C.
0326 729 N. Westwood Blvd., Poplar   Butler    31-Jan- McLane Investment
    Bluff, MO 63901                            08    Company
0327 1360 Southern Hills, West       Howell    31-Jan- Southern Hills Shopping
    Plains, MO 65775                           08    Center
0334 507 N. Hwy. 77, Suite 1000,     Ellis     31-Jan- Maclay Northgate, Ltd.
    Waxahachie, TX 75205                       04
0336 1023 N. Texas Blvd., Weslaco,   Hidalgo   31-Jan- Rohde Realty
    TX 78596                                   04    Corporation
0337 328 Homer Rd., Minden, LA       Webster   31-Jan- Smith-Jenkins Company
    71055                                      04    of Minden
0338 650 S. Jefferson, Mt.           Titus     31-Jan- CenterAmerica Property
    Pleasant, TX 75455                         04    Trust, L. P.
0339 1135 S. Wheeler, Jasper, TX     Jasper    31-Jan- Phelan - Phelan
    75951                                      08
0340 844 Hwy. 12 West, Starkville,   Oktibbeh  28-Feb- Developers Diversified
    MS 39759                        a           06    Realty
0341 1404 Old Aberdeen Rd., Space    Lowndes   31-Jul- Coyote Management, LP
    #39, Columbus, MS 39701                    04
0342 Space #15, Natchez, MS 39120    Adams     31-Mar- Natchez Mall, L.L.C.
                                               01
0343 1111 Jackson Ave. West,         Lafayett  01-Jan- Aegis Oxford, LLC
    Oxford, MS 38655                e           04
0344 1722 Smithdale Rd., Bldg. B-7,  Pike      28-Feb- Edgewood Mall
    McComb, MS 39648                           07    Developers LTD
0345 834 Brookway Blvd.,             Lincoln   31-Jan- Brookhaven, (TN limited
    Brookhaven, MS 39601                       08    partnership)
0346 3505 Pemberson Blvd.,           Warren    30-Nov- CBL & Associates
    Vicksburg, MS 39180                        03
0347 1229 Sunset Dr., Space C,       Grenada   31-Jan- Green Realty Management
    Grenada, MS 38901                          09    Corp.
0348 781 Hwy. 43 South, Suite 10,    Pearl     31-Jan- Wal-Mart Stores East
    Picayune, MS 39466              River       12    Inc.-Realty Management
0349 844 Creswell Ln., Opelousas,    St.       31-Jan- Succession of Jacob
    LA 70570                        Landry      04    Abdalla
0350 300 Early Blvd., Space 32 &     Brown     31-Jan- Sequoia Investments II,
    34, Early, TX 76802                        04    LLC
0358 1814 Main St., Franklin, LA     St. Mary  31-Jan- Brown Partnership
    70538                                      09
0359 5460 Hwy. 64, Zachary, LA       S. Baton  30-Apr- Wal-Mart Stores East,
    70791                           Rouge       06    Inc.
0360 1604 Ruth, Sulphur, LA 70663    Calcasie  31-Mar- Strauss, Chamblee,
                                   u           02    Hart, Reinauer and
                                                    Landry
0361 Space #14, Lake Charles, LA     Calcasie  31-Mar- Weingarten Realty
    70601                           u           03    Management
0362 3437 Masonic Dr., Space #1106,  Radipes   28-Feb- Alexandria Mall Company
    Alexandria, LA 71301                       01
0363 4066 Ryan St., Lake Charles,    Calccasi  31-Oct- Weingarten Realty
    LA 70601                        eu          00    Management
0365 4700 Mill Haven Rd., Suite      Quachita  01-Jan- Southwest Shopping
    1252, Monroe, LA 71203                     06    Centers Co. II LLC
0366 1508 N. Parkerson Ave.,         Acadia    10-Apr- Lynda Corp
    Crowley, LA 70526                          05
0367 931 S. Lewis St., New Iberia,   St.       31-Jan- Center America Property
    LA 70560                        Martin      09    Trust
0368 357-A N. Canal Blvd.,           Laforche  31-Mar- Hasco Properties #15
    Thibodaux, LA 70301                        05
0369 636 Creswell Ln., Opelousas,    Saint     28-Feb- Succession of Jacob
    LA 70570                        Landry      05    Abdalla
0370 1404 W. Airline Hwy., La        St. John  31-Jul- Riverlands Shopping
    Place, LA 70068                            01    Center
0372 1800 NE Evangeline Fwy.,        Lafayett  31-Jan- Today Northgate, LP
    Lafayette, LA 70501             e           05
0373 1818 N. Causeway Approach,      St.       31-Jan- Northlake Partners
    Mandeville, LA 70448            Tammany     02
0374 2770 Old Erath Rd., Abbeville   Vermilli  28-Feb- Tiffany Plaza
    LA 70510                        on          04    Acquisition, LLC
0375 328 Homer Rd., Minden, LA       Webster   31-Mar- Smith - Jenkins Company
    71055                                      02
0376 201 N. Service Rd. East,        Lincoln   30-Sep- Ruston Center, LLC
    Ruston, LA 71270                           01
0377 401 E. Main St., Jonesboro, LA  Jackson   31-Jan- C. H. Allen and Chatham
    71251                                      04    Land Co., Inc.
0378 451 Bertrand Dr., Lafayette,    Lafayett  31-Jan- Weingarten Realty
    LA 70506                        e           07    Management
0379 Space #320, Natchitoches, LA    Natchito  31-Jul- Dixie Plaza #16
    71457                           ches        01
0380 1776 S. 5th St., Leesville, LA  Vernon    31-Aug- Leesville, LA,
    71446                                      04    Commercial
0381 1117 N. Pine St., DeRidder, LA  Beaurega  30-Apr- Weingarten Realty
    70634                           rd          02    Management
0382 Space #67, Shreveport, LA       Caddo     31-Jan- South Park Mall
    71118                                      05
0383 1716 E. 70th St., Shreveport,   Caldo     30-Jun- Eastgate Associates
    LA 71105                                   04
0384 2950 E. Texas, Space #400,      Bossier   31-Jan- Pierre Bossier Mall
    Bossier City, LA 71111                     03
0385 3000 N. Market St., Suite 120,  Caddo     15-Jul- North Market Place
    Shreveport, LA 71107                       01
0386 1133 St. Vincent Ave., Space    Caddo     31-Jan- Mall St. Vincent
    #120, Shreveport, LA 71104                 04
0387 1039 Washington Ave.,           Desoto    31-Jan- Desoto Plaza
    Mansfield, LA 71052                        08    Associates, LLC
0388 2021 E. Madison Ave., Bastrop,  Morehous  31-Jan- Cansan Partnership
    LA 71220                        e           08
0389 3426 Cypress St., W. Monroe,    Ouachita  31-Jan- Sunshine Heights
    LA 71291                                   08    Corporation
0391 2021 E. Madison Ave., Space     Saline    28-Feb- Warmack-Salina
    #167, Salina, KS 67401                     07    Partnership
0392 2601 Central, Dodge City, KS    Ford      31-Jul- DCM Ltd, LLC - C/o
    67801                                      06    Admin Office
0393 900 E. 23rd St., Fremont, NE    Dodge     31-Jan- Simon Property Group
    68025                                      0
0394 202 E. Centennial Dr.,          Crawford  31-Jan- Great Plains
    Pittsburg, KS 66762                        07    Developments, LLC
0395 601 N. Main St., Newton, KS     Harvey    31-Jan- Janzen
    67114                                      03
0396 1500 E. 11th, Hutchinson, KS    Reno      31-Jan- Simon Property Group
    67501                                      08
0400 901 W. Morton, Jacksonville,    Morgan    31-Jan- Lincoln Square
    IL 62650                                   05    Partnership
0401 1105 W. Broadway, Centralia,    Marion    30-Jun- Fairview Park Plz #1
    IL 62801                                   05    1998 LLC
0402 Space #120, Mt. Vernon, IL      Jefferso  31-Oct- DDR DownREIT LLC
    62864                           n           04
0403 216 Pratt St., Streator, IL     La Salle  31-Jan- Westgate, Inc.
    61364-2762                                 06
0404 901 11th St., S.W. Bay, Space   Clay      31-Jan- Sequoia Investments I,
    #7, Spencer, IA 51301                      06    LLC
0405 1501 1st Ave. E., Newton, IA    Jasper    31-Jan- First Management, Inc.
    50208                                      06
0406 100 E. Washington St.,          Platt     31-Jan- Robert H. Kaiser Trust
    Monticello, IL 61856                       06
0408 Space #50, Washington, IL       Tazewell  31-Jan- Draper and Kramer
    61571                                      02    Retail Property Mgmt
0409 107 M. Main St., East Peoria,   Tazewell  31-Jan- Cullinan Asset
    IL 61611                                   03    Management, LLC
0410 2125 S. Main St., Morton, IL    Tazewell  31-Jan- Zobrist Development
    61550                                      01    Company
0411 100 W. Locust St., Fairbury,    Livingst  31-Jan- Fairbury Hospital
    IL 61739                        on          01
0412 1150 W. Carl Sandburg Dr.,      Peoria    31-Jan- Equity Properties and
    Galesburg, IL 61401                        06    Development Limited
                                                    Partnershi
0413 400 S. Plaza Dr., Chillicothe,  Knox      31-Jan- Central Laborer's
    IL 61523                                   06    Pension Fund
0415 800 Blunt Parkway. Space #125,  Loyd      31-Mar- The Walker Property
    Charles City, IA 50616                     06    Group
0417 300 Main St., Keokuk, IA 52632  Lee       31-Jan- Freeport Holdings LLC
                                               07
0420 South Route 45, Space #59,      Effingha  31-Jan- Effingham 95, LTD
    Effingham, IL 62401             m           07
0421 Space #25, Carlinville, IL      Macoupin  31-May- Carlinville Plaza
    62626                                      03
0423 1350 W. State Rd. 2, LaPorte,   LaPorte   31-Jan- NBD Bank, NA
    IN 46350-4672                              08
0424 1323 Broadway, Denison, IA      Crawford  31-Jul- Knowles Family
    51442                                      00    Enterprises, Ltd
0425 1104 2nd St., Perry, IA 50220   Dallas    30-Jun- Wenger
                                               00
0430 800 N. Washington, Lexington,   Dawson    11-Jun- Malonley
    NE 68850                                   00
0432 3322 Front St., Winnsboro, LA   Franklin  30-Apr- AZT Winnsboro, LA, Inc.
    71295                                      06
0433 320 Ichord Ave., Suite U,       Pulaski   31-Jan- Industrial Development
    Waynesville, MO 65583                      03    Authority of the City
                                                    of Waynesville, MO
0435 138 5th Ave. So., Clinton, IA   Clinton   31-Jan- SU & SK, LLC
    52732                                      05
0435 419 S. 2nd Street, Clinton, IA  Clinton   31-Jan- E. M. Howes Company
A    52733                                      05
    (E.M. Howes Building)
0436 1216 N. Lake Arthur Ave.,       Jefferso  31-Jan- Jennings Village S C
    Jennings, LA 70546              n Davis     08
0437 571 S. Main St., Springhill,    Webster   31-Jan- Springhill Shopping
    LA 70175                                   08    Center, LLC
0438 910 16th Ave., Monroe, WI       Green     31-Jan- Monroe Speed Wash
    53566                                      01
0439  1750 Highway 100, Port         Cameron   31-Jan- Tres Palmas. Inc.
    Isabel, TX                                 08
0440 405 Park Ln., Chillicothe, MO   Livingst  31-Jan- 145 Associates, Ltd
    64601                           on          08
0442 952 22nd Ave. So., Brookings,   Brooking  31-Jan- Vision Developers, Inc.
    SD 57006                        s           08
0447 Space #2398, Alpena, MI 49707   Alpena    31-Jan- Alpena Mall, LLC
                                               08
0448 200 Western Ave., Fairbault,    Rice      31-Jan- Faribo West Mall
    MN 55021                                   0
0450 1000 19th St. S.W., Space #3,   Beadle    31-Jan- Huron Mall, LLC
    Huron, SD 57530                            08
0452 546 Plaza Dr., Fostoria, OH     Hancock   31-Jan- Midstates Property Co.,
    44830                                      08    Ltd, Ptn
0453 1420 E. College Dr., Marshall,  Lyon      31-Jan- Marshall Square
    MN 46258                                   08    Shopping Center
0454 990 W. 41st St., Space #87,     Saint     31-Jan- Irongate Enterprises,
    Hibbing, MN 55746               Louis       08    Inc.
0456 19 E. Highway 66, Tell City,    Perry     31-Jan- Ramsey Real Estate
    IN 47586                                   08    Enterprises
0457 1500 Winchester Rd., Decatur,   Adams     31-Jan- Deactur Plaza
    IN 46733                                   08
0459 Space #1648, Crawfordsville,    Montgome  31-Jan- Crawfordsville Square,
    IN 47933                        ry          07    L.L.C.
0460 3918 E. Market St.,             Cass      31-Aug- Kite Rubloff,
    Logansport, IN 46947                       00    Logansport LLC
0461 2028 N. Jefferson St.,          Huntingt  31-Jan- Huntington #1 1996, LLC
    Huntington, IN 46750            on          07
0462 117 Second St., Port Clinton,   Ottawa    15-Sep- Stinson
    OH 43452                                   00
0463 1100 N. High St., Hillsboro,    Highland  31-Mar- K-Mart Corporation
    OH 45133                                   04    #6536
0464 1305 N. Cass St., Wabash, IN    Wabash    31-Aug- Wabash Stations
    46992                                      03
0465 106 N. Michigan Ave., Big       Mecosta   28-Feb- Berglund
    Rapids, MI 49307                           01
0466 1384 Rombach Ave., Wilmington,  Clinton   31-Dec- The Clintmont Company
    OH 45177                                   04
0467 1851 Oakwood Ave., Suite 501,   Henry     31-May- Napoleon Partners, Ltd.
    Napoleon, OH 43545                         02
0468 1935 Havemann Rd., Celina, OH   Mercer    30-Sep- E. H. Properties, L. P.
    45822                                      05
0469 1140 S. Shannon, Van Wert, OH   Van Wert  30-Apr- National Investors, Inc
    45891                                      05
0469 1140 S. Shannon, Van Wert, OH   Van Wert  30-Apr- EIG Operating
    45891                                      05    Partnership, LP
0470 106-108 S. Sandusky Ave.,       Wyandot   15-Jul- Brian L. Meek
    Upper Sandusky, OH                         00
0471 4170 E. Bluegrass Rd., Mt.      Isabella  31-Aug- DDR Michigan II, LLC
    Pleasant, MI 48858                         00
0472 23543 U.S. Route 23,            Pickaway  31-Mar- KR Circleville, Inc
    Circleville, OH 43113                      00
0473 400 River St., Manistee, MI     Manistee  31-Jan- ISO
    49660                                      09
0474 115 S. Mitchell Ave.,           Wexford   31-Jan- J & K Fund II, L.L.C.
    Cadillac, MI 49601                         09
0474 111 South Mitchell, Cadillac,   Wexford   28-Feb- Clark, Trustee
A    MI 49601                                   01
0475 211 S. Main St., Mt. Vernon,    Knox      31-Jan- Ritter & Rose Building
    OH 43050                                   01
0476 537 Broadway, Greenville, OH    Darke     31-Oct- Prestige Properties
    45331                                      05
0477 1831 W. Main St., Troy, OH      Miami     31-May- Troy Towne Center
    45373                                      05
0478 425 Main St., Coshocton, OH     Coshocto  31-Jul- Paul E. Bryant
    43812                           n           02
0479 301 Huron Ave., Port Huron, MI  St.       30-Apr- J. B. Sperry Company
    48060                           Clair       02
0480 204 E. Front St., Traverse      Grand     30-Apr- J. D. & S. B.
    City, MI 49684                  Traverse    00    Enterprises, Inc.
0480 204 East Front Street,          Grand     31-Jan- Hartford-LaFave, Inc.
A    Traverse City, MI 49684         Traverse    09
0480 210 East Front Street,          Grand     30-Apr- Dickson, Jr.
B    Traverse City, MI 49684         Traverse    99
0482 201 S. Sandusky St., Bucyrus,   Crawford  31-Jan- Wilson
    OH 44820                                   02
0483 35-38 Monument Square, Urbana,  Champaig  31-Jan- First Weston, Ltd.
    OH 43078                        n           07
0484 2290 W. Michigan Ave., Sidney,  Shelby    31-May- R. G. Properties
    OH 45365                                   04
0485 116 Madison St., Port Clinton,  Ottawa    28-Feb- FOUR, Ltd.
    OH 43402                                   02
0485 112 - 116 Madison Street, Port  Ottawa    31-Jan- Four, Ltd
B    Clinton, OH 43402                          10
0487 116 W. Columbus St., Kenton,    Hardin    31-Jul- B. B. G. an Ohio
    OH 43326                                   03    Partnership
0487 116 West Columbus, Kenton, OH   Hardin    31-Jul- Telljohann
A    43326                                      03
0487 116 West Columbus, Kenton, OH   Hardin    31-Jan- First Weston, Ltd.
B    43326                                      12
0488 680 W. Market, Tiffin, OH       Hopewell  31-Mar- Tiffin Westgate Company
    44883                                      05
0489 2836 Frontage Rd., Warsaw, IN   Kosciusk  31-Aug- RD Management Corp
    46580                           o           06
0490 127 S. Front St., Fremont, OH   Sandusky  31-Mar- El Dee Realty
    43420                                      02
0491 18-20 Sandusky St., Delaware,   Delaware  15-Jul- The Peoples Store, Inc.
    OH 43015                                   00
0492 713 Main St., Rochester, IN     Fulton    30-Sep- Wabash County Farm
    46975                                      01    Bureau Credit Union
0493 115-123 S. Main St., Bryan, OH  Williams  31-May- Cletus and Marian
    43506                                      01    Dreher
0493 115 - 123 South Main, Bryan,    Williams  30-May- Hawk's Clothing, Inc.
A    OH 43506                                   01
0493 115 - 123 South Main, Bryan,    Williams  31-May- Robert Uhlman
B    OH 43506                                   01
0494 139 S. Main St., Bowling        Wood      31-Jan- Newcraft Partners, Ltd.
    Green, OH 43402                            09
0495 104-112 S. Main St.,            Logan     31-Jan- Premier Properties
    Bellefontaine, OH 43311                    05
0495 114 South Main, Bellefontaine,  Logan     31-Jan- First Weston, Ltd.
A    OH 43311                                   09
0496 115 S. Main St., Washington C.  Fayette   30-Jun- The Masonic Temple
    H., OH 43160                               02    Company
0497 308 1/2 S. State St.,           Martin    31-Jan- Five Lakes Centre
    Fairmont, MN 56031                         07
0498 2101 Broadway, Yankton, SD      Yankton   31-Jan- Yankton-Omaha
    57078                                      07    Partnership
0499 Sanborn @ N. Main St., Space    Davison   31-Jan- EIG Palace Mall, LLC
    #10C, Mitchell, SD 57301                   07
0500 401 16th St. @ Tremont,         Denver    30-Sep- Congress Resources,
    Denver, CO 80202                           00    Inc.
0504 302 W. Main, Lewistown, MT      Fergus    30-Jun- King
    59457                                      00
0509 U.S. 5 @ U. S. 50, Grand        Mesa      31-Jan- SDG Macerich
    Junction, CO 81501                         01    Properties, L.P., Mesa
                                                    Mall
0516 2825 W. Main, Bozeman, MT       Gallatin  31-Jul- Gallatin Mall Group,
    59715                                      00    LLC
0517 717 W. Sheridan, Shenandoah,    Freemont  31-Oct- Brannen
    IA 51601                                   0
0520 219 S. Washington St., Redwood  Redwood   31-May- Meadow Lane L. L. C.
    Falls ,MN 56283                            03
0523 51027 Hwy. 6 @ Hwy. 24,         Garfield  31-Jan- Glenwood Springs Mall,
    Glennwood Springs, CO 81601                06    L. L. P.
0524 1217 W. Main St., Stirling, CO  Logan     31-Jan- High Plains Shopping
    80751                                      08    Center
0525 501-503 Chestnut St.,           Cass      31-Oct- Bullock Brothers
    Atlantic, IA 50022                         00    Building
0526 340 W. Mariposa Rd., Nogales,   Santa     31-Jan- Vestar Property
    AZ 85621                        Cruz        02    Management
0527 1316 Iron Springs Rd.,          Yavapai   31-Jan- Bonanza, LLC
    Prescott, AZ 86301                         07
0530 251 N. Main Ave., Space #211,   Sioux     28-Feb- The Incorporated City
    Sioux Center, IA 51250                     03    of Sioux Center, Iowa
0531 122-124 N. Washington,          Sumner    31-Aug- J & E Enterprises
    Wellington, KS 67152                       02
0532 18 S. Main, Fort Scott, KS      Bourbon   30-Sep- Parsons
    66701                                      02
0533 912 Main, Winfield, KS 67156    Cowley    30-Sep- Richardson Bros.
                                               01
0534 211 S. Summitt, Arkansas City,  Cowley    30-Apr- Warren Realty, Inc.
    KS 67005                                   03
0536 904 Hall, Coffeyville, KS       Mongomer  31-Jan- Coffeyville Center LLC
    67337                           y           01
0538 107 N. Main, El Dorado, KS      Butler    31-Mar- Naill
    67042                                      01
0539 1031 S. Washington, Junction    Geary     31-Oct- Weaver
    City, KS 66441                             03
0541 621 Commercial, Atchison, KS    Atchison  30-Sep- Herman Freldman Trust
    66002                                      00
0542 504 "E" St., Fairbury, NE       Jefferso  28-Feb- Oregon Trail
    68352                           n           03    Development, LLC
0546 612 Broadway, Larned, KS 67550  Pawnee    11-Jun- A. A. Doerr Merchantile
                                               00    Co.
0547 228 W. 6th St., Concordia, KS   Cloud     31-Mar- Peoples National Bank
    66901                                      02
0548 1010 S Kansas, Liberal, KS      Seward    30-Nov- I.C.A., L.L.C.
    67901                                      02
0549 69 Fossell St., Russell, KS     Russell   31-Jul- Klema Plaza, Inc.
    67665                                      00
0550 409 Main, Garden City, KS       Finney    31-Dec- J. E. & G. E. Wharton
    67846                                      04
0551 4903 W. 10th, Great Bend, KS    Barton    31-Aug- Equity Investment Group
    67530                                      0
0552 300 S. Main, Pratt, KS 67124    Pratt     31-Oct- 4 - T Investments
                                               00
0553 1923 S. Range, Suite 2, Colby,  Thomas    31-Jan- Colby Grocery Kart,
    KS 67701                                   08    Inc.
0554 24535 Highway One, Plaquemine,  Ibervill  31-Jan- Investment Equities,
    LA 70764                        e           04    Inc.
0555 6435 Hwy. 90 East, Morgan       Saint     30-Apr- Finkelstein-Levy, Inc.
    City, LA 70380                  Mary        04
0556 337 W. 16th St., Yuma, AZ       Yuma      31-Mar- Yuma-Mesa Shopping
    85364                                      01    Center
0557 3559 B Ambassador Caffery       Lafayett  30-Sep- K-Mart Corp
    Parkway, Lafayette, LA 70503    e           01
0559 627 W. Lincoln Rd., Ville       Evangeli  28-Feb- Parkview Development
    Platte, LA 70586                ne          02    Co.
0560 325 Fisher, Oakdale, LA 71463   Allen     30-Apr- Karam
                                               02
0561 2370 W. Laurel St., Eunice, LA  Saint     31-Oct- Spiegel and Spiegel,
    70535                           Landry      02    Money Purchase Plan
0562 116 S. Main St., Lamar, CO      Prowers   30-Sep- Peery
    81052                                      00
0563 1451 Dewar Dr., Rock Springs,   Sweetwat  31-Jan- TRB No. 3 Corp
    WY 82901                        er          03
0565 227 N. Bent St., Powell, WY     Park      31-Jul- Lynn
    82435                                      00
0565 227 N. Bent St., Powell, WY     Park      31-Jul- Wilkins
A    82435                                      00
0566 514 E. Pershing, Riverton, WY   Fremont   31-Aug- Zaser & Longston, Inc.
    82501                                      02
0567 2216 E. Main St., Cortez, CO    Montezum  31-Jan- P. D. S. I., Inc.
    81321                           a           04
0568 820 Big Horn Ave., Worland, WY  Washakie  30-Jun- Earl Bower Farms Co.
    82401                                      00
0571 1111 W. Victory Way, Craig, CO  Moffat    31-Aug- Centennial Mall
    81625                                      01
0572 900 Camel Dr., Gillette, WY     Campbell  31-Jan- Rockwell Farms, Inc.
    82716                                      01
0579 116-120 S. Madison St.,         Dunklin   30-Sep- Welch
    Malden, MO 63863                           00
0580 107 E. 4th St., Salem, MO       Dent      31-Jul- William E. Bottorff
    65560                                      00    Revocable Living Trus
0581 1622 N. Business Hwy. 9,        Conway    31-Jul- Preferred Equities,
    Morrilton, AR 72110                        03    Inc.
0582 1401 U.S. Hwy. 412 West,        Benton    31-May- Connolly
    Siloam Springs, AR 72761                   02
0583 1324 N. College Ave.,           Washingt  30-Apr- Weingarten Nostat, Inc.
    Fayetteville, AR 72703          on          07
0584 16 W. Walnut, Paris, AR 72855   Logan     30-Nov- Clarkston
                                               00
0585 602 W. Lockling, Brookfield,    Linn      30-Nov- Brookfield Plaza
    MO 64628                                   00    Center, L.L.C.
0586 116 N. 3rd St., DeQueen, AR     Sevier    31-Oct- Arrendondo
    71832                                      01
0587 1100 Spur Dr., Suite 50,        Webster   30-Nov- Biggs
    Marshfield, MO 65706                       01
0588 316 N. Main, Mountain Grove,    Wright    28-Feb- Gasperson
    MO 65711                                   03
0589 830 W. Harmony, Neosho, MO      Newton    31-May- Republic Square
    64850                                      03    Shopping Center
0590 1638-A W. Business Hwy. 60,     Stoddard  30-Apr- Sells Property         4
    Dexter, MO 63841                           03    Development Inc
0591 1601 Hwy. 270 W, Malvern, AR    Hot       31-Aug- River Park Limited
    72104                           Springs     00    Partnership
0596 1515-D W. Bell St., Glendive,   Dawson    31-Dec- Janoff & Olshan, Inc.
    MT 59330                                   01
0598 618 N. Center Ave., Hardin, MT  Big Horn  31-Jan- R. & S. Musicus
    59034                                      02
0599 1327 Main St., Billings, MT     Yellowst  31-Aug- Popelka
    59105                           one         03
0602 2921 Boca Chica Blvd.,          Cameron   31-Jul- LGR Investment Fund,
    Brownsville, TX 78520                      02    Ltd
0603 118 W. Rice St., Falfurrias,    Brooks    31-Jul- Sandra Corporation
    TX 78355                                   04
0604 321 E. University, Edinburg,    Hidalgo   31-Aug- B-Y Edinburg Center
    TX 78539                                   04    Ltd.
0605 2270 E. Main, Uvalde, TX 78801  Uvalde    30-Jun- CBL Management, Inc.
                                               02
0606 Space #111, Rio Grande, TX      Starr     31-Oct- RGC Starr Plaza, Ltd
    78582                                      03
0607 1200 S. 15th St., Harlingen,    Cameron   31-Oct- Laurel Park Shopping
    TX 78550                                   03    Center
0608 621 St. Joseph, Gonzales, TX    Gonzales  31-Jul- Christian
    78629                                      02
0609 1020 Andrews Hwy., Midland, TX  Midland   30-Nov- The Bonner Group, Inc
    79701                                      0
0610 210 Commercial, Coleman, TX     Coleman   31-Jan- Jones
    76834                                      01
0611 601 Elm, Graham, TX 76450       Young     31-Jan- Harbison & Morrison
                                               01
0612 203 E. Second, Colorado City,   Mitchell  31-Jan- Brownfield
    TX 79512                                   02
0613 Space #4115, Vernon, TX 76384   Wilbarge  30-Nov- John Hancock Mutual
                                   r           05    Life Insurance Company
0614 2308 Lubbock Hwy., Lamesa, TX   Dawson    31-Jan- Musgrave Enterprises
    79331                                      03
0616 3210 College Ave., Snyder, TX   Scurry    31-Jan- C & S Company
    79549                                      05
0617 1220 Grape St., Abilene, TX     Taylor    28-Feb- Merchant Park Shopping
    79601                                      03    Center
0618 1407 Tahoka, Brownfield, TX     Terry     31-Jan- BL Brownfield L. P.
    79316                                      03
0619 Space #9, Cameron, TX 76520     Milam     30-Nov- Culpepper
                                               00
0620 223 W. Walker St.,              Stephens  31-Jan- Wimberly, Inc.
    Breckenridge, TX 76424                     01
0621 138 Live Oak, Marlin, TX 79323  Falls     30-Jun- Champion Credit Corp.
                                               02
0622 206 S. Bridge, Brady, TX 76825  McCulloc  30-Jun- Roper
                                   h           02
0623 9 N. Avenue "E", Haskell, TX    Haskell   30-Sep- Development Corporation
    79521                                      01    of Haskell, Inc.
0624 109 E. Avenue A, Seminole, TX   Gaines    31-Jul- Larue & J. F. Svacek
    79360                                      02
0625 2554 Barrow St., Abilene, TX    Taylor    31-Mar- Equity Development
    79605                                      01    Corp.
0626 2230 W. Beauregard, San         Tom       31-Aug- Perth Company
    Angelo, TX 76901                Green       02
0627 Bender @ Dal Paso, Hobbs, NM    Lea       31-Dec- Bel-Aire Development
    88240                                      05    Corp
0628 610 N. Main, Andrews, TX 79714  Andrews   31-Jan- Max Ramsey
                                               01
0629 1515 E. "8" St., Odessa, TX     Ector     31-Jan- Live Oak Plaza Shopping
    79761                                      01    Center
0630 3300 Andrews Hwy., Odessa, TX   Ector     31-Jul- One Energy Realty, Ltd
    79762                                      02
0631 623 W. County Rd., Odessa, TX   Ector     31-Jan- David Salomon
    79763                                      04
0632 700 Gaston, Crane, TX 79731     Crane     28-Feb- Covill
                                               00
0633 910 S. Eddy St., Pecos, TX      Reeves    28-Feb- W. J. Investment
    79772                                      02    Corporation
0634 1401 N. Turner, Hobbs, NM       Lea       31-Jan- Broadmoor Shopping
    88240                                      05    Center Association,
                                                    L.P.
0635 1404 W. Dickinson, Fort         Pecos     31-Jan- Irwin
    Stockton, TX 79735                         03
0635 1404 W. Dickinson, Fort         Pecos     31-Jan- Urias
    Stockton, TX 79735                         03
0636 910 E. Holland, Alpine, TX      Brewster  31-Jul- Coggins, Jr
    79830                                      03
0637 354 E. Hwy. 302, Kermit, TX     Winkler   31-Aug- Kermit Square Shopping
    79745                                      01    Center
0638 217 N. Main, Denver City, TX    Yoakum    31-May- Pate
    79323                                      02
0639 938 W. Avenue D, Lovington, NM  Lea       30-Apr- Duncan
    88260                                      04
0640 1203 S. Stockton, Monahans, TX  Ward      30-Apr- Chimney Creek, Ltd
    79756                                      02
0641 4221 W. 45th, Amarillo, TX      Randall   28-Feb- Western Square
    79109                                      02    Investments, Inc.
0642 326 University Ave., Lubbock,   Lubbock   25-Aug- Weingarten Realty
    TX 79415                                   01    Investments
0643 531 N. 25-Mile Ave., Hereford,  Deaf      31-Mar- Omni Capital Corp.
    TX 79045                        Smith       03
0645 117 S.E. 2nd, Dimmitt, TX       Castro    30-Apr- Block 73 Partnership
    79027                                      01
0646 904 S. Main, Perryton, TX       Ochiltre  31-Aug- Wheatheart Plaza, Ltd
    79070                           e           03
0647 3510 I-40 East, Unit B,         Potter/R  30-Nov- Weingarten Nostat, Inc.
    Amarillo, TX 79107              andall      04
0648 2731 50th St., Lubbock, TX      Lubbock   31-Jan- Weingarten Realty
    79413                                      10    Investors
0649 321 S. Main St., Muleshoe, TX   Bailey    31-Jul- Dr. Charles Pummill
    79347                                      00
0650 208 Clubview Dr., Levelland,    Hockley   31-Mar- TGAAR Properties III,
    TX 79336                                   05    Ltd
0651 707 Marshall Howard Blvd.,      Lamb      30-Sep- Littlefield Plaza, Inc
    Littlefield, TX 79339                      00
0652 1910 Hwy. 64 N.W., Guymon, OK   Texas     31-Jan- Northridge Shopping
    73942                                      03    Center
0653 1534 Guy Lane, Dumas, TX 79029  Moore     31-Oct- Guylane Plaza Center,
                                               03    Ltd
0654 2815 8th St., Woodward, OK      Woodward  31-Aug- Frost
    73801                                      03
0655 1621 Tennessee Blvd., Dalhart,  Dallam    31-Mar- Apache Development
    TX 79022                                   01    Corp.
0656 425 Big Rock, Espanola, NM      Rio       31-Jul- Santa Clara Pueblo
    87532                           Arriba      04
0657 3030-C E. Main St.,             San Juan  30-Apr- San Juan Association
    Farmington, NM 87401                       05
0658 700 Zaragosa Rd., El Paso, TX   El Paso   31-Jan- Property Trust of
    79907                                      99    America
0659 1700 W. Main St., Suite B,      Eddy      30-Jun- Blue Quail L.L.C.
    Artesia, NM 88210                          04
0660 2150 E. Hwy. 180, Silver City,  Grant     31-Dec- MLS Development and
    NM 88061                                   06    Services, LLC
0661 9155 Dyer St., El Paso, TX      El Paso   31-Mar- TGK Properties
    79924                                      01
0662 6007 Mesa, El Paso, TX 79912    El Paso   30-Apr- Weingarten Realty
                                               01    Management Co.
0663 106-116 Caldwell, Belen, NM     Valencia  31-Jan- Del Rio Plaza
    87002                                      03    Associates
0665 601 W. 18th St., Portales, NM   Roosevel  30-Nov- Berlin
    88130                           t           02
0666 1217 S. 2nd St., Raton, NM      Colfax    30-Jun- Fortier Properties
    87740                                      00
0667 2200 Yarbrough Dr., El Paso,    El Paso   30-Nov- Mountwood Shopping
    TX 79925                                   01    Center, Ltd
0668 804 Douglas, Las Vegas, NM      San       30-Apr- Joe G. Maloof Realty
    87701                           Miguel      02    Co.
0669 110 E. Santa Fe, Grants, NM     Valencia  30-Apr- Bond-Gunderson Co.
    87020                                      01
0670 1544 S.W. 27th, El Reno, OK     Canadian  31-Jan- El Reno LLC
    73036                                      05
0671 1624 S.W. 74th St., OKC, OK     Oklahoma  31-Aug- 74th & Penn Partners,
    73159                                      05    L. L. C.
0673 50 E. 15th St., Edmond, OK      Oklahoma  09-Jun- Edmond Plaza
    73034                                      03    Corporation
0674 9275 N. May Ave., OKC, OK       Oklahoma  30-Jun- Colonial Center, Ltd
    73120                                      02
0675 907 S. Muskogee, Talequah, OK   Cherokee  30-Apr- Felts Plaza Inc.
    74464                                      03
0676 8357 N. Rockwell, OKC, OK       Oklahoma  31-Aug- Rockwell Acquistions,
    73132                                      04    Inc.
0677 14351 N.E. 23rd, Choctaw, OK    Oklahoma  30-Apr- Choctaw Plaza Shopping
    73020                                      01    Center
0679 4621 N.W. 23rd, OKC, OK 73127   Oklahoma  28-Feb- Weingarten Nostat, Inc.
                                               03
0680 Space #310, Enid, OK 73703      Garfield  31-Mar- Nicholas Investment
                                               03    Company
0681 2107 College Blvd., Alva, OK    Woods     30-Nov- Value Added Products
    73717                                      00    (VAP)
0682 108 W. Oklahoma, Guthrie, OK    Logan     31-May- Joe B and Bilie Stanbro
    73044                                      01
0683 Space #1616, Stillwater, OK     Payne     30-Apr- Today Cimarron L.P.
    74075                                      02
0686 2108 E. Main St., Cushing, OK   Payne     31-Oct- Parkview Management Co,
    74023                                      02    LLC
0688 120 W. Taft, Sapulpa, OK 74066  Creek     30-Apr- Robson Properties
                                               05
0689 507 E. 2nd Ave., Owasso, OK     Tulsa     31-Aug- Ramsey
    74055                                      02
0690 2021 N. Main St., Miami, OK     Ottawa    31-Oct- Robson Properties
    74354                                      04
0692 802 E. Illinois Hwy. 66 E.,     Craig     30-Jun- Robson
    Vinita, OK 74301                           01
0693 512 S.E. Washington Blvd.,      Washingt  31-Mar- Eastland, Inc
    Bartlesville, OK 74003          on          01
0694 1017 W. Will Rogers,            Rogers    31-Aug- Neely-Barstow
    Claremore, OK 74017                        02    Investments
0696 119 N. Broadway, Hugo, OK       Choctaw   31-May- Red River Investments
    74743                                      02
0697 1110 Main St., Grove, OK 74344  Delaware  31-Jan- Winters
                                               06
0698 805 W. Ayre, Shawnee, OK 74801  Pottawat  28-Feb- Schneiter Enterprises
                                   omie        01
0699 30 E. Choctaw, McAlester, OK    Pittsbur  30-Jun- Mike & Lisa Kirk
    74501                           g           00
0700 2001 Center, Okmulgee, OK       Okmulgee  30-Nov- Robson
    74447                                      04
0701 1725 N. Milt Phillips,          Seminole  31-Jan- Broadland Properties,
    Seminole, OK 74868                         03    Inc.
0703 605 S. Green, Purcell, OK       McClain   31-Aug- Trend Venture
    73080                                      01    Corporation
0704 1114 N. Pacific Ave., Mineola,  Wood      31-Oct- Hughes Appliance, Inc.
    TX 75773                                   02
0705 1209 Washington, Commerce, TX   Hunt      30-Sep- Joe & Charlotte Embro
    75428                                      0
0706 427 N. Main, Bonham, TX 75418   Fannin    31-Aug- Bewley
                                               02
0707 30 N. Sheridan Rd., Lawton, OK  Comanche  02-Nov- Rogers Commercial
    73501                                      00    Property
0708 729 Moore Ave., Moore, OK       Clevelan  31-Mar- New City Center
    73160                           d           09
0708 729 Moore Ave., Moore, OK       Clevelan  31-Mar- TMP Investments, Inc.
    73160                           d           09
0709 615 W. Main, Norman, OK 73069   Clevelan  31-Mar- Safeway-Willard Venture
                                   d           00
0709 615 W. Main, Norman, OK 73069   Clevelan  31-Mar- CBB Management Corp
                                   d           00
0710 1235 Washington Ave.,           Custer    31-Oct- H B & B Company
    Weatherford, OK 73096                      03
0711 2003 S. Main, Elk City, OK      Beckham   30-Apr- Hill
    73644                                      03
0712 911 S. 10th, Clinton, OK 73601  Custer    30-Sep- JC 10 Properties LLC
                                               02
0714 409 W. Main, Henryetta, OK      Okmulgee  30-Apr- Estate of Doris Y.
    74437                                      01    Bollinger
0716 1417 S. Midwest Blvd., Midwest  Oklahoma  31-Jul- Atkinson Properties
    City, OK 73110                             03
0717 124-126 Burr Ave., Pauls        Garvin    31-Oct- Pauls Valley Center,
    Valley, OK 73075                           00    Ltd.
0718 1027 W. Main, Durant, OK 74701  Bryan     31-Mar- Sooner Petroleum
                                               01
0719 115 E. Main, Holdenville, OK    Hughes    15-Jul- EMLO
    74848                                      00
0720 1510 N. Hwy. 81, Duncan, OK     Stephens  30-Apr- Fallis, Beall, Thomas
    73533                                      02    Goodner
0721 1421 S. E. Washington, Space    McCurtai  31-Mar- The Choctaw Nation of
    #22, Idabel, OK 74745           n           03    Oklahoma
0722 2301B N. Broadway, Poteau, OK   LeFlore   31-Aug- Wal-Mart Stores, Inc.
    74953                                      05
0723 1900 E. Cherokee, Suite M,      Sequoyah  31-Aug- Ocwen Federal Bank, FSB
    Sallisaw, OK 74955                         99
0724 301B. E. Main St., Atlanta, TX  Cass      31-May- Clements Construction &
    75551                                      02    Realty Co.
0725 304 W. Grand, Yoakum, TX 77995  Lavaca    31-May- O. B. Stanley
                                               03
0726 100 E. Pine St., Deming, NM     Luna      30-Sep- Stone
    88031                                      02
0727 760 E. Charles Page Blvd.,      Tulsa     31-Aug- The Trust Company of
    Sand Springs, OK 74063                     04    Oklahoma
0728 623 1/2 Grand Ave., Chickasha,  Grady     31-Jan- Grandview Limited
    OK 73018                                   09
0732 2509 19th St. (Hwy 90), Hondo,  Medina    31-Jan- Highway 90 Development,
    TX 78861                                   08    LLC
0733 901 N. Sheppard Dr., Houston,   Harris    31-Jan- CA Investments, LP
    TX 77008                                   08
0734 3600 Country Club Dr., Space    Cole      31-Jan- Capital Mall
    #516, Jefferson City, MO 65109             08
0735 1213 Gilmore Ave., Winona, MN   Winona    31-Jan- Winona Mall, Inc.
    55987                                      08
0736 865 Hwy. 90 E., Bayou Vista,    Saint     31-Jan- Kim Martin Company
    LA 70380-5154                   Mary        08
    (St. Mary Plaza Shopping
    Center)
0737 832 W. Washington Ave., #19,    Becker    31-Jan- Washington Square, LP
    Detroit Lakes, MN 56502                    08
0743 1711 S. Memorial Dr., New       Henry     31-Jan- New Castle Associates
    Castle, IN 47362                           10
0744 2333 N. Sixth St., Vincennes,   Knox      31-Jan- Wayne Eisenbaum
    IN 47591                                   09
0746 510 S. College Ave.,            Jasper    31-Jan- Wilbert and Peggy
    Rensselaer, IN 47978                       09    Hamstra
0747 120 First St. South, Buffalo,   Wright    31-Jan- H and L Properties
    MN 55313                                   09
0748 190 E. Main St., Cobleskill,    Schohori  31-Jan- New Cobleskill
    NY 12043                        e           09    Associates, LP
0749 602 Shelton St., Suite B,       Union     31-Jan- State Savings Bank,
    Creston, IA 50801               City        09    Inc.
0750 160 N. Buchanan, Cambridge, MN  Isanti    31-Jan- Cambridge Mall
    55008                                      09    Receivership
0751 312 E. Young St., Suite F,      Johnson   31-Jan- Warrensburg Development
    Warrensburg, MO 64093                      09    Co.
0752 366 W. Washington St., Bath,    Steuben   31-Jan- Cavalier Development,
    NY 14810                                   09    Ltd
0753 900 W. National Hwy., Space     Daviess   31-Jan- Samuel & Sons Realty
    #15, Washington, IN 47501                  09    L.L.C.
0754 Space #605B, Oak Hill, WV       Fayett    31-Jan- Libby-Fayette LLC
    25901                                      09
0755 806 Pelham R. So.,              Calhoun   31-Jan- Porter Properties Inc.
    Jacksonville, AL 36265                     09
0757 Space #1, Shamokin, PA 17866    Northtum  31-Jan- Anthra Plaza
                                   berland     09    Associates, Inc.
0758 1615 N. Harrison, Space #2,     Hughes    31-Jan- Sequoia Investments I,
    Pierre, SD 57501                           09    LLC
0759 1001 E. Main St., Bradford, PA  McKean    31-Jan- KR Bradford Mall, LP
    16701                                      09
0760 1801 12th St., Hood River, OR   Hood      30-Jul- Pan Pacific Retail
                                   River       06    Properties, Inc.
0761 2660 S. Santiam Hwy., Lebanon,  Linn      31-Jan- Lebanon Shopping Plaza
    OR 97355                                   03
0762 880 Hwy. 395 So., Hermiston,    Umatilla  31-Aug- Pan Pacific Retail
    OR 97838                                   00    Properties, Inc
0763 1141 Pacific Hwy., Cottage      Lane      31-Jan- Spring Investments, LLC
    Grove, OR 97424                            05
0764 1458 West Park Plaza, Ontario,  Malheur   31-Jan- Alscott Real Estate,
    OR 97914                                   01    LLC
0765 4157 N.W. Hwy. 101, Space       Lincoln   31-Jan- Lighthouse Square
    #130, Lincoln City, OR 97367               00
0766 16261 Hwy. 101, Brookings, OR   Curry     31-Jan- South Coast Center LLC
    97415                                      05
0767 1700 Mile Hill Dr., Port        Kitsap    30-Dec- Albertson's, Inc.
    Orchard, WA 98366                          05
0768 8815 272nd Ave. N.W.,           Snohomis  31-Jan- Shopping Center
    Stanwood, WA 98292              h           02    Properties of Stanwood
0769 405 Auburn Way South, Auburn,   King      15-Jul- Sue Li Orwig
    WA 98002                                   00
0770 703 Omache Dr., Omak, WA 98841  Okanogan  31-Jan- Targa Real Estate
                                               05    Services. Inc.
0771 3100 Harrison Ave., Butte, MT   Silver    31-Jan- Center Properties
    59701                           Bow         05
0772 1460 W. Winnemucca Blvd.,       Humboldt  31-Jan- Valley View Center
    Winnemucca, NV 89445                       04
0773 1825 W. Williams, Fallon, NV    Churchil  30-Jun- Western Properties
    89406                           l           03    Trust
0774 2100 Idaho St., Elko, NV 89801  Elko      31-Jan- Elko Shopping Plaza
                                               05
0816 11703A U.S. Highway 59 North,   Harris    31-Jan- CenterAmerica Property
    Houston, TX 77039                          02    Trust, LP
0833 3305 Olton Rd., Plainview, TX   Hale      31-Jan- BLI Plainview, Ltd
    79072                                      05
0834 10th @ College, Alamogordo, NM  Otero     10-Jul- Norwest Bank of New
    88310                                      00    Mexico
0838 1801 E. FM 700, Space #M1, Big  Howard    30-Apr- Alpha Lake, Ltd
    Spring, TX 79720                           05
0839 124 W. 22nd St., Clovis, NM     Curry     31-Jan- Parkway Development
    88101                                      01    Company
0841 Hwy. 84 Bypass, #5, Slaton, TX  Lubbock   30-Sep- Dawkns
    79364                                      00
0842 1601 W. Pierce, Carlsbad, NM    Eddy      31-Jan- Northgate Corp.
    88220                                      00
0846 1700 N. Main, Space #3, Altus,  Jackson   31-Aug- Cossey
    OK 73521                                   03
0847 Space #914, Ada, OK 74820       Pontotoc  31-Dec- Arlington Center, Ltd
                                               02
0848 728 W. New Orleans, Broken      Tulsa     30-Jun- Guardian Investors -
    Arrow, OK 74012                            02    Broken Arrow
0849 613 Hwy. 62/65 N. Bypass,       Boone     31-Jan- Wal-Mart Stores, Inc.
    Harrison, AR 72601                         08
0850 412 S. Bryant, Edmond, OK       Oklahoma  31-May- Weingarten Oklahoma,
    73034                                      04    Inc.
0852 Space #725, Anadarko, OK 73005  Caddo     31-May- Uhlmann
                                               04
0853 1107 S. Garth Brooks Blvd.,     Canadian  31-Aug- Chisholm West Shopping
    Yukon, OK 73099                            05    Center
0855 100 N. Dixieland Rd., Rogers,   Benton    31-Jul- Dixie Land Mall, LLC
    AR 72756                                   03
0856 Space #24, Ardmore, OK 73401    Carter    07-Mar- Raptor Investments
                                               01    Limited Liability
                                                    Company
0857 1509 E. Main, Russellville, AR  Pope      31-Jan- Keith Cogswell
    72801                                      01
0858 1701 N. 14th St., Dodge City,   Ford      31-Jan- Comanche Plaza
    KS 67801                                   01
0859 2306 S. Jefferson, Suite A,     Titus     31-Jan- Airport Plaza
    Mount Pleasant, TX 75455                   02    Associates
0860 2700 Ryan St., Lake Charles,    Calcasie  30-Nov- Weingarten Realty
    LA 70601                        u           02    Investors
0861 833 Jct. Highway, Kerrville,    Kerr      31-Jul- Chilcutt
    TX 78028                                   03
0862 2900 W. Washington, Box #3,     Erath     30-Sep- Bosque River Associates
    Stephenville, TX 76401                     00
0863 1510 E. Main St., Alice, TX     Jim       30-Jun- Alicia Corporation
    78332                           Wells       02
0865 2320 S. Brahma Blvd.,           Kleberg   30-Jun- Alpha Lake, Ltd
    Kingsville, TX 78363                       05
0869 455 S. Bibb St., Space #9,      Maverick  30-Apr- Enterprise Eagle Pass
    Eagle Pass, TX 78852                       04    Associates, LP
0870 2742 Old Erath Rd., Abbeville,  Vermilli  31-Oct- Tiffany Plaza
    LA 70510                        on          04    Acquisition, LLC
0871 254 W. Main St., New Iberia,    Iberia    30-Apr- Laure C. Landry,
    LA 70560                                   01    Partnership
9004 6808 South Memorial, Suite      Tulsa     31-Jan- Southwest Properties
    200, Tulsa, OK 74133                       02    Group - Tulsa L.P.
9006 121 North Popular, Searcy, AR   White     30-Jul- Concord Milestone Plus
    72143                                      01    L.P.
9009 4715 Billingsley Blvd., Unit    Midland   30-Nov- Wal-Mart Stores, Inc.
    C, Midland, TX 79701                       04
9038 1102-B E. Broadway,             Nolan     31-Aug- Great Southern life
    Sweetwater, TX 79556                       02    Insurance Company
9039 5525 Alameda Ave., Space #9,    El Paso   30-Nov- Recal-Fox Plaza, LTD.
    El Paso, TX 79905                          03
9040 575 S. Main, Las Cruces, NM     Donna     31-Mar- Campo Loretto Operating
    88001                           Anna        03    Assoc. LP
9202 10201 Main Street, Houston, TX  Harris    31-Jul- P. R. I. Investments
    77025                                      32
9206 2575 West Belfort, Houston, TX  Harris    31-Oct- Mary Lake Realty
    77025                                      13    Company
9207 7350 Mykawa, Houston, TX        Harris    30-Nov- ProLogis Trust
                                               02
9208 3936 East I-240, OKC, OK        Oklahoma  31-Oct- Pioneer Park, LLC
                                               02

                        SCHEDULE 4.01(w)

List of investments as of June 2, 2000, held by any Loan Party and its Subsidiaries with the amount, obligor, issuer and maturity.


                                                                     Outstand
   Grantor       Debt Issuer      Description     Debt      Maturity    ing
                                              Certificate            Principa
                                                 No(s).              l Amount
Specialty     Carl Tooker            Loan         N/A      04/15/1998 140,000.
Retailers,                                                                  00
Inc.
Specialty     Carl Tooker            Loan         N/A      04/15/1998 203,200.
Retailers,                                                                  00
Inc.
Specialty     Carl Tooker            Loan         N/A      07/15/1999 175,000.
Retailers,                                                                  00
Inc.
Specialty     Carl Tooker            Loan         N/A      09/15/1999 125,000.
Retailers,                                                                  00
Inc.
Specialty     Carl Tooker            Loan         N/A      04/14/2000 200,000.
Retailers,                                                                  00
Inc.
Specialty     Carl Tooker            Loan         N/A      11/03/2000 200,000.
Retailers,                                                                  00
Inc.
Specialty     Stephen Lovell         Loan         N/A      06/01/2000 150,000.
Retailers,                                                                  00
Inc.
Specialty     Stephen Lovell         Loan         N/A      04/01/1999 125,000.
Retailers,                                                                  00
Inc.
Specialty     Stephen Lovell         Loan         N/A      02/27/1999 142,679.
Retailers,                                                                  00
Inc.
Specialty     Stephen Lovell         Loan         N/A      04/14/2000 25,000.0
Retailers,                                                                   0
Inc.
Specialty     Stephen Lovell         Loan         N/A      10/06/2000 20,000.0
Retailers,                                                                   0
Inc.
Specialty     Stephen Lovell         Loan         N/A      11/03/2000 71,814.5
Retailers,                                                                   9
Inc.
Specialty     Ron Lucas              Loan         N/A      04/29/1999 377,194.
Retailers,                                                                  61
Inc.
Specialty     Ron Lucas              Loan         N/A      04/14/2000 145,000.
Retailers,                                                                  00
Inc.
Specialty     Ron Lucas              Loan         N/A      11/03/2000 107,298.
Retailers,                                                                  00
Inc.
Specialty     Tom Buttaccio          Loan         N/A      11/15/2001 8,427.86
Retailers,
Inc.
Specialty     Bernie Locklear        Loan         N/A        Demand   33,172.2
Retailers,                                                                   6
Inc.
Specialty     Jonathan Pike          Loan         N/A        Demand   20,000.0
Retailers,                                                                   0
Inc.
Specialty     Bruce Harsha        Relocation      N/A        Demand   4,000.00
Retailers,                          Advance
Inc.
Specialty     Charles Sledge     Bonus Advance    N/A        Demand   31,000.0
Retailers,                                                                   0
Inc.
SRI (NV)      Specialty              Loan         N/A         Open    191,867,
              Retailers, Inc.                                           527.74
Specialty     SRI Receivables    Intercompany     N/A         Open    19,765,4
Retailers,    Purchase Co.          Payable                              41.16
Inc.
Stage Stores, SRI (NV)           Intercompany     N/A         Open    59,637.0
Inc.                                Payable                                  0


                        SCHEDULE 4.01(x)

List of patents, trademarks, trade names, service marks, copyrights, applications therefor, and licenses thereof of any Loan Party and its Subsidiaries with the jurisdiction of registration, registration number, registration date and expiration date.


                                   Seria   Reg.
 Mark    Loc  l No.   No.   Class       Goods/Services       Statu   Due
  ali            (i)          (ii)                            s     Date
                   ty                 Filin               Reg.
                                                     g               Date
                                                      Date

    7 N.       Fed  73/43  1,314, Int'l  Shoes                     Regis Renew:
 BROADWAY   era  0,098   725     25                             tered 01/15/0
                      l   06/13  01/15/                                        5
                                                /83     85
   701        Fed  73/45  1,314, Int'l  Children's,  ladies'  and Regis Renew:
  COLLECTIO  era  3,286   752     25   men's             wearing tered 01/15/0
         N           l   11/17  01/15/        apparel-namely,    pants,       5
                                        /83     85          shirts and coats
  A T B &    Fed  73/26  1,211, Int'l  Pants and shirts          Regis Renew:
 Design     era  6,361   638     25                             tered 10/05/0
                   l   06/16  10/05/                                        2
                                            /80     82
 ANTHONYS   Fed  73/72  1,517, Int'l  Department store services Regis Renew:
 stylized   era  5,854   648     42                             tered 12/20/0
       letters     l   05/02  12/20/                                        8
                                            /88     88
  ANTHONY'S  Fed  73/52  1,356, Int'l  Men's   underwear  briefs Regis Renew:
 &  Design  era  2,014   890     25   and tops                  tered 08/27/0
                    l   02/13  08/27/                                        5
                                                /85     85
  ANTHONY'S  Fed  73/52  1,355, Int'l  Men's   underwear  briefs Regis Renew:
           era  2,015   562     25   and tops                  tered 08/20/0
                    l   02/13  08/20/                                        5
                                                /85     85
  ANTINOS    Fed  73/31  1,205, Int'l  Shoes                     Regis Renew:
 Stylized   era  7,757   553     25                             tered 08/17/0
       Letters     l   07/06  08/17/                                        2
                                                /81     82
 ATB        Fed  73/37  1,248, Int'l  Shoes                     Regis Renew:
Stylized   era  1,721   443     25                             tered 08/16/0
       Letters     l   06/25  08/16/                                        3
                                                 /82     83
  ATB &      Fed  73/11  1,178, Int'l  Shirts and pants          Regis Renew:
 Design     era  7,054   224     25                             tered 11/17/0
                   l   02/25  11/17/                                        1
                                                /77     81
 ATB        Fed  74/31  1,773, Int'l  Western-style  pants  and Regis Renew:
 AUTHENTIC  era  9,746   061     25   shirts                    tered 05/25/0
        WESTERN     l   10/5/  05/25/                                        3
                                WEAR &           92      93
                                Design
       AUSTIN     Fed  75/82         Int'l  clothing,  namely   men's Pendi
         STEELE     era  0,736           25   shirts,  sweaters,  sport  ng
              LTD.        l   10/12                shirts,   slacks,   woven
                                  /99                 shirts, and sportswear.

  BEALLS     Fed  73/56  1,563, Int'l  Retail store services for Regis Renew:
            era  0,559   887     42   clothing, shoes, jewelry, tered 10/31/0
                    l   09/27  10/31/        accessories,    cosmetics       9
                               /85     89          and other soft goods
        BEALLS     Fed                Int'l  Retail store services  in Propo
                     era                  35   home           decorative  sed
                           l                        accessories     including
                                                   glass,  crystal,  silver,
                                                    pottery,  furniture,  and
                                                    picture  frames;   retail
                                                    stores    services     in
                                                    kitchen       accessories
                                                   including         plates,
                                                   glasses,   place    mats,
                                                   napkins;   retail   store
                                                    services    in    bedroom
                                                    accessories     including
                                                   sheets,       comforters,
                                                    throws,        decorative
                                                    pillows,  towels;  retail
                                                    store     services     in
                                                    stationary       supplies
                                                   including  bags,   tissue
                                                   and  albums; retail store
                                                   services    in   sporting
                                                    apparel    and   sporting
                                                   goods including clothing,
                                                    sportswear, shoes,  bats,
                                                    balls,    mitts,    wrist
                                                    banks,  knee  pads,  golf
                                                   gloves,  batting  gloves,
                                                    footballs,   basketballs,
                                                    soccer     balls,     and
                                                      sporting accessories
        BEALLS     Fed                Int'l  Retail store services  in Propo
          HOME       era                 . 35  home           decorative  sed
                         l                        accessories     including
                                                    glass,  crystal,  silver,
                                                    pottery,  furniture,  and
                                                    picture  frames;   retail
                                                    stores    services     in
                                                  kitchen       accessories
                                                    including         plates,
                                                   glasses,   place    mats,
                                                    napkins;   retail   store
                                                    services    in    kitchen
                                                   accessories     including
                                                    sheets,       comforters,
                                                    throws,        decorative
                                                    pillows,  towels;  retail
                                                   store     services     in
                                                   stationary       supplies
                                                   including  bags,   tissue
                                                           and albums;
         BEALLS     Fed                Int'l  Retail store services  in Propo
          SPORTS     era                  35   sporting   apparel    and  sed
                        l                        sporting  goods including
                                                   clothing,     sportswear,
                                                   shoes,    bats,    balls,
                                                  mitts, wrist banks,  knee
                                                    pads,     golf    gloves,
                                                    batting           gloves,
                                                  footballs,   basketballs,
                                                    soccer     balls,     and
                                                      sporting accessories
  BUCKHIDE   Fed  71/29  268,76 Int'l  Work  pants, work shirts, Renew Renew:
tylized   era  1,197    0      25   work coats, overalls, for  ed   03/18/0
        Letters     l   10/18  03/18/        men  and boys; play suits       0
                                         /29     30          for children
  CHEVRON     OK  None   29144  State  Games,  toys and sporting Regis Renew:
 DESIGN          01/21  01/21/   22   goods                     tered 01/23/0
                        /83     83                                          3
  CHEVRON    Fed  73/52  1,590, Int'l  Athletic shoes            Regis Renew:
 DESIGN     era  7,017   004     25                             tered 04/03/0
                 l   03/15  04/03/                                        0
                                               /85     90
  CHEVRON     OK  None   29143  State  Clothing                  Regis Renew:
DESIGN          01/21  01/21/   39                             tered 01/23/0
                        /83     83                                          3

 CHEVRON    Fed  73/26  1,265, Int'l  Athletic shoes            Regis Renew:
 DESIGN     era  5,314   050     25                             tered 01/24/0
                  l   06/09  01/24/                                        4
                                             /80     84
  COPPER     Fed  74/58  1,984, Int'l  Sportswear,  viz,   men's Regis  8&15
   CREEK      era  1,484   674     25   and women's sport shirts, tered Due:
             l   10/03  07/02/        shorts and trousers             07/02/0
                  /94     96                                          1-02
                                                                     Renew:
                                                                     07/02/0
                                                                     6
        COPPER     Fed                Int'l  Clothing,    namely     - Propo
          CREEK      era                  25   sweaters,  t-shirts,  and  sed
                                         l                        jeans
  DOUBLE      CO  None   901053 State  Clothing                  Regis Renew:
 EXPOSURE                141     39                             tered 05/18/0
                              05/18/                                        0
                                                        90
 DOUBLE      WY  None   260464 State                            Regis Renew:
EXPOSURE               05/18/   39                             tered 05/18/0
                                 90                                          0
  FASHION    Fed  73/66  1,475, Int'l  (25)  Men's  and  women's Regis Renew:
BAR        era  0,674   069     25   ready  to  wear  apparel, tered 02/02/0
                  l   05/14  02/02/ Int'l  namely   suits,  dresses,       8
                             /87     88     42   slacks,  trousers,  sport
                                                   coats,   skirts,  shirts,
                                                    blouses,        sweaters,
                                                    jackets,           coats,
                                                    underwear,     sleepwear,
                                                    head-wear,       hosiery,
                                                    belts,  shoes, ties,  and
                                                    scarves  ;  (42)   Retail
                                                    store  services  in   the
                                                    field   of   men's    and
                                                    women's  ready  to   wear
                                                             apparel
 FASHION     CO  None   T9943  State  Advertising and business  Regis Renew:
 BAR                    06/06/  101                             tered 06/06/0
                                72                                          2
  FASHION     CO  None   851009 State  Clothing                  Regis Renew:
 BAR                     933     39                             tered 06/04/0
                              06/04/                                        2
                                                       72
 FAST BAK   Fed  73/26  1,201,   25   Athletic shoes            Regis Renew:
            era  5,502   207                                    tered 07/13/0
                  l   06/09  07/13/                                        2
                                                /80     82
 FB PETITE  Fed  73/66  1,475, Int'l  (25)  Women's  ready   to Regis Renew:
            era  0,675   070     25   wear,   apparel,   namely tered 02/02/0
                        l   05/14  02/02/ Int'l  dresses, slacks,  skirts,
                                /87     88     42   blouses,        sweaters,
                                                    jackets,           coats,
                                                    sleepwear,      headwear,
                                                    hosiery,    belts     and
                                                    scarves;   (42)    Retail
                                                    store  services  in   the
                                                   field of women's ready to
                                                          wear apparel
  GRAFFICS    CO  None   901109 State  For clothing              Regis Renew:
                         983     39                             tered 12/27/0
                              12/27/                                        0
                                                         90
   GRAPHITE   Fed  74/80  1,938, Int'l  Men's    jeans,   shirts, Regis  8&15
              era  2,481   934     25   t-shirts and fleece tops. tered Due:
            l   07/08  11/28/                                        11/28/0
                     /94     95                                          0-01
                                                                    Renew:
                                                                      11/28/0
                                                                           5
   GRAPHITE   Fed  75/97  2,011, Int'l  Watches  Clothing namely, Regis  8&15
               era  5,306   195     14   junior's   and   infant's tered Due:
             l   07/08  10/22/ Int'l  clothing  namely,  jeans,       10/22/0
                     /94     96     25   shirts, t-shirts,  fleece       1-02
                                       tops, shorts, skirts, and       Renew:
                                      bottoms;    and     men's       10/22/0
                                            clothing  namely,  shorts       6
                                                                     and bottoms
   GRAPHITE   Fed  75/13  2,242, Int'l  Sunglasses                Regis  8&15
               era  7,592   181     9                              tered Due:
             l   07/22  04/27/                                        04/27/0
                    /96     99                                          4-05
                                                                       Renew:
                                                                      04/27/0
                                                                          9
       GRAPHITE   Fed                Intl.  Jewelry  in International Propo
                     era                 14,   Class    14;    Clothing,  sed
                          l                   25   namely - juniors tops and
                                                    bottoms,       children's
                                                    socks,  in  International
                                                                     Class 25.
 HANNAH     Fed  73/66  1,475, Int'l  (25)  Women's  ready   to Regis Renew:
            era  0,672   067     25   wear    apparel,   namely tered 02/02/0
                    l   05/14  02/02/ Int'l  dresses, slacks,  skirts,       8
                               /87     88     42   blouses,        sweaters,
                                                    jackets,           coats,
                                                    sleepwear,      headwear,
                                                    hosiery, belts, shoes and
                                                    scarves;   (42)    Retail
                                                    store  services  in   the
                                                   field of women's ready to
                                                                  wear apparel
  HANNAH      CA  None   89074  State  Women's  ready  to   wear Regis Renew:
                        12/14/   39   apparel                   tered 12/14/0
                               88                                          8
  PALAIS      AR         TM1128 State  Advertising and business  Regis Renew:
 ROYAL                  01/04/  101                             tered 01/04/0
                               99                                          4
 PALAIS     Fed  75/74         Int'l  Retail   stores  services Pendi Respons
    ROYAL      era  4,175           35   featuring men's, women's,  ng   e to
              l   07/06                children's  and  infant's       Office
                   /99                 clothing and accessories,       Action
                                         head   coverings,   hats,       Due:
                                      caps,   scarves,   shoes,       04/05/0
                                            jewelry,         hosiery,       0
                                                   foundations,    lingerie,
                                                    watches, sunglasses, swim
                                                   wear, cosmetics, perfume,
                                                    health  and beauty aides,
                                                  leather  goods,  wallets,
                                                    handbags,        candles,
                                                    glassware,       crystal,
                                                   picture frames, and  gift
                                                                   items
 PALAIS     Fed  75/74         Int'l  Retail   sale  of  men's, Pendi Respons
    ROYAL      era  4,411           42   women's,  children's  and  ng   e to
              l   07/07                infant's   clothing   and       Office
                   /99                 accessories,         head       Action
                                        coverings,  hats,   caps,       Due:
                                      scarves,  shoes, jewelry,       04/05/0
                                            hosiery,     foundations,       0
                                                   lingerie,        watches,
                                                    sunglasses,  swim   wear,
                                                   cosmetics,       perfume,
                                                  health  and beauty aides,
                                                   leather  goods,  wallets,
                                                   handbags,        candles,
                                                    glassware,       crystal,
                                                 picture frames, and  gift
                                                                     items
        PALAIS     Fed                       Retail store services  in
              ROYAL      era                       kitchen       accessories
                           l                        including         sheets,
                                                    comforters,       throws,
                                                  decorative       pillows,
                                                    towels;   retail    store
                                                    services   in  stationary
                                                   supplies including  bags,
                                                    tissue and albums; retail
                                                   store     services     in
                                                    sporting   apparel    and
                                                   sporting  goods including
                                                    clothing,     sportswear,
                                                    shoes,    bats,    balls,
                                                    mitts, wrist banks,  knee
                                                    pads,     golf    gloves,
                                                    batting           gloves,
                                                    footballs,   basketballs,
                                                    soccer     balls,     and
                                                      sporting accessories
  PALAIS      LA          None  State  Miscellaneous Services    Regis Renew:
 ROYAL                  08/03/   42                             tered 08/03/0
                               98                                          8
 PALAIS      TX  None   28128  State  Advertising and business  Regis Renew:
ROYAL                  01/23/  101                             tered 01/23/1
                                70                                          0
  PALAIS      TX  None   28129  State  Clothing                  Regis Renew:
 ROYAL                  01/23/   25                             tered 01/23/1
                                70                                          0
        PALAIS     Fed                Int'l  Retail store services  in Propo
         ROYAL      era                  35   home           decorative  sed
              HOME        l                        accessories     including
                                                    glass,  crystal,  silver,
                                                    pottery,  furniture,  and
                                                   picture  frames;   retail
                                                   stores    services     in
                                                   kitchen       accessories
                                                  including         plates,
                                                   glasses,   place    mats,
                                                   napkins;   retail   store
                                                  services    in    bedroom
                                                    accessories     including
                                                    sheets,       comforters,
                                                    throws,        decorative
                                                   pillows,  towels;  retail
                                                   store     services     in
                                                    stationary       supplies
                                                   including  bags,   tissue
                                                                   and albums.
       PALAIS     Fed                Int'l  (35)     Retail     store Propo
         ROYAL      era                  35   services in the field  of  sed
              SPORTS      l                 Int'l  sporting   apparel    and
                                            TBA   goods;   (TBA)   Sporting
                                                    apparel    and     goods,
                                                    namely,    sport    wear,
                                                    shoes,    bats,    balls,
                                                   mitts, wrist bands,  knee
                                                   pads,     golf    gloves,
                                                    batting           gloves,
                                                  footballs,   basketballs,
                                                   soccer   balls,  sporting
                                                          accessories.
  REBECCA     CO  None   901053 State  Clothing                  Regis Renew:
 MALONE                  142     39                             tered 05/18/0
                             05/18/                                        0
                                                       90
 REBECCA     WY  None   260465 State  Clothing                  Regis Renew:
 MALONE                 05/18/   39                             tered 05/18/0
                                90                                          0
       REBECCA    Fed  75/88         Int'l  (25)   Women's   clothing Pendi
           MALONE     era  2,619           14   apparel; namely, blouses,  ng
                         l   12/28         Int'l  pants,  shirts, sweaters,
                                /99            25   jackets,  knit  tops  and
                                                       handbags (14) Jewelry
  ROYAL      Fed  74/60  2,041, Int'l  Clothing,       including Regis  8&15
    WEAR       era  5,688   095     25   casual     and      dress tered Due:
             l   10/05  02/25/        clothing,  namely  jeans,       02/25/0
                    /94     97          slacks,  shorts,  shirts,       2-03
                                      blouses,   jackets    and       Renew:
                                    sweaters                        02/25/0
                                                                          7
   ROYAL      Fed  74/51  1,972, Int'l  Ladies sportswear, namely Regis  8&15
    STUDIO     era  6,571   203     25   shirts,          blouses, tered Due:
             l   04/21  05/07/        sweaters, slacks, shorts,       05/07/0
                    /94     96          skirts and jackets              1-02
                                                                     Renew:
                                                                    05/07/0
                                                                        6
  ROYAL      Fed  74/51  1,964, Int'l  Ladies sportswear, namely Regis  8&15
    SPORT      era  6,052   989     25   shirts,          blouses, tered Due:
            l   04/21  04/02/        sweaters, slacks, shorts,       04/02/0
                    /94     96          skirts,    jackets    and       1-02
                                     fleece tops and bottoms         Renew:
                                                                     04/02/0
                                                                        6
  ROYAL      Fed  74/51  2,044, Int'l  Dickies                   Regis  8&15
    ACCESSORI  era  6,574   111     25                             tered Due:
 ES          l   04/21  03/11/                                        03/11/0
                   /94     97                                          2-03
                                                                      Renew:
                                                                     03/11/0
                                                                        7
  ROYAL      Fed  75/97  2,031, Int'l  (18)    Handbags,    (25) Regis  8&15
    ACCESSORI  era  5,499   265     18   scarves                   tered Due:
ES          l   04/21  01/14/ Int'l                                  01/14/0
                   /94     97     25                                   2-03
                                                                     Renew:
                                                                    01/13/0
                                                                          7
  ROYAL      Fed  74/51  1,972, Int'l  Plus      size     ladies Regis  8&15
   WOMAN      era  6,572   204     25   sportswear;       namely, tered Due:
            l   04/21  05/07/        shirts,          blouses,       05/07/0
                  /94     96          sweaters, slacks, shorts,       1-02
                                      skirts and jackets              Renew:
                                                                    05/07/0
                                                                          6
  ROYAL      Fed  74/65  2,022, Int'l  Ladies sportswear, namely Regis  8&15
   PETITE     era  0,357   556     25   shirts,          blouses, tered Due:
            l   03/20  12/10/        sweaters, slacks, shorts,       12/10/0
                   /95     96          skirts and jackets.             1-02
                                                                     Renew:
                                                                    12/10/0
                                                                        6
  ROYAL      Fed  74/51  2,022, Int'l  Socks                     Regis  8&15
    LEGWEAR    era  6,053   381     25                             tered Due:
           l   04/21  12/10/                                        12/10/0
                    /94     96                                          1-02
                                                                      Renew:
                                                                     12/10/0
                                                                         6
 SPECIALTY   OH  None   TM14,9 State  Men's,     women      and Regis Renew:
COLLECTIO                89     25   children's   clothing   & tered 04/11/0
      N                      04/11/        accessories.                    7
                           97                                          Mark
                                                                        not
                                                                        used
                                                                         per
                                                                      client.
 SPECIALTY   OK  None   26222  State  Men's,    women's     and Regis Renew:
COLLECTIO              01/27/   39   children's  clothing  and tered 01/27/0
       N                        94          accessories.                    4
                                                                      Mark
                                                                       not
                                                                       used
                                                                         per
                                                                     client.
  SPECIALTY   NM  None   TK9402 State  Men's,    women's     and Regis Renew:
 COLLECTIO               0302         children's  clothing  and tered 02/03/0
       N                      02/03/        accessories.                    4
                              94                                          Mark
                                                                       not
                                                                        used
                                                                           per
                                                                     client.
  SPECIALTY   TX  None   53190  State  Man's,    women's     and Regis Renew:
COLLECTIO              01/27/   25   children's  clothing  and tered 01/27/0
       N                        94          accessories.                    4
                                                                       Mark
                                                                          not
                                                                        used
                                                                          per
                                                                     client.
 SPECIALTY   WI          None  State  Clothing                  Regis Renew:
COLLECTIO              10/01/   39                             tered 10//01/
    N                        97                                          07
                                                                      Mark
                                                                       not
                                                                      used
                                                                        per
                                                                    client.
 SPECIALTY   MT         019600 State  Clothing                  Regis Renew:
OLLECTIO              10/06/  2 MM                            tered 10/06/0
      N                        97                                          7
                                                                       Mark
                                                                        not
                                                                        used
                                                                       per
                                                                     client.
  SPECIALTY   MO  None   13120  State  Men's,    women's     and Regis Renew:
COLLECTIO              01/23/   39   childrens'  clothing  and tered 01/23/0
        N and                    95          accessories.                    5
  Design                                                               Mark
                                                                       not
                                                                        used
                                                                       per
                                                                     client.
 SPECIALTY   MS  None    None  State  Men's,    women's     and Regis Renew:
COLLECTIO              05/18/   39   children's  clothing  and tered 05/18/0
       N and                    95          accessories                     5
   Design                                                               Mark
                                                                        not
                                                                      used
                                                                       per
                                                                    client.
 SPECIALTY   ND  None    None  State  Clothing                  Regis Renew:
COLLECTIO              02/19/   39                             tered 02/19/0
      N                        98                                          8
                                                                         Mark
                                                                         not
                                                                         used
                                                                          per
                                                                     client.
 SPECIALTY   MN  None   25,335 State  Men's,     women      and Regis Renew:
COLLECTIO              09/09/   25   children's   clothing   & tered 09/09/0
       N                        96          accessories.                    6
                                                                       Mark
                                                                        not
                                                                       used
                                                                        per
                                                                     client.
  SPECIALTY   KS  None    None  State  Clothing   for;    men's, Regis Renew:
COLLECTIO              05/19/   39   women's   and  children's tered 05/19/0
       N and                    95          clothing and accessories.       5
  Design                                                               Mark
                                                                        not
                                                                      used
                                                                       per
                                                                     client.
 SPECIALTY   IN  None   1997-0 State  Men's,     women      and Regis Renew:
 COLLECTIO               068     39   children's   clothing   & tered 02/06/0
       N                      02/17/        accessories.                    7
                           97                                          Mark
                                                                        not
                                                                        used
                                                                       per
                                                                     client.
    SPECIALTY   IL  None   076577 State  Men's,    women's     and Regis Renew:
    COLLECTIO              05/25/   39   children's  clothing  and tered 05/25/0
    N and                    95          accessories.                    5
    Design                                                               Mark
                                                                        not
                                                                        used
                                                                        per
                                                                    client.
SPECIALTY   CO  None   941009 State  Clothing                  Regis Renew:
OLLECTIO               832     25                             tered 01/26/0
      N and                  01/26/                                        4
  Design                   94                                          Mark
                                                                       not
                                                                       used
                                                                        per
                                                                     client.
 SPECIALTY   AZ  None   TM0003 State  Men's,     women      and Regis Renew:
OLLECTIO               8211    25   children's   clothing   & tered 08/23/0
      N                      08/23/        accessories.                    6
                          96                                          Mark
                                                                         not
                                                                       used
                                                                       per
                                                                      client.
  SPECIALTY   AR  None   130-95 State  Men's,     women      and Regis Renew:
 COLLECTIO              05/17/   39   children's   clothing   & tered 05/17/0
       N                        95          accessories.                    0
                                                                       Mark
                                                                       not
                                                                        used
                                                                         per
                                                                      client.
 SPECIALTY   AL  None   105-92 State  Men's,    women's     and Regis Renew:
COLLECTIO                5      25   children's  clothing  and tered 01/27/0
      N and                  01/27/        accessories.                    4
  Design                   94                                          Mark
                                                                      not
                                                                       used
                                                                       per
                                                                      client.
 SPECIALTY   WY  None   94-228 State  Men's,    women's     and Regis Renew:
 COLLECTIO               8248    39   children's  clothing  and tered 01/26/0
       N                      01/26/        accessories                     4
                            94                                          Mark
                                                                        not
                                                                        used
                                                                        per
                                                                      client.
 SPECIALTY   NE  None   54,848 State  Men's,     women      and Regis Renew:
COLLECTIO              09/09/   25   children's   clothing   & tered 09/09/0
      N                        96          accessories.                    6
                                                                      Mark
                                                                      not
                                                                      used
                                                                       per
                                                                      client.
 SPECIALTY   LA  None    None  State  Clothing; men's,  women's Regis Renew:
COLLECTIO              05/17/   25   and  children's  clothing tered 05/17/0
       N and                    95          accessories                     5
    Design                                                               Mark
                                                                       not
                                                                        used
                                                                        per
                                                                       client.
SPECIALTY   MI  None   M01-51 State  Men's,     women      and Regis Renew:
COLLECTIO                6      39   children's   clothing   & tered 08/04/0
       N                      08/04/        accessories                     7
                           97                                          Mark
                                                                       not
                                                                       used
                                                                       per
                                                                      client.
SPECIALTY   SD  None    None  State  Men's,     women      and Regis Renew:
LLECTIO              09/16/   25   children's   clothing   & tered 09/16/0
       N                        96          accessories.                    6
                                                                      Mark
                                                                      not
                                                                      used
                                                                      per
                                                                      client.
 SPIRIT      CO  None   851016 State  Clothing                  Regis Renew:
                     100     39                             tered 06/09/0
                           06/09/                                        9
                                                    79
SPIRIT      KS  None   07/31/ State  Advertising and  business Regis Renew:
                      80     02   for   retail   sales   of tered 04/19/0
                                            women's clothing                0
 SPIRIT      NM  None   TK9005                                  Regis Renew:
                        0304                                   tered 07/10/0
                               05/03/                                        0
                                                         80
       SPIRIT     Fed                Int'l  New   Goods  -  t-shirts, Propo
                    era                  25   shorts,   children's    &  sed
                             l                        men's active wear
  STAGE       CO  None   198510 State  Women's ready to wear  of Regis Renew:
                        15480   101   all kinds                 tered 11/08/0
                              11/08/                                        8
                                                         78
  STAGE       CO  None   198510 State  Women's,          girl's, Regis Renew:
                     15479    39   children's,   men's   and tered 02/17/0
                              02/17/        boy's  ready to  wear  of       9
                                                         69          all kinds
 STAGE       CA  None   89104  State  Garments,  women's  ready Regis Renew:
                        12/16/   39   to  wear apparel such  as tered 12/16/0
                                88          dresses and sportswear          8
        STAGE      Fed                       Bubble     bath,     non- Propo
                     era                       medicated  bath crystals,  sed
                      l                        bath  scrubs,  hand   and
                                                body   lotions,  perfumes
                                                and    skin   soaps    in
                                               international  class   3;
                                               hand   held  mirrors   in
                                               international  class  20;
                                               hair   brushes  and  hair
                                              combs   in  international
                                               class   21;  and   men's,
                                              women's   and  children's
                                               ready    wear   clothing,
                                              namely,        underwear,
                                              hosiery,  socks,   suits,
                                             blouses,        sweaters,
                                            jackets,   coats,   sleep
                                             wear, robes, lounge wear,
                                                 head  wear, pants, jeans,
                                                  short,  t-shirts,  fleece
                                                 tops,   sweat  suits   in
                                                international class 25;
        STAGE      Fed                Int'l  Retail store services  in
                         era                  35   men's,    women's     and
                     l                        children's ready to  wear
                                              clothing,       including
                                               underwear,       hosiery,
                                              socks,   suits,  blouses,
                                              sweaters, jackets, coats,
                                             sleep ware, robes, lounge
                                             wear,  head wear,  pants,
                                             jeans,  shorts, t-shirts,
                                            fleece tops, sweat suits;
                                            retail store services  in
                                             sporting     merchandise,
                                                   including     sportswear,
                                                   shoes,    bats,    balls,
                                                    mitts, wrist bands,  knee
                                                   pads,     golf    gloves,
                                                    batting           gloves,
                                                   footballs,   basketballs,
                                                   soccer     balls,     and
                                                   sporting     accessories;
                                                  retail store services  in
                                                   home         merchandise,
                                                   including,     furniture,
                                                   house     wares,      and
                                                  decorative accessories of
                                                  glass and crystal, silver
                                                  accessories,     pottery,
                                                  picture  frames,  kitchen
                                                    accessories,    including
                                                    plates,  glasses,   place
                                                    mats,    napkins,     and
                                                    bedroom      accessories,
                                                    including         sheets,
                                                   comforters,       throws,
                                                    decorative        pillows
                                                    towels;   retail    store
                                                    services  in  stationary,
                                                    including  bags,  tissue,
                                                    and albums.
           Fed  73/66  1,525, Int'l  (25)  Women's  ready   to Regis Renew:
           era  0,706   762     25   wear   apparel,   namely, tered 02/21/0
       STAGE       l   05/14  02/21/ Int'l  shirts,  dresses,  coats,       9
                               /87     89     42   belts  and  shoes;   (42)
                                                    Retail store services  in
                                                    the  field  of  clothing,
                                                   shoes and accessories
  STAGE       NY                                                 Propo
                                                                 sed
  STAGE       PA                                                 Propo
                                                                  sed
 STAGE      Fed                Int'l  Retail store services  in Propo
  HOME       era                  35   home         merchandise,  sed
                           l                        including,     furniture,
                                                    house     wares,      and
                                                    decorative accessories of
                                                    glass and crystal, silver
                                                    accessories,     pottery,
                                                   picture  frames,  kitchen
                                                     accessories,    including
                                                    plates,  glasses,   place
                                                    mats,    napkins,     and
                                                    bedroom      accessories,
                                                    including         sheets,
                                                    comforters,       throws,
                                                    decorative        pillows
                                                    towels;   retail    store
                                                   services  in  stationary,
                                                   including  bags,  tissue,
                                                  and albums.
       STAGES     Fed                                                 Propo
                  era                                                  sed
                                           l
   STAGE      Fed                Int'l  Retail store services  in Propo
   SPORTS     era                  35   sporting     merchandise,  sed
                          l                        including     sportswear,
                                                   shoes,    bats,    balls,
                                                  mitts, wrist bands,  knee
                                                   pads,     golf    gloves,
                                                    batting           gloves,
                                                    footballs,   basketballs,
                                                    soccer     balls,     and
                                                    sporting accessories
        STG        Fed  75/89         Int'l                            Pendi
        STUDIO     era  5,717           25                              ng
                                            l   01/12
                                                 /00
SUN RIVER  Fed  75/04  2,285, Int'l  Clothing  for adults  and Regis  8&15
   CLOTHING   era  0,261   764     25   children,  namely,  tops, tered Due:
 .         l   01/04  10/12/        bottoms,          shirts,       10/12/0
                    /96     99          sweaters,    sweatshirts,       4-05
                                        t-shirts, jeans,  slacks,       Renew:
                                     shorts,  hosiery,  shoes,       10/12/0
                                     sneakers, scarves,  ties,       9
                                                    belts and suspenders
  SUN RIVER  Fed  75/97  2,080, Int'l  Clothing   for    adults, Regis  8&15
    CLOTHING   era  6,054   349     25   namely,   tops,  bottoms, tered Due:
CO.         l   01/04  07/15/        jeans        sweatshirts,       07/15/0
                   /96     97          slacks, and shorts              2-03
                                                                    Renew:
                                                                    07/15/0
                                                                     7
  SUN RIVER  Fed  74/69  2,088, Int'l  Women's         clothing, Regis  8&15
   CLOTHING   era  2,574   109     25   including   casual    and tered Due:
 CO.         l   06/23  08/12/        dress   clothing,  namely       08/12/0
                    /95     97          pants,          t-shirts,       2-03
                                       sweatshirt,  blouses  and       Renew:
                                    shoes                           08/12/0
                                                                        7
 SUN RIVER  Fed  75/97  2,051, Int'l  Women's         clothing, Regis  8&15
   CLOTHING   era  5,639   646     25   including   casual    and tered Due:
CO.         l   06/23  04/08/        dress   clothing,  namely       04/08/0
                    /95     97          jeans,  dresses,  skirts,       2-03
                                      shorts,    shirts     and       Renew:
                                    sweaters                        04/08/0
                                                                        7
 SUN RIVER  Fed  75/11  2,089, Int'l  Women's clothing,  namely Regis  8&15
  CLOTHING   era  6,355   020     25   skorts and rompers        tered Due:
 .         l   06/10  08/19/                                        08/19/0
                  /96     97                                          2-03
                                                                    Renew:
                                                                   08/19/0
                                                                       7
      SUN RIVER  Fed                       Clothing, namely - mens's Propo
      CLOTHING   era                       sweaters, jogging  suits,  sed
           CO.         l                        woven  shirts, and casual
                                                                    pants.
  WHISPERS   Fed  74/65  2,094, Int'l  Cosmetics,  namely,  body Regis  8&15
               era  5,468   031     3    lotion,  bath  &   shower tered Due:
            l   04/03  09/09/        gel,  bubble  bath,  bath       09/09/0
                     /95     97          scrub,   bath   crystals,       2-03
                                      soap and potpourri              Renew:
                                                                   09/09/0
                                                                         7
 WHISPERS   Fed  433,7  1,294, Int'l  Lingerie                  Regis Renew:
          era   57     565     25                             tered 09/11/0
                 l   07/08  09/11/                                        4
                                                 /83     84
ISPERS   Fed  74/65  2,032, Int'l  Legwear,           namely Regis
             era  5,469   862     25   pantyhose, banded  tights tered  8&15
              l   04/03  01/21/        and socks                       Due:
                /95     97                                          01/21/0
                                                                     2-03

                                                                      Renew:
                                                                     01/21/0
                                                                       7
      WHISPERS   Fed                Int'l  Additional    Goods     - Propo
                  era                  25   clothing,    namely     -  sed
                             l                        sleepwear and panties
  CO   None  881057 State  Clothing                  Aband  Renew:
               368     39                             oned   06/01/98
     and                    06/01/
     Design                   88
  BY          CO   None  881007 State  Clothing                  Regis  Renew:
 REQUEST                 229     39                             tered  02/23/08
                            02/23/
                              88
APHITE   Fed  74/54         Int'l  Handbags                  Aband            S
            era   7279           18                             oned   tatement
            l   07/08                                                 of   Use
                     /94                                                  due:
                                                                     01/16/98

                                                                           6th
                                                                     extensio
                                                                     n    not
                                                                     availabl
                                                                           e
     DOUBLE R   Fed  75/41         Int'l  Cosmetics, lotions and    Aband
     DESIGN     era  3,239           3    bubble bath               oned
                 l   01/02
                      /98
   HANNAH      CA   none  89074  State  Women's ready to wear     Aband  Renew:
                         12/14/   39   apparel.                  oned   12/14/98
                              88
 MISS       Fed  74/20  1,705, Int'l  Shoes                     Aband     8   &
 JENNIFER   era  1,058   125     25                             oned   15  Due:
             l   09/06  08/04/                                         08/04/98
                    /91     92                                           Renew:
                                                                        08/04/02
   CAREER      CO   None  T33578 State  Clothing                  Expir  Renew:
  DESIGNS                07/13/   39                             ed     07/13/97
                              87
   BY          WY   None  246761 State  For clothing              Expir  Renew:
  REQUEST                02/23/   39                             ed     02/23/98
     (Stylized                88
     )
     DIMENSION  Fed  560,8  1,391, Int'l  Shoes                     Cance
     80         era    81    685     25                             lled
                 l   09/30  04//29
                      /85    /86
   DOUBLE      WY   None  260464 State  Ladies clothing           Regis  Renew:
  EXPOSURE               05/18/   39                             tered  05/18/00
                              90
     ETHAN       CO   None  T31258 State  Clothing                  Expir
                            07/25/   39                             ed
                              86
     EXPRESSIO   CO   None  851027 State  Advertising and business  Expir
     NS                      057    101                             ed
                            09/10/
                              94
     FB         Fed  670,2  1,543, Int'l  (25)  Men's  and  women's Cance
     (Stylized  era    95    605     25   ready  to  wear  apparel, lled
     )           l   07/06  06/13/ Int'l  namely   suits,  dresses,
                      /87     89     42   slacks,  trousers,  sport
                                          coats,   skirts,  shirts,
                                          blouses,        sweaters,
                                          jackets,           coats,
                                          underwear,     sleepwear,
                                          headwear, hosiery, belts,
                                          shoes,  ties and scarves;
                                          (42)     Retail     store
                                          services  in  men's   and
                                          women's  ready  to   wear
                                          apparel    and   intimate
                                          apparel,    shoes     and
                                          accessories
 FB          CO   None  T32864 State  Clothing                  Expir  Renew:
                        04/06/   39                             ed     04/06/97
                          87
FB          CO   None  T32863 State  Advertising and business  Expir  Renew:
                      04/06/  101                             ed     04/06/97
                              87
     FB         Fed  660,6  1,475, Int'l  (25)  Women's  ready   to Cance
     CAREERS    era    73    068     25   wear    apparel,   namely lled
                 l   05/14  02/02/ Int'l  dresses, slacks,  skirts,
                      /87     88     42   blouses,        sweaters,
                                          jackets,           coats,
                                          sleepwear,      headware,
                                          hosiery,           belts,
                                          underwear,  shoes;   (42)
                                          Retail store services  in
                                          women's  ready  to   wear
                                          apparel
     FB          CO   None  T19339 State  Ladies ready to wear of   Expir
     CAREERS                04/16/   39   all kinds                 ed
                              81
     FB DESIGN   CO   None   None  State  Furniture, furnishings,   Expir
                            10/01/  23,   fixtures, accessories and ed
                              73    30,   related items and
                                    32,   articles appertaining
                                    33,   thereto of all kinds;
                                    39,   clothing.
                                    42,
                                    50,
                                    101
     FB DESIGN   WY   None  02884  State  Advertising and business  Expir
                            10/25/  101                             ed
                              79
     FB          CO   None  T26504 State  Advertising and business  Expir
     EXPRESSIO              06/13/  101                             ed
     NS                       84
     FB LTD.     CO   None  T19333 State  Men's clothing of all     Expir
                            04/16/   39   kinds                     ed
                              81
     FB PETITE   CO   None  T31518 State  On labels attached to     Expir
                            09/12/   39   ladies' ready-to-wear.    ed
                              86
     FB PETITE   CO   None  T29404 State  Advertising and business  Expir
                            09/27/  101                             ed
                              85
     HANNAH      CO   None  T31517 State  Ladies' ready to wear.    Expir
                            09/12/   39                             ed
                              86
     HANNAH      CO   None  T31519 State  Retail sales of women's   Expir
                            09/12/  101   ready to wear.            ed
                              86
I'M         CO   None   None  State  Clothing                  Expir  Renew:
OLORADO               12/29/   39                             ed     12/29/97
     PROUD                    87
     J.B.        CO   None  T3129? State  Men's shirts, ties, suits Expir
     BRITTON                07/25/   39   and sweaters              ed
                              86
     JEFFREY    Fed  560,5  1,400, Int'l  Men's shirts, shorts,     Cance
     BROWN      era    62    432     25   pants and sweatsuits      lled
                 l   09/27  07/08/
                      /85     86
KENDRA      CO   None  T33576 State  Clothing                  Expir  Renew:
                        07/13/   39                             ed     07/13/97
                              87
  KENDRA      WY   None  243632 State  Clothing                  Expir  Renew:
                      08/10/   39                             ed     08/10/97
                              87
KENDRA      CO   None  T33577 State  Clothing                  Expir  Renew:
SPORT                  07/13/   39                             ed     07/13/97
                              87
NDRA      WY   None  243631 State  Clothing                  Expir  Renew:
PORT                  08/10/   39                             ed     08/10/97
                              87
     L'UOMO      CO   None  T31256 State  Men's wearing apparel     Expir
                            07/25/   39                             ed
                              86
     L'UOMO      KS   None   None  State  Retail sales of women's   Expir
                            07/21/   2    clothing                  ed
                              80
L'UOMO      NM   None  13,856  None  Business and advertising  Regis  Renew:
                      07/10/                                  tered  07/10/00
                              80
     MISS       Fed  73/56         Int'l  Shoes                     Aband
     JENNIFER   era  0,807           25                             oned
                 l   09/30
                      /85
  REBECCA     WY   None  260465 State  Ladies clothing           Regis  Renew:
 MALONE                 05/18/   39                             tered  05/18/00
                              90
     ROYAL      Fed  74/51         Int'l  Clothing and accessories  Aband
     ACTIVE     era  6,573           25                             oned
                 l   04/21
                      /94
 SPIRIT      CA   None  088573  None  Ready to wear apparel     Regis  Renew:
                      09/21/        such as dresses and       tered  09/21/98
                           88          sportswear
 SPIRIT      KS   None   None  State  Retail sales of women's   Regis  Renew:
                     07/31/   2    clothing                  tered  07/31/00
                              90
     SPIRIT      NM   None  13853   None  Retail sales of women's   Regis  Renew
                     07/10/        clothes                   tered  07/10/00
                              80
 SPIRIT      WY   None   80-   State  Clothing                  Regis  Renew:
                     177708   39                             tered  08/16/99
                            08/16/
                              89
 STAGE       KS   None   None  State  Retail sales of women's   Regis  Renew:
                     07/31/   2    clothing                  tered  07/31/00
                              90
 STAGE       NM   None  13845   None  Business and Advertising  Regis  Renew:
                     07/10/                                  tered  07/10/00
                              80
 STAGE       AZ   None  26826  State  Unknown                   Expir  Renew:
 WOMENS                 11/18/   25                             ed     11/18/98
     APPAREL                  88
     TAMARON     CO   None  T31257 State  Ladies wearing apparel,   Expir
                            07/25/   39   fashion accessories,      ed
                              86          shoes and accessories
     TIMBRE      CO   None  T31259 State  Men's wearing apparel     Expir
                            07/25/   39                             ed
                              86
     TURTLE     Fed  683,3  1,553, Int'l  Men's     and     women's Cance
     CREEK      era    37    797     25   apparel,  namely  shorts, lled
                 l   09/10  08/29/        skirts,   pants,    woven
                      /87     89          skirts,  sweaters,   skit
                                          tops,  woven tops, fleece
                                          tops,   coats  and  woven
                                          skirts
     WHISPERS   Fed  73/56         Int'l  Ladies' sleepwear         Aband
                era  0,561           25                             oned
                 l   09/27
                      /85
 WHISPERS   Fed  74/65         Int'l  Womens',   juniors'   and Cance  8    and
       era  5,467           25   childrens'    sportswear, lled   15   Due
        l   04/03                namely  shirts,  blouses,        06/10/97
                      /95                 sweaters, slacks, shorts,
                                          skirts    and    jackets,
                                          dresses and coats
     WYNNWOOD   Fed  73/68  1,583, Int'l  Men's     apparel     and Cance
     COLLECTIO  era  3,336   731     25   accessories,      namely, lled
     N           l   09/10  02/20/        suits, sport coats, dress
                      /87     90          shirts,   dress   slacks,
                                          casual   slacks,    woven
                                          sport    shirts,    ties,
                                          sweaters,  knit   shirts,
                                          coats and hosiery
     WYNWOOD    Fed  73/69  1,568, Int'l  Men's     apparel     and Cance
     COLLECTIO  era  1,051   465     25   accessories,      namely, lled
     N and       l   10/22  11/28/        suits, sport coats, dress
     Design           /87     89          shirts,   dress   slacks,
                                          casual   slacks,    woven
                                          sport    shirts,    ties,
                                          sweaters,  knit   shirts,
                                          coats and neckwear, shoes
                                          and hosiery
     WHISPERS   Fed  75/18         Int'l  (3)      Bubble     bath, Close
     SPA        era  0,409           3    non-medicated        bath d
     COLLECTIO   l   10/11         Int'l  crystals,  bath   scrubs,
     N                /96            20   hand  and  body  lotions,
                                   Int'l  perfumes and soaps;  (20)
                                     21   Hand   held  mirrors;(21)
                                   Int'l  Hair   brushes  and  hair
                                     25   combs;   (25)   Clothing,
                                          namely,           ladies'
                                          sleepwear,         robes,
                                          loungewear,    underwear,
                                          slippers and head bands
     Young Set   CO   None  248/33 State  Women's,          girl's, Cance
                            10/01/   39   children's,   men's   and lled
                              73          boy's  ready to  wear  of
                                          all kinds

Patents and copyrights, and licenses or applications therefore:
None
                        SCHEDULE 5.02(a)

                      ARTICLE 15     LIENS



          (I)  Mortgages/Deeds of Trust:


1. Deed of Trust, Assignment, Security Agreement and Financing Statement dated June 16, 1997, granted by Specialty Retailers, Inc. in favor of Kenneth Kraus as Trustee for the benefit of Credit Suisse First Boston, recorded in the Office of the County Clerk of Cherokee County, Texas covering certain real property more particularly described therein and commonly known as the Distribution Center physically located at 506 Bealls Boulevard, Jacksonville, Texas 75766.

2. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement dated February 1, 1983, granted by Bealls Properties, Inc. in favor of Angela M. DeMeo as Mortgage Trustee for the benefit of Port Arthur (Park Central) Industrial Development Corporation, recorded in the Office of the County Clerk of Jefferson County, Texas covering certain real property more particularly described therein and known as Store #120 located at 3100 FM 365, #57, Port Arthur, Jefferson County, Texas 77640.

3. Deed of Trust and Assignment of Rents dated February 1, 1983, granted by Central Mall Joint Venture in favor of Angela M. DeMeo as Mortgage Trustee for the benefit of Bealls Properties, Inc., recorded as Instrument Number in the Office of the County Clerk of Jefferson County, Texas covering certain real property more particularly described therein and known as Store #120 located at 3100 FM 365, #57, Port Arthur, Jefferson County, Texas 77640 subsequently assigned from Bealls Properties, Inc. to Chemical Bank.


UCC Financing Statements:

SECTION 15.02 Secured PartyStat  Instrument  Filing(a) Description of Collateral
    Debtor                                  e                 Date
Specialty  CIT Group Equipment AL  B 98- 07/22/ Satellite  equipment wherever
Retailers,     Financing, Inc.                    31048FS      98     located
Inc.
Specialty Credit Suisse First Boston AL B00- 03/13/   Unspecified and proceeds.
Retailers,     as Collateral Agent                103640FS     00
Inc.                                            B00-10365FS
Specialty  OroAmerica, Inc. AR 1203078 08/17/   Consignor's  10  karat  and  14
Retailers,                                      99     karat gold jewelry
Inc.
Specialty General Electric Capital AR 1203237 08/19/ Retail store security equi
Retailers,     Corp.                                           99
Inc.
Specialty CIT Group Equipment AR  1143013 07/21/ Satellite equipment  wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty CIT Group Equipment AR 1145863 08/10/ Satellite equipment   wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty Sensormatic Electronics AR. 1143019 07/21/ All equipment owned leased
Retailers,     Corp.                98     by  Specialty Retailers,  Inc.,
Inc.                                       provided     by     Sensormatic
                                           Electronics   Corp.,   in   the
                                          stores on the list attached  to
                                          the financing statement
Specialty Credit Suisse First Boston AR 1232896 03/10/ Inventory, proceeds and
Retailers,     as Collateral Agent                1232897      00     products.
Inc.                               03/10/   Equipment,   contract   rights,
                                   00     general     intangibles     and
                                                                     proceeds.
Specialty CIT Group Equipment AZ 01025716 07/21/ Satellite equipment wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty      Credit Suisse First Boston   AZ    1197732    03/10/
Retailers,                                        1107733      00
Inc.
Specialty OroAmerica, Inc. CO 19992044408 08/05/ Consigned 10 karat and 14 karat
Retailers,                                            99     gold jewelry
Inc., Beall's,                                               modifi
Palais Royal,                                                  ed
Stage Stores,                                                08/19/
Inc.                                                           99
Specialty      OroAmerica, Inc.             CO  19992054496  09/30/
Retailers,                                                     99
Inc.
Specialty CIT Group Equipment CO 19982051389 08/10/ Satellite equipment wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Palais Royal,  SRI Receivables Purchase 932056618 07/29/ Certain accounts rec
Inc.           Co., Inc.              93     rights   related   thereto   in
                                            connection   with   Receivables
                                             Purchase    Agreement     dated
                                             July 30, 1993
Palais Royal,  SRI Receivables Purchase     CO  19972127037  12/30/   Continua
Inc.           Co., Inc..                                      97
Specialty CIT Group Equipment CO 19982047083 07/21/ Satellite  equip  wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty Credit Suisse First Boston CO  20002021734  03/10/ Inventory, proceed
Retailers,                                      20002021735    00     products.
Inc.                                03/10/   Contract   rights,   equipment,
                                    00     purchase     money     security
                                    interests and proceeds.
Specialty Credit Suisse First Boston GA 06000004664 03/13/ Inventory, proceeds
Retailers,     as Collateral Agent              06000004465    00     products.
Inc.                                 03/13/   Inventory,     proceeds     and
                                                               00     products.
Specialty CIT Group Equipment IA K941437 08/10/ Satellite  equip   wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty CIT Group Equipment IA K937652 07/21/ Satellite  equipment   wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty Credit Suisse First Boston IA P088340 03/10/ Inventory, proceeds and
Retailers,     as Collateral Agent                P088341      00     products.
Inc.                                03/10/   Equipment,   contract   rights,
                                    00     general  intangibles, accounts,
                                     fixtures,  inventory,   assets,
                                    machinery,  computer equipment,
                                    business   machinery/equipment,
                                   negotiable         instruments,
                                  proceeds and products.
Specialty CIT Group Equipment IL   003882163   07/21/ Satellite equip  wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty      Credit Suisse First Boston   IL   004179041   03/10/   Equipment.
Retailers,     as Collateral Agent               004179042     00     Inventory.
Inc.                                                         03/10/
                                                               00
Specialty CIT Group Equipment IN    2202193    07/21/ Satellite equip wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty CIT Group Equipment KS    2475026    07/21/ Satellite equip wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty CIT Group Equipment KS 2480606 08/10/ Satellite  equip wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty Credit Suisse First Boston KS 3389541 03/10/ Inventory, proceeds and
Retailers,     as Collateral Agent                3393022      00     products.
Inc.                           03/13/   Equipment,   contract   rights,
                               00     general  intangibles, accounts,
                               fixtures,  inventory,   assets,
                               machinery,             business
                               machinery/equipment,   computer
                               equipment,     proceeds     and
                               products.
Specialty OroAmerica, Inc. LA 09-979249 08/12/   Consignor's  10  Karat  and  14
Retailers,                              99     Karat gold jewelry
Inc.
Specialty General Electric Capital LA 17-1176867 08/19/ Retail store security eq
Retailers,     Corporation                                     99
Inc.
Specialty CSFB LA 36-146278 03/10/ Unspecified and proceeds.
Retailers, as Collateral Agent 36-146279     00     Unspecified and proceeds.
Inc.                                                         03/10/
                                                               00
Specialty CIT Group    Equipment   LA   49-253463   03/08/   Unspecified.
Retailers,     Financing, Inc.                                 00
Inc.
Specialty      Credit Suisse First Boston   MD  00001810392  03/16/
Retailers,     as Collateral Agent                   93        00
Inc.                                            00001810392  03/16/
                                                     97        00
Specialty CIT Group Equipment MI 95986B 07/21/ Satellite  equipment   wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty CIT Group Equipment MI 96560B 08/10/ Satellite  equipment   wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty OroAmerica MI D551029    08/05/   Consignor's  10  karat  and  14
Retailers,                                       99     karat gold jewelry
Inc., Beall's
Palais Royal,
Stage Stores,
Inc.
Specialty      CIT Group Equip MN 2063590 08/25/Satellite  equip   wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty      CIT Group Equip MN 2060342 08/12/Satellite  equip   wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      CIT Group Equip MS 1242311 08/10/ Satellite  equip  wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty      CIT Group Equip MO 2938410 07/21/ Satellite  equip   wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty      CIT Group Equip MO 2944886 08/10/ Satellite  equip   wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      Credit Suisse First Boston   MO    4021038    03/10/
Retailers,                                        4021039      00
Inc.                                                         03/10/
                                                               00
Specialty      CIT Group Equip MT 542872    08/18/   Satellite  equip wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      CIT Group Equip NE 776972    07/21/   Satellite  equip wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      CIT Group Equip NE 778782    08/10/   Satellite  equip wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      CSFB NE   9900033435  03/10/   Inventory,     proceeds     and
Retailers,     as Collateral Agent               9900033439    00     products.
Inc.                                         Equipment,   contract   rights,
                                              accounts,  fixtures, inventory,
                                              machinery,             business
                                             machinery/equipment,   computer
                                             equipment,     proceeds     and
                                                                      products.
Specialty      CIT Group Equip ND  98000796189  08/10/   Equipment and proceeds.
Retailers,     Financing, Inc.                                 98
Inc.
Specialty      CIT Group Equip NM 980721024   07/21/ Satellite equip   wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      CIT Group Equip NM 980810051   08/10/ Satellite  equip wherever
Retailers,     Financing Inc.                                  98     located
Inc.
Specialty      Credit Suisse First Boston   NV  0003885 and  03/10/
Retailers,     as Collateral Agent.               0003886      00
Inc.
Specialty      CIT Group Equip NY 156670 07/21/ Satellite  equip wherever
Retailers,     Financing Inc                                   98     located
Inc.
Specialty      CSFB NY 00048588   03/10/   Inventory,     proceeds     and
Retailers,     as Collateral Agent                00048591     00     products.
Inc.                                03/10/   Equipment,   contract   rights,
                                     00     computer  equipment,  fixtures,
                                     inventory,  accounts,  business
                                      machinery/equipment,    general
                                     intangibles   and    negotiable
                                     instruments.
Specialty      OroAmerica   OH   AP0167799   08/09/   Consignor's merchandise
Retailers,                                                     99
Inc., Bealls,
Palais Royal,
Stage Stores,
Inc.
Specialty      Credit Suisse First Boston   OH   AP0220020   03/10/   Inventory.
Retailers, as Collateral Agent        AP0221424     00     Blanket lien.
Inc.                                                         03/16/
                                                               00
Specialty      CIT Group Equip OK  N05696 07/21/ Equip, computer equipment,
Retailers,     Financing, Inc.         98     inventory,     proceeds     and
Inc.                                                                  products.
Specialty      CIT Group Equipment          OK     N06162    08/10/
Retailers,     Financing, Inc.                                 98
Inc.
Specialty      CSFB OR   0000504052  03/10/   Inventory,     returned      or
Retailers,     as Collateral Agent 0000504348 00 repossessed goods,   proceeds,
Inc.                                                         03/13/   products.
                                      00     Equipment,   contract   rights,
                                       machinery, accounts, inventory,
                                       fixtures,            negotiable
                                       instruments,            general
                                      intangibles,  assets,  returned
                                       or  repossessed goods, proceeds
                                       and products.
Specialty      Credit Suisse First Boston   PA    31371297   03/10/
Retailers,     as Collateral Agent                31371300     00
Inc.
Specialty CSFB   SC            0  03/10/   Inventory,     proceeds     and
Retailers, as Collateral Agent              00310-         00     products.
Inc.                   141540A               Unspecified and proceeds.
                                                     000310-
                                                     141945A
Specialty CIT Group Equip SD 99822213036 08/10/ Satellite  equip  wherever
Retailers,     Financing Inc.                        91        98     located
Inc.
Specialty      CIT Group Equip SD 99820209044 07/21/ Satellite equip wherever
Retailers,     Financing Inc.                        54        98     located
Inc.
Specialty      CSFB SD  97188110292  07/07/   Equipment,  contracts   rights,
Retailers,     as Collateral Agent  1 97     general  intangibles, accounts,
Inc. (NV)                                     machinery,             business
                                               machinery/equipment,  fixtures,
                                                assets,      and     negotiable
                                        19972950902  10/22/   instruments
                                                    696        97
                                                 amendment
                                                     to
                                                19718811029
                                                     21
Specialty CSFB SD  00701102668  03/10/   Inventory,     proceeds     and
Retailers,                                     00070110266    00     products.
Inc.                          9       03/10/             Equipment, contract
                                         00     rights, general intangibles,
                                       accounts, fixtures, inventory,
                                       assets, machinery, business
                          00070110267           machinery/equipment, computer
                          0       03/10/   equipment, negotiable
                           00070110267    00     instruments, proceeds and
                                          1       03/10/   products.
                                                              00     Inventory
                                             Equipment,   contract   rights,
                                              general  intangibles, accounts,
                      00074090333           fixtures,  inventory,   assets,
                           3       03/14/   machinery,             business
                                      00     machinery/equipment,   computer
                                             equipment,           negotiable
                                              instruments,    proceeds    and
                                                                  products.

Specialty GE Capital TX 0000401325  01/04/   Radio    frequency   processing
Retailers,     Corporation                                     00     system
Inc.
Palais Royal,  SRPC TX  9300146138,  07/29/   Receivables     related      to
Inc. with      Co., Inc.   amended by    93     Receivables Purchase  Agreement
name change to                     9500614142,  02/11/   dated July 30, 1993
Specialty                                        amended by    95
Retailers,                                       9700667211  05/30/
Inc.                                                           97
Specialty      SRI Receivables Purchase          9700104292  05/30/
Retailers,     Co., Inc.                          filed in     97
Inc.                                             connection
                                                with change
                                                of name not
                                                   as an
                                                 amendment   04/06/
                                                  but as a     98
                                                new filing,
                                                     as
                                                 continued
                                                     by
                                                 9800645068
Specialty Bell & Howell Phillipsburg TX 045944 03/08/ Bell&Howell  Phillipsburg
Retailers,     Company              95     Eight  Station AIM III Mailstar
Inc.                                                                  Inserter
Specialty Allstate Business Systems TX 9500220903 11/14/ Ricoh color copier,
Retailers,                          95     editor,  document  feeder   and
Inc.                                                                  sorter
Specialty GE Capital TX 9700034026  02/20/   1  jetplane:   Hawker  Siddeley
Retailers, Corporation            97     with  two  Garrett  Model   TFE
Inc.                                      731-3R engines
Specialty      GE Capital  TX   9700034978  02/21/   1 Beechcraft aircraft
Retailers,     Corporation                                     97
Inc.
Specialty First National Bank of TX 9700107470, 06/020 All general intangibles
Retailers,     Boston as Agent partial 97    including  patents, trademarks,
Inc.                             release by           licenses, copyrights, etc.
                      9900707631,  06/23/   2  Bell & Howell MS500/AIM Mail
                                                   total       99     Processors
                                                 release by
                      9900712797  07/06/   All general intangibles
                                                               99
Specialty First National Bank of TX 9700107471 06/02/ 27.5544 acres
Retailers, Boston as Agent related to    97     Boulevard  Property, buildings,
Inc.        017432             structures   and   improvements
                  where              thereon    and   thereto    and
                        debtor was           insurance proceeds, rents, etc.
                                                   named
                                                   Palais
                                                Royal, Inc.
Specialty CSFB TX 9700119170  06/20/   All    equipment,    contracts,
Retailers,     as Collateral Agent    97     marks,  patents and copyrights,
Inc.                                           computer   programs,  including
                                               trade    secrets,   all   other
                           9900707639           general  intangibles,  LC  cash
                           partial    06/23/   collateral  account,  interest,
                           release      99     dividends, cash and instruments
                           relating to           from time to time received
                                                 9700119170
                                           0000779958  03/14/
                                      00     Partial  release of  2  Bell  &
                                             Howell    MS500    AIM     Mail
                                             Processors


                                                                      Amendment
Specialty      CSFB TX   9700120988  06/24/   Premises    known   as    Beall
Retailers,     as Agent              97     Boulevard   Property   (27.5544
Inc.                                          acres),           improvements,
                                                      equipment, rents, etc.
Specialty Oce Printing Systems TX   9800004582  01/07/   Led Printing System
Retailers,     Inc.                                            98
Inc.
Specialty CIT Group Equip TX 9800146312 07/21/ Satellite equipment   wherever
Retailers,     Financing, Inc.                                 98     located.
Inc.
Specialty Sensormatic Electronics TX 9800149267 07/23/ All equip owned or leased
Retailers,     Corp.                 98     to  Specialty Retailers,  Inc.,
Inc. d/b/a                                  provided     by     Sensormatic
Palais Royal                                Electronics   Corp.,   in   the
Palais Royal                                stores on the list attached  to
                                            the financing statement
Specialty Sensormatic Elec TX 9800149268  07/23/   All  equip owned or  leased
Retailers,     Corp.               98     to  Specialty Retailers,  Inc.,
Inc. d/b/a                                 provided     by     Sensormatic
Beall's                                    Electronics   Corp.,   in   the
Beall's                                    stores on the list attached  to
                                          the financing statement
Specialty      CIT Group Equip TX 9800161002  08/10/ Satellite equip wherever
Retailers,     Financing, Inc.                                 98     located
Inc.
Specialty      GE Capital TX 9800206819 10/15/ True lease  on 313 Hughes  PES
Retailers,     Corp.                   98     5000 personal earth station
Inc.
Specialty City National Leasing TX 9800211537 10/22/ Sullaire Air Compressor
Retailers,                                                     98
Inc.
Specialty      GE Capital TX 9800225191 11/13/ True lease  on SunMicrosystems
Retailers,     Corp.                         98     computer equipment
Inc.
Specialty      Steelcase Financial 9800246265 12/10/ All furniture and  equip
Retailers,     Services, Inc.          98     leased    or   financed    from
Inc.                                          Steelcase Financial
Specialty      GE Capital TX 9800253259 12/28/ True lease on 29 Hughes model
Inc.                                stations    and   1   Illuminet
                                                                      console
Specialty GE Capital 9900112905  06/07/   True  lease on 2 Bell &  Howell
Retailers,     Corp.                             99     Mail Processers
Inc.
Specialty IBM Credit Corp. 9900130630 06/28/   True   lease  on  IBM  computer
Retailers,                                                     99     equipment
Inc.
Specialty OroAmerica, Inc. 9900160416 08/06/   Lumber  to be cut, minerals  or
Retailers,                             99     minerals    related   accounts,
Inc.                                         crops growing or to be grown on
                                             the  real  estate described  in
                                              Attachment A to filing
Specialty GE Capital 9900161821  08/11/   2  rapid extraction desks and 1
Retailers,     Corp.                 99     automatic mail extraction unit
Inc.
Specialty GE Capital 9900168506  08/20/   Retail store security equipment
Retailers,     Corp.                                           99
Inc.
Specialty GE Capital     TX   9900233304  11/22/   Computer equipment
Retailers,     Corp.                                           99
Inc.
Specialty El Camino Resources 9900254041 12/27/ Equip leased under  Master
Retailers,                                   99     Lease 4343
Inc.
Specialty      Storagetek Financial         TX   9700227257  11/30/
Retailers,     Services Corporation                            97
Inc. (Lessee)  (Lessor)
Specialty      Credit Suisse First Boston   TX   0000448715  03/10/
Retailers,     as Collateral Agent                             00
Inc.
Specialty      Credit Suisse First Boston   TX   0000448716  03/10/
Retailers,     as Collateral Agent                             00
Inc. (NV)
Specialty      Credit Suisse First Boston   TX   0000448718  03/10/
Retailers,     as Collateral Agent                             00
Inc.
Specialty      Credit Suisse First Boston   TX   0000448719  03/10/
Retailers,     as Collateral Agent                             00
Inc. (NV)
Specialty      Oce Printing Systems USA,    TX   0000473791  04/12/
Retailers,     Inc.                                            00
Inc.
Specialty      Xerox Corporation            TX   9700003802  01/08/
Retailers,                                                     97
Inc.
Stage Stores,  Federal Sign Division of     TX   9900167600  08/16/
Inc.           Federal Signal Corp.                            99
Stage Stores,  Credit Suisse First Boston   TX   0000448714  03/10/
Inc.           as Collateral Agent               0000448717    00
                                                             03/10/
                                                               00
Stage Stores,CSFB 9700119169 Collateral Agent 9900707638 97 Partial release.
                                                               99
                                                             03/14/
                                                               00
Stage Stores,  Storage Techny Corporation  Harr    792629    08/10/   Equipment.
Inc.                               is     883063      89     Continuation.
                                           Co.,              07/14/
                                            TX                 94
Stage Stores,  El Camino Resources, Ltd.   Harr    952698    12/27/   Equipment
Inc.                                        is                 99
                                           Co.,
                                            TX
Specialty CSFB   VA  000310-7812  03/10/   Inventory,     proceeds     and
Retailers,     as Collateral Agent              000310-7813    00     products.
Inc.                                03/10/   Equipment,   contract   rights,
                                    00     general  intangibles, accounts,
                                    fixtures,  inventory,   assets,
                                     machinery,  computer equipment,
                                    business   machinery/equipment,
                                     negotiable         instruments,
                                     proceeds and products.
Specialty CSFB WA  20000700129  03/10/   Inventory,     proceeds     and
Retailers,     as Collateral Agent              20000700130    00     products.
Inc.                                03/10/   Equipment,   contract   rights,
                                    00     general  intangibles, accounts,
                                    fixtures,  inventory,   assets,
                                     machinery,             business
                                     machinery/equipment,   computer
                                     equipment,           negotiable
                                     instrument,    proceeds     and
                                                              products.
Specialty      Credit Suisse First Boston   WI    1935153    03/10/
Retailers,     as Collateral Agent                1935156      00
Inc.                                                         03/10/
                                                               00
Specialty CSFB  WV  0535560 and  03/10/   Unspecified and proceeds.
Retailers,     as Collateral Agent                0535561      00
Inc.
Specialty CIT Group Equip 0067161A02  03/07/   Computer     equipment      and
Retailers,     Financing, Inc.                                 00     proceeds.
Inc.
Specialty CSFB  00070151A01  03/10/   Inventory,     proceeds     and
Retailers,                                                     00     products.
Inc.
Specialty CSFB  00070151A02  03/10/   Equipment,        negotiable
Retailers,                 00     instruments,  contract  rights,
Inc.                                         inventory,  accounts,   assets,
                                             machinery,             business
                                             machinery/equipment,   computer
                                              equipment,  fixtures,   general
                                              intangibles.

In addition to the liens listed above, there may be certain county filings for which search results have not been received.



                                                      EXHIBIT A-1

                                                          FORM OF
                                             WORKING CAPITAL NOTE


$_______________                       Dated:  _________ __, ____



          FOR VALUE RECEIVED, the undersigned, SPECIALTY RETAILERS, INC., a Texas corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its
Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances, Letter of Credit Advances and Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, Stage Stores, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as Parent Guarantor, the Lender, certain other Lender Parties party thereto and Citicorp USA, Inc., as Administrative Agent and as Collateral Agent for the Lender and such other Lender Parties on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Working Capital Advance, Letter of Credit Advance and Swing Line Advance from the date of such Working Capital Advance, Letter of Credit Advance and Swing line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to CITICORP USA, INC., as Administrative Agent, at 399 Park Avenue, New York, New York 10043 in same day funds. Each Working Capital Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Working Capital Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (variously, the "Working Capital Advances", the "Letter of Credit Advances" or the "Swing Line Advances") by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Working Capital Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

                                   SPECIALTY RETAILERS, INC.


                                   By
                                       Title:

              1ADVANCES AND PAYMENTS OF PRINCIPAL




                            Amount of       Unpaid
              Amount of     Principal      Principal    Notation
   Date        Advance         Paid        Balance       Made By
                            or Prepaid













































                                                     EXHIBIT  A-2

                                                          FORM OF
                                                        TERM NOTE



U.S. $_____________                    Dated:  _________ __, ____



          FOR VALUE RECEIVED, the undersigned, SPECIALTY RETAILERS, INC., a Texas corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, Stage Stores, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as Parent Guarantor, the Lender, certain other Lender Parties party thereto and Citicorp USA, Inc., as Administrative Agent and as Collateral Agent for the Lender and such other Lender Parties on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at 399 Park Avenue, New York, New York 10043 in same day funds. The Term Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

          This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "Term Advance") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.




                                SPECIALTY RETAILERS, INC.


                                By
                                  Title:

               ADVANCES AND PAYMENTS OF PRINCIPAL



                            Amount of       Unpaid
    Date      Amount of     Principal      Principal     Notation
               Advance         Paid        Balance       Made By
                            or Prepaid























                                                        EXHIBIT B

                                                          FORM OF
                                              NOTICE OF BORROWING



CITICORP USA, INC.
  as Administrative Agent
  under the Credit Agreement
  referred to below
399 Park Avenue
New York, New York 10043                [Date]


          Attention:  _______________


Ladies and Gentlemen:

          The undersigned, Specialty Retailers, Inc., refers to the Credit Agreement dated as of June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, as Borrower, Stage Stores, Inc., as Parent Guarantor, each a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, the Lender Parties party thereto, Citicorp USA, Inc., as Administrative Agent and as Collateral Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.02(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is
     _________ __, ____.

          (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

          (iii)     The Type of Advances comprising the Proposed
     Borrowing is [Base Rate Advances] [Eurodollar Rate
     Advances].

          (iv) The aggregate amount of the Proposed Borrowing is $__________.

          [(v) The initial Interest Period for each Eurodollar
     Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
          (A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

          (B) No event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and.

          (C) The sum of the Loan Values of the Eligible Collateral minus $[_______] exceeds the aggregate principal amount of the Working Capital Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the Available Amount of all Letters of Credit then outstanding after giving effect to the Proposed Borrowing.

          Manual delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                   Very truly yours,

                                   SPECIALTY RETAILERS, INC.



                                   By
                                       Title:


                                                        EXHIBIT C

                                                          FORM OF
                                        ASSIGNMENT AND ACCEPTANCE



          Reference is made to the Credit Agreement dated as of June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Specialty Retailers, Inc., (the "Borrower"), Stage Stores, Inc., as Parent Guarantor, each a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, the Lender Parties party thereto and Citicorp USA, Inc., as Administrative Agent and as Collateral Agent for the Lender Parties.

          Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on
Schedule 1 hereto as follows:

          1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on
Schedule 1 hereto.

          2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and
(iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name;
(iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.


          IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.
                           SCHEDULE 1
                               to
                   ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:

Working Capital Note

  Percentage interest assigned         %     %      %     %      %

  Working Capital Commitment        $     $     $      $     $
assigned

  Aggregate outstanding principal
amount of                           $     $     $      $     $
     Working Capital Advances
assigned

  Principal amount of Working
Capital Note                        $     $     $      $     $
     Payable to Assignor

Term Note

  Percentage interest assigned         %     %      %     %      %

  Term Commitment assigned          $     $     $      $     $

  Aggregate outstanding principal
amount of                           $     $     $      $     $
     Term Advances assigned

  Principal amount of Term Note
     Payable to Assignor            $     $     $      $     $

Letter of Credit Facility

  Letter of Credit Commitment          %     %      %     %      %
assigned

  Letter of Credit Commitment       $     $     $      $     $
retained










ASSIGNEES:

Working Capital Note

  Percentage interest assumed          %     %      %     %      %

  Working Capital Commitment        $     $     $      $     $
assumed

  Aggregate outstanding principal
amount of                           $     $     $      $     $
     Working Capital Advances
assumed

  Principal amount of Working
Capital Note                        $     $     $      $     $
     Payable to Assignee

Term Note

  Percentage interest assumed          %     %      %     %      %

  Term Commitment assumed           $     $     $      $     $

  Aggregate outstanding principal
amount of                           $     $     $      $     $
     Term Advances assumed

  Principal amount of Term Note
     Payable to Assignee            $     $     $      $     $

Letter of Credit Facility

  Letter of Credit Commitment       $     $     $      $     $
assumed

Effective Date (if other than date of acceptance by Administrative Agent):
_________ __, ____


                           Assignors


                                                       , as
Assignor
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____



                                                       , as
Assignor
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____



                                                       , as
Assignor
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____



                                                       , as
Assignor
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____

                                   Assignees


                                                       , as
Assignee
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____

                                   Domestic Lending Office:


                                   Eurodollar Lending Office:



                                                       , as
Assignee
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____

                                   Domestic Lending Office:


                                   Eurodollar Lending Office:



                                                       , as
Assignee
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____

                                   Domestic Lending Office:


                                   Eurodollar Lending Office:



                                                       , as
Assignee
                                   [Type or Print Legal Name of
Assignor]


                                   By
                                       Title:

                                   Dated:  _________ __, ____

                                   Domestic Lending Office:


                                   Eurodollar Lending Office:





Accepted 1[and Approved] this ____
day of ___________, ____

CITICORP USA, INC.,
     as Administrative Agent


By
    Title:

2[Approved this ____ day
of _____________, ____

STAGE STORES, INC.

By
    Title:  ]








                                                 EXHIBIT D TO THE
                                                 CREDIT AGREEMENT
                                                  CONFORMED COPY,
                                           AS SEPARATELY EXECUTED




                       SECURITY AGREEMENT

                    Dated as of June 2, 2000

                              From

                 The Grantors referred to herein

                           as Grantors

                               to

                       CITICORP USA, INC.

                       as Collateral Agent


                        Table of Contents

                                                             Page

Section 1.                                     Grant of Security 2

Section 2.                              Security for Obligations 6

Section 3.                                Grantors Remain Liable 6

Section 4.Perfection and Priority of Security Interests, Mortgages and Liens

Section 5.           Delivery and Control of Security Collateral 7

Section 6.Maintaining the Pledged Accounts and the Additional Pledged Accounts

Section 7.Maintaining the Operating Account, the Disbursement Account, the Cash Concentration Account, the Collateral Account and the L/C Collateral Account

Section 8.Investing of Amounts in the Cash Concentration Account, the Collateral
Account and the L/C Collateral Account                        10

Section 9.                                    Release of Amounts 10

Section 10.                       Representations and Warranties 11

Section 11.                                   Further Assurances 14

Section 12.                        As to Equipment and Inventory 15

Section 13.                                            Insurance 15

Section 14.Place of Perfection; Records; Collection of Receivables    16

Section 15.              As to Intellectual Property Collateral. 17

Section 16.                        Voting Rights; Dividends; Etc 18

Section 17.                        As to the Assigned Agreements 19

Section 18.               Payments Under the Assigned Agreements 20

Section 19.         Transfers and Other Liens; Additional Shares 20

Section 20.          Collateral Agent Appointed Attorney-in-Fact 21

Section 21.                         Collateral Agent May Perform 21

Section 22.                        The Collateral Agent's Duties 21

Section 23.                                             Remedies 22

Section 24.                               Indemnity and Expenses 24

Section 25.        Amendments; Waivers; Additional Grantors; Etc 25

Section 26.                                         Notices; Etc 25

Section 27.ContinuingSecurity Interest;Assignments under the Credit Agreement 25

Section 28.                                 Release; Termination 26

Section 29.                            Execution in Counterparts 26

Section 30.                                        The Mortgages 26

Section 31.                           Credit Agreement Controls  26

Section 32.                                        Governing Law 27





Schedules

Schedule I     -    Pledged Shares and Pledged Debt
Schedule II    -    Assigned Agreements
Schedule III   -    Locations of Equipment and Inventory
Schedule IV    -    Chief Executive Office and Federal Tax
               Identification Number
Schedule V     -    Patents, Trademarks and Trade Names,
               Copyrights and Licenses
Schedule VI    -    Pledged Accounts and Cash Concentration
               Account
Schedule VII   -    Permitted Unblocked Accounts


Exhibits

Exhibit A -    Form of Security Agreement Supplement
Exhibit B -    Form of Pledged Account Letter
Exhibit C -    Form of Consent and Agreement
Exhibit D -    Form of Control Agreement (Securities Account)
Exhibit E -    Form of Control Agreement (Commodity Account)
Exhibit F -    Form of Intellectual Property Security Agreement
Exhibit G -    Form of Intellectual Property Security Agreement
Supplement
Exhibit H -    Form of Cash Concentration Account Letter






                       SECURITY AGREEMENT


          SECURITY AGREEMENT dated June 2, 2000 made by the Persons listed on the signature pages hereof, each a debtor and debtor-in-possession under Chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. '101 et seq; the "Bankruptcy Code") (other than the Non-Filing Subsidiaries, as such term is defined in the Credit Agreement referred to below) and the Additional Grantors (as defined in Section 25) (the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to CITICORP USA, INC., as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement).

          PRELIMINARY STATEMENTS.

          (1) SPECIALTY RETAILERS, INC., a Texas corporation (the "Borrower"), and STAGE STORES, INC., a Delaware corporation (the "Parent Guarantor"), each a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, have entered into a Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the Lender Parties and the Agents (each as defined therein).

          (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) now owned or hereafter acquired.

          (3) Each Grantor is the owner of the shares (the "Initial Pledged Shares") of stock set forth opposite such Grantor's name on and as otherwise described in Part I of
Schedule I hereto and issued by the corporations named therein and of the indebtedness (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise described in
Part II of Schedule I hereto and issued by the obligors named therein.

          (4) The Borrower has opened a collateral securities account, Account No. 30430976 (the "Collateral Account"), with Citibank, N.A. at its office at 399 Park Avenue, New York,
New York 10043, in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

          (5) The Borrower has opened a collateral securities account, Account No. 30430984 (the "L/C Collateral Account"), with Citibank, N.A. at its office at 399 Park Avenue, New York, New York 10043, in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

          (6) The Borrower has opened a cash concentration deposit account and securities account, Account No. 30430204 (the "Cash Concentration Account"), with Citibank, N.A. at its office at 399 Park Avenue, New York, New York 10043, in the name of the Borrower but under the sole dominion and control of the Collateral Agent and subject to the terms of this Agreement.

          (7) The Borrower has opened an operating deposit account, Account No. 30430212 (the "Operating Account"), with Citibank, N.A. at its office at 399 Park Avenue, New York,
New York 10043, in the name of the Borrower and subject to the terms of this Agreement.

          (8)  The Borrower has opened a disbursement account
(the "Disbursement Account"), with Chase Bank of Texas, N.A., in the name of the Borrower and subject to the terms of this Agreement.

           (9) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

          (10) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan
Documents.

          (11) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such
Article 8 or 9 and/or the Federal Book Entry Regulations. The term "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R.
 357.2,  357.10 through  357.14 and  357.41 through  357.44
and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

                ARTICLE 16     GRANT OF SECURITY



          . Each Grantor hereby assigns and pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in, subject only to any valid and enforceable liens and security interests specifically contemplated by, and permitted under, the Credit Agreement and the Interim Order or the Final Order, as applicable, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

          SECTION 16.01 all equipment in all of its forms, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "Equipment");

SECTION 16.02 all inventory in all of its forms, (including, without limitation, (i) all items of clothing, clothing accessories and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof,
(ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");
SECTION 16.03 all accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (d), (e) or
(f) below, being the "Receivables", and any and all such security agreements, leases and other contracts being the "Related
Contracts");
SECTION 16.04  the following (the "Security Collateral"):
          (i) the Initial Pledged Shares and the certificates, if any, representing the Initial Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;
(iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by such Grantor in any manner (such shares, together with the Initial Pledged Shares, being the "Pledged Shares"), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;
(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged
Debt, being the "Pledged Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and
(v) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property;
          SECTION 16.05 each of the agreements listed on Schedule II hereto, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time
(collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements,
(ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

SECTION 16.06  the following (collectively, the "Account
Collateral"):
          (i) the Collateral Account, all financial assets from time to time credited to the Collateral Account (including, without limitation, all Cash Equivalents from time to time credited to the Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;

(ii) the L/C Collateral Account, all financial assets from time to time credited to the L/C Collateral Account (including, without limitation, all Cash Equivalents from time to time credited to the L/C Collateral Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets;
(iii) the Cash Concentration Account, all financial assets from time to time credited to the Cash Concentration Account (including, without limitation, all Cash Equivalents from time to time credited to the Cash Concentration Account), and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such financial assets, and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Cash Concentration Account;
(iv) all Pledged Accounts and all Additional Pledged Accounts (as hereinafter defined) from time to time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Accounts and the Additional Pledged Accounts;
(v) all other deposit accounts (including, without limitation, the Operating Account and the Disbursement Account) of such Grantor from time to time, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;
(vi) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and
(vii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and
          SECTION 16.07 the following (collectively, the "Intellectual Property Collateral"):

          (i) all United States, international and foreign patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit G hereto (an "IP Security Agreement Supplement"), executed and delivered by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Patents");

(ii) all trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Trademarks");
(iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule V hereto including, without limitation, the trademark registrations and trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Copyrights");
(iv) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information
(the "Trade Secrets");
(v) all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "Computer Software");
(vi) all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the license agreements set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Collateral Agent from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "Licenses"); and
(vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer
Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
          SECTION 16.08 all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (g) of this
Section 1 and this clause (h)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and
(ii) cash.

             ARTICLE 17     SECURITY FOR OBLIGATIONS



          . (a) This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

          SECTION 17.02 This Agreement shall, in the case of each Grantor that is a debtor in a Case, be subject to the approval of the Bankruptcy Court.

              ARTICLE 18     GRANTORS REMAIN LIABLE



          .  Anything herein to the contrary notwithstanding,
(a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

  ARTICLE 19     PERFECTION AND PRIORITY OF SECURITY INTERESTS,

                       MORTGAGES AND LIENS



          . At the request of the Collateral Agent, the Grantors shall execute and deliver to the Lenders documentation satisfactory to the Lenders evidencing the security interests, charges, mortgages and liens granted hereby and providing for the perfection of such security interests, mortgages and liens, and the automatic stay provisions of section 362 of the Bankruptcy Code (if and to the extent applicable) are modified pursuant to the Interim Order to permit the execution, delivery and filing of such documentation; provided that (except with respect to Non-Filing Subsidiaries) no such documentation shall be required as a condition to the validity, priority or perfection of any of the security interests, charges, mortgages or liens created pursuant to this Agreement which security interests, charges, mortgages and liens shall, pursuant to sections 364(c) and 364(d) of the Bankruptcy Code, be deemed valid and properly perfected at all times from and after entry of the Interim Order. The claims arising under this Agreement and the Loan Documents shall constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, (if and to the extent possible) allowed administrative expense claims having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code in accordance with the terms of
Section 5.01(i) of the Credit Agreement, the Interim Order and the Final Order. Upon the occurrence and during the continuance of an Event of Default, such priority and security interests, charges, mortgages and liens shall be subject to the Carve-Out (except with respect to Non-Filing Subsidiaries).

   ARTICLE 20     DELIVERY AND CONTROL OF SECURITY COLLATERAL



          . (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time, after and during the continuance of an Event of Default, in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 16(a). In addition, after and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations. Also, the Collateral Agent shall have the right at any time to convert Security Collateral consisting of financial assets credited to any securities account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to any securities account.

          (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in writing with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Collateral Agent.

(c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement, such Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or
(ii) to agree in writing with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "Securities Account Control Agreement").
(d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in writing with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E hereto or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "Commodity Account Control Agreement", and all such agreements, together with all Securities Account Control Agreements being, collectively, "Control Agreements").
(e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 5 in order to perfect the security interest granted hereunder in such Collateral.
     ARTICLE 21     MAINTAINING THE PLEDGED ACCOUNTS AND THE

                   ADDITIONAL PLEDGED ACCOUNTS



          . On and after the date that is (i) in respect of lockboxes and deposit accounts listed under the heading "Pledged Accounts" in Schedule VI hereto (collectively and together with the Cash Concentration Account, the Operating Account and the Disbursement Account, the "Pledged Accounts"), 10 days after the Effective Date, and (ii) in respect of lockboxes and deposit accounts listed under the heading "Additional Pledged Accounts" in Schedule VI hereto (collectively, the "Additional Pledged Accounts"), (A) 30 days after the Effective Date as to no fewer than 75% of such Additional Pledged Accounts and (B) 60 days after the Effective Date as to all remaining such Additional Pledged Accounts, and, in each case, thereafter, so long as any Advance, Pre-Petition Obligation or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment under the Credit Agreement:

          (a) Each Grantor will (i) maintain the Pledged Accounts only with banks (the "Pledged Account Banks") that have entered into letter agreements in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent with such Grantor and the Collateral Agent (the "Pledged Account Letters"), other than the Cash Concentration Account, the Operating Account and the Disbursement Account and (ii) maintain the Additional Pledged Accounts only with banks (the "Additional Pledged Account Banks") that have entered into letter agreements in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Collateral Agent with such Grantor and the Collateral Agent (the "Additional Pledged Account Letters").

          SECTION 21.01 Each Grantor will (i) immediately instruct each Person obligated at any time to make any payment to such Grantor for any reason (an "Obligor") to make such payment to a Pledged
Account of such Grantor or to the Cash Concentration Account and
(ii) deposit in a Pledged Account or pay to the Collateral Agent for deposit in the Cash Concentration Account, at the end of each Business Day, all proceeds of Collateral and all other cash of such Grantor except for such cash that is necessary to pay operating expenses incurred in the normal course of business by such Grantor for which payment has been issued, including, without limitation, payroll and benefits costs, telephone, travel, rent and other occupancy costs, professional expenses including consulting, audit, account and legal expenses, corporate insurance expenses and data processing costs.

SECTION 21.02 Concurrently with or promptly after entering into a Pledged Account Letter or an Additional Pledged Account Letter with any Pledged Account Bank or Additional Pledged Account Bank, as applicable, each Grantor will instruct such Pledged Account Bank or Additional Pledged Account Bank, as applicable, to transfer to the Cash Concentration Account, at the end of each Business Day, in same day funds, an amount equal to the credit balance of the Pledged Account in such Pledged Account Bank or of the Additional Pledged Account is such Additional Pledged Account Bank, as applicable. If any Grantor shall fail to give any such instructions to any Pledged Account Bank or Additional Pledged Account Bank, the Collateral Agent may do so without further notice to any Grantor.
SECTION 21.03 Each Grantor agrees that it will not add any bank as a Pledged Account Bank or Additional Pledged Account Bank or add any account as a Pledged Account or Additional Pledged Account to those listed in Schedule VI hereto, unless the Collateral Agent shall have received at least 10 days' prior written notice of such addition and shall have received a Pledged Account Letter or Additional Pledged Account Letter, as applicable, executed by such new Pledged Account Bank or Additional Pledged Account Bank, as applicable, and such Grantor or a supplement to an existing Pledged Account Letter or Additional Pledged Account Letter, as applicable, covering such new Pledged Account or Additional Pledged Account, as the case may be (and, upon the receipt by the Collateral Agent of such Pledged Account Letter, Additional Pledged Account Letter or supplement, Schedule VI hereto shall be automatically amended to include such Pledged Account Bank or Pledged Account or Additional Pledged Account Bank or Additional Pledged Account, as applicable). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or Additional Pledged Account Bank or terminate any account as a Pledged Account or Additional Pledged Account, unless the Collateral Agent shall have received at least 10 days' prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Pledged Account Bank or Additional Pledged Account Bank or Pledged Account or Additional Pledged Account, as applicable).
SECTION 21.04 Upon any termination of any Pledged Account Letter or Additional Pledged Account Letter or other agreement with respect to the maintenance of a Pledged Account or Additional Pledged Account, as applicable, by any Grantor or any Pledged Account Bank or Additional Pledged Account Bank, such Grantor will immediately notify all Obligors that were making payments to such Pledged Account or Additional Pledged Account, to make all future payments to another Pledged Account or to the Cash Concentration Account. Each Grantor agrees to terminate any or all Pledged Accounts, Additional Pledged Accounts, Pledged Account Letters and Additional Pledged Account Letters upon request by the Collateral Agent.
SECTION 21.05 The Borrower will draw checks on, and otherwise withdraw amounts from, the Operating Account and the Disbursement Account in such amounts as may be required in the ordinary course of business (including, without limitation, to pay or prepay Debt outstanding under the Loan Documents). Subject to Section 9(a), so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will direct the applicable Collateral Bank (as hereinafter defined) to transfer amounts on deposit in the Cash Concentration Account to the Operating Account, including for further credit to the Disbursement Account, to the extent necessary to pay all checks drawn on, and all amounts otherwise withdrawn from, the Operating Account and the Disbursement Account.
SECTION 21.06 Each Grantor agrees that it will not add any account as an unblocked account to those listed in Schedule VII hereto and will not terminate any account as an unblocked account, unless the Collateral Agent shall have received at least 10 days' prior written notice of such addition or termination (and, upon such addition or termination, Schedule VII hereto shall be automatically amended to add or delete such account, as applicable).
      ARTICLE 22     MAINTAINING THE OPERATING ACCOUNT, THE

    DISBURSEMENT ACCOUNT, THE CASH CONCENTRATION ACCOUNT, THE

        COLLATERAL ACCOUNT AND THE L/C COLLATERAL ACCOUNT



          . So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment under the Credit Agreement:

          (b) The Borrower will maintain the Operating Account, the Disbursement Account, the Cash Concentration Account, the Collateral Account and the L/C Collateral Account with the Collateral Agent or another commercial bank acceptable to the Collateral Agent and that, in the case of the Cash Concentration Account, has entered into a letter agreement in substantially the form of Exhibit H hereto or otherwise in form and substance satisfactory to the Collateral Agent with the Borrower and the Collateral Agent and, in the case of the Cash Concentration Account, the Collateral Account and the L/C Collateral Account, has entered into a Securities Account Control Agreement (the Collateral Agent or any bank with which the Operating Account, the Cash Concentration Account, the Collateral Account or the L/C Collateral Account are maintained being a "Collateral Bank").

          SECTION 22.01 It shall be a term and condition of each of the Cash Concentration Account, the Collateral Account and the L/C
Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash
Concentration Account, the Collateral Account or the L/C
Collateral Account, as the case may be, and except as otherwise provided by the provisions of Sections 6, 9 and 23, that no amount (including interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Cash Concentration Account, the Collateral Account or the L/C
Collateral Account, as the case may be.

  ARTICLE 23     INVESTING OF AMOUNTS IN THE CASH CONCENTRATION

 ACCOUNT, THE COLLATERAL ACCOUNT AND THE L/C COLLATERAL ACCOUNT



          . The Collateral Agent will, subject to the provisions of Sections 6, 9 and 23, from time to time direct the applicable Collateral Bank to (a) invest amounts received with respect to the Cash Concentration Account, the Collateral Account and the L/C Collateral Account in such Cash Equivalents credited to the Cash Concentration Account, the Collateral Account and the L/C Collateral Account, respectively, as the Borrower may select and the Collateral Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited to the Cash Concentration Account, the Collateral Account and the L/C Collateral Account, respectively, as the Borrower may select and the Collateral Agent may approve. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in a deposit account with the applicable Collateral Bank in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent, such deposit account to be deemed to constitute part of the Cash Concentration Account, the Collateral Account or the L/C Collateral Account, as the case may be. In addition, the Collateral Agent shall have the right at any time to direct the applicable Collateral Bank to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations, or for other Cash Equivalents, credited to the Cash Concentration Account, the Collateral Account or the L/C Collateral Account, as the case may be.

                ARTICLE 24     RELEASE OF AMOUNTS



          . (a) On each Business Day the available and collected funds on deposit in the Cash Concentration Account shall be applied by the Collateral Agent as follows:

          (i) first, if an Event of Default has occurred and is continuing, to make the deposit to the L/C Collateral Account required by Section 6.02 of the Credit Agreement;

(ii) second, to repay the principal amount of all Swing Line Advances, if any are then outstanding;
(iii) third, to repay the principal amount of all Working Capital Advances that are Base Rate Advances (other than Swing Line Advances), if any are then outstanding, and, if such Business Day is the last day of an Interest Period for any Working Capital Advances that are Eurodollar Rate Advances, to repay all such Advances;
(iv) fourth, to set aside an amount equal to all Working Capital Advances that are Eurodollar Rate Advances having an Interest Period ending within the next two succeeding Business Days of such Business Day; and
(v) fifth, if the Termination Date falls on such Business Day, to repay the Term Advance, and thereafter, so long as no Default shall have occurred and be continuing, in accordance with Section 6(f).

          (b) So long as no Default shall have occurred and be continuing, the Collateral Agent will direct the applicable Collateral Bank to pay and release to the Borrower or at its order or, at the request of the Borrower, to the Administrative Agent to be applied to the Obligations of the Borrower under the Loan Documents, such amount, if any, as is then on deposit in the Collateral Account or the L/C Collateral Account, as the case may be, to the extent permitted to be released under the terms of the Credit Agreement.

          ARTICLE 25     REPRESENTATIONS AND WARRANTIES



          .  Each Grantor represents and warrants as follows:

          (c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to
     Section 12(a). The chief executive office of such Grantor, and the original copies of each Assigned Agreement and Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, are located at the address specified therefor in Schedule IV hereto, as such Schedule IV may be amended from time to time pursuant to
     Section 14(a). Such Grantor's federal tax identification number is set forth opposite such Grantor's name in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

          SECTION 25.01 Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit
Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan
Documents or as otherwise permitted under the Credit Agreement.
Such Grantor has the trade names listed on Schedule V hereto.

SECTION 25.02 Such Grantor has exclusive possession and control of the Equipment and Inventory other than Inventory stored at any leased premises or warehouse.
SECTION 25.03 The Pledged Shares pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, may be evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.
SECTION 25.04 The Initial Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto as of the Effective Date. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding, as of the Effective Date, in the principal amount indicated on Schedule I hereto as of the Effective Date.
SECTION 25.05 All of the investment property owned by such Grantor as of the Effective Date is listed on Schedule I hereto.
SECTION 25.06 The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to each Secured Party, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto. Each party to the Assigned
Agreements listed on Schedule II hereto to which such Grantor is a party other than the Grantors has executed and delivered to such Grantor a consent, in substantially the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Collateral Agent, to the assignment of the Agreement Collateral to the Collateral Agent pursuant to this Agreement.
SECTION 25.07  Such Grantor has no Pledged Accounts, Additional
Pledged Accounts or other deposit accounts other than the Pledged
Accounts, Additional Pledged Accounts and the Cash Concentration
Account listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 6(d) and the permitted unblocked accounts, including the Operating Account and the Disbursement Account, listed on Schedule VII hereto, as such
Schedule VII may be amended from time to time pursuant to Section
6(g).
SECTION 25.08 All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect or shall be made or taken promptly upon the execution of this Agreement, and this Agreement and the Interim Order or the Final Order, as applicable, create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.
SECTION 25.09 Except for the Interim Order or the Final Order, as applicable, which is in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder
(including the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly executed and shall be filed promptly upon the execution of this Agreement, the recordation of the Intellectual Property Security Agreements referred to in
Section 15(f) with the U.S. Patent and Trademark Office and the
U.S. Copyright Office, which Agreements have been duly executed and shall be recorded promptly upon the execution of this Agreement and the actions described in Section 5 with respect to Security Collateral, which actions have been taken and are in full force and effect, or (iii) for the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security
Collateral by laws affecting the offering and sale of securities generally.
SECTION 25.10  The Inventory that has been produced or
distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.
SECTION 25.11  As to itself and its Intellectual Property
Collateral:
          (i)  The rights of such Grantor in or to the Intellectual
               Property Collateral do not conflict with, misappropriate or infringe upon the intellectual property rights of any third party, and no claim has been asserted that the use of such Intellectual Property Collateral does or may infringe upon the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of the entire and, except as otherwise permitted under the Credit Agreement, unencumbered right, title and interest in and to the Intellectual Property Collateral and is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.
(iii)     The Intellectual Property Collateral set forth on
Schedule V hereto includes all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications and Licenses owned by such Grantor.
(iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.
(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright of the Intellectual Property Collateral.
(vi) No action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Grantor
(i) based upon or challenging or seeking to deny or restrict the use of any of the Intellectual Property Collateral, or
(ii) alleging that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe upon or misappropriate any patent, trademark, copyright or any other proprietary right of any third party. To the best of such Grantor's knowledge, no Person is engaging in any activity that infringes upon or misappropriates the Intellectual Property Collateral or upon the rights of such Grantor therein. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.
(vii) With respect to each License: (A) such License is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (B) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (C) such Grantor has not received any notice of termination or cancellation under such License; (D) such Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such License; and
(F) neither such Grantor nor any other party to such License is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License.
(viii) To the best of such Grantor's acknowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.
                ARTICLE 26     FURTHER ASSURANCES



          . (a) Each Grantor agrees that from time to time, at the request of the Collateral Agent and at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor:
(i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (iv) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

          (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of such Grantor without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          ARTICLE 27     AS TO EQUIPMENT AND INVENTORY



          . (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory sold in the ordinary course of business) at the places therefor specified in
Section 10(a) or, upon 30 days' prior written notice to the Collateral Agent, at such other places in a jurisdiction where all action required by Section 11 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule III hereto shall be automatically amended to include such other places).

          (b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor will promptly furnish to the Collateral Agent a statement respecting any material loss or damage to any of the Equipment or Inventory of such Grantor.

(c) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.
                    ARTICLE 28     INSURANCE



          . (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Collateral Agent from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to the Collateral Agent or deposited directly into the Cash Concentration Account. Each such policy shall in addition
(i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 11 and cause the insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 13 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 13 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

(c) So long as no Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Collateral Agent may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Collateral Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount in the Collateral Account as additional security for the Secured Obligations of such Grantor (except that the Collateral Agent will direct the applicable Collateral Bank to release to such Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Credit Agreement in connection with the receipt of such amount and such prepayment has been made). Upon the occurrence and during the continuance of any Default or the actual or constructive total loss of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be deposited directly into the Cash Concentration Account or paid to the Collateral Agent and, if paid directly to the Collateral Agent, shall, in the Collateral Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 23(b).
   ARTICLE 29     PLACE OF PERFECTION; RECORDS; COLLECTION OF

                           RECEIVABLES



          . (a) Each Grantor will keep its chief executive office, and originals of the Assigned Agreements, and Related Contracts to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, at the location therefor specified in Section 10(a) or, upon 30 days' prior written notice to the Collateral Agent, at such other location in a jurisdiction where all actions required by Section 11 shall have been taken with respect to the Collateral of such Grantor (and, upon the taking of such action in such jurisdiction, Schedule IV hereto shall be automatically amended to include such other location). Each Grantor will hold and preserve its records relating to the Collateral, the Assigned Agreements, the Related Contracts and chattel paper and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents.

          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and the Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Agent's direction, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and the Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be deposited in the Collateral Account and either (A) released to such Grantor on the terms set forth in
     Section 9 so long as no Default shall have occurred and be continuing or (B) if any Default shall have occurred and be continuing, applied as provided in Section 23(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

     ARTICLE 30     AS TO INTELLECTUAL PROPERTY COLLATERAL.



          (A) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

(b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor learns (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.
(c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
(d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.
(e) Each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.
(f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute an agreement, in substantially the form set forth in Exhibit F hereto (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
(g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) which is not on the date hereof a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto, (iii) such Grantor shall give prompt written notice thereof to the Collateral Agent in accordance herewith and (iv) such Grantor shall execute and deliver to the Collateral Agent an IP Security Agreement Supplement covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, and shall record such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.
          ARTICLE 31     VOTING RIGHTS; DIVIDENDS; ETC



          . SECTION 31.01 So long as no Default shall have occurred and be continuing:

               First:    Each Grantor shall be entitled to exercise any and all
          voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose other than originate Entitlement Orders (as defined in any Control Agreement) with respect to any securities account or commodity account; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

Second:   Each Grantor shall be entitled to receive and retain
any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all
               (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

               Third:    The Collateral Agent will execute and deliver (or cause
          to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

          SECTION 31.02 Upon the occurrence and during the continuance of a Default:

          (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 16(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 16(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph
(i) of this Section 16(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).
(iii) The Collateral Agent shall be authorized to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Control Agreement a Notice of Exclusive Control as defined in and under such Control Agreement.
          ARTICLE 32     AS TO THE ASSIGNED AGREEMENTS



          .  (a)  Each Grantor will at its expense:

          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Collateral Agent; and

(ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned
Agreements to which it is a party, and from time to time
(A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and
(B) upon request of the Collateral Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
          SECTION 32.02 Each Grantor agrees that it will not, except to the extent otherwise permitted under the Credit Agreement:

          (i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;
(iii)     waive any default under or breach of any such Assigned
Agreement; or
(iv) take any other action in connection with any such Assigned
Agreement that would materially impair the value of the interests or rights of such Grantor thereunder or that would materially impair the interests or rights of any Secured Party.
          SECTION 32.03 Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

      ARTICLE 33     PAYMENTS UNDER THE ASSIGNED AGREEMENTS



          . (a) Each Grantor agrees, and has effectively so instructed each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to the Cash Concentration Account.

          (b) All moneys received or collected pursuant to subsection (a) above shall be (i) released to the applicable Grantor on the terms set forth in Section 9 so long as no Default shall have occurred and be continuing or (ii) if any Default shall have occurred and be continuing, applied as provided in Section 23(b).

   ARTICLE 34     TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES



          . (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or
(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

          (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Shares pledged by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and
     (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

   ARTICLE 35     COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT



          . Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral
Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (d) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 13,

          SECTION 35.01 to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

SECTION 35.02 to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
SECTION 35.03 to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.
           ARTICLE 36     COLLATERAL AGENT MAY PERFORM



          . If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 24(b).

          ARTICLE 37     THE COLLATERAL AGENT'S DUTIES



          . (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.
The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

          (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents
     (each a "Subagent") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

                     ARTICLE 38     REMEDIES



          . If any Event of Default shall have occurred and be continuing:

          (e) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the Interim Order or the Final Order, as applicable, or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent that any rights and remedies under this Section 23 would otherwise be in violation of the automatic stay of section 362 of the Bankruptcy Code, such stay shall be deemed modified, as set forth in the Interim Order or Final Order, as applicable, to the extent necessary to permit the Collateral Agent to exercise such rights and remedies.

          SECTION 38.01 Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral
Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral
Agent pursuant to Section 24) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

          (i) first, to the Agents for any amounts owing to the Agents pursuant to Section 9.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents;

(ii) second, deposited as Collateral in the L/C Collateral Account up to an amount equal to 100% of the aggregate Available Amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Collateral Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the L/C Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the L/C Collateral Account shall exceed the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the order of priority set out in this Section 23(b);
(iii) third, to the Issuing Bank and the Swing Line Bank for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Issuing Bank and the Swing Line Bank;
(iv) fourth, Working Capital Lenders for any amount then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Working Capital Lenders; and
               (v) fifth, Term Lenders for any amount then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to the Term Lenders.

     Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 38.02 All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

SECTION 38.03 The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in the Cash
Concentration Account, the Collateral Account or the L/C
Collateral Account or in any deposit account related thereto.
SECTION 38.04 In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral
Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property
Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
SECTION 38.05 If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 23, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:
          (i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the "Securities Act"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Security
Collateral, as requested by the Collateral Agent;
(iii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of
Section 11(a) of the Securities Act;
(iv) provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Security Collateral; and
(v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.
          SECTION 38.06 The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section
23, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (f)(i) above; (ii) any information and projections provided to it pursuant to subsection (f)(iv) above;
and (iii) any other information in its possession relating to such Security Collateral.

SECTION 38.07 Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (f) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (f) above.
              ARTICLE 39     INDEMNITY AND EXPENSES



          . (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement,
     (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

  ARTICLE 40     AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC



          . (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the supplemental schedules I, II, III, IV, V, VI and VII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV, V, VI and VII, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

                   ARTICLE 41     NOTICES; ETC



          . All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of the Borrower, the Parent Guarantor or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower and the Parent Guarantor, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

 ARTICLE 42     CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER

                      THE CREDIT AGREEMENT



          . This Agreement and the Interim Order or the Final Order, as applicable, shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and
(c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.
Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement.

               ARTICLE 43     RELEASE; TERMINATION



          . (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

          (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (except in respect of indemnification that survives repayment of the indebtedness), (ii) the Termination
     Date and (iii) the termination or expiration of all Letters of Credit, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            ARTICLE 44     EXECUTION IN COUNTERPARTS



          . This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  ARTICLE 45     THE MORTGAGES



          . In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

  ARTICLE 46     CREDIT AGREEMENT CONTROLS.  IN THE EVENT THAT

THERE IS ANY INCONSISTENCY BETWEEN THIS AGREEMENT AND THE CREDIT

 AGREEMENT, SUCH INCONSISTENCY SHALL BE RESOLVED IN FAVOR OF THE

                        CREDIT AGREEMENT.





                  ARTICLE 47     GOVERNING LAW



          . This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                   SPECIALTY RETAILERS, INC.


                                   By /s/ John Wiesner
                                     Title: Chief Executive
                                     Officer

                                     Address for Notices:
                                     10201 Main Street, Houston,
                                         TX 77025



                                   STAGE STORES, INC.


                                   By /s/ John Wiesner
                                     Title: Chief Executive
                                     Officer

                                     Address for Notices:
                                     10201 Main Street, Houston,
                                         TX 77025



                                   SPECIALTY RETAILERS, INC. (NV)


                                   By /s/ John Wiesner
                                     Title: Agent

                                     Address for Notices:
                                     10201 Main Street, Houston,
                                         TX 77025











                            SCHEDULES


               TO THAT CERTAIN SECURITY AGREEMENT


                    DATED AS OF JUNE 2, 2000


                              FROM


           STAGE STORES, INC., A DELAWARE CORPORATION,


       SPECIALTY RETAILERS, INC., A TEXAS CORPORATION, AND


     SPECIALITY RETAILERS, INC. (NV), A NEVADA CORPORATION,


                           AS GRANTORS


                               TO


                       CITICORP USA, INC.,


                       AS COLLATERAL AGENT













Note:     The information set forth in the following Schedules is
     cumulative in effect such that information set forth on one Schedule will be deemed, where appropriate, to have been set forth on each and every of the following Schedules, whether or not specifically set forth therein. Any capitalized term not otherwise expressly defined in the following Schedules shall have the meaning assigned to such term in that certain Security Agreement dated as of June 2, 2000 from Stage Stores, Inc., Specialty Retailers, Inc., and Specialty Retailers, Inc. (NV), as Grantors, to Citicorp USA, Inc., as Collateral Agent (the "Security Agreement") or, if such term is not defined in the Security Agreement, then such term shall have the meaning assigned to such term in that certain Debtor-in-Possession Credit Agreement dated as of June 2, 2000 among Specialty Retailers, Inc., as Borrower, Stage Stores, Inc., as Parent Guarantor, Citibank, as Initial
     Lender, as Initial Issuing Bank, and as Swing Line Bank, Citicorp USA, Inc., as Collateral Agent, and Citicorp USA, Inc., as Administrative Agent (the "Credit Agreement").

                                                       Schedule I
                                                           to the
                                               Security Agreement

                 PLEDGED SHARES AND PLEDGED DEBT

                             Part I

                                Par    Stock    Number     % of
 Grantor     Stock     Class of Valu Certificat   of   Outstanding
             Issuer     Stock    e    e No(s)   Shares    Shares
SSI       SRI          Common   $0.0             5,000     100%
                                   1
SRI       SRI (NV)     Common   $0.0             1,000     100%
                                   1
SRI       SRIRPC       Common   $0.0     3       1,000     100%
                                   1

                             Part II

                                                          Outstand
Grantor     Debt    Descripti       Debt         Final       ing
           Issuer      on       Certificate    Maturity   Principa
                                   No(s).                 l Amount
SRI (NV)   SRI       Loan - 9%        n/a           Open    191,867,5
                    Interest                                   27.74
SRI        SRIRPC    Intercompa       n/a           Open    19,765,44
                    y                                           1.16
                    payable/re
                    ceivable
SSI        SRI (NV)  Intercompa       n/a           Open    59,637.00
                    y
                    payable/re
                    ceivable
SRI        Carl      Loan             n/a        04/15/1998
          Tooker                                           140,000.0
                                                                   0
SRI        Carl      Loan             n/a        04/15/1998
          Tooker                                           203,200.0
                                                                   0
SRI        Carl      Loan             n/a        07/15/1999
          Tooker                                           175,000.0
                                                                   0
SRI        Carl      Loan             n/a        09/15/1999
          Tooker                                           125,000.0
                                                                   0
SRI        Carl      Loan             n/a        04/14/2000
          Tooker                                           200,000.0
                                                                   0
SRI        Carl      Loan             n/a        11/03/2000
          Tooker                                           200,000.0
                                                                   0
SRI        Stephen   Loan             n/a        06/01/2000
          Lovell                                           150,000.0
                                                                   0
SRI        Stephen   Loan             n/a        04/01/1999
          Lovell                                           125,000.0
                                                                   0
SRI        Stephen   Loan             n/a        02/27/1999
          Lovell                                           142,679.0
                                                                   0
SRI        Stephen   Loan             n/a        04/14/2000
          Lovell                                           25,000.00
SRI        Stephen   Loan             n/a        10/06/2000
          Lovell                                           20,000.00
SRI        Stephen   Loan             n/a        11/03/2000
          Lovell                                           71,814.59
SRI        Ron       Loan             n/a        04/29/1999
          Lucas                                            377,194.6
                                                                   1
SRI        Ron       Loan             n/a        04/14/2000
          Lucas                                            145,000.0
                                                                   0
SRI        Ron       Loan             n/a        11/03/2000
          Lucas                                            107,298.0
                                                                   0
SRI        Tom       Loan             n/a        11/15/2001
          Buttacci                                          8,427.86
          o
SRI        B.        Loan             n/a            Demand
          Locklear                                         33,172.26
SRI        Jonathan  Loan             n/a            Demand
          Pike                                             20,000.00
SRI        Bruce     Relocation       n/a            Demand
          Harsha    Advance                                 4,000.00
SRI        Charles   Bonus            n/a            Demand
          Sledge    Advance                                31,000.00
                                                     Total $213,996,
                                                              392.22
                                               Schedule II to the
                                               Security Agreement



                       ASSIGNED AGREEMENTS

None.
                                              Schedule III to the
                                               Security Agreement



              LOCATIONS OF EQUIPMENT AND INVENTORY



See Schedules 4.01(u) and 4.01(v) to the Credit Agreement.
                                               Schedule IV to the
                                               Security Agreement


                     CHIEF EXECUTIVE OFFICE
              AND FEDERAL TAX IDENTIFICATION NUMBER


                                               Federal Tax
Grantor                  Chief Executive       Identification
                         Office                Number
Stage Stores, Inc.       10201 Main Street     76-0407711
                         Houston, TX 77025
Specialty Retailers,     10201 Main Street     74-0821900
Inc.                     Houston, TX 77025
Specialty Retailers,     2101 Broadway         91-1826900
Inc. (NV)                Yankton, SD 57078

                                                Schedule V to the
                                               Security Agreement


                     PATENTS, TRADEMARKS AND
              TRADE NAMES, COPYRIGHTS AND LICENSES
Patents:
     None
Trademarks:
     See Schedule 4.01(x) to the Credit Agreement.
Copyrights:
     None
Licensed Patents, Trademarks, Copyrights, Trade Secrets or
Computer Software:
     1.   Agreement between Stages Stores, Inc. and TSI  Tailored
          Systems, Inc.
     2.   Agreement between Specialty Retailers, Inc. and Equinox
          Industries, Inc.
     3.   License of Veritas software in connection with Computer
          Equipment Rental by Specialty Retailers, Inc. from General Electric Capital Corporation.
     4.   Equipment and Services Agreement between Hughes Network
          Services Agreement and Specialty Retailers, Inc.
     5.   Agreement between Real Applications, Inc. and Specialty
          Retailers, Inc.
     6.   Three Year Agreement for Purchase of hardware and Support
          and Licensing of Software between Price Waterhouse Systems Integration LLC and Specialty Retailers, Inc.
     7.   Master   Product  License  Agreement  between  Platinum
          Technology, Inc. and Specialty Retailers, Inc.
     8.   Term Software License Agreement between Sterling Commerce
          (Mid America), Inc. and Specialty Retailers, Inc.
     9.   Agreement between IMR Global and Stage Stores, Inc.
     10. Master Services Agreement between Information Management Resources, Inc. and Specialty Retailers, Inc.
     11.  Agreement between Sequent Computer Systems, Inc. and Stage
          Stores, Inc.
     12.  Agreement between Computer Associates International, Inc.
          and Specialty Retailers, Inc.
     13. Retek Software License Agreement between Retek Information Systems, Inc. and Specialty Retailers, Inc.
     14.  XBR Track Software License Agreement 728 between the XBR
          Company and Specialty Retailers, Inc.
     15.  Consolidated  Agreement between  Unisys  and  Specialty
          Retailers, Inc.
     16. Master Equipment Service and Software Support Agreement between Bell & Howell Mail and Messaging Technologies Company and Specialty Retailers, Inc.
     17.  License granted under that certain Amended and Restated
          Security Agreement dated as of March 6, 2000, between Specialty Retailers, Inc., Stage Stores, Inc. Specialty Retailers, Inc.
          (NV), the Additional Assignors (as defined therein), and Credit Suisse First Boston, as collateral agent (which agreement is subject to the Interim Order.
                                               Schedule VI to the
                                               Security Agreement



                        PLEDGED ACCOUNTS

SRI is the record or beneficial owner of each of the following accounts:

      Name and Address of   Mailing Address of
     Pledged Account Bank        Lockbox          Account
                                                   Number
     Bank of America, N.A.  To be determined        68806801
     P.O. Box 830175
     Dallas,  TX    75283-
     0175
     Bank of America, N.A.  To be determined      3750073614
     P.O. Box 830175
     Dallas,  TX    75283-
     0175
     Norwest Bank, N.A.     To be determined      9440102416
     6th and Marquette
     Minneapolis, MN 55479
     Bank One, Texas, N.A.  To be determined      1883803387
     P.O. Box 92102
     Bedford,  TX   76095-
     2102
     Chase  Bank of Texas,  To be determined       101360700
     N.A.
     P.O. Box 250
     Arlington, TX  76004-
     0250
     Hibernia               To be determined       812460587
     P.O. Box 61540
     New Orleans, LA 75766
     Bank   of   Oklahoma,  To be determined       208317344
     N.A.
     P.O. Box 2300
     Tulsa, OK 74192
     Regions                To be determined      8010189552
     P.O. Box 21116
     Shreveport, LA  71154-
     0001
     Fifth Third            To be determined        99942689
     38   Fountain  Square
     Plaza
     Cincinnati, OH  45263-
     0900
     BancFirst              To be determined      0091097143
     101 N. Broadway
     Oklahoma   City,   OK
     73102
     US Bank                To be determined    153690437261
     918 17th Street
     Denver, CO 68025-5068
     Bank   One,  Arizona,  To be determined        13548956
     N.A.
     P.O. Box 71
     Phoenix, AZ 85001



                   ADDITIONAL PLEDGED ACCOUNTS

          SRI is the record or beneficial owner of each of the following accounts.

         BANK NAME AND ADDRESS            ACCT #
         1st Mid-Illinois Bank & Trust    223026353
         100 West Washington
         Monticello, IL  61856
         Alpine Bank                      1010026425
         400 7th Street South, Suite 3300
         Rifle, CO  81650
         Amarillo National Bank           60542
         P.O. Box 1
         Amarillo, TX  79105-001
         AmCore                           148216
         1625 10th Street
         Monroe, WI 53566-0098
         American Bank & Trust            169722
         P.O. Box 1579
         Opelousa, LA  70570-1579
         American Heritage Bank           1003688
         P.O. Box 1109
         El Reno, OK  73036
         American National                0057729
         102 W. Moore
         Terrell, TX  75160-3129
         American National Bank & Trust   121442
         P.O. Box 1408
         Sapulpa, OK  74067
         American National Bank of TX     2300017269
         Route 11901519
         Terrell, TX  75160-0040
         American State Bank              5007204
         P.O. Box 1401
         Lubbock, TX  79408
         Anadarko Bank & Trust            5290016845
         P.O. Box 667
         Anadarko, OK  73005-2300
         Austin County Bank               5200025917
         P.O. Box 68
         Belville, TX  77418
         Bancorp South                    60275005
         2910 West Jackson Street
         Tupelo, MS  38801

         Bank Midwest                     8101100319
         345 S. Washington
         Chillicothe, MO 64601
         Bank of Commerce                 50900506
         P.O. Box 246
         Crowley, LA  70527-0246
         Bank of Crocker                  242691
         P.O. Box 6000
         Waynesville, MO  65583
         Bank of Cushing                  31419774
         224 E. Broadway
         Cushing, OK  74023-3336
         Bank of Holden                   3000768
         410 E. Business 50 Hwy.
         Warrensburg, MO  64093
         Bank of Kirkville                3697
         214 S. Franklin
         P.O. Box 787
         Kirksville, MO  63501-0787
         Bank of Richmondville            389734
         East Main Street
         Cobleskill, NY  12043
         Bank of Western Oklahoma         2895
         P.O. Box 507
         Elk City, OK  73648
         BankCorp South                   60275005
         609 W. Main Street
         West Point, MS  399773-2725
         Bluestem National Bank           10774
         104 E. Locust
         Fairbury, IL  61739
         Bonham State Bank                3031586
         P.O. Box 609
         Bonham, TX  75418
         Campbell & Fetter Bank           893024
         126 S. Orchard Street
         P.O. Box 231
         Kendallville, IN  46755-0231
         Carlinville National Bank        185951
         P.O. Box 350
         Carlinville, IL  62626
         Cedar Creek                      13471608
         210 Highway 334 Seven Points
         Gun Barrel City, TX  75143
         Central National Bank            1882155
         P.O. Box 700
         Junction City, KS66441
         Central National Bank            112138
         P.O. Box 667
         Alva, OK  73717
         Central National Bank            1161207
         P.O. Box 667
         Alva, OK  73717

         Central National Bank            212288
         P.O. Box 340
         Poteau, OK  74953
         Chemung Canal Trust Company      143030841
         410 West Morris Street
         Bath, NY  14810
         Chickasha Bank & Trust           107001
         1924 S. Fourth Street
         Chickasha, OK  73023
         Citizen State Bank               78227001
         1238 Broad Street
         New Castle, IN  47362-4986
         Citizens Bank                    238007
         P.O. Box 151
         Center, TX   75935
         Citizens Bank                    146522
         P.O. Box 717
         Waxahachie, TX  75168-0717
         Citizens Bank                    1119966
         P.O. Box 598
         Ville Platte, LA  70586
         Citizens Bank                    108235
         P.O. Box 727
         Slaton, TX  79364
         Citizens Bank & Trust            000175
         101 E. 6th Street
         Okmulgee, OK  74447
         Citizen's Bank & Trust           105262
         P.O. Box 659
         Plaquemine, LA  70765
         Citizens Bank of Ardmore         609919
         P.O. Box 1689
         1100 N. Commerce
         Ardmore, OK  73402
         Citizens National Bank           146522
         P.O. Box 717
         Waxahachie, TX 75168
         Citizens State Bank of Cortez    22987301
         P.O. Box T
         Cortez, CO  81321
         City National Bank               0001961
         1133 Mockingbird Lane
         Sulphur Springs, TX  75482
         City National Bank               8648
         P.O. Drawer 1100
         Welasco, TX  78599-1100
         City National Bank               154610
         116 S. Blossom
         Shenandoah, IA  51601
         City National Bank               1579201
         228 Elm Street
         Colorado City, TX  79512
         City State Bank                  11029
         P.O. Box 231
         Fort Scott, KS  66701
         Civatas Bank                     3660068212
         112 E. 3rd Street
         Mt. Vernon, IN  47620-1887

         Colorado East Bank and Trust     232071901
         520 S. Main
         Lamar, CO  81052
         Columbia River Banking           0102006468
         420 E. 3rd Street
         The   City  of  the  Dalles,  OR
          97058
         Commercial National Bank         104851
         P.O. Box 591
         Brady, TX  76825
         Community Bank                   20443
         P.O. Box 1027
         Sedalia, MO  65301
         Community Bank                   3140607509
         150 Market Square
         Millersburg, PA  17061
         Community First                  4370118850
         130 N. Third Street
         Sterling, CO  80751
         Community First                  5700100110
         P.O. Box 1227
         Cheyenne, WY  82003
         Community First                  4221213636
         139 E. Victory Way
         Craig, CO  81626
         Community First Bank             12179801
         P.O. Box 811
         Glendive, MT  59330
         Community First Bank and Trust   3405165
         225 N. Main Street
         Celina, OH  45822-0170
         Community First Bank and Trust   33553
         102 E. Main Street
         P.O. Box 111
         Van Wert, OH 45891-0111
         Compass Bank                     0077251510
         P.O. Box 4444
         Houston, TX  77210-4444
         Compass Bank                     0076109303
         313 E. Central Ave.
         Belton, TX  76513
         Compass Bank                     70968398
         P.O. 969
         Jacksonville, AL  36265
         Compass Bank                     0070418614
         P.O. 4444
         Houston, TX  77210-444
         Crossroads Bank                  27472
         2000 S. Banker Street
         P.O. Box 783
         Effingham, IL  62401

         Del Rio National Bank            205060
         P.O. Box 4120
         Del Rio, TX  78841-4120
         Deposit Guaranty Nat'l.          2300238923
         P.O. Box 1200
         Jackson, MS  39215-1200
         East Texas National Bank         1000756
         P.O. Box 770
         Palestine, TX  75802
         Empire Bank                      1066684
         P.O. Box 619
         Marshfield, MO  65706
         Exchange National Bank           58777
         132 East High Street
         P.O. Box 688
         Jefferson City, MO  65102
         Exchange National Bank and Trust 139319
         P.O. Box 189
         Atchison, KS  66002
         Family Security                  71300032
         16271 Hwy. 101 South
         Harbor, OR  97415
         Farmers Bank & Trust             25742
         P.O. Box 250
         Magnolia, AR  71753
         First Arwest Bank                11023131
         P.O. Box 130
         Siloam Springs, AR  72761
         First Bank                       882027
         P.O. Box 808
         McComb, MS  39648-0808
         First Bank & Trust               10007245
         400 Twin City Hwy.
         Groves, TX  77619-1027
         First Bank Muleshoe              006238
         P.O. Box 565
         Muleshoe, TX  79347
         First Bank of Owasso             818582
         P.O. Box 1800
         Owasso, OK  74055
         First Coleman National Bank      1835467
         P.O. Box 552
         Coleman, TX  76834
         First Federal                    6069231
         P.O. Box 268
         Columbia, MS  39429
         First Guaranty Bank              9212553292
         P.O. Box 21116
         Shreveport, LA  71457

         First Interstate                 2030034181
         P.O. Box 578
         Bozeman, MT  59771
         First Interstate                 1901002939
         P.O. Box 903
         Hardin, MT  59034
         First Liberty National Bank      41378
         1900 Sam Houston Ave.
         P.O. Box 10109
         Liberty, TX  77575-7609
         First Merit Bank                 8240213419
         295 First Merit Circle
         Akron, OH  44307-2359
         First Merit Bank, NA             10009899
         295 First Merit Circle
         Akron, OH  44307-2359
         First Midwest                    0182958
         P.O. Box 160
         Poplar Bluff, MO  63902-0160
         First Missouri National Bank     110023925
         P.O. Box 190
         Brookfield, MO  64628
         First National                   214999
         P.O. Box 300
         Decatur, IL  76234
         First National                   306930
         P.O. Box 418
         Fairbury, NE  68352
         First National                   6002757
         720 S. Gaston Street
         Crane, TX  79731-2619
         First National                   100101737
         P.O. Box 1348
         Miami, OK  74355
         First National Bank              12501
         P.O. Box 520
         Gilmer, TX  75644
         First National Bank              001008080
         P.O. Box 937
         Killeen, TX  76540-0937
         First National Bank              0670157
         P.O. Box 637
         Altus, OK  73522-0637
         First National Bank              10012660801
         P.O. Box 660
         Sweetwater, TX  79556-0660
         First National Bank              130168
         218 Main
         Crossett, AR  71635-2926
         First National Bank              1044249
         P.O. Box 700
         DeRidder, LA 70634-0700

         First National Bank              3014886
         206 E. Harvey
         Wellington, KS 67152
         First National Bank              102032
         P.O. Box 545
         Winfield, KS  67156
         First National Bank              300043874
         P.O. Box 27
         Colby, KS  67701
         First National Bank              533726
         P.O. Box 318
         Malden, MO  63863
         First National Bank              82724
         3rd and Gilson
         DeQueen, AR  71832
         First National Bank              100172
         P.O. Drawer 835
         Cameron, TX  76520
         First National Bank              200100188
         P.O. Box 951
         Breckenridge, TX  76424
         First National Bank              8028
         P.O. Box 527
         Haskell, TX  79521
         First National Bank              201251
         P.O. Box 170
         Monahans, TX  79756
         First National Bank              1046853
         P.O. Box 100
         Las Vegas, NM  87701
         First National Bank              2008032
         P.O. Box 407
         Vinita, OK  74301
         First National Bank              110664
         P.O. Box 610
         Henryetta, OK  74437
         First National Bank              2001025
         P.O. Box 309
         Durant, OK  74702
         First National Bank              3460
         P.O. Box 340
         Sallisaw, OK  74955
         First National Bank              107518
         P.O. Box 1130
         Chickasha, OK  73023
         First National Bank              2039881
         101 W. Adams Street
         Creston, IA  50801
         First National Bank              1224546
         101 E. Main
         Ada, OK  74820-5622

         First National Bank              109910
         120 s. 2ND Street
         Blyetheville, AR  72315-3414
         First National Bank & Trust      110485
         P.O. Box 9
         Clinton, OK  73601
         First National Bank in Alpine    0108359
         P.O. Box 1108
         Alpine, TX 79831
         First National Bank of Picayune  1003666
         121 East Canal Street
         P.O. Box 848
         Picayune, MS 39466-0848
         First    National    Bank     of 223446
          Weatherford
         P.O. Box 730
         220 Palo Pinto
         Weatherford, TX  76086
         First National Bank-Alvin        160218
         P.O. Box 606
         Alvin, TX  77512-0606
         First National Bank-Chillicothe  16306
         P.O. Box 339
         900 N. Fourth Street
         Chillicothe, IL  61523-0339
         First National Bank              99390
         P.O. Box 658
         Montevideo, MN  56265
         First Prosperity Bank            18007
         P.O. Box 400
         Beeville, TX  78104-0400
         First Security Bank              146404
         P.O. Box 690
         Batesville, MS  38606
         First Security Bank & Trust      0606222
         809 Clark Street
         P.O. Box 607
         Charles City, IA  50616
         First State                      1000489
         P.O. Box 471
         130 E. Corsicana Street
         Athens, TX  75751-0471
         First State                      004722
         P.O. Box 640
         Jasper, TX  75951
         First State Bank                 1010662
         P.O. Box 10
         Gainesville, TX  76241-0010
         First State Bank                 87424
         P.O. Box 569
         Idabel, OK  74745

         First State Bank & Trust Co.     28002
         P.O. Drawer 579
         Carthage, TX  75633-0579
         First State Bank of Altus        509953
         P.O. Box 979
         Altus, OK  73522
         First State Bank of Texas        142025518
         P.O. Box 939
         Burleson, TX 76097-0939
         First Texas Bank                 1014844
         P.O. Box 930
         Copperas, Cove, TX  76522
         First Texas Bank                 3008458
         P.O. Box 5
         Round Rock, TX  78680
         First United Bank                13116282
         P.O. Box 929
         Dimmitt, TX  79027
         Firstar Bank                     634976697
         340 5th Ave. South
         Clinton, IA  52732
         Firstar Bank                     820423473
         Location 0999
         Cincinnati, OH  45264-0999
         FirstBank Southwest              300010332
         P.O. Box 593
         Hereford, TX  79045
         FirstBank Southwest              100680982
         P.O. Box 929
         Perryton, TX  79070
         Franklin State Bank & Trust      1027905
         802 Prairie
         Winnsboro, LA  71295
         Georgia Central                  02005015
         238 N. Broad Street
         Monroe, GA  30655-1844
         Graham National Bank             0044458
         P.O. Box 450
         Graham, TX  76450
         Guaranty Bank                    1111558
         P.O. Box 1158
         Mt. Pleasant, TX  75456
         Guaranty Bank and Trust          2030872
         800 E. Main Street
         Gatesville, TX  76528-1433
         Hancock Bank                     00272108
         P.O. Box 591
         Baton Rouge, LA  70821
         Hondo National                   7001183
         1112 18th Street
         Hondo, TX  78861

         Huntington National Bank         1041315070
         P.O. Box 5065
         Cleveland, OH  44101-0065
         International Bank of Commerce   5551646200
         P.O. Box 579
         McAllen, TX  78502
         Isabella Bank & Trust            144881
         P.O. Box 100
         Mt. Pleasant, MI  48804-0100
         Jonesboro State Bank             11831101
         P.O. Box 580
         Jonesboro, LA  71251-0580
         Keokuk Savings Bank & Trust      26518
         P.O. Box 1030
         Keouk, IA  52632-1030
         Kermit State Bank                100846
         P.O. Drawer K
         Kermit, TX  79745
         Key Bank                         370111002595
         1920 12th Street
         Hood River, OR  97031
         Kitsap Bank                      0903936811
         619 Bay Street
         Port Orchard, WA  98366-5301
         Kleberg First National           0253251
         100 E. Kleberg
         Kingsville, TX  78363-4596
         Lafayette Bank & Trust           0000150037
         P.O. Box 1130
         Lafayette, IN  47902-1130
         Lake City                        00110752
         601 Countryside Drive
         Columbia City, IN  46725
         Lamesa National Bank             10154
         P.O. Drawer 301
         Lamesa, TX  79331
         League City Bank & Trust         020298
         303 E. Main Street
         League City, TX  77574-0759
         Longview Bank & Trust            179116
         P.O. Box 3188
         Longview, TX  75606-3188
         Lott State Bank                  51644730
         119 Cralk Street
         Marlin, TX  76661
         Mahaska State                    367761
         124 S. First
         Oskaloosa, IA  52577-3126
         Main Street Bank                 14540
         P.O. Drawer 1648
         Cleveland, TX  77237
         Malvern National Bank            37966
         P.O. Box 370
         Malvern, AR  72104

         Martin Co. National Bank         13442
         P.O. Box 848
         Fairmont, MN  56031
         McClain County Bank              1416771
         131 W. Main
         Purcell, OK  73080-4219
         McCook National                  920694
         220 Norris Ave.
         McCook, NE  69001-1208
         Mercantile Bank                  9630004639
         73 Central Park Plaza
         Jacksonville, IL  62650
         Mercantile Bank                  4270610043
         310 Walnut
         Dexter, MO  63841
         Mercantile Bank of W. Iowa       2928006143
         112 W. 2nd Street South
         Newton, IA  50208
         Mercedes National Bank           386813
         P.O. Box 777
         Mercedes, TX  78570-0777
         Merchants & Farmers              5056306
         501 S. 5th Street
         Leesville, LA  71446
         Merchants & Farmers Bank         280012343
         P.O. Box 520
         Kosciusko, MS  39090
         Merchants & Planters Bank        1201263
         P.O. Box 1017
         Camden, AR 71701
         Mid AM                           820014205
         519 Madison Avenue
         Toledo, OH  43604
         Mid America National             67896
         130 North Side Square
         Macomb, IL  61455
         Minden Bank & Trust              42129
         P.O. Box 400
         Minden, LA  71058-0400
         Minnesota Valley Bank            20116
         P.O. Box 439
         Redwood Falls, MN  56283
         Morgan City Bank and Trust       0123889
         P.O. Drawer 2000
         Morgan City, LA  70381
         Morgan City Bank and Trust       8296014
         P.O. Drawer 2000
         Morgan City, LA  70381
         Morton Community Bank            102288
         P.O. Box 104
         Morton, IL  61550

         Mountain Community Bank          15792
         P.O. Box 1070
         Los Alamos, NM  87544
         National Bank & Trust            538906
         P.O. Box 310
         LaGrange, TX  78945-0310
         National Bank Detroit            4514326695
         P.O. Box 206A
         Detroit, MI  48232
         National Bank of Andrews         110056
         P.O. Box 629
         Andrews, TX  79714
         National Bank of Commerce        361071
         P.O. Box 1187
         Starksville, MS  39759-1187
         National City                    6530027629
         145 S. Ripley
         Alpena, MI  49707
         National City Bank               0501765239
         1 National City Center
         Indianapolis, IN  46255
         National City Bank               6230360189
         P.O. Box 8043
         Royal Oak, MI  48068-8043
         National City Bank               150532401
         221 N. Main Street
         Bryan, OH  43603-1688
         National City Bank               239735746
         1001 E. Main Street
         Bradford, PA  16701-2899
         NBC Bank                         32859
         439 Main Street
         Eagle Pass, TX  78853-0969
         NBC Bank                         940283617
         316 N. Main
         Taylor, TX   76574
         NBC Bank of Eagle Pass           53961
         P.O. 969
         Eagle Pass, TX  78853
         Oakley National Bank             18323
         P.O. Box 40
         Buffalo, MN  55479
         Old Fort Banking Co.             6200429
         599 Plaza Drive
         Fostoria, OH  44830
         Old Kent - Big Rapids            3137083
         101 N. Michigan Ave.
         Big Rapids, MI  49307
         Old Kent Bank-Grand Traverse     8458150
         P.O. Box 589
         Traverse City, MI  49685-0589

         One Valley Bank                  0003124708
         P.O. Box 370
         Summerville, WV  26651
         Pauls Valley National Bank       1016164
         P.O. Box 420
         Pauls Valley, OK  73075
         Pecos City State Bank            0100167
         P.O. Box 1527
         Fort Stockton, TX  79735
         Peoples                          3507893
         201 W. 6th Street
         Concordia, KS  66901
         People's Bank and Trust          168181
         315 1st Ave. N.E.
         Sioux Center, IA  51250
         Peoples Bank-Taos                10608984
         P.O. Box 638
         Rancho De Taos, NM  87557
         Peoples National                 147338
         421 S. Hickory Street
         Ottawa, KS  66067-2325
         Peoples State Bank               6018873
         611 5th Avenue
         Magee, MS  3911-4212
         Peoples State Bank               186442401
         300 W. Emerson
         Paragould, AR  72450
         Planters                         4800131946
         212 Catchings
         Indianola, MS  38751-2408
         RCB                              25114
         222 S.E. 1st Ave.
         Pryor, OK  74361
         RCB Bank                         25114
         P.O. Box 189
         Claremore, OK  74108
         Security State Bank              153370
         P.O. Box 2037
         Pecos, TX  79772
         Security State Bank              760
         P.O. Box 470
         Littlefield, TX  79339
         Seminole National Bank           34746
         P.O. Drawer 727
         Seminole, TX  79360
         Southtrust Bank                  60000118
         P.O. Box 1717
         Silsbee, TX  77656-1717

         Southwest Missouri Bank          110012619
         300 West 3rd Street
         Carthage, MO  64836-0814
         Taylor Bank                      0972273401
         144 Market Street
         Pocomoke City, MD  21851-1051
         Texas State Bank                 80471631
         P.O. Box 4797
         McAllen, TX  78502-4797
         The City National Bank & Trust   839293
         P.O. Box 410
         Guymon, OK  73942
         The First National Bank          1224546
         P.O. Box 669
         Ada, OK  74821
         The First National Bank          1081181
         P.O. Box 400
         Granbury, TX  76048
         The First National Bank          124
         P.O. Box 678
         Falfurrias, TX  78355
         The Herring National Bank        7032420
         P.O. 2040
         Vernon, TX  76384
         The Home National Bank           163333
         P.O. Box 1047
         Arkansas City, KS  67005
         Trustmark National               4907322183
         776 Brookway Blvd.
         Brookhaven, MS  39601
         Trustmark National               8104213815
         P.O. Box 39
         Vicksburg, MS  39181-0039
         Union Bank                       3131346301
         201 E. Main Street
         Streator, IL  61364
         Union Bank of Mena               748609
         P.O. Box 889
         Mena, AR  71953-0898
         Union Planters Bank              90128702
         P.O. Box 7482
         Houston, TX  77248-7842
         Union Planters Bank              1908588
         P.O. Box 387
         Memphis, TN  38147
         Union Planters Bank              0030115582
         P.O. Box 387
         Memphis, TN  38147
         Union Planters Bank (Magna)      3726701358
         303 S. Kickapoo Street
         Lincoln, NE  62656

         United Mississippi Bank          148874
         P.O. Box 670
         Natchez, MS  39120-0670
         United Southwest Bank            54135
         3115 S.E. 21st Street
         Washington, IN  47501-1741
         Valley National Bank             801926601
         P.O. Box 99
         Espanola, NM  87532
         Value Bank, Texas                3204391
         P.O. Box 4956
         Corpus Christi, TX 78469-4956
         Washington State Bank            128880
         1110 Peoria Street
         Washington, IL  61571-0129
         Wells  Fargo  Bank  New  Mexico, 2810309940
          N.A.
         201 North 1st
         Grants, NM  87020
         West Texas State Bank            3502635
         P.O. Box 1396
         Snyder, TX  79549
         Wisconsin Community              423468394
         1717-10th Street
         Monroe, WI  53566-1828
         Wood County Bank                 6600548
         P.O. Box 1029
         Mineola, TX  75773
         Yoakum National Bank             1038769
         P.O. Drawer 777
         Yoakum, TX  77995
         Chase Bank of Texas              00102630747
         712 Main Street, 24th Floor
         Houston, TX  77002
         Chase Bank of Texas              00101777994
         712 Main Street, 24th Floor
         Houston, TX  77002
         Chase Bank of Texas              337719
         712 Main Street, 24th Floor
         Houston, TX  77002
         BankBoston                       54170856
         100  Federal Street, Mail  Code:
          01-07-01
         Boston, MA 02110
         BankBoston                       52283725
         100  Federal Street, Mail  Code:
          01-07-01
         Boston, MA 02110





                                              Schedule VII to the
                                               Security Agreement



                  PERMITTED UNBLOCKED ACCOUNTS


SRI is the record or beneficial owner of each of the following accounts:


  DEPOSITORY BANK     ACCOUNT NUMBER       ACCOUNT PURPOSE


Chase Bank of Texas 063-00043281         Associate Benefits
                                         Trust


Chase Bank of Texas 063-00047928         Texas IB (Workers
                                         Compensation)


Chase Bank of Texas 063-00025452         Payroll


Chase Bank of Texas 063-00049338         USPS Postage


Chase Bank of Texas 063-00055905         Accounts Payable
                                         (New)


Citicorp            30433704             Sales Tax and
                                         Payroll Tax


BankBoston          800-17231            Expenses Payable









                                                 Exhibit A to the
                                               Security Agreement



              FORM OF SECURITY AGREEMENT SUPPLEMENT

                                   [Date of Security Agreement
Supplement]

Citicorp USA, Inc.,
   as the Collateral Agent for the
   Secured Parties referred to in the
   Credit Agreement referred to below
   399 Park Avenue
   New York, New York 10043
   Attn: ___________________

                    Specialty Retailers, Inc.


Ladies and Gentlemen:

          Reference is made to (i) the Credit Agreement dated as of June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SPECIALTY RETAILERS, INC., a Texas corporation, as the Borrower, STAGE STORES, INC., a Delaware corporation, as the Parent Guarantor, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, the Lender Parties party thereto, CITICORP USA, INC., as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII of the Credit Agreement, the "Collateral Agent"), and as administrative agent for the Lender Parties, and (ii) the Security Agreement dated June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

                              Grant of Security

          . The undersigned hereby assigns and pledges to the Collateral Agent for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

                              Security for Obligations

          . The pledge and assignment of, and the grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

                              Supplements to Security Agreement Schedules

          . The undersigned has attached hereto supplemental Schedules I, II, III, IV, V, VI and VII to Schedules I, II, III, IV, V, VI and VII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

                              Representations and Warranties

          . The undersigned hereby makes each representation and warranty set forth in Section 10 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

                              Obligations Under the Security Agreement

          . The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

                              Governing Law

          . This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

                              Very truly yours,

                              [NAME OF ADDITIONAL GRANTOR]


                              By_______________________________
                                  Title:

                                   Address for notices:
                                   _______________________
                                   _______________________
                                   _______________________

                                                 Exhibit B to the
                                               Security Agreement


      FORM OF [PLEDGED] [ADDITIONAL PLEDGED] ACCOUNT LETTER



                                   _______________, ____

[Name and address
of [Pledged] [Additional Pledged]
Account Bank]
                      [Name of the Grantor]

Gentlemen/women:

          Reference is made to the lockboxes listed on Schedule I hereto into which certain monies, instruments and other properties are deposited from time to time and the deposit accounts listed on Schedule I hereto (such lockboxes and deposit accounts being, collectively, the "Pledged Accounts") maintained with you by ____________________ (the "Grantor"). Pursuant to the Security Agreement dated June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), the Grantor has granted to Citicorp USA, Inc., as Collateral Agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the "Collateral Agent") for the Secured Parties referred to in the Credit Agreement dated as of June 2, 2000, with [__________] [the Grantor], a security interest in, and sole dominion and control of, certain property of the Grantor, including, among other things, the following (the "Account Collateral"): each Pledged Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Pledged Account, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral. It is a condition to the continued maintenance of the Pledged Accounts with you that you agree to this letter agreement.

          By executing this letter agreement, you acknowledge notice of, and consent to the grant of the security interest in, and the pledge and assignment of, the Account Collateral to the Collateral Agent for the benefit of the Secured Parties and you confirm to the Collateral Agent that the description of the Pledged Accounts set forth on Schedule I hereto is correct and that you have not received any notice of any other security interest in, pledge or assignment of, or other claim (other than that of the Grantor) on, any of the Pledged Accounts. Further, you hereby agree with the Collateral Agent that:

          Notwithstanding anything to the contrary in any other agreement relating to any Pledged Account, each Pledged Account is and will be subject to the security interest, pledge and assignment created under the Security Agreement, will be maintained solely for the benefit of the Secured Parties, will have the title set forth opposite the account number therefor on
          Schedule I hereto and will be subject to written instructions only from an officer of the Collateral Agent. Only the Collateral Agent is authorized to withdraw amounts from, to draw upon, or, except as otherwise set forth herein, to otherwise exercise any powers with respect to the Pledged Accounts and the funds deposited therein. The Collateral Agent authorizes and directs that the sole signatories authorized to act on behalf of the Collateral Agent with respect to the Pledged Accounts are and shall be such officers of the Collateral Agent as the Collateral Agent may from time to time designate in a writing acceptable to you. You may rely without liability on any such written designation, absent manifest error, unless and until you receive a written designation to the contrary. Any such written designation shall include the specimen signature of each authorized officer of the Collateral Agent.

                                   You will collect mail from
                              each Pledged Account on each of
                              your business days at times that
                              coincide with the delivery of mail
                              thereto.

                                   You will follow your usual
                              operating procedures for the
                              handling of any remittance that
                              contains restrictive endorsements,
                              irregularities (such as a variance
                              between the written and numerical
                              amounts), undated or postdated
                              items, missing signatures,
                              incorrect payees, etc. received in
                              any Pledged Account.

                                   You will endorse and process
                              all eligible checks and other
                              remittance items not covered by
                              paragraph (c) and deposit such
                              checks and remittance items in the
                              Pledged Accounts.

                                   You will maintain a record of
                              all checks and other remittance
                              items received in each Pledged
                              Account and, in addition to
                              providing the Grantor with
                              photostats, vouchers, enclosures,
                              etc. of such checks and remittance
                              items on a daily basis, furnish to
                              the Collateral Agent (i) a monthly
                              statement of each Pledged Account
                              and (ii) a daily collection and
                              check float report, to be mailed or
                              telecopied to the Collateral Agent
                              at:  Citicorp USA, Inc., 399 Park
                              Avenue, New York, New York 10043,
                              Telecopier No. __________,
                              Attention: __________.

                                   You will transfer, in same day
                              funds, on each of your business
                              days, all amounts collected from
                              each Pledged Account on such day to
                              the following account (the "Cash
                              Concentration Account"):

               [Name of the Borrower]
               Account No. __________
               _____________________
               _______________,
               ________, _____
               Attention:  ____________________

     Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

                   All transfers referred to in paragraph (f) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Collateral Agent for any reason any such payment once made.

                                   All service charges and fees
                              with respect to any Pledged Account
                              shall be payable by the Grantor,
                              and deposited checks returned for
                              any reason shall not be charged to
                              the applicable Pledged Account.

                                   The Collateral Agent shall be
                              entitled to exercise any and all
                              rights of the Grantor in respect of
                              the Pledged Accounts and the other
                              Account Collateral in accordance
                              with the terms of the Security
                              Agreement, and you shall comply in
                              all respects with such exercise.

          You hereby represent and warrant that the person executing this letter agreement on your behalf is duly authorized to do so.

          No amendment or waiver of any provision of this letter agreement, nor consent to any departures by you or the Grantor herefrom, shall be effective unless the same shall be in writing as signed by you, the Grantor and the Collateral Agent.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement upon thirty days' prior written notice to the Grantor and the Collateral Agent. Upon such termination you shall close the Pledged Accounts and transfer all funds in the Pledged Accounts to the Cash Concentration Account or another account as instructed by the Collateral Agent at such time. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Concentration Account or to such other account as instructed by the Collateral Agent at such time all funds and other property received in respect of the Pledged Accounts.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of an original executed counterpart of this letter agreement.

          Please indicate your acknowledgment of and agreement to the provisions of this letter agreement by signing in the appropriate space provided below and returning this letter agreement to ________________, _______________, __________,
________ ______, Telecopier No.: (212) ___-____, Attention:
________________. If you elect to deliver this letter agreement by telecopier, please arrange for the executed original to follow by next-day courier.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

                                   Very truly yours,

                                   [NAME OF GRANTOR]


                                   By
                                     Title:


                                   Citicorp USA, Inc., as
                                   Collateral Agent


                                   By
                                     Title:



Acknowledged and agreed to as of
the date first above written:

[NAME OF [PLEDGED] [ADDITIONAL PLEDGED] ACCOUNT BANK]

By
                                                           Title:
                                                Schedule I to the
                    [Pledged] [Additional Pledged] Account Letter


[Lockbox/Account Number  [Lockbox/Account
                         Name



                                                 Exhibit C to the
                                               Security Agreement


                  FORM OF CONSENT AND AGREEMENT

          The undersigned hereby (a) acknowledges notice of, and consents to the terms and provisions of, the Security Agreement dated June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement", the terms defined therein being used herein as therein defined) from ____________________ (the "Grantor") and certain other grantors from time to time party thereto to Citicorp USA, Inc., as Collateral Agent (the "Collateral Agent") for the Secured Parties referred to therein, (b) consents in all respects to the pledge and assignment to the Collateral Agent of all of the Grantor's right, title and interest in, to and under the Assigned Agreement (as defined below) pursuant to the Security Agreement, (c) acknowledges that the Grantor has provided it with notice of the right of the Collateral Agent in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of the Grantor under the Assigned Agreement, and (d) agrees with the Collateral Agent that:

             The undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated
              _______________, ____ (the "Assigned Agreement") between the undersigned and the Grantor directly to the Cash Concentration Account or otherwise in accordance with the instructions of the Collateral Agent.

                                             All payments
                                        referred to in
                                        paragraph (i) above shall
                                        be made by the
                                        undersigned irrespective
                                        of, and without deduction
                                        for, any counterclaim,
                                        defense, recoupment or
                                        set-off and shall be
                                        final, and the
                                        undersigned will not seek
                                        to recover from any
                                        Secured Party for any
                                        reason any such payment
                                        once made.

                                             The Collateral Agent
                                        or its designee shall be
                                        entitled to exercise any
                                        and all rights and
                                        remedies of the Grantor
                                        under the Assigned
                                        Agreement in accordance
                                        with the terms of the
                                        Security Agreement, and
                                        the undersigned shall
                                        comply in all respects
                                        with such exercise.

                                             The undersigned will
                                        not, without the prior
                                        written consent of the
                                        Collateral Agent,
                                        (A) cancel or terminate
                                        the Assigned Agreement or
                                        consent to or accept any
                                        cancellation or
                                        termination thereof, or
                                        (B) amend, amend and
                                        restate, supplement or
                                        otherwise modify the
                                        Assigned Agreement,
                                        except, in each case, to
                                        the extent otherwise
                                        permitted under the
                                        Credit Agreement referred
                                        to in the Security
                                        Agreement.

                                             In the event of a
                                        default by the Grantor in
                                        the performance of any of
                                        its obligations under the
                                        Assigned Agreement, or
                                        upon the occurrence or
                                        non-occurrence of any
                                        event or condition under
                                        the Assigned Agreement
                                        which would immediately
                                        or with the passage of
                                        any applicable grace
                                        period or the giving of
                                        notice, or both, enable
                                        the undersigned to
                                        terminate or suspend its
                                        obligations under the
                                        Assigned Agreement, the
                                        undersigned shall not
                                        terminate the Assigned
                                        Agreement until it first
                                        gives written notice
                                        thereof to the Collateral
                                        Agent and permits the
                                        Grantor and the
                                        Collateral Agent the
                                        period of time afforded
                                        to the Grantor under the
                                        Assigned Agreement to
                                        cure such default.

                                             The undersigned
                                        shall deliver to the
                                        Collateral Agent,
                                        concurrently with the
                                        delivery thereof to the
                                        Grantor, a copy of each
                                        notice, request or demand
                                        given by the undersigned
                                        pursuant to the Assigned
                                        Agreement.

                                             Except as
                                        specifically provided in
                                        this Consent and
                                        Agreement, neither the
                                        Collateral Agent nor any
                                        other Secured Party shall
                                        have any liability or
                                        obligation under the
                                        Assigned Agreement as a
                                        result of this Consent
                                        and Agreement, the
                                        Security Agreement or
                                        otherwise.

          This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

          IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated:  _______________, ____                [NAME OF OBLIGOR]

                                        By
                                          Title:


                                                 Exhibit D to the
                                               Security Agreement


                    FORM OF CONTROL AGREEMENT
                      (Securities Account)


          CONTROL AGREEMENT dated as of ________, ____, among____________, a ___________ (the "Grantor"), Citicorp USA,
Inc., as Collateral Agent (the "Secured Party"), and _________, a _________ ("____________"), as securities intermediary (the
"Securities Intermediary").

PRELIMINARY STATEMENTS:

          (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no.
_______________ maintained by the Securities Intermediary for the Grantor (the "Account").

          (2)  Terms defined in Article 8 or 9 of the Uniform
Commercial Code in effect in the State of New York ("N.Y. Uniform
Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

          Section 1.     The Account

          . The Securities Intermediary represents and warrants to, and agrees with, the Secured Party that:

             The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

                                   The Account is a securities
                              account. The Securities
                              Intermediary is the securities
                              intermediary with respect to the
                              property credited from time to time
                              to the Account.  The Grantor is the
                              entitlement holder with respect to
                              the property credited from time to
                              time to the Account.

                                   The securities intermediary's
                              jurisdiction with respect to the
                              Account is, and will continue to be
                              for so long as the Security
                              Interest shall be in effect, the
                              State of New York.

                                   Exhibit A attached hereto is a
                              statement of the property credited
                              to the Account on the date hereof.

                                   The Securities Intermediary
                              does not know of any claim to or
                              interest in the Account or any
                              property credited to the Account,
                              except for claims and interests of
                              the parties referred to in this
                              Agreement.

                              Control by Secured Party

          . The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an "Entitlement Order") or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the Secured Party without further consent by the Grantor or any other person.

                              Grantor's Rights in Account

                                   Except as otherwise provided in
                              this Section 3, the Securities
                              Intermediary will comply with
                              Entitlement Orders originated by the
                              Grantor without further consent by the
                              Secured Party.

                                   Until the Securities
                              Intermediary receives a notice from
                              the Secured Party that the Secured
                              Party will exercise exclusive
                              control over the Account (a "Notice
                              of Exclusive Control"), the
                              Securities Intermediary may
                              distribute to the Grantor all
                              interest and regular cash dividends
                              on property in the Account.

                                   The Securities Intermediary
                              will not comply with any
                              Entitlement Order originated by the
                              Grantor that would require the
                              Securities Intermediary to make a
                              free delivery to the Grantor or any
                              other person.

                                   If the Securities Intermediary
                              receives from the Secured Party a
                              Notice of Exclusive Control, the
                              Securities Intermediary will cease:

                                             complying with Entitlement
                                        Orders or other directions
                                        concerning the Account originated
                                        by the Grantor and

                                             distributing to the
                                        Grantor interest and
                                        dividends on property in
                                        the Account.

                              Priority of Secured
                         Party's Security Interest

          . The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

          The Securities Intermediary will not agree with any third party that the Securities Intermediary will comply with Entitlement Orders originated by the third party.

                              Statements,
                         Confirmations, and Notices of
                         Adverse Claims

          .    The Securities Intermediary will send copies of
all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

           When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

                              The Securities
                         Intermediary's Responsibility.

          .    Except for permitting a withdrawal, delivery, or
payment in violation of Section 3, the Securities Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

          The Securities Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Securities Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

                                        This Agreement does not
                                   create any obligation of the
                                   Securities Intermediary except
                                   for those expressly set forth
                                   in this Agreement and in Part
                                   5 of Article 8 of the N.Y.
                                   Uniform Commercial Code.  In
                                   particular, the Securities
                                   Intermediary need not
                                   investigate whether the
                                   Secured Party is entitled
                                   under the Secured Party's
                                   agreements with the Grantor to
                                   give an Entitlement Order or
                                   other direction concerning the
                                   Account or a Notice of
                                   Exclusive Control.  The
                                   Securities Intermediary may
                                   rely on notices and
                                   communications it believes
                                   given by the appropriate
                                   party.

                              Indemnity

          .  The Grantor will indemnify the Securities
Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

                              Termination; Survival

          .    The Secured Party may terminate this Agreement by
notice to the Securities Intermediary and the Grantor. If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

          The Securities Intermediary may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

                                        Sections 6 and 7 will
                                   survive termination of this
                                   Agreement.

                              Governing Law

          . This Agreement and the Account will be governed by the law of the State of New York and, to the extent applicable, the Bankruptcy Code. The Securities Intermediary and the Grantor may not change the law governing the Account without the Secured Party's express prior written agreement.

                              Entire Agreement

          . This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

                              Amendments

          . No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

                              Financial Assets

          . The Securities Intermediary agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

                              Notices

          . A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

                              Binding Effect

          . This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Securities Intermediary and their respective successors and assigns.

                              Execution in Counterparts

          . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                   [NAME OF GRANTOR]


                                   By
                                     Title:

                                   Address:


                                   Citicorp USA, Inc., as
                                      Collateral Agent


                                   By
                                     Title:

                                   Address:


                                   [NAME OF SECURITIES
                                     INTERMEDIARY]


                                   By
                                     Title:

                                   Address:

                                                 Exhibit E to the
                                               Security Agreement


                    FORM OF CONTROL AGREEMENT
                       (Commodity Account)


          CONTROL AGREEMENT dated as of ________, ____, among____________, a ___________ (the "Grantor"), Citicorp USA,
Inc., as Collateral Agent (the "Secured Party"), and _________, a
_________ ("____________"), as commodity intermediary (the
"Commodity Intermediary").

PRELIMINARY STATEMENTS:

          (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Commodity Intermediary for the Grantor (the "Account").

          (2)  Terms defined in Article 8 or 9 of the Uniform
     Commercial Code in effect in the State of New York ("N.Y.
     Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

          Section 2.     The Account

          . The Commodity Intermediary represents and warrants to, and agrees with, the Secured Party that:

             The Commodity Intermediary maintains the Account for the Grantor, and all commodity contracts held by the Commodity Intermediary for the account of the Grantor is, and will continue to be, carried in the Account.

                                   The Account is a commodity
                              account. The Commodity Intermediary
                              is the commodity intermediary with
                              respect to the commodity contracts
                              carried from time to time in the
                              Account.  The Grantor is the
                              commodity customer with respect to
                              the commodity contracts carried
                              from time to time in the Account.

                                   The commodity intermediary's
                              jurisdiction with respect to the
                              Account is, and will continue to be
                              for so long as the Security
                              Interest shall be in effect, the
                              State of New York.

                                   Exhibit A attached hereto is a
                              statement of the commodity
                              contracts carried in the Account on
                              the date hereof.

                                   The Commodity Intermediary
                              does not know of any claim to or
                              interest in the Account or any
                              commodity contract carried in the
                              Account, except for claims and
                              interests of the parties referred
                              to in this Agreement.

                              Control by Secured Party

          . The Commodity Intermediary will comply with all notifications it receives directing it to apply any value distributed on account of any commodity contract or contracts carried in the Account (each an "Entitlement Order") or other directions concerning the Account originated by the Secured Party without further consent by the Grantor or any other person.

                              Grantor's Rights in Account

                                   Except as otherwise provided in
                              this Section 3, the Commodity
                              Intermediary will comply with
                              Entitlement Orders originated by the
                              Grantor without further consent by the
                              Secured Party.

                                   Until the Commodity
                              Intermediary receives a notice from
                              the Secured Party that the Secured
                              Party will exercise exclusive
                              control over the Account (a "Notice
                              of Exclusive Control"), the
                              Commodity Intermediary may act on
                              any directions originated by the
                              Grantor concerning the Account.

                                   The Commodity Intermediary
                              will not comply with any
                              Entitlement Order originated by the
                              Grantor that would require the
                              Commodity Intermediary to make a
                              free delivery to the Grantor or any
                              other person.

                                   If the Commodity Intermediary
                              receives from the Secured Party a
                              Notice of Exclusive Control, the
                              Commodity Intermediary will cease:

                                             complying with Entitlement
                                        Orders or other directions
                                        concerning the Account originated
                                        by the Grantor and

                                             distributing to the
                                        Grantor any value
                                        distributed on account of
                                        any commodity contract
                                        carried in the Account.

                              Priority of Secured
                         Party's Security Interest

          .    The Commodity Intermediary subordinates in favor
of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or commodity contracts carried in the Account, except that the Commodity Intermediary will retain its prior lien on commodity contracts in the Account to secure payment for commodity contracts purchased for the Account and normal commissions and fees for the Account.

                 The Commodity Intermediary will not agree with any third party that the Commodity Intermediary will comply with Entitlement Orders originated by the third party.

                              Statements,
                         Confirmations, and Notices of
                         Adverse Claims

            The Commodity Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

             When the Commodity Intermediary knows of any claim or interest in the Account or any commodity contracts carried in the Account other than the claims and interests of the parties referred to in this Agreement, the Commodity Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

                              The Commodity Intermediary's
                         Responsibility

          .    The Commodity Intermediary will not be liable to
the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Commodity Intermediary before the Commodity Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

              The Commodity Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Commodity Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Commodity Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

                                        This Agreement does not
                                   create any obligation of the
                                   Commodity Intermediary except
                                   for those expressly set forth
                                   in this Agreement.  In
                                   particular, the Commodity
                                   Intermediary need not
                                   investigate whether the
                                   Secured Party is entitled
                                   under the Secured Party's
                                   agreements with the Grantor to
                                   give an Entitlement Order or
                                   other direction concerning the
                                   Account or a Notice of
                                   Exclusive Control.  The
                                   Commodity Intermediary may
                                   rely on notices and
                                   communications it believes
                                   given by the appropriate
                                   party.

                              Indemnity

          .  The Grantor will indemnify the Commodity
Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Commodity Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final non-appealable judgment.

                              Termination; Survival

          .    Agreement by notice to the Commodity Intermediary
and the Grantor.  If the Secured Party notifies the Commodity
Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

             The Commodity Intermediary may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Commodity Intermediary and the Grantor shall make arrangements to transfer the commodity contracts carried in the Account to another commodity intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such commodity contracts in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

                                        Sections 6 and 7 will
                                   survive termination of this
                                   Agreement.

                              Governing Law

          . This Agreement and the Account will be governed by the law of the State of New York and, to the extent applicable, the Bankruptcy Code. The Commodity Intermediary and the Grantor may not change the law governing the Account without the Secured Party's express prior written agreement.

                              Entire Agreement

          . This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

                              Amendments

          . No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

                              Commodity Contracts

          . The Commodity Intermediary agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property carried from time to time in the Account will be treated as commodity contracts under Article 8 of the N.Y. Uniform Commercial Code.

                              Notices

          . A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

                              Binding Effect

          . This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Commodity Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Commodity Intermediary and their respective successors and assigns.

                              Execution in Counterparts

          . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   [NAME OF GRANTOR]


                                   By
                                     Title:

                                   Address:


                                   Citicorp USA, Inc., as
Collateral Agent


                                   By
                                     Title:

                                   Address:


                                   [NAME OF COMMODITIES
                                     INTERMEDIARY]


                                   By
                                     Title:

                                   Address:

                                                 Exhibit F to the
                                               Security Agreement

        FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT


          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated June 2, 2000, is made by the Persons listed on the signature pages, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (other than the Non-Filing Subsidiaries) hereof (collectively, the "Grantors") in favor of Citicorp USA, Inc., as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

          WHEREAS, Specialty Retailers, Inc., a Texas corporation, as Borrower, and Stage Stores, Inc., a Delaware corporation, as Parent Guarantor, each a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, have entered into a Credit Agreement dated as of June 2, 2000 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

          WHEREAS, as a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement from time to time, each Grantor has executed and delivered that certain Security Agreement dated June 2, 2000 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement").

          WHEREAS, under the terms of the Security Agreement, Grantors have granted a security interest in, among other property, certain intellectual property of the Grantors to the Collateral Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this IP Security Agreement covering such intellectual property for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

          Section 3.     Grant of Security

          . Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Collateral"):

           the United States, international, and foreign patents, patent applications and patent licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to the Security Agreement and this IP Security Agreement, each such supplement being in substantially the form of Exhibit G to the Security Agreement (an "IP Security Agreement Supplement"), executed and delivered by such Grantor to the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the
                                        "Patents");

                                             the United States
                                        and foreign trademark and
                                        service mark
                                        registrations,
                                        applications, and
                                        licenses set forth in
                                        Schedule B hereto (as
                                        such Schedule B may be
                                        supplemented from time to
                                        time by IP Security
                                        Agreement Supplements
                                        executed and delivered by
                                        such Grantor to the
                                        Collateral Agent from
                                        time to time) (the
                                        "Trademarks");

                                             the copyrights,
                                        United States and foreign
                                        copyright registrations
                                        and applications and
                                        copyright licenses set
                                        forth in Schedule C
                                        hereto (as such
                                        Schedule C may be
                                        supplemented from time to
                                        time by IP Security
                                        Agreement Supplements
                                        executed and delivered by
                                        such Grantor to the
                                        Collateral Agent from
                                        time to time) (the
                                        "Copyrights");

                                             any and all claims
                                        for damages for past,
                                        present and future
                                        infringement,
                                        misappropriation or
                                        breach with respect to
                                        the Patents, Trademarks
                                        and Copyrights, with the
                                        right, but not the
                                        obligation, to sue for
                                        and collect, or otherwise
                                        recover, such damages;
                                        and

                                             any and all proceeds
                                        of the foregoing.

                              Security for
                         Obligations

          . The pledge and assignment of, and the grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

                              Recordation

          . Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this IP Security Agreement.

                              Execution in Counterparts

          . This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                              Grants, Rights and Remedies

          . This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

                              Governing Law

          . This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.
          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                   SPECIALTY RETAILERS, INC.


                                   By /s/ John Wiesner
                                     Title: Chief Executive
                                     Officer

                                     Address for Notices:
                                     10201 Main Street, Houston,
                                     TX 77025


                                   STAGE STORES, INC.


                                   By /s/ John Wiesner
                                     Title: Chief Executive
                                     Officer

                                     Address for Notices:
                                     10201 Main Street, Houston,
                                         TX 77025



                                   SPECIALTY RETAILERS, INC. (NV)


                                   By /s/ John Wiesner
                                     Title: Chief Executive
                                     Officer

                                     Address for Notices:
                                     10201 Main Street, Houston,
                                         TX 77025

                                                 Exhibit G to the
                                               Security Agreement

   FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT


          This INTELLECTUAL PROPERTY SECURITY AGREEMENT
SUPPLEMENT (this "IP Security Agreement Supplement") dated
________, ____, is made by the Person listed on the signature page hereof (the "Grantor") in favor of Citicorp USA, Inc., as collateral agent (the "Collateral Agent") for the Secured Parties
(as defined in the Credit Agreement referred to below).

          WHEREAS, Specialty Retailers, Inc., a Texas corporation, as Borrower, and Stage Stores, Inc., a Delaware corporation, as Parent Guarantor, each a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, have entered into a Credit Agreement dated as of June 2, 2000 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

          WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated June 2, 2000 made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). To create a short form version of the Security Agreement covering certain intellectual property of the Grantor and such other Persons for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities, the Grantor and such other Persons have executed and delivered that certain Intellectual Property Security Agreement made by the Grantor and such other Persons to the Collateral Agent dated June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement").

          WHEREAS, under the terms of the Security Agreement and the IP Security Agreement, the Grantor has granted a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor to the Collateral Agent for the ratable benefit of the Secured Parties and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

          Section 4.     Confirmation of Grant of Security

          . The Grantor hereby acknowledges and confirms the grant of a security interest to the Collateral Agent for the ratable benefit of the Secured Parties under the Security Agreement and the IP Security Agreement in and to all of the Grantor's right, title and interest in and to the following (the "Additional Collateral"):

           The United States, international, and foreign patents, patent applications, and patent licenses set forth in Schedule A hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

                                             The United States
                                        and foreign trademark and
                                        service mark
                                        registrations,
                                        applications, and
                                        licenses set forth in
                                        Schedule B hereto (the
                                        "Trademarks");

                                             The copyrights,
                                        United States and foreign
                                        copyright registrations
                                        and applications and
                                        copyright licenses set
                                        forth in Schedule C
                                        hereto (the
                                        "Copyrights");

                                             any and all claims
                                        for damages for past,
                                        present and future
                                        infringement,
                                        misappropriation or
                                        breach with respect to
                                        the Patents, Trademarks
                                        and Copyrights, with the
                                        right, but not the
                                        obligation, to sue for
                                        and collect, or otherwise
                                        recover, such damages;
                                        and

                                             any and all proceeds
                                        of the foregoing.

                              Supplement to
                         Security Agreement and IP
                         Security Agreement

          .  Schedule V to the Security Agreement and Schedule[s]
[A,] [B and] [C] to the IP Security Agreement are each, effective as of the date hereof, hereby supplemented to add to such Schedules the Additional Collateral.

                              Recordation

          . The Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

                              Governing Law

          . This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.
          IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                        [NAME OF GRANTOR]


                                        By
                                          Name:
                                          Title:

                                          Address for Notices:



                              [ADD ACKNOWLEDGMENT FORM IF NEEDED]
                                                 Exhibit H to the
                                               Security Agreement


            FORM OF CASH CONCENTRATION ACCOUNT LETTER



                                        _______________, ____

[Name and address
of Collateral Bank]

                    Specialty Retailers, Inc.

Gentlemen/women:

          Reference is made to (i) deposit account no. __________ (the "Cash Concentration Account") and (ii) deposit account no. _________ (the "Operating Account"), in each case into which certain monies, instruments and other properties are deposited from time to time (collectively, the "Pledged Accounts") maintained with you by Specialty Retailers, Inc. (the "Grantor"). Pursuant to the Security Agreement dated June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), the Grantor has granted to Citicorp USA, Inc., as Collateral Agent (together with any successor collateral agent appointed pursuant to Article VIII of the Credit Agreement, the "Collateral Agent") for the Secured Parties referred to in the Credit Agreement dated as of June 2, 2000, with the Grantor, a security interest in, and sole dominion and control of, certain property of the Grantor, including, among other things, the following (the "Account Collateral"): each Pledged Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Pledged Account, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral. It is a condition to the continued maintenance of the Pledged Accounts with you that you agree to this letter agreement.

          By executing this letter agreement, you acknowledge notice of, and consent to the grant of the security interest in, and the pledge and assignment of, the Account Collateral to the Collateral Agent for the benefit of the Secured Parties and you confirm to the Collateral Agent that the description of the Pledged Accounts set forth on Schedule I hereto is correct and that you have not received any notice of any other security interest in, pledge or assignment of, or other claim (other than that of the Grantor) on, any of the Pledged Accounts. Further, you hereby agree with the Collateral Agent that:

            Notwithstanding anything to the contrary in any other agreement relating to any Pledged Account, each Pledged Account is and will be subject to the security interest, pledge and assignment created under the Security Agreement, will be maintained solely for the benefit of the Secured Parties, will have the title set forth opposite the account number therefor on
            Schedule I hereto and will be subject to written instructions only from an officer of the Collateral Agent. Only the Collateral Agent is authorized to withdraw amounts from, to draw upon, or, except as otherwise set forth herein, to otherwise exercise any powers with respect to the Pledged Accounts (other than the Operating Account, as to which authorized signatories of the Borrower shall have such powers, subject to the terms and conditions of this letter agreement) and the funds deposited therein. The Collateral Agent authorizes and directs that the sole signatories authorized to act on behalf of the Collateral Agent with respect to the Pledged Accounts are and shall be such officers of the Collateral Agent as the Collateral Agent may from time to time designate in a writing acceptable to you. You may rely without liability on any such written designation, absent manifest error, unless and until you receive a written designation to the contrary. Any such written designation shall include the specimen signature of each authorized officer of the Collateral Agent.

                                   You will collect mail from
                              each Pledged Account on each of
                              your business days at times that
                              coincide with the delivery of mail
                              thereto.

                                   You will follow your usual
                              operating procedures for the
                              handling of any remittance that
                              contains restrictive endorsements,
                              irregularities (such as a variance
                              between the written and numerical
                              amounts), undated or postdated
                              items, missing signatures,
                              incorrect payees, etc. received in
                              any Pledged Account.

                                   You will endorse and process
                              all eligible checks and other
                              remittance items not covered by
                              paragraph (c) and deposit such
                              checks and remittance items in the
                              Cash Concentration Accounts.

                                   You will maintain a record of
                              all checks and other remittance
                              items received in each Pledged
                              Account and, in addition to
                              providing the Grantor with
                              photostats, vouchers, enclosures,
                              etc. of such checks and remittance
                              items on a daily basis, furnish to
                              the Collateral Agent (i) a monthly
                              statement of each Pledged Account
                              and (ii) a daily collection and
                              check float report, to be mailed or
                              telecopied to the Collateral Agent
                              at:  Citicorp USA, Inc., 399 Park
                              Avenue, New York, New York 10043,
                              Telecopier No. __________,
                              Attention: __________.

                                   Unless the Collateral Agent
                              shall have made the request
                              referred to in paragraph (g) below:

                                             you will transfer amounts on
                                        deposit in the Cash Concentration
                                        Account to the Operating Account to
                                        the extent necessary to pay all
                                        checks drawn on, and all amounts
                                        otherwise withdrawn from, the
                                        Operating Account; provided,
                                        however, that in no event will the
                                        Grantor be permitted to withdraw
                                        any funds from the Cash
                                        Concentration Account; and

                                             you will from time
                                        to time (x) invest
                                        amounts on deposit in the
                                        Cash Concentration
                                        Account in such Cash
                                        Equivalents (as defined
                                        in the Credit Agreement,
                                        a copy of which
                                        definition has been
                                        furnished to you) in the
                                        name of the Collateral
                                        Agent as the Grantor may
                                        select and the Collateral
                                        Agent may approve, and
                                        (y) invest interest paid
                                        on the Cash Equivalents
                                        referred to in clause (x)
                                        above, and reinvest other
                                        proceeds of any such Cash
                                        Equivalents that may
                                        mature or be sold, in
                                        each case in such Cash
                                        Equivalents in the name
                                        of the Collateral Agent
                                        as the Borrower may
                                        select and the Collateral
                                        Agent may approve.
                                        Interest and proceeds
                                        that are not invested or
                                        reinvested in Cash
                                        Equivalents as provided
                                        above shall be deposited
                                        and held in the Cash
                                        Concentration Account.
                                        In addition, the
                                        Collateral Agent has the
                                        right at any time to
                                        direct you to exchange
                                        such Cash Equivalents for
                                        similar Cash Equivalents
                                        of smaller or larger
                                        denominations, or for
                                        other Cash Equivalents,
                                        and you agree to comply
                                        with any such direction.

                                   Upon the written
                              request of the Collateral
                              Agent to you, you will
                              transfer, in same day
                              funds, on each of your
                              business days thereafter
                              until the Collateral
                              Agent withdraws such
                              request in writing (in
                              which case the provisions
                              of paragraph (g) shall
                              again become operative),
                              all amounts collected
                              from or on deposit in the
                              Pledged Accounts (or such
                              lesser amounts as the
                              Collateral Agent shall
                              direct) on such day to
                              the following account
                              (the "Collateral
                              Account"):

               Specialty Retailers, Inc.
               Account No. ________
               ______________
               ______________
               ______________
               Attention:  ______________

     Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

          All transfers referred to in paragraph (g) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Collateral Agent for any reason any such payment once made.

                                   All service charges and fees
                              with respect to any Pledged Account
                              shall be payable by the Grantor,
                              and deposited checks returned for
                              any reason shall not be charged to
                              the applicable Pledged Account.

                                   The Collateral Agent shall be
                              entitled to exercise any and all
                              rights of the Grantor in respect of
                              the Pledged Accounts and the other
                              Account Collateral in accordance
                              with the terms of the Security
                              Agreement, and you shall comply in
                              all respects with such exercise.

          You hereby represent and warrant that the person executing this letter agreement on your behalf is duly authorized to do so.

          No amendment or waiver of any provision of this letter agreement, nor consent to any departures by you or the Grantor herefrom, shall be effective unless the same shall be in writing as signed by you, the Grantor and the Collateral Agent.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement upon thirty days' prior written notice to the Grantor and the Collateral Agent. Upon such termination you shall close the Pledged Accounts and transfer all funds in the Pledged Accounts to the Collateral Account or another account as instructed by the Collateral Agent at such time. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Collateral Account or to such other account as instructed by the Collateral Agent at such time all funds and other property received in respect of the Pledged Accounts.

          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of an original executed counterpart of this letter agreement.

          Please indicate your acknowledgment of and agreement to the provisions of this letter agreement by signing in the appropriate space provided below and returning this letter agreement to ________________, _______________, __________,
________ ______, Telecopier No.: (212) ___-____, Attention:
________________. If you elect to deliver this letter agreement by telecopier, please arrange for the executed original to follow by next-day courier.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

                                   Very truly yours,

                                   SPECIALTY RETAILERS, INC.


                                   By
                                     Title:


                                   CITICORP USA, INC., as
                                   Collateral Agent


                                   By
                                     Title:


Acknowledged and agreed to as of
the date first above written:

[NAME OF COLLATERAL BANK]

By   _________________________
                                                           Title:


                                                Schedule I to the
                                Cash Concentration Account Letter


Account Number           Account Name




                                                     EXHIBIT E TO
                                             THE CREDIT AGREEMENT
                                                  CONFORMED COPY,
                                           AS SEPARATELY EXECUTED






                       SUBSIDIARY GUARANTY

                    Dated as of June 2, 2000

                              From

                   THE GUARANTORS NAMED HEREIN

                               and

          THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                          as Guarantors

                           in favor of

               THE SECURED PARTIES REFERRED TO IN
             THE CREDIT AGREEMENT REFERRED TO HEREIN

                T A B L E   O F   C O N T E N T S



Section                                                      Page


Section 1.                     Guaranty; Limitation of Liability 1

Section 2.                                     Guaranty Absolute 2

Section 3.                           Waivers and Acknowledgments 3

Section 4.                                           Subrogation 4

Section 5.                Payments Free and Clear of Taxes, Etc. 4

Section 6.                        Representations and Warranties 6

Section 7.                                             Covenants 6

Section 8.                Amendments, Guaranty Supplements, Etc. 6

Section 9.                                         Notices, Etc. 7

Section 10.                                  No Waiver; Remedies 7

Section 11.                                     Right of Set-off 7

Section 12.                                      Indemnification 7

Section 13.                                        Subordination 8

Section 14.Continuing Guaranty; Assignments under the Credit Agreement     9

Section 15.                            Execution in Counterparts 9

Section 16.Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.    9




Exhibit A  -  Guaranty Supplement




                       SUBSIDIARY GUARANTY


          SUBSIDIARY GUARANTY dated as of June 2, 2000 made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors", each a debtor and debtor-in-possession under Chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. 101 et seq; the "Bankruptcy Code") (other than the Non-Filing Subsidiaries, as such term is defined in the Credit Agreement referred to below) and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "Guarantors" and, individually, each a "Guarantor") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

          PRELIMINARY STATEMENT. Specialty Retailers, Inc., a Texas corporation (the "Borrower"), and Stage Stores, Inc., a Delaware corporation (the "Parent Guarantor"), each a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, have entered into a certain Credit Agreement dated as of June 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lender Parties party thereto and Citicorp USA, Inc., as Administrative Agent and Collateral Agent for such Lender Parties. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

        ARTICLE 48     GUARANTY; LIMITATION OF LIABILITY



          . SECTION 48.01 Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents, the Interim Order or the Final Order (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          SECTION 48.02 Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder.
To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding (other than with respect to the Cases) of the type referred to in Section 6.01(i) of the Credit Agreement, the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.

SECTION 48.03 Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or the Parent Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Parent Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
SECTION 48.04 This Guaranty shall, in the case of each Guarantor which is a debtor in a Case, be subject to the approval of the Bankruptcy Court.
                ARTICLE 49     GUARANTY ABSOLUTE



          . Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. Upon the Guaranteed Obligations becoming due and payable (by acceleration or otherwise), the Lender Parties shall be entitled to immediate payment of such Guaranteed Obligations by each Guarantor upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court. For purposes hereof, the Guaranteed Obligations shall be due and payable when the same shall be due and payable under the terms of the Loan Documents, notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          SECTION 49.01 any lack of validity or enforceability of any Loan Document, the Interim Order, the Final Order or any agreement or instrument relating thereto;

SECTION 49.02 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
SECTION 49.03 any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
SECTION 49.04 any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;
SECTION 49.05 any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
SECTION 49.06 any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
SECTION 49.07 the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
SECTION 49.08 any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person, whether upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party (other than with respect to the Cases) or otherwise, all as though such payment had not been made.

           ARTICLE 50     WAIVERS AND ACKNOWLEDGMENTS



          . SECTION 50.01 Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          SECTION 50.02 Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 50.03 Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
SECTION 50.04 Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.
SECTION 50.05 Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.
SECTION 50.06 Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
                   ARTICLE 51     SUBROGATION



          . Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

      ARTICLE 52     PAYMENTS FREE AND CLEAR OF TAXES, ETC.



            SECTION 52.01 Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          SECTION 52.02 In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

SECTION 52.03 Each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.
SECTION 52.04 Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, in either case, to the Administrative Agent, at such address, a certificate from each appropriate taxing authority or authorities and an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 5, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.
SECTION 52.05 Upon the reasonable request in writing of any Guarantor, each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Secured Party in the case of each other Secured Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Secured Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Secured Party delivers a form W-8, a certificate representing that such Secured Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes or, in the case of a Secured Party providing a form W-8, certifying that such Secured Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Secured Party becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) of this
Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.
SECTION 52.06 For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.
          ARTICLE 53     REPRESENTATIONS AND WARRANTIES



          . Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

          SECTION 53.01 There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

SECTION 53.02 Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.
                    ARTICLE 54     COVENANTS



          . Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

      ARTICLE 55     AMENDMENTS, GUARANTY SUPPLEMENTS, ETC.



            SECTION 55.01  No amendment or waiver of any
provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender Party that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder.

          (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "Guaranty Supplement"), (i) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Subsidiary Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  ARTICLE 56     NOTICES, ETC.



            All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section
9.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 9.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

               ARTICLE 57     NO WAIVER; REMEDIES



          . No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 ARTICLE 58     RIGHT OF SET-OFF



          . Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                 ARTICLE 59     INDEMNIFICATION



          . SECTION 59.01 Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

          SECTION 59.02 Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

SECTION 59.03 Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this
Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.
                  ARTICLE 60     SUBORDINATION



          . Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

          SECTION 60.01 Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

SECTION 60.02 Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest") before such Guarantor receives payment of any Subordinated Obligations.
SECTION 60.03 Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
SECTION 60.04 Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor
(A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
ARTICLE 61     CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT

                            AGREEMENT



          . This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

            ARTICLE 62     EXECUTION IN COUNTERPARTS



          . This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

ARTICLE 63     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL,

                              ETC.



            SECTION 63.01  This Guaranty shall be governed by,
and construed in accordance with, the laws of the State of New
York and, to the extent applicable, the Bankruptcy Code.

          SECTION 63.02 Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, the Bankruptcy Court and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court or Bankruptcy Court, as the case may be, and any appellate court therefrom. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

SECTION 63.03 Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court or the Bankruptcy Court, as the case may be. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
SECTION 63.04 EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              SUBSIDIARY GUARANTORS

                              SPECIALTY RETAILERS, INC.  (NV)

                              By /s/ John Wiesner
                              Name: John Wiesner
                              Title: Agent

                              Address for Notices:
                              10201 Main Street, Houston, TX
                              77025

                                                        Exhibit A
                                                           To The
                                              Subsidiary Guaranty


             FORM OF SUBSIDIARY GUARANTY SUPPLEMENT


                                                  _________ __,
                                                  ____

Citicorp USA, Inc., as Administrative Agent
399 Park Avenue
New York, NY 10043

Attention:  _________

     Credit Agreement dated as of June 2, 2000 among SPECIALTY RETAILERS, INC., a Texas corporation (the "Borrower"), STAGE STORES, INC., a Delaware corporation (the "Parent Guarantor"), each a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, the Lender Parties party to the Credit Agreement, and CITICORP USA, INC., as Administrative Agent and Collateral Agent.


Ladies and Gentlemen:

          Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "Subsidiary Guaranty"). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

               First:    Guaranty; Limitation of Liability

          .    The undersigned hereby absolutely, unconditionally
and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

           The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

                              The undersigned hereby
                         unconditionally and irrevocably agrees
                         that in the event any payment shall be
                         required to be made to any Secured Party under this Guaranty Supplement, the Subsidiary Guaranty, the Parent Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

               Second:   Obligations Under the Guaranty

          . The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Subsidiary Guarantor" or a "Loan Party" shall also mean and be a reference to the undersigned.

               Third:    Representations and Warranties

          . The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

               Fourth:   Delivery by Telecopier

          . Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty
Supplement.

               Fifth:    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

              This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

             The undersigned hereby irrevocably and
             unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City and, if the undersigned is a debtor or debtor in possession in proceedings pending in the Bankruptcy Court, the Bankruptcy Court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court or, as the case may be, the Bankruptcy Court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

                              The undersigned irrevocably and
                         unconditionally waives, to the fullest
                         extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court or the Bankruptcy Court, as the case may be. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                              THE UNDERSIGNED HEREBY IRREVOCABLY
                         WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY
                         ACTION, PROCEEDING OR COUNTERCLAIM
                         (WHETHER BASED ON CONTRACT, TORT OR
                         OTHERWISE) ARISING OUT OF OR RELATING TO
                         ANY OF THE LOAN DOCUMENTS, THE ADVANCES
                         OR THE ACTIONS OF ANY SECURED PARTY IN
                         THE NEGOTIATION, ADMINISTRATION,
                         PERFORMANCE OR ENFORCEMENT THEREOF.




                              Very truly yours,

                              [NAME OF ADDITIONAL GUARANTOR]

                              By
                                  Title:






                                                      EXHIBIT G-1



              IN THE UNITED STATES BANKRUPTCY COURT
               FOR THE SOUTHERN DISTRICT OF TEXAS
                        HOUSTON DIVISION


IN RE:                         ?
                               ?
STAGE STORES, INC.,                ?    CASE NO.   0035078-H-2-11
     A Delaware Corporation,   ?
SPECIALTY RETAILERS, INC.,     ?   CASE NO.  0035079-H-2-11
     A Texas Corporation, and  ?
SPECIALTY RETAILERS, INC. (NV),?   CASE NO.  0035080-H-2-11
     A Nevada Corporation,              ?
                                        ?         Chapter 11
     DEBTORS.                      ?    (Joint Administration
                                   Requested)


           INTERIM ORDER (I) AUTHORIZING POST-PETITION
           SECURED SUPERPRIORITY FINANCING PURSUANT TO
   BANKRUPTCY CODE SECTIONS 105(a), 362, 364(c)(1), 364(c)(2),
                            364(c)(3)
 AND 364(d), (II) AUTHORIZING THE DEBTORS USE OF CASH COLLATERAL
   PURSUANT TO BANKRUPTCY CODE SECTION 363(c), (III) GRANTING ADEQUATE PROTECTION PURSUANT TO SECTIONS 363 AND 364 OF THE
  BANKRUPTCY CODE, (IV) AUTHORIZING THE DEBTORS TO ENTER INTO,
       AND APPROVING , THE RECEIVABLES PROGRAM TERMINATION AGREEMENT, (V) AUTHORIZING THE DEBTORS TO ENTER INTO NEW
  RECEIVABLES PURCHASE AND PLEDGE TRANSACTIONS AND (VI) SETTING FINAL HEARING PURSUANT TO BANKRUPTCY RULES 4001(b) AND 4001(c)

          THIS MATTER having come before the Court upon the Motion (the "Motion") of Specialty Retailers, Inc., a Texas corporation (the "Borrower"), Stage Stores, Inc., a Delaware corporation (the "Parent Guarantor") and Specialty Retailers, Inc., a Nevada corporation (the "Subsidiary Guarantor"), as debtors and debtors in possession (collectively, the "Debtors") seeking entry of an order:

          SECTION 63.05 authorizing the Borrower to obtain credit and incur debt secured by liens on property of the Debtors' estates pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of Title
11, United States Code (the "Bankruptcy Code") and with priority
(subject to the Carve-Out, as defined in Paragraph 21 below) as to administrative expenses, as provided in section 364(c)(1) of the Bankruptcy Code;

SECTION 63.06 authorizing the Debtors to use cash collateral and other collateral pursuant to sections 363(c) and 363(e) of the Bankruptcy Code and Bankruptcy Rule 4001(b);
SECTION 63.07 authorizing the Debtors to establish that financing arrangement (the "DIP Credit Facility") which is contemplated by the Debtor-in-Possession Credit Agreement dated as of June 2, 2000 (the "DIP Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrower, the Parent Guarantor, Citicorp U.S.A., Inc., as Collateral Agent and Administrative Agent (the "Agent"), the lenders named therein (the "Lenders"), substantially in the form annexed to the Motion as Exhibit B, and to incur the Obligations as provided for in the DIP Credit Agreement and the other DIP Loan Documents (as hereafter defined) (the "Obligations");
SECTION 63.08 authorizing the Debtors to provide the Agent (for the ratable benefit of the Agent and the Lenders) with Liens (as defined in the DIP Credit Agreement) upon the Debtors' property as provided in and as contemplated by the DIP Credit Agreement and the Security Agreement (as defined in the DIP Credit Agreement) (the DIP Credit Agreement, the Security Agreement and all such instruments and documents as may be executed and delivered in connection therewith or which relate thereto, including, without limitation, the Subsidiary Guaranty in the form of Exhibit E to the DIP Credit Agreement to be executed by each Subsidiary Guarantor, collectively, the "DIP Loan Documents"), as supplemented by this Order;
SECTION 63.09 authorizing the Debtors to grant the Agent (for the ratable benefit of the Agent and the Lenders) a Super-Priority Claim (as defined in Paragraph 18(a), below) over any and all administrative expenses other than as set forth in Paragraph 18(a), below;
SECTION 63.10 authorizing the Borrower to utilize the proceeds of the first borrowing under the DIP Credit Facility to repay in full the Debtors' obligations to Credit Suisse First Boston, as the administrative agent and collateral agent for the lenders (the "Prepetition 2000 Agent" and, together with such lenders, the "Prepetition 2000 Lenders") under the Credit Agreement dated as of March 6, 2000 among the Borrower, the Parent Guarantor, the banks named therein and Credit Suisse First Boston, as administrative agent, collateral agent, swingline bank and L/C bank (as amended from time to time, the "Prepetition 2000 Credit Agreement"), such obligations consisting of unpaid principal, accrued and unpaid interest, and unpaid fees and expenses for which the Debtors are responsible (collectively, the "Prepetition 2000 Obligations"), provided that such payment shall be without prejudice to (A) the right, if any, of any Official Creditors' Committee appointed in these proceedings to seek an order (i) disallowing any claim of the Prepetition 2000 Lenders on account of the Prepetition 2000 Credit Agreement, (ii) avoiding any security or collateral interest in the assets of the Debtors claimed by the Prepetition 2000 Lenders, (iii) modifying the amount, validity, priority or extent of the Prepetition 2000 Lenders' liens or claims under the Prepetition 2000 Credit Agreement and related loan documents, (iv) directing any party to disgorge all or any part of any payment or transfer made by the Borrower to the Prepetition 2000 Lenders in respect of the Prepetition 2000 Credit Agreement, including the payment authorized in Paragraph 6, below, or (v) providing any relief, legal or equitable, or otherwise permitting any Official Creditors' Committee to recover from the Prepetition 2000 Lenders on account of the relationship between the Prepetition 2000 Lenders and the Debtors arising under, relating to or in connection with the Prepetition 2000 Credit Agreement, in accordance with the provisions of this Order, or (B) the right of any party in interest to object to the terms of the DIP Credit Facility in the manner provided for in Paragraph 34, below;
SECTION 63.11 authorizing the Borrower to provide adequate protection to Credit Suisse First Boston, as the administrative agent and collateral agent (the "Prepetition 1997 Agent") for the lenders under the Amended and Restated Credit Agreement dated as of June 17, 1997 (as amended from time to time, the "Prepetition 1997 Credit Agreement") among the Borrower, the Parent Guarantor, the banks named therein (together with the Prepetition 1997 Agent, the "Prepetition 1997 Lenders"), subject to the terms and conditions set forth in Paragraphs 9, 10 and 11 of this Order and the Intercreditor Arrangement (as hereafter defined), on account of the prepetition debt under the Prepetition 1997 Credit Agreement and all collateral and ancillary documents executed in connection therewith to the extent of any diminution in the value of the Prepetition 1997 Lenders' interests in the Prepetition Collateral (as defined in Paragraph E below) resulting from the priming liens and security interests to be granted herein pursuant to Bankruptcy Code section 364(d) to secure the DIP Financing, the use, sale or lease of the Prepetition Collateral (as defined in Paragraph E below), the imposition of the automatic stay pursuant to Bankruptcy Code section 362(a), or the transfer of the Receivables pursuant to the Termination Agreement (as hereafter defined); and
SECTION 63.12 approving the agreement relating to the termination of the Receivables Program (the "Termination Agreement", a copy of which is annexed to the Motion as Exhibit
B) among the Borrower, the trustee (the "Trustee") of the SRI Receivables Master Trust (the "Receivables Trust") and SRI Receivables Purchase Co., Inc., and authorizing the Borrower to utilize the proceeds of the first borrowing under the DIP Credit Facility to fund payments in connection with the Termination Agreement.
SECTION 63.13 authorizing the Borrower to perform in the ordinary course of its business the Receivables Transfer Agreement, dated as of August 1, 1998 (as amended from time to time, the "Receivables Transfer Agreement"), with Granite National Bank, N.A., concerning the purchase of private label credit card receivables.
     It appearing that absent the relief requested herein, the Debtors will suffer immediate and irreparable harm; and it further appearing that notice of the Motion is sufficient and complies with the requirements of Bankruptcy Rules 4001(c) and 4001(d) and BLR 4001(b) and (c); and for good cause shown;

                    IT IS HEREBY FOUND THAT:

          (a) On June 1, 2000 (the "Petition Date"), each of the Debtors filed a voluntary petition under chapter 11 of the Bankruptcy
     Code, 11 U.S.C.  101 et seq.

(b) The Debtors have continued in the management and operation of their businesses and properties as debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108. No trustee or examiner has been appointed in these cases, and no official creditors' committee has been formed as of the date hereof.
(c) This Court has jurisdiction, pursuant to 28 U.S.C. 157(b) and 1334, over these proceedings, and over the persons and property affected hereby.
(d) Without prejudice to the rights of any Official Creditors' Committee (but subject to the limitations thereon described below in decretal Paragraph 11), the Debtors admit that, in accordance with the terms of the Prepetition 1997 Credit Agreement, the Debtors are truly and justly indebted to the Prepetition 1997 Lenders, without defense, counterclaim or offset of any kind, and that as of the Petition Date, (i) the Borrower was liable to the Prepetition 1997 Lenders in the aggregate principal amount of approximately $172 million, plus contingent claims, interest, commitment, agents' and other fees, and costs, charges and expenses, in respect loans made by the Prepetition 1997 Lenders to the Borrower pursuant to the Prepetition 1997 Credit Agreement (the "Prepetition 1997 Lender Claim"), (ii) the Borrower was contingently liable to the Prepetition 1997 Lenders in the aggregate principal amount of approximately $27.3 million in respect of letters of credit issued pursuant to the Prepetition 1997 Credit Agreement and which remained outstanding as of the Petition Date, and (iii) each of the Subsidiary Guarantors was contingently liable to the Prepetition 1997 Lenders pursuant to the Subsidiary Guaranties.
(e) Without prejudice to the rights of any Official Creditors' Committee (but subject to the limitations thereon described below in decretal Paragraph 11, and further subject to the qualifications in the last sentence of this paragraph), for the purposes of this Order, the Debtors further admit that the Prepetition 1997 Obligations are secured by enforceable liens and security interests granted by the applicable Debtors to the Prepetiton 1997 Agent, for the ratable benefit of the Prepetition 1997 Lenders, upon and in among other things (a) (i) all Equipment (capitalized terms used in this Paragraph E, but not otherwise defined in this Paragraph E shall have the meaning set forth in the Prepetition 1997 Credit Agreement), (ii) all Contracts and Contract Rights arising thereunder, (iii) all Marks and the goodwill symbolized by the Marks, (iv) all Patents and Copyrights, (v) all computer programs and intellectual property rights therein and all other proprietary information including trade secrets, (vi) the right to sue for past infringement of the Prepetition Collateral in clauses (iii) through (v) above, (vii) all other General Intangibles and Instruments, (viii) the L/C Cash Collateral Account, all funds and investments held in the L/C Cash Collateral Account and all certificates and instruments evidencing the L/C Cash Collateral Account, (ix) all interest, dividends, cash, instruments and other property received in exchange for the collateral comprising the L/C Cash Collateral Account, (x) all Fixtures, (xi) all Inventory (to secure an amount equal to the difference between $50 million of borrowing under the Prepetition 1997 Credit Agreement minus the amount of indebtedness under the Prepetition 2000 Credit Agreement outstanding on the date of the occurrence of a event of default thereunder), (xii) the Account and all funds held therein or credited thereto, (xiii) the Custodial Account and all Security Entitlements, Financial Assets, Investment Property and other property credited thereto, (xiv) all other tangible personal property, (xv) all books and records relating to any of the property described in clauses (i) through (xiv) above, and (xvi) all proceeds and products of any Collateral referred to in clauses (i) through (xv) above, pursuant to the Security Agreement, dated as of June 17, 1997, as amended by the Amended and Restated Security Agreement, dated as of March 6, 2000, among the Borrower, the Parent Guarantor, Specialty Retailers, Inc.
(NV), and Credit Suisse First Boston as Collateral Agent (the "Prepetition Security Agreement"), (b) all issued and outstanding shares of capital stock owned by Specialty Retailers, Inc. or Stage Stores, Inc., including, but not limited to, the stock of SRI Receivables Purchase Company, Inc. and all promissory notes issued to Specialty Retailers, Inc. or Stage Stores, Inc., including the Intercompany Note among Stage Stores, Inc. and Specialty Retailers, Inc. pursuant to the Pledge Agreement, dated as of June 17, 1997, among Specialty Retailers, Inc., Stage Stores, Inc. and Credit Suisse First Boston as Collateral Agent (the "Pledge Agreement"), (c) all of the right, title and interest to all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade style, service marks, certification marks, collective marks, logos, other sources of business identifiers, designs and general intangibles of a like nature and all registrations renewals and application relating to the foregoing, the right to sue for past infringement of the foregoing and the proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages and proceeds of suit pursuant to the Trademark Security Agreement, dated as of June 17, 1997, among Specialty Retailers, Inc., Stage Stores, Inc., and Credit Suisse First Boston as Collateral Agent (the "Trademark Security Agreement"), (d) all real property listed in Exhibit A to the Deed of Trust, Assignment, Security Agreement and Financing Statement, dated as of June 17, 1997, among Specialty Retailers, Inc., Kenneth Krauss and Credit Suisse First Boston as Collateral Agent (the "Mortgage") and (e) other property pledged to or otherwise subject to a lien or security interest in favor of the Prepetition 1997 Agent (collectively, the "Prepetition Collateral"), which, for avoidance of doubt does not include Receivables conveyed under the Receivable Program Documents. Notwithstanding the preceding sentence, with respect to the Liens and security interests granted to secure the Prepetition 1997 Obligations, such Liens and security interests granted for the first time on or about March 6, 2000 (the "March 6 Collateral") in the Prepetition Security Agreement, are, for all purposes involving the Debtors (but without prejudice to any other party), enforceable and unavoidable to the extent the Prepetition 1997 Obligations (including issued letters of credit which are drawn as of the Petition Date and/or subsequently drawn) as of the Petition Date exceed the total amount of the Prepetition 1997 Obligations (including issued and undrawn letters of credit) as of March 6, 2000, but in no event in an amount greater than $12 million (the "Balance").
(f) The Prepetition 1997 Lenders are entitled, pursuant to Bankruptcy Code sections 361, 363(c), 363(e) and 364(d), to adequate protection of their interest in the Prepetition Collateral (including their interest in the Debtors' cash which constitutes proceeds of the Prepetition Collateral and which is therefore cash collateral within the meaning of section 363 of the Bankruptcy Code (the "Cash Collateral")), to the extent of any diminution in value of the Prepetition Collateral resulting from the use, sale or lease thereof, the imposition of the automatic stay, the transfer of the Receivables pursuant to the Termination Agreement or the priming of the Liens on the Prepetition Collateral securing the Prepetition 1997 Obligations by the Liens in favor of the Agent and Lenders granted in this Order and the DIP Loan Documents pursuant to Bankruptcy Code section 364(d). The Debtors have agreed to provide adequate protection to the Prepetition 1997 Lenders on the terms and conditions set forth in Paragraphs 9, 10 and 11 of this Order, which terms and conditions are fair and reasonable and were negotiated in good faith and at arm's length. The provision of adequate protection as set forth in Paragraphs 9, 10 and 11 is in the Debtors' best interests.
(g) Without prejudice to the rights of any Official Creditors' Committee (but subject to the limitations thereon described below in decretal Paragraph 8), the Debtors admit that, in accordance with the terms of the Prepetition 2000 Credit Agreement, the Debtors are truly and justly indebted to the Prepetition 2000 Lenders, without defense, counterclaim or offset of any kind, and that as of the Petition Date, (i) the Borrower was liable to the Prepetition 2000 Lenders in the aggregate principal amount of approximately $29,950,000, plus contingent claims, interest, commitment, agents' and other fees, and costs, charges and expenses, in respect loans made by the Prepetition 2000 Lenders to the Borrower pursuant to the Prepetition 2000 Credit Agreement (the "Prepetition 2000 Lender Claim"), in respect loans made by the Prepetition 2000 Lenders to the Borrower pursuant to the Prepetition 2000 Credit Agreement, and (ii) each of the 2000 Guarantors was contingently liable to the Prepetition 2000 Lenders pursuant to the 2000 Guaranties.
(h) Without prejudice to the rights of any Official Creditors' Committee (but subject to the limitations thereon described below in decretal Paragraph 8), for the purposes of this Order, the Debtors further admit that the Prepetition 2000 Obligations are secured, pursuant to the Security Agreement, dated as of March 6, 2000 (the "Inventory Security Agreement") among the Prepetition 2000 Agent and the assignors thereunder, by enforceable liens and security interests granted by the applicable Debtors to the Prepetition 2000 Agent, for the ratable benefit of the Prepetition 2000 Lenders, upon and in the certain collateral identified in the Inventory Security Agreement (the "Prepetition 2000 Collateral"), and that the value of the Prepetition 2000 Collateral as of the Petition Date exceeds the value as of the Petition Date of the Prepetition 2000 Claim.
(i) Notwithstanding the existing security interest and lien in favor of the Prepetition 1997 Lenders on the Prepetition Collateral, the Prepetition 1997 Agent has, in its individual capacity, consented to the entry of this Order, the Debtors' use of the Cash Collateral, the transfer to the Debtors of the receivables that are owned by the Receivables Trust (the "Receivables") in accordance with the Termination Agreement, the approval of the Intercreditor Arrangement (the "Intercreditor Arrangement", a copy of which is annexed to this Order as Exhibit
A), which further specifies the respective rights of the DIP Lenders and the Prepetition 1997 Lenders in respect of the Collateral and the Prepetition Collateral, and the granting to the DIP Lenders of a first priority, senior, perfected security interest in and, with respect to the Prepetition Collateral, a priming lien on, all of the Collateral (as defined below) other than (i) the real property housing the Borrower's distribution center located at 506 Beal Boulevard, Jacksonville. Texas and
(ii) the real property housing the Borrower's credit card center located at 1020 Willow Creek, Jacksonville, Texas (together, the "Excluded Real Property"), in respect of which the Prepetition 1997 Agent has, in its individual capacity, consented to the granting to the DIP Lenders of a second, junior perfected security interest and lien, all subject to the terms and conditions set forth in this Order and the Intercreditor Arrangement.
(j) Notwithstanding the existing security interest and lien in favor of the Prepetition 1997 Lenders on the Prepetition Collateral, the Prepetition 1997 Lenders have not objected to the entry of this Order, the Debtors' use of the Cash Collateral, the transfer of the Receivables in accordance with the Termination Agreement, the approval of the Intercreditor Arrangement, or the granting to the DIP Lenders of a first priority, senior, perfected security interest in and, with respect to the Prepetition Collateral, a priming lien on, all of the Collateral (as defined below) other than the Excluded Real Property (in respect of which the Prepetition 1997 Lenders have not objected to the granting to the DIP Lenders of a second, junior perfected security interest and lien), all subject to the terms and conditions set forth in this Order and the Intercreditor Arrangement.
(k) An immediate need exists for the Debtors to obtain funds with which to purchase inventory, continue their operations, and administer and preserve the value of their estates. The ability of the Debtors to finance their operations requires the additional availability of working capital, the absence of which would immediately and irreparably harm the Debtors, their estates, and their creditors and the possibility for a successful reorganization.
(l) The Debtors are unable to obtain unsecured credit allowable under Bankruptcy Code section 503(b)(1) as an administrative expense.
(m) The Debtors are also unable to obtain secured credit, allowable only under Bankruptcy Code sections 364(c)(2), 364(c)(3) and 364(d), except under the terms and conditions provided in this Order. The Debtors are unable to obtain credit for borrowed money without the Debtors' granting to the Agent (for the ratable benefit of the Agent and the Lenders) (i) Liens on various of the assets of the Debtors pursuant to Bankruptcy Code sections 364(c)(2), 364(c)(3), and 364(d) (which liens the Lenders have required to be free and clear of, and not subject to, any restrictions otherwise applicable to the disposition of such collateral which relate to, or are otherwise imposed by, trademark, copyright, patent, licensing or similar laws relating to intellectual property rights, or any other party's rights under any such law, including any such rights which may arise upon foreclosure of a security interest in any trademark, copyright, patent, mark, license or similar intellectual property right or interest of the Debtors (collectively, the "IP Restrictions")), and (ii) a super-priority administrative expense claim status pursuant to section 364(c)(1) of the Bankruptcy Code and as provided by this Order. As a condition precedent to the DIP Financing, the Lenders have required that upon the occurrence of an Event of Default under any of the DIP Loan Documents, subject to required notice, the Agent may exercise any remedies provided thereunder or under applicable law, notwithstanding any such otherwise applicable IP Restrictions.
(n) The relief requested in the Motion is necessary, essential, and appropriate for the continued operation of the Debtors' businesses and the management and preservation of their properties.
(o) It is in the best interest of Debtors' estates to be allowed to establish the DIP Credit Facility contemplated by the DIP Credit Agreement and the other DIP Loan Documents.
(p) The terms and conditions of the DIP Credit Facility, including those which provide for the payment of interest to, and fees of, the Agent (for the benefit of the Agent and the Lenders) at the times, and in the manner provided under the DIP Credit Facility, are fair, and reasonable, and are believed by the Debtors to be the best available under the circumstances.
(q) The DIP Credit Agreement was negotiated in good faith and at arm's length between the Debtors, on the one hand, and the Agent and the Lenders. Credit to be extended under the DIP Credit Facility will be so extended in good faith, in consequence of which the Agent and the Lenders are entitled to the protection and benefits of Bankruptcy Code section 364(e).
(r) The Termination Agreement was negotiated in good faith and at arm's length among SRI Receivables Purchase Co., Inc., the Borrower and the Trustee, in consequence of which the Trustee is entitled to the protection and benefits of Bankruptcy Code section 364(e). Authorization of the Debtors to perform all acts and to make, execute and deliver all instruments and documents which may be required or necessary for the performance by any of the Debtors thereunder, including the authorization for the Debtors to utilize the proceeds of the first borrowing under the DIP Credit Facility to fund payments in connection with the Termination Agreement, in accordance with Paragraph 16, is in the best interests of the Debtors, their creditors and their estates.
(s) The obligations under the Receivables Transfer Agreement between the Borrower and Granite National Bank, N.A. shall be performed by the Borrower in the ordinary course of its business. Authorization of the Debtors to perform all acts and to make, execute and deliver all instruments and documents which may be required or necessary for the performance by any of the Debtors thereunder, consistent with the DIP Loan Documents, is in the best interests of the Debtors, their creditors and their estates.
(t) The approval of the Intercreditor Arrangement and its application to the Prepetition 1997 Agent and the Prepetition 1997 Lenders is a condition precedent to the granting of adequate protection hereunder.
(u) The notice of the Hearing at which the Order was entered, which notice was provided by the Debtors to the Office of the United States Trustee, the Prepetition 1997 Agent and counsel thereto, the Prepetition 1997 Lenders, the Prepetition 2000 Agent and counsel thereto, the Prepetition 2000 Lenders, the Trustee and the twenty (20) largest unsecured creditors of the Debtors constitutes adequate notice under the circumstances in accordance with Bankruptcy Rule 4001(c), BLR 4001(b) and (c) and Bankruptcy Code section 102(1), as required by Bankruptcy Code sections 364(c) and 364(d) in light of the emergency nature of the relief requested in the Motion.
(v) Good and sufficient cause has been shown for the entry of this Order. Among other things, the entry of this Order will enable the Debtors to continue the operation of their business, increase the possibility for a successful reorganization, avoid disputes with the Prepetition 1997 Lenders with respect to adequate protection and be in the best interest of the Debtors, their creditors, and their estates.
          NOW THEREFORE, on the Motion of the Debtors and the record before the Court with respect to the Motion made by the Debtors, and with the consent of the Debtors and the Prepetition Agent in its individual capacity, and in the absence of any objection from the Prepetition 1997 Lenders and the Prepetition 2000 Lenders (after notice and a hearing) to the form and entry of this Order (including the Intercreditor Arrangement), and good cause appearing, it is

          ORDERED:

          APPROVAL OF AND AUTHORIZATION AS TO BORROWING

          AND GRANTING OF LIENS AND SECURITY INTERESTS



          (i) The terms and the conditions of the DIP Credit Facility are hereby approved. The Debtors are authorized to:

               First:    Establish the DIP Credit Facility;

Second:   Execute each of the DIP Loan Documents to which any
Debtor is a party;
Third:    With respect to the Borrower, borrow up to $385 million
(of which up to $150 million may be borrowed under the Term
Facility and the balance may be borrowed under the Working
Capital Facility (each as defined in the DIP Credit Agreement))
under the DIP Credit Facility with a sublimit of $40 million with respect to letters of credit; and
Fourth:   Pay all fees and charges required under the DIP Loan
Documents.
          (ii) The Debtors are hereby authorized and empowered to do and perform all acts and to make, execute, and deliver all instruments and documents which may be requisite or necessary for the performance by the Debtors under the DIP Loan Documents and the creation and perfection of the Liens described in and provided for by the DIP Loan Documents, including, without limitation, all of the DIP Loan Documents and the Acknowledgement to the Intercreditor Arrangement.

(iii)     As security for the Obligations, the Agent (for the
ratable benefit of the Agent and the Lenders) shall have and is hereby granted (effective upon the date of entry of this Order)
valid and perfected security interests in, and liens upon (the
"Liens"), all present and after-acquired property of the Debtors of any nature whatsoever, including without limitation, all
collateral described in the Security Agreement, all cash
contained or maintained in any account maintained by any Debtor of any nature whatsoever and the proceeds of all causes of action
(other than causes of action arising under the Bankruptcy Code)
existing as of the Petition Date (collectively, with all proceeds and products of any or all of the foregoing, the "Collateral"):
               First:    pursuant to Bankruptcy Code section 364(c)(2), a first
          priority, perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral that is not otherwise encumbered by a validly perfected security interest or lien on the Petition Date;

Second:   pursuant to Bankruptcy Code section 364(d)(1), a first
priority, senior, perfected priming lien upon all of the Debtors'
right title and interest in, to and under the Prepetition
Collateral except for the Excluded Real Property; and
Third:    pursuant to Bankruptcy Code section 364(c)(3), a second
priority, junior, perfected lien upon all of the debtors' right, title and interest in, to and under all Collateral (excluding the Prepetition Collateral but including the Excluded Real Property) which is subject to a Permitted Lien, including without limitation, a validly perfected security interest or lien in existence as of the Petition Date or a valid lien perfected (but not granted) after the Petition Date to the extent post-Petition
Date perfection in respect of prepetition claims is expressly permitted under the Bankruptcy Code (the "Permitted Subsequently
Perfected Liens"), provided that the Liens granted in favor of the Agent and the Lenders shall be senior to any Permitted Lien which is expressly stated in the Credit Agreement to be junior to the Liens in favor of the Agent and the Lenders. For the avoidance of doubt, the Liens upon the Collateral granted to the Agent shall be free and clear of, and not subject to, any otherwise applicable IP Restrictions, and notwithstanding anything to the contrary herein, in the Intercreditor Arrangement or in any order of the Court, the Liens granted in favor of the DIP Lenders to secure the Obligations (other than the junior
Liens in respect of the Excluded Real Property) are senior in all respects to the Liens in existence or to be granted in favor of the Prepetition 1997 Lenders in respect of all claims now in existence or hereafter arising under the Prepetition 1997 Credit
Agreement and the related loan documents; provided, that notwithstanding the foregoing, the Liens created and granted to the Agent shall be subject to (a) the Carve-Out (as hereafter defined) and (b) the statutory fees of the United States Trustee as provided in 28 U.S.C. 1930(a) and the fees to the Clerk of the Bankruptcy Court (collectively, the "Mandatory Fees").
          (iv) The automatic stay imposed under Bankruptcy Code section 362(a)(4) is hereby modified as necessary to permit the Debtors to grant the aforesaid Liens and the Replacement Liens and to perform the Debtors' liabilities and Obligations to the Agent and the Lenders under the DIP Credit Facility.

(v)  Each officer of the Debtors as may be so authorized by the
Board of Directors of each of the Debtors, acting singly, is hereby authorized to execute and deliver each of the DIP Loan
Documents, such execution and delivery to be conclusive of their respective authority to act in the name of and on behalf of the
Debtors.
(vi) At closing of the DIP Facility, the Borrower shall pay to the Prepetition 2000 Lenders on account of the Prepetition 2000
Obligations:
               First:    The principal balance of the Borrower's obligations to
          the Prepetition 2000 Lenders of $29,950,000.

Second:   The aggregate of accrued and unpaid interest at the non-
default rate owed to the Prepetition 2000 Lenders as of the
Petition Date of $248,805.72.
Third:    The aggregate of accrued and unpaid fees and expenses
of the Prepetition 2000 Lenders for which the Borrower is
responsible (which aggregate shall be broken down by category).
Fourth:   A per diem interest amount from the Petition Date to
the date of closing of $10,228.83 per day.
At such time as the conditions precedent to the initial extension of credit under DIP Credit Facility have been satisfied (which conditions are referenced in Article 3 of the DIP Credit
Agreement), the Borrower shall utilize the proceeds of the first borrowing under the DIP Credit Facility to repay the Borrower's obligations to the Prepetition 2000 Lenders consisting of unpaid principal, accrued and unpaid interest, and unpaid fees and expenses for which the Borrower is responsible under the terms of the Prepetition 2000 Credit Agreement.
          (vii) Upon the receipt by the Prepetition 2000 Lenders of the proceeds of the wire transfer of all amounts owed to the Prepetition 2000 Lenders under the Prepetition 2000 Credit
               Agreement:

               First:    Any lien or security interest granted in favor of the
          Prepetition 2000 Lenders securing the Prepetition 2000
          Obligations on any asset of the Debtors or otherwise shall be deemed (i) to the extent permitted under applicable law, assigned and transferred to the Agent (for the ratable benefit of the Agent and the Lenders) and the Agent shall be subrogated to all rights of the Prepetition 2000 Lenders therein, and (ii) in respect of the Prepetition 2000 Obligations only, released, terminated and extinguished and of no force or effect whatsoever.

Second:   All claims of the Prepetition 2000 Lenders in respect
of the Prepetition 2000 Obligations against the Debtors shall be deemed (i) to the extent permitted under applicable law, assigned and transferred to the Agent (for the ratable benefit of the
Agent and the Lenders) and the Agent shall be subrogated to all rights of the Prepetition 2000 Lenders therein, and (ii) in
respect of the Prepetition 2000 Obligations only, released,
terminated, extinguished, and of no force or effect whatsoever.
Third:    The Prepetition 2000 Agent and the Prepetition 2000
Lenders shall forthwith deliver to the Agent, any and all
property of the Debtors that is in the possession or control of the Prepetition 2000 Lenders securing the Prepetition 2000
Obligations.
Fourth:   Nothing in this Paragraph 7 shall preclude any
Prepetition 2000 Lender from reinstating a claim or any lien previously securing the Prepetition 2000 Obligations to the extent any transfer made in respect of the Prepetition 2000
Obligations shall be avoided by final order; provided, that any such reinstated claim or lien shall be subordinated to, and junior in priority to, the Obligations and Liens of the Agent and the Lenders, and for all purposes hereof shall be subject to the terms of the Intercreditor Arrangement.
          (viii) The payment to the Prepetition 2000 Lenders in respect of the Prepetition 2000 Obligations, as provided in Paragraph 6, above, shall be without prejudice to (A) the right, if any, of any party in interest to object to the terms of the DIP Credit Facility in the manner provided for in Paragraph 34, below, or
               (B) the right, if any, of any Official Creditors' Committee appointed in these cases (the "Creditors' Committee") to seek entry of an order (i) disallowing in whole or in part the Prepetition 2000 Lenders' claims, (ii) avoiding in whole or in part any security or collateral interest in the assets of the Debtors claimed by the Prepetition 2000 Lenders in Prepetition 2000 Collateral, (iii) modifying the amount, validity, priority or extent of the Prepetition 2000 Lenders' liens or claims, (iv) directing the Prepetition 2000 Lenders to disgorge all or any part of any payment or transfer made by the Borrower or any other Debtor under the Prepetition 2000 Credit Agreement or as authorized pursuant to Paragraph 6, above, or (v) providing any other relief of any type or nature whatsoever, legal or equitable, against the Prepetition 2000 Lenders or otherwise permitting recovery from the Prepetition 2000 Lenders on account of their relationship with the Debtors arising under, relating to or in connection with the Prepetition 2000 Credit Agreement prior to the commencement of these proceedings, provided that the Creditors' Committee shall have one hundred twenty (120) days from the date of appointment of counsel to the Creditors' Committee within which to file any such objection or commence any such action, whether with respect to the Prepetition 2000 Lenders' Claim or Liens or otherwise. Any such objection or action shall set forth with reasonable particularity the basis for such objection or action and the reason why the Prepetition 2000 Lenders' Claim should not be paid in full accordance with the DIP Credit Facility and this Order. If no such objection or action is filed on or before one hundred twenty (120) days after the date of appointment of counsel to the Creditors' Committee, the Prepetition 2000 Lenders' Claim shall be allowed as a secured claim within the meaning of Bankruptcy Code section 506 for all purposes in connection with these cases. Thereafter, any and all objections or actions (including, but not limited to, those under Bankruptcy Code sections 510, 544, 547, 548 and/or 550) by any party (including, without limitation, the Creditors' Committee and any subsequently appointed trustee, whether in a chapter 11 or chapter 7 case), with respect to the validity, sufficiency, extent, perfection, refinancing or avoidance of the Pre-Petition Lenders' liens in the Prepetition 2000 Collateral or the Prepetition 2000 Lenders' Claim, or to any matters set forth in subclauses (i) through (v) above shall be forever barred.

(ix) The Debtors are hereby authorized to use the Cash Collateral and other property in which the Prepetition 1997 Agent has an interest pursuant to Bankruptcy Code sections 363(b) and 363(c)
in accordance with the terms and conditions of the Credit
Agreement and this Order.  As adequate protection to the
Prepetition 1997 Agent and the Prepetition 1997 Lenders to the
extent of any diminution in value of the Prepetition 1997
Lenders' interests in the Prepetition Collateral resulting from
(i) the use, sale or lease of the Prepetition Collateral, (ii)
the imposition of the automatic stay, (iii) the transfer of the
Receivables in accordance with the Termination Agreement or (iv)
the priming of the Liens on the Prepetition Collateral by the
Liens in favor of the Agent and Lenders granted in this Order and the DIP Loan Documents pursuant to Bankruptcy Code section
364(d), the Prepetition 1997 Agent and the Prepetition 1997
Lenders shall be and hereby are granted (effective upon the date of this Order and without the necessity of the execution  by the
Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise) valid and perfected,
replacement security interests in, and liens upon (the
"Replacement Liens") all of the Debtors' right, title and
interest in, to and under the Collateral, subject only to (w) the
Carve-Out, (x) the Mandatory Fees, (y) Liens granted pursuant to this Order and the DIP Loan Documents to the Agent and the
Lenders to secure the Obligations and (z) any Permitted
Subsequently Perfected Liens and any validly perfected liens which are or will be senior (after giving effect to this Order)
to the Liens granted to the Agent and the Lenders pursuant to this Order and the DIP Loan Documents, and in all cases subject to the terms of the Intercreditor Arrangement.
(x)  As additional adequate protection for the Prepetition 1997
Lenders (the "Additional Adequate Protection"), the Debtors will
(i) pay monthly interest on the Balance at the 30-day Eurodollar
Rate (as defined in the DIP Credit Agreement), determined 30 days prior to the date of payment, plus 3.25% per annum, (ii) on
January 31, 2001, pay the Balance to the Prepetition 1997
Lenders, subject to the restrictions set forth in section 5.02(j)
of the DIP Credit Agreement, (iii) provide to the Prepetition
1997 Lenders the same reports the Debtors are required to provide to the Agent under the DIP Loan Documents, and the Agent shall provide to the Prepetition 1997 Agent a copy of the Hilco final report and the Debtors shall provide reasonable access to the
Prepetition 1997 Agent to the Debtors' books and records to
determine the value of the receivables owned by the Receivables
Trust as of the Petition Date, (iv) reimburse on a current basis reasonable attorney's fees and the pre-petition fees of Arthur
Andersen & Co. (in the approximate amount of  $40,000), (v) if requested by the Prepetition 1997 Lenders, reimburse reasonable fees of such other professionals hired by the Prepetition 1997
Lenders to value the security interests in the Receivables Trust previously granted to the Prepetition 1997 Lenders, but affected by the termination of the Receivables Trust (provided, that any payments made pursuant to clauses (iv) and (v) shall not exceed in the aggregate $1 million), and (vi) obtain a "First Day Order"
that directs the Debtors to make payments in the ordinary course of business in respect of all undisputed goods delivered after the Petition Date.  The payment of interest and fees of
professionals as provided in this paragraph shall be subject to the right of any party to seek from the Bankruptcy Court a recharacterization, at a later date, of such payments pursuant to
Bankruptcy Code section 506 such that such payments may be
applied to principal.
(xi) The granting of the Replacement Liens to the Prepetition
1997 Lenders pursuant to Paragraph 9 above shall be without
prejudice to (A) the right of any party in interest to object to the terms of the DIP Credit Facility in the manner provided for in Paragraph 34, below, or (B) the right, if any, of the
Creditors' Committee, if any,  to seek entry of an order (i)
disallowing the Prepetition 1997 Lenders' claims, (ii) avoiding any security or collateral interest in the assets of the Debtors claimed by the Prepetition 1997 Lenders in the Prepetition
Collateral, (iii) modifying the amount, validity, priority or extent of the Prepetition 1997 Lenders' Liens or claims, or (iv)
providing any other relief of any type or nature whatsoever, legal or equitable, against the Prepetition 1997 Lenders or
otherwise permitting recovery from the Prepetition 1997 Lenders on account of their relationship with the Debtors arising under, relating to or in connection with the Prepetition 1997 Credit
Agreement prior to the commencement of these proceedings,
provided that the Creditors' Committee shall have one hundred twenty (120) days from the date of appointment of counsel to the
Creditors' Committee within which to file any such objection or commence any such action, whether with respect to the Prepetition
1997 Lenders' Claim or Liens or otherwise.  Any such objection or action shall set forth with reasonable particularity the basis for such objection or action.  If no such objection or action is filed on or before one hundred twenty (120) days after the date of appointment of counsel to the Creditors' Committee, the
Prepetition 1997 Lenders' Claim shall be allowed as a secured claim within the meaning of Bankruptcy Code section 506 for all purposes in connection with these cases.  Thereafter, any and all objections or actions (including, but not limited to, those under
Bankruptcy Code sections 510, 544, 547, 548 and/or 550) by any party (including, without limitation, the Creditors' Committee and any subsequently appointed trustee), with respect to the validity, sufficiency, extent, perfection, refinancing or
avoidance of the Pre-Petition Lenders' liens in the Prepetition
Collateral or the Prepetition 1997 Lenders' Claim, or to any
matters set forth in subclauses (i) through (iv) above shall be forever barred.  Nothing in this paragraph shall operate to
preclude any party in interest from contesting or disputing at any time whether the Prepetition 1997 Lenders experienced a
diminution in value of their interests in the Prepetition
Collateral.
(xii)     This Order shall be sufficient and conclusive evidence
of the validity, perfection, and priority of (x) the Agent's
Liens upon the Collateral to secure all Obligations incurred under the DIP Loan Documents, and of (y) the Replacement Liens,
without the necessity of filing or recording any financing
statement or other instrument or document or notification which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the Liens of the Agent and the Prepetition 1997 Agent in and to the
Collateral or to entitle the Agent or the Prepetition 1997 Agent to the priorities granted herein, provided that the Debtors may execute and the Agent may file or record financing statements or other instruments or provide notice to evidence and to perfect the Liens authorized hereby, provided further that no such filing or recordation or notification shall be necessary or required in order to create or perfect any such Lien.
(xiii)    The Agent, on behalf of  itself (for the ratable
benefit of the Lenders) and the Prepetition 1997 Agent, in its
discretion, may file a xerographic copy of this Order as a
financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtors have real or personal property.
(xiv)     The DIP Credit Agreement and each of the DIP Loan
Documents, respectively, shall constitute and evidence the valid and binding Obligations of each of the Debtors, which Obligations shall be enforceable against each of the Debtors in accordance with their terms.
(xv) The Termination Agreement is hereby approved, and the
Debtors are hereby authorized to perform all acts and to make, execute and deliver all instruments and documents which may be required or necessary for the performance by any of the Debtors thereunder.  The Debtors are hereby authorized and directed to utilize the proceeds of the first borrowing under the DIP Credit
Facility to fund payments in connection with the Termination
Agreement, in accordance with Paragraph 16, below.
(xvi)     Promptly following the entry of this Order and
satisfaction of the conditions precedent to the Termination
Agreement, the Borrower shall utilize the proceeds from the first borrowing under the DIP Credit Facility to fund the payments required under the Termination Agreement.  Upon the receipt by the Trustee of the proceeds of the wire transfer of all amounts owed to the Trustee on account of the termination of the
Receivables Program:
               First:    Any right, title or interest, including any lien or
          security interest of the Trustee and the Receivables Trust in or on any asset of the Debtors shall be deemed (i) to the extent permitted under applicable law, assigned and transferred to the Agent (for the ratable benefit of the Agent and the Lenders) and the Agent shall be subrogated to all rights of the Trustee and the Receivables Trust therein, and (ii) as to the Receivables Trust and the Trustee only, terminated and extinguished and of no force or effect whatsoever.

Second:   All claims of the Trustee and the Receivables Trust
against the Debtors shall be deemed (i) to the extent permitted under applicable law, assigned and transferred to the Agent (for the ratable benefit of the Agent and the Lenders) and the Agent shall be subrogated to all rights of the Trustee and the
Receivables Trust therein, and (ii) as to the Trustee and the
Receivables Trust, terminated, extinguished, and of no force or effect whatsoever.
Third:    The Trustee and the Receivables Trust shall forthwith
deliver to the Borrower, free and clear of all liens, claims and encumbrances, any and all property that is in the possession or control of the Trustee or the Receivables Trust, and the Borrower shall take such property free and clear of all liens claims and encumbrances save those created by this Order and the DIP Loan
Documents.
          (xvii) The Borrower is authorized to perform the Receivables Transfer Agreement with Granite National Bank N.A. in the ordinary course of business, and the Debtors are authorized to perform all of their obligations and all acts and to make, execute and deliver all instruments and documents which may be required or necessary for the performance by any of the Debtors thereunder, consistent with the DIP Loan Documents.

                      ADMINISTRATIVE CLAIM

          (xviii)   (a)  The Obligations under the DIP Credit Facility
               shall be an allowed administrative expense claim (the "Super-Priority Claim") with priority (subject and subordinate to the Carve-Out, including the Retained Payments (as defined below), and the Mandatory Fees) under Bankruptcy Code section 364(c)(1) and otherwise over all administrative expense claims and unsecured claims against the Debtors, now existing or hereafter arising, of any kind or nature whatsoever including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Bankruptcy Code sections 105, 326, 330 (except as otherwise provided in Paragraph 21, below, with respect to the Mandatory Fees and Carve-Out (including the Retained Payments)), 331, 503(a), 503(b), 506(c), 507(a), 507(b),
               546(c),  and 1114.

     (b) The Prepetition 1997 Agent and the Prepetition Lenders shall be entitled to all of the benefits of section 507(b) of the Bankruptcy Code, including without limitation, for any Additional Adequate Protection not paid; provided, that any such claim shall be an allowed administrative expense claim (the "Junior Super-Priority Claim") with priority (subject and subordinate to the Carve-Out, including the Retained Payments (as defined below), the Mandatory Fees and junior in priority and subordinate in all respects to the Super-Priority Claim) under Bankruptcy Code section 364(c)(1) and otherwise over all administrative expense claims and unsecured claims against the Debtors, now existing or hereafter arising, of any kind or nature whatsoever including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to Bankruptcy Code sections 105, 326, 330 (except as otherwise provided in Paragraph 21, below, with respect to the Mandatory Fees and Carve-Out (including the Retained Payments)), 331, 503(a), 503(b), 506(c), 507(a), 507(b),
546(c), and 1114; provided that the Junior Super-Priority Claim shall in all cases be subject to the terms of the Intercreditor Arrangement.

(c) All post-petition intercompany indebtedness involving obligations of any of the Debtors or any of their affiliates to any of the Debtors shall be an allowed administrative expense claim with priority under Bankruptcy Code section 364(c)(1) and otherwise over all administrative expense claims and unsecured claims against the Debtors, now existing or hereafter arising, of any kind or nature whatsoever except for the Super-Priority
Claim, the Carve-Out (including the Retained Payments) and the
Mandatory Fees and such claims on account of Post-Petition
Intercompany Indebtedness shall be part of the Collateral securing all Obligations under the DIP Loan Documents.
          (xix) Except as set forth in Paragraph 3, the Liens and Replacement Liens shall be prior and senior to all Liens and encumbrances of other secured creditors in and to such Collateral granted or arising, after the Petition Date (including, without limitation, Liens and security interests, if any, granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors).

(xx) Except for (a) the Mandatory Fees and (b) the allowed amounts to be paid from the Carve-Out, plus the allowed amounts representing Retained Payments, no costs or expenses of administration including, without limitation, professional fees allowed and payable under Bankruptcy Code sections 330 and 331 that have been or may be incurred in these chapter 11 cases, and no priority claims to the Collateral are, or will be, prior to or on a parity with the Obligations under the DIP Credit Facility, or with any other claims of the Agent arising hereunder. Except for (a) the Mandatory Fees, (b) the allowed amounts to be paid from the Carve-Out, plus the allowed amounts representing
Retained Payments, and (c) the Super-Priority Claim, no costs or expenses of administration including, without limitation, professional fees allowed and payable under Bankruptcy Code sections 330 and 331 that have been or may be incurred in these chapter 11 cases, and no priority claims to the Collateral are, or will be, prior to or on a parity with the Obligations under the Prepetition 1997 Loan Documents, or with any other claims of the Prepetition 1997 Agent arising hereunder.
(xxi) The term "Carve-Out" means the sum of $3,000,000, which shall be available for distribution for those fees and expenses of the professionals (the "Professionals") employed at the expense of the Debtors' estates in the course of these chapter 11 cases pursuant to sections 327, 328, 503(b) or 1103 of the Bankruptcy Code and for the reimbursement of all reasonable and documented out-of-pocket expenses of members of the Creditors' Committee. Any amounts paid to the Professionals or to members of the Creditors' Committee prior to the occurrence of Event of Default (the "Retained Payments") shall not be credited or applied against the Carve-Out. The Carve-Out and the Retained Payments shall in any event exclude any fees and expenses (i) arising out of or related to the prosecution of any claims or causes of action against the Agent or the Lenders, and (ii) arising as to services rendered after conversion of the chapter
11 cases to cases under chapter 7 of the Bankruptcy Code. The payment of the Carve-Out and the Retained Payments shall not reduce, or be deemed applied in reduction of, the DIP Lenders' claims against the Debtors. Nothing set forth in this Paragraph
21 shall be deemed to prejudice, in any way, the Agent's right to object to any request made by any Professional for payment of fees and services.
(xxii) The Debtors agree that no cost or expense which is incurred by the Debtors in connection with or on account of the preservation or disposition of any Collateral or which otherwise could be chargeable to the Agent or the Collateral pursuant to Bankruptcy Code section 506(c) or otherwise, shall be chargeable to the Agent, the Prepetition 1997 Agent or the Collateral, except for the Mandatory Fees, from the Carve-Out and as Retained Payments.
     1. Unless the Agent has provided its prior written consent or all liabilities and all Obligations under the DIP Credit Facility have indefeasibly been paid in full in cash, there shall not be entered in these proceedings, or in any successor cases, any order which authorizes:

          (a) the obtaining of credit or the incurring of indebtedness that is (i) secured by a security, mortgage, or collateral interest or other Lien on all or any portion of the Collateral which is equal or senior to the liens and security interests held by the Agent, or (ii) entitled to priority administrative status which is equal or senior to that granted to Agent herein;
     provided however, that nothing herein shall prevent the entry of an order that specifically provides that as a condition to the granting of the benefits of (i) and (ii) above, all Obligations under DIP Credit Facility must be indefeasibly paid in full in cash; or

(b) the enforcement of any claimed security, mortgage, or collateral interest or other Liens of any person other than of the Agent on all or any portion of the Collateral (other than the enforcement of a lien on property of any of the Debtors' estates which, as of the Petition Date, was subject to a valid and perfected lien (other than on the Prepetition Collateral), or a lien which constitutes a Permitted Subsequently Perfected Lien, in each case only to the extent having priority over the lien of the DIP Lenders); or
(c) any payment or the transfer of any property on account of claims asserted by vendors of any Debtor for reclamation in accordance with Section 546(c) of the Bankruptcy Code, or the Debtors' return of goods constituting Collateral pursuant to
Section 546(g)* of the Bankruptcy Code, provided that nothing herein shall preclude the entry of any order granting a claim, under Bankruptcy Code section 503(b) and in accordance with Bankruptcy Code section 546(c)(2)(A), to a vendor asserting a valid reclamation claim.
     2. Without limiting the provisions and protections of Paragraph 23, above, if at any time prior to the repayment in full of all Obligations under the DIP Credit Facility and the termination of the Agent's obligation to make loans and advances under the DIP
Loan Documents, any Debtor or any Trustee subsequently appointed shall obtain credit or incur debt pursuant to Bankruptcy Code section 364(b), 364(c) or 364(d), then all of the consideration for such credit or debt shall immediately be turned over to the Agent in reduction of the Obligations under the DIP Credit
Facility.

3. All Obligations of the Debtors to the Agent and the Lenders under the DIP Credit Facility are due and payable upon the earliest to occur of the following:
          (a) July 15, 2000 (or such later date to which the Agent and the Debtors agree in writing), unless a Final Order approving the Motion (in form reasonably acceptable to the Agent) has been entered by such date, in which event the foregoing date shall be extended to June 2, 2003; or

(b) the occurrence of an Event of Default (as defined in the DIP Credit Agreement); or
(c) the effective date of any plan of reorganization for any of the Debtors in these chapter 11 cases.
Unless and until the Obligations under the DIP Credit Facility are repaid in full, the protections afforded to the Agent under the DIP Loan Documents and hereunder, and any actions taken pursuant thereto and the Carve-Out (as to pre-conversion services), shall survive the entry of any order confirming a plan of reorganization or converting any of these cases into a case pursuant to chapter 7 of the Bankruptcy Code, and the Liens in and to the Collateral and the Super-Priority Claim and the Junior Super-Priority Claim shall continue in these proceedings and in any such successor case, and such Liens, Super-Priority Claim and the Junior Super-Priority Claim shall maintain their priority as provided by this Order (and the Intercreditor Arrangement) until the Obligations under the DIP Credit Facility have been satisfied in full, and the Junior Super-Priority Claim shall maintain their priority as provided by this Order until the Prepetition 1997 Obligations shall have been satisfied in full.
     4. The time and manner of payment of the Obligations pursuant to the DIP Credit Facility, the Liens in and to the Collateral and the Super-Priority Claim shall not be altered or impaired by any plan of reorganization which may hereafter be confirmed or by any further order which may hereafter be entered.

                REMEDIES UPON AN EVENT OF DEFAULT

     5. Any automatic stay otherwise applicable to the Agent is hereby modified so that upon the occurrence of an Event of Default (as defined in the DIP Credit Agreement) and at any time thereafter, upon five (5) days prior written notice of such occurrence, in each case given to the Borrower and the Parent Guarantor, counsel to the Creditor's Committee (if any) appointed in these proceedings, and the United States Trustee, and without further order of the Court, the Agent shall be entitled to exercise the Agent's rights and remedies upon default. Following the giving of notice by the Agent of the occurrence of any Event of Default:

          (a) the Agent may terminate the Commitments and thereafter cease to make Advances (including Working Capital Advances, Swing Line Advances and Letter of Credit Advances) to the Borrower;

(b) the Agent may declare the principal of and accrued interest, fees and other liabilities constituting the Obligations to be due and payable;
(c) the Debtors shall continue to deliver and cause the delivery of the proceeds of the Collateral to the Agent, as provided in the DIP Loan Documents;
(d) the Agent shall continue to apply such proceeds in accordance with the provisions of the DIP Credit Agreement and in accordance with this Order; and
(e) the Debtors shall have no right to use any of such proceeds, nor any other cash collateral (as defined in Bankruptcy Code section 363(a)) other than towards the satisfaction of the Obligations due to the Agent and the Lenders under the DIP Credit Facility, the obligations payable from the Carve-Out and the Mandatory Fees.
     6. Nothing included herein shall prejudice, impair, or otherwise affect the Agent's right to seek any other or supplemental relief in respect of the Debtors nor the Agent's right, as provided in the DIP Credit Agreement, to suspend or terminate the making of loans under the DIP Credit Agreement.

                    MISCELLANEOUS PROVISIONS

     7. If any provision of this Order is hereafter modified, vacated or stayed by subsequent order of this or any other Court for any reason, such modification, vacation, or stay shall not affect the validity of any liability incurred pursuant to this Order and prior to the later of (a) the effective date of such modification, vacation, or stay, or (b) the entry of the order pursuant to which such modification, vacation, or stay was established, nor the validity, priority, or enforceability of any Lien granted by the Debtor to the Agent.

8. The payments made, and the Liens and Super-Priority Claims granted to the Agent under the DIP Credit Facility and this Order, and the priority thereof, shall be binding on the Debtors, any successor trustee for the Debtors, and all creditors of the Debtors, as provided in Bankruptcy Code section 364(e).
9. The Agent's failure to seek relief or otherwise exercise its rights and remedies under the DIP Credit Facility or this Order shall not constitute a waiver of any of the Agent's rights hereunder, thereunder, or otherwise.
10. The Debtors and the Agent may amend or waive any provision of the DIP Credit Facility, provided that such amendment or waiver, in the judgment of the Debtors and the Agent, is either nonprejudicial to the rights of third parties or is not material. Except as otherwise set forth in the foregoing sentence, no waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by the parties hereto and approved by the Court.
11. In the event of any inconsistency between the terms and conditions of any DIP Loan Document and of this Order, the provisions of this Order shall govern and control.
12. The Debtors shall, on or before June ___, 2000, serve by U.S. mail copies of the notice of approval of this Order, together with a copy of this Order to (i) parties having been given notice of the emergency hearing, (ii) any other party that has filed a request for notice with this Court and served such request upon the Debtor's counsel, (iii) counsel for any statutory committee, (iv) counsel for the Agent, (v) the Prepetition Agent and counsel for the Prepetition 1997 Agent,
(vi) the Prepetition 2000 Agent and counsel for the Prepetition 2000 Agent, (vii) the Prepetition 1997 Lenders, (viii) counsel for the Creditors' Committee, if any, (ix) counsel for Oak Hill Partners, (x) each of the landlords under the Debtors' real property leases, (xi) counsel to the Trustee, (xii) the Debtors' twenty largest unsecured creditors, and (xiii) the Office of the United States Trustee. The notice of approval of this Order shall state that any party in interest objecting to the DIP
Credit Facility or the terms of the Final Order shall file written objections with the United States Bankruptcy Court Clerk for the Southern District of Texas, Houston Division, no later than 4:00 p.m. on _____________, 2000, which objections shall be served so that same are received by no later than 4:00 p.m. (Houston time) on such date by the Office of the United States Trustee, counsel for the Debtors, counsel for the Agent, counsel for the Prepetition 1997 Agent, counsel for the Prepetition 2000 Agent and counsel for the Creditors' Committee, if any.
     13. The Final Hearing to consider the Motion and Final Order shall be held on June 26, 2000, at 1:00 p.m., at the United
States Bankruptcy Court, United States Coouthouse, 515 Rusk Avenue, Room 4025, Houston, Texas 77002, before the Honorable Wesley W. Steen, United States Bankruptcy Judge.

          SO ORDERED by the Court this 2nd day of June, 2000.



                                 /s/ Wesley W. Steen
                              JUDGE










                                                      EXHIBIT H-3






                      Jenkens & Gilchrist
                         a professional          Austin, Texas
                          corporation           (512) 499-3800
                                                   Chicago,
                        1445 Ross Avenue           Illinois
                           Suite 3200           (312) 425-3900
                      Dallas, Texas  75202      Houston, Texas
                                                (713) 951-3300
                         (214) 855-4500          Los angeles,
                     telecopier (214) 855-        California
                              4300              (310) 820-8800
 (214) 855-4366                                  San Antonio,
ajillson@jenkens.       www.jenkens.com              Texas
       com                                      (210) 246-5000
                                                  Washington,
                                                     D.C.
                                                (202) 326-1500

                        December 19, 2000



To the Administrative Agent, the Collateral Agent and each Lender Party to the Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as counsel to Stage Stores, Inc., a Delaware corporation (the "Parent Guarantor"), and Specialty Retailers, Inc., a Texas corporation (the "Borrower" and together with the Parent Guarantor and all Subsidiary Guarantors, each a "Loan Party" and collectively, the "Loan Parties"), in connection with the preparation, execution and delivery of the Debtor-in-
Possession Credit Agreement, dated as of June 2, 2000 (the "Credit Agreement"), among the Parent Guarantor, the Borrower, the financial institutions party thereto from time to time (the "Lenders"), Citicorp USA, Inc., as Administrative Agent and Collateral Agent (in such capacities, the "Agent"), and the transactions contemplated thereby. Unless otherwise defined herein, terms used herein shall have the respective meanings set forth in the Credit Agreement. This opinion is delivered to you pursuant to Section 3.01 of the Credit Agreement.

     A.   Documents Reviewed:  Basis of Opinion

           In connection with rendering this opinion, we have received and examined documents submitted to us as originals, or copies submitted to us as being in the form of original documents, of the following (collectively, the "Documents"):

          1. the Certificate or Articles of Incorporation and Bylaws of each Loan Party, each as amended through the date hereof;

          2. the Loan Documents being delivered at the closing of the Credit Agreement on the date hereof, including the UCC financing statement to be filed with the Secretary of State of the State of Texas (the "Financing Statement"); and

          3. such other public, corporate documents and records as we deem necessary or appropriate in connection with this Opinion.

     In our examination, we have assumed, without investigation or inquiry, the authenticity of all Documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all Documents submitted to us as copies. In addition, we have, without investigation or inquiry, assumed (i) that all of the parties to such Documents have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Documents to which they are a party (other than the power and authority of the Loan Parties to execute, deliver and perform their obligations under the Loan Documents); (ii) that each of the Documents has been duly authorized by all necessary action on the part of such parties (other than due authorization of the Loan Documents by the Company) that are party thereto; (iii) that each of the Documents has been duly executed and delivered by such parties that are party thereto (other than due execution and delivery of the Loan Documents by the Loan Parties); and (iv) that each of the Documents are valid, binding and enforceable obligations of all parties (other than of the Loan Parties).

     As to the truth and accuracy of all factual matters which are relevant to this opinion, we have relied, without investigation or inquiry, solely upon certificates or other comparable documents of officers or other representatives of the Loan Parties, certificates of governmental agencies and upon the representations and warranties of each of the parties contained in the Documents and upon the relevant facts stated therein, all of which we have assumed to be true and complete.

     B.   Opinions

          Based upon and subject to the foregoing and subject  to
the   assumptions,  exceptions  and  qualifications   hereinafter
stated, this firm expresses the following opinions:

          1. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms.

          2. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof and are in full force and effect and except for the additional filing of financing statements, mortgages, deeds of trust and other documents required by the Loan Documents), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Loan Document or (b) the legality, validity, binding effect or enforceability of any such Loan Document.

          3. The Interim Order has been entered on the docket of the Bankruptcy Court and after reviewing the Bankruptcy Court's Docket Report by electronic means, effective as of June 6, 2000 at 11:08 a.m., we are not aware of any order staying, reversing, amending, vacating or otherwise modifying the Interim Order or of any motion pending requesting any such order.

          4. The Interim Order and the Security Agreement create a valid security interest (the "Article 9 Security Interest"), for the benefit of the Secured Parties, in all of the Loan Parties' right, title and interest in all Collateral (as defined in the Security Agreement), in each case to the extent
Article 9 of the Uniform Commercial Code of the State of Texas (the "UCC") is generally applicable thereto (and as used herein the term "Collateral" is limited to Collateral subject to the
UCC) and, to the extent provided in Section 9-306 of the UCC, all proceeds thereof.


               5. Upon entry of the Interim Order and filing of the Financing Statement in the office of the Secretary of State of the State of Texas, which is the office in which filings are required to perfect the Article 9 Security Interests in the Collateral to the extent the Article 9 Security Interests may be perfected by filing under the UCC, no further filing or recording of any document or instrument or other action will be required so to perfect the Article 9 Security Interests in the Collateral in Texas.



           6. A Texas court or a federal court sitting in the State of Texas and applying the conflict of law rules of the State of Texas, including, without limitation, Section 35.51 of the Texas Business and Commerce Code Annotated, would give effect to the provisions of the Credit Agreement and the other Loan Documents that provide that such Loan Documents are to be governed by, and construed and enforced in accordance with, the laws of the State of New York.


     C.   Assumptions, Limitations, Qualifications and Exceptions

     1. The opinion in Paragraph B.1. above as to the enforceability of the Loan Documents is subject to:

          a. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws relating to or affecting creditors' rights generally, or the appointment of a receiver or conservator pursuant to state or federal laws;

               b. general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law;

               c. the rights of the United States under the Federal Tax Lien Act of 1966, as amended; and

          d. other applicable laws, rules, regulations, court decisions and constitutional requirements in and of the State of Texas or the United States of America limiting or affecting the exercise of remedies under the Loan Documents, provided that any limitations imposed by such other applicable laws, rules, regulations, court decisions and constitutional requirements will not in our opinion, materially interfere with the Agent or the Lenders realizing the practical benefits intended to be conferred by the Loan Documents, though they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay).

          2. As to our opinions set forth above, we do not opine as to, and we have not reviewed or examined:

               a. any local, municipal, county, district or regional law, statute, order, decree, administrative record, policy, procedure, guideline, rule, requirement, regulation or notice; or

               b. any policy, procedure, guideline, rule, requirement or regulation that is privileged, confidential, internal, unpublished, or not of public record or widely disseminated at the date of this opinion.

           3. We have not been requested to opine, and we have not opined, as to compliance with Texas usury laws or any issues other than those expressly set forth herein.

           4. We are attorneys licensed to practice law in the State of Texas and we do not purport to be experts as to the law of any jurisdiction other than the State of Texas and the federal law of the United States of America. Accordingly, our opinions rendered herein are based upon, and limited to, the applicable laws of the United States and the State of Texas (and, in the case of Paragraph B.1., the General Corporation Law of the State of Delaware) in effect as of the date hereof.

           5. We note that the Loan Documents by their terms purport to be governed by the laws of the State of New York. While this firm expresses no opinion with respect to the laws of the State of New York, in rendering the opinions above, this firm has assumed that the internal laws of the State of New York are the same as the internal laws of the State of Texas. We have not conducted any analysis to determine if such assumption is correct.

                    6.   The opinions expressed in Paragraph B.5
are subject to the following assumptions, limitations and qualifications:


        a) none of the Collateral consists or will consist of consumer goods, farm products, equipment used in farming operations, crops, timber, minerals and the like (including oil and gas) or accounts or general intangibles resulting from the sale of any of the foregoing, or beneficial interests in a trust or a decedent's estate;

         b) in the case of property that becomes Collateral after the date hereof, Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

               c) in the case of Collateral consisting of proceeds, continuation of perfection of the security interest therein is limited to the extent set forth in Section 9-306 of the UCC;

               d)   in the case of all Collateral to which the UCC applies, the
                 UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the filing of the original financing statements or the filing of any continuation statement, in order to maintain the effectiveness of the filing of the original financing statements;

               e)   we express no opinion as to the Loan Parties' rights in or title to any Collateral;

               f)   we express no opinion as to the priority of the security
                 interests in any of the Collateral;

         g) we express no opinion regarding the validity, perfection or priority of the security interests in any of the Collateral as they relate to the creation or transfer of an interest in or lien on real estate, including a lease or rents thereunder, or as they relate to goods that are or are to become fixtures (regardless of location);

               h)   we express no opinion regarding the validity, perfection or priority of any security interest in any of the Collateral consisting of an interest or claim in or under any policy of insurance or contract for an annuity;

               i)   we express no opinion regarding the validity, perfection or priority of any security interest in any item of Collateral consisting of any license or permit issued by any governmental authority; and

               j)   We express no opinion as to the rights of the United States under the Federal Tax Lien Act of 1966, as amended.

     We call to your attention the fact that the perfection of the security interests will be terminated as to any Collateral acquired by any Credit Party more than four months after such Loan Party changes its name, identity or partnership or corporate structure so as to make the financing statement seriously misleading, unless new appropriate financing statements indicating the new name, identity or partnership or corporate structure of the Borrower is properly filed before the expiration of such four months. We also call to your attention that the perfection of the security interests in the Collateral will be terminated, as to any Collateral consisting of accounts, general intangibles or chattel paper, four months after the relevant Credit Party changes its chief executive office to a jurisdiction not governed by the UCC (or, if earlier, when perfection would have ceased as set forth in subparagraph (d) above) unless such security interests are perfected in such new jurisdiction before that termination.

               Except as otherwise provided herein, this opinion letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof or the date referred to herein, as the case may be. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.



     This opinion letter is solely for your benefit and for the benefit of each Lender from time to time party to the Credit Agreement, their participants and assigns, and may not be relied upon by any other person without our prior written consent. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We assume no obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.


                             JENKENS & GILCHRIST,
                             A Professional Corporation



                              By:
                                   Andrew E. Jillson, Authorized
Signatory





_______________________________
1PLEASE PRINT THIS WITH GRAPHIC LINES
1 Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(viii) or (b) of the definition of "Eligible Assignee".

2 Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(viii) or (b) of the definition of "Eligible Assignee" and no Default has occurred or is continuing as of the Effective Date.